FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226082-08

November 16, 2020

Free Writing Prospectus

Structural and Collateral Term Sheet

$1,083,740,881

(Approximate Mortgage Pool Balance)

$918,876,000

 (Offered Certificates)

Benchmark 2020-B21 Mortgage Trust

As Issuing Entity

GS Mortgage Securities Corporation II

 As Depositor

Commercial Mortgage Pass-Through Certificates

 Series 2020-B21

Goldman Sachs Mortgage Company

Citi Real Estate Funding Inc.

 JPMorgan Chase Bank, National Association

German American Capital Corporation

 As Sponsors and Mortgage Loan Sellers

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) the fact that there is no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Goldman Sachs & Co. LLC	J.P. Morgan	Deutsche Bank Securities	Citigroup
Co-Lead Managers and Joint Bookrunners

Academy Securities		Drexel Hamilton
Co-Managers			Co-Managers

The securities offered by this structural and collateral term sheet (this “Term Sheet”) are described in greater detail in the preliminary prospectus included as part of our Registration Statement (SEC File No. 333-226082) (the “Preliminary Prospectus”) anticipated to be dated November 16, 2020. The Preliminary Prospectus contains material information that is not contained in this Term Sheet (including without limitation a detailed discussion of risks associated with an investment in the offered securities under the heading “Risk Factors” in the Preliminary Prospectus). The Preliminary Prospectus is available upon request from Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus. This Term Sheet is subject to change.

The Securities May Not Be a Suitable Investment for You

The securities offered by this Term Sheet are not suitable investments for all investors. In particular, you should not purchase any class of securities unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of securities. For those reasons and for the reasons set forth under the heading “Risk Factors” in the Preliminary Prospectus, the yield to maturity and the aggregate amount and timing of distributions on the offered securities are subject to material variability from period to period and give rise to the potential for significant loss over the life of those securities. The interaction of these factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered securities involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the securities. Potential investors are advised and encouraged to review the Preliminary Prospectus in full and to consult with their legal, tax, accounting and other advisors prior to making any investment in the offered securities described in this Term Sheet.

This Term Sheet is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this Term Sheet may not pertain to any securities that will actually be sold. The information contained in this Term Sheet may be based on assumptions regarding market conditions and other matters as reflected in this Term Sheet. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this Term Sheet should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this Term Sheet may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this Term Sheet or derivatives thereof (including options). Information contained in this Term Sheet is current as of the date appearing on this Term Sheet only. Information in this Term Sheet regarding the securities and the mortgage loans backing any securities discussed in this Term Sheet supersedes all prior information regarding such securities and mortgage loans. None of Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc. or Drexel Hamilton, LLC provides accounting, tax or legal advice.

The issuing entity will be relying upon an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in “Risk Factors—Other Risks Relating to the Certificates—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates” in the Preliminary Prospectus).  See also “Legal Investment” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY

CERTIFICATE SUMMARY

OFFERED CERTIFICATES

Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class A-1	AAA(sf) / AAAsf / AAA(sf)	$11,511,000	30.000%	[ ]%	(5)	2.69	12/20 – 03/25
Class A-2	AAA(sf) / AAAsf / AAA(sf)	$46,719,000	30.000%	[ ]%	(5)	4.59	03/25 – 12/25
Class A-4	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-5	AAA(sf) / AAAsf / AAA(sf)	(6)	30.000%	[ ]%	(5)	(6)	(6)
Class A-AB	AAA(sf) / AAAsf / AAA(sf)	$21,966,000	30.000%	[ ]%	(5)	7.06	12/25 – 12/29
Class X-A	AA-(sf) / AAAsf / AAA(sf)	$819,782,000 (7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-B	NR / A-sf / AAA(sf)	$99,094,000 (7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class A-S	AA-(sf) / AAAsf / AAA(sf)	$99,095,000	20.375%	[ ]%	(5)	9.98	11/30 – 12/30
Class B	NR / AA-sf / AA(sf)	$56,625,000	14.875%	[ ]%	(5)	10.04	12/30 – 12/30
Class C	NR / A-sf / A-(sf)	$42,469,000	10.750%	[ ]%	(5)	10.04	12/30 – 12/30

NON-OFFERED CERTIFICATES

Non-Offered Class	Expected Ratings (S&P / Fitch / KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass-Through Rate	Pass-Through Rate Description	Wtd. Avg. Life (Yrs)(4)	Principal Window(4)
Class X-D	NR / BBB-sf / BBB-(sf)	$46,330,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-F	NR / BBsf / BB-(sf)	$18,017,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-G	NR / Bsf / B-(sf)	$10,296,000	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class X-H	NR / NR / NR	$36,034,836	(7)	N/A	[ ]%	Variable IO(8)	N/A	N/A
Class D	NR / BBBsf / BBB+(sf)	$25,739,000		8.250%	[ ]%	(5)	10.04	12/30 – 12/30
Class E	NR / BBB-sf / BBB-(sf)	$20,591,000		6.250%	[ ]%	(5)	10.04	12/30 – 12/30
Class F	NR / BBsf / BB-(sf)	$18,017,000		4.500%	[ ]%	(5)	10.04	12/30 – 12/30
Class G	NR / Bsf / B-(sf)	$10,296,000		3.500%	[ ]%	(5)	10.04	12/30 – 12/30
Class H	NR / NR / NR	$36,034,836		0.000%	[ ]%	(5)	10.04	12/30 – 12/30
Class S(9)	N/A	N/A		N/A	N/A	N/A	N/A	N/A
Class R(10)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings of the certificates shown are those of Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA” and, and together with S&P and Fitch, the “Rating Agencies”). Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. The Rating Agencies have informed us that the “sf” designation in their ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related Rating Agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the related Rating Agencies on those websites. Credit ratings referenced throughout this Term Sheet are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.

(2)	Approximate, subject to a variance of plus or minus 5%. The notional amount of each class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates (collectively the “Class X certificates”) is subject to change depending upon the final pricing of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates (collectively, the “principal balance certificates” and, together with the Class X and Class S certificates, the “non-VRR certificates”) as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the related Class X certificates (or, if as a result of such pricing the pass-through rate of the related Class X certificates is equal to zero, such Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the related Class X certificates is less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the related Class X certificates.

(3)	The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR interest. However, losses incurred on the mortgage loans will be allocated between the VRR interest and the principal balance certificates, pro rata in accordance with their respective outstanding balances. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

(4)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTIFICATE SUMMARY (continued)

the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(5)	For each distribution date, the pass-through rates of each class of principal balance certificates will generally be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs (the “WAC Rate”), (iii) the lesser of a specified pass-through rate and the WAC Rate, or (iv) the WAC Rate less a specified percentage.

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The initial aggregate certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $640,491,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Wtd. Avg. Life (Yrs)	Expected Range of Principal Window
Class A-4	$0 – $250,000,000	NAP – March 2030	NAP – 9.24	NAP / 12/29 – 03/30
Class A-5	$390,491,000 – $640,491,000	November 2030	9.66 – 9.93	12/29 – 11/30 / 03/30 – 11/30

(7)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of the Class X certificates at its respective pass-through rate based upon its respective notional amount. The notional amount of each class of the Class X certificates will be equal to the aggregate certificate balances of the related class(es) of certificates (the “related Class X class”) indicated below.

Class	Related Class X Class
Class X-A	Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB and Class A-S certificates
Class X-B	Class B and Class C certificates
Class X-D	Class D and Class E certificates
Class X-F	Class F certificates
Class X-G	Class G certificates
Class X-H	Class H certificates

(8)	The pass-through rate of each class of the Class X certificates for any distribution date will equal the excess, if any, of (i) the WAC Rate, over (ii) the pass-through rate (or the weighted average of the pass-through rates, if applicable) of the related Class X class(es) for that distribution date, as described in the Preliminary Prospectus.

(9)	The Class S certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. Excess interest accruing after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated to the Class S certificates and the VRR interest, as described under “Description of the Certificates—Distributions—Excess Interest” in the Preliminary Prospectus. The Class S certificates will not be entitled to distributions in respect of principal or interest other than excess interest. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

(10)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two separate real estate mortgage investment conduits (each, a “REMIC”), as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.

VRR INTEREST SUMMARY

Non-Offered Eligible Vertical Interest(1)	Approximate Initial VRR Interest Balance	Approximate Initial VRR Interest Rate	VRR Interest Rate Description	Wtd. Avg. Life (Yrs)(2)	Principal Window(2)
RR Interest	$29,379,045	[__]%	(3)	9.41	12/20 – 12/30
Class RR Certificates	$24,808,000	[__]%	(3)	9.41	12/20 – 12/30

(1)	Each of the Class RR certificates and the RR interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules) and is expected to be acquired and retained by the applicable sponsors (or their “majority-owned affiliates”, as such term is defined in the Credit Risk Retention Rules) as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR certificates and the RR interest collectively comprise the “VRR interest”. The VRR interest represents the right to receive a specified percentage of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the certificates and the RR interest on each Distribution Date, as further described under “Credit Risk Retention” in the Preliminary Prospectus.

(2)	The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions described in “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans or whole loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans or whole loans.

(3)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the RR interest and the Class RR certificates will be a per annum rate equal to the weighted average of the net mortgage interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs.

The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class RR, Class S and Class R certificates and the RR interest are not offered by this Term Sheet. Any information in this Term Sheet concerning such non-offered certificates or the RR Interest is presented solely to enhance your understanding of the offered certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MORTGAGE POOL CHARACTERISTICS

Mortgage Pool Characteristics(1)
Initial Pool Balance(2)	$1,083,740,881
Number of Mortgage Loans	39
Number of Mortgaged Properties	74
Average Cut-off Date Mortgage Loan Balance	$27,788,228
Weighted Average Mortgage Interest Rate	3.37454%
Weighted Average Remaining Term to Maturity Date/ARD (months)(3)(4)	115
Weighted Average Remaining Amortization Term (months)(3)(4)	357
Weighted Average Cut-off Date LTV Ratio(5)	53.4%
Weighted Average Maturity Date/ARD LTV Ratio(3)(4)(6)	50.8%
Weighted Average Underwritten Debt Service Coverage Ratio(7)	2.91x
Weighted Average Debt Yield on Underwritten NOI(7)	11.2%
% of Mortgage Loans with Mezzanine Debt	15.2%
% of Mortgage Loans with Subordinate Debt(8)	24.0%
% of Mortgage Loans with Preferred Equity	0.0%
% of Mortgage Loans with Single Tenants(9)	7.5%

(1)	With respect to 14 mortgage loans, representing approximately 59.0% of the initial pool balance, with one or more related pari passu companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, unit or room calculations presented in this Term Sheet include the related pari passu companion loan(s) unless otherwise indicated. With respect to four mortgage loans, representing approximately 24.0% of the initial pool balance, with one or more related subordinate companion loan(s) as set forth in the “Whole Loan Summary” table below, the loan-to-value ratio, debt service coverage ratio, debt yield and balance per SF, pads or unit calculations presented in this Term Sheet are calculated without regard to the related subordinate companion loan(s). Other than as specifically noted, the loan-to-value ratio, debt service coverage ratio, debt yield and mortgage loan rate information for each mortgage loan is presented in this Term Sheet without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness.

(2)	Subject to a permitted variance of plus or minus 5%.

(3)	With respect to 11 mortgage loans, representing approximately 25.9% of the initial pool balance, the initial due dates for such mortgage loans occur after December 2020. On the Closing Date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to each such mortgage loan at the related interest rate with respect to the assumed December 2020 payment date. Information presented in this Term Sheet reflects the contractual loan terms, however, each such mortgage loan is being treated as having an initial due date in December 2020

(4)	With respect to two mortgage loans, representing approximately 9.2% of the initial pool balance, each mortgage loan has an anticipated repayment date and, unless otherwise indicated, is presented as if it matured on its anticipated repayment date.

(5)	Unless otherwise indicated, the Cut-off Date LTV Ratio is calculated utilizing the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). With respect to five mortgage loans (9.9% of the initial pool balance) the respective Cut-off Date LTV Ratio was calculated based upon a valuation other than an “as-is” value of each related mortgaged property. The weighted average Cut-off Date LTV Ratio for the mortgage pool without making any adjustments is 53.7%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Cut-off Date LTV Ratio.

(6)	Unless otherwise indicated, the Maturity Date/ARD LTV Ratio is calculated utilizing the “as-is” appraised value. With respect to five mortgage loans (9.9% of the initial pool balance) the respective Maturity Date/ARD LTV Ratios were calculated using a valuation other than an “as-is” value of each related mortgaged property assuming certain reserves were pre-funded. The weighted average Maturity Date/ARD LTV Ratio for the mortgage pool without making such adjustments is 51.1%. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

(7)	The UW NCF DSCR and Debt Yield on Underwritten NOI on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

(8)	Each of The Grace Building, MGM Grand & Mandalay Bay, 416-420 Kent Avenue, and Cambridge Crossing mortgage loans have one or more subordinate companion loans that are generally subordinate in right of payment to the respective related mortgage loans (the “The Grace Building Subordinate Companion Loans”, “MGM Grand & Mandalay Bay Subordinate Companion Loans”, “416-420 Kent Avenue Subordinate Companion Loan” and “Cambridge Crossing Subordinate Companion Loan”). The Grace Building Subordinate Companion Loans have an aggregate outstanding principal balance of $367,000,000 as of the Cut-off Date, and are currently held in the GRACE 2020-GRCE securitization transaction. The MGM Grand & Mandalay Bay Subordinate Companion Loans have an aggregate outstanding principal balance of $1,365,800,000 as of the Cut-off Date, and are currently held in the BX 2020-VIVA, BX 2020-VIV2 and BX 2020-VIV3 securitization transactions. The 416-420 Kent Avenue Subordinate Companion Loan has an outstanding principal balance of $81,100,000 as of the Cut-off Date, is currently held by Citi Real Estate Funding, Inc., and is expected to be included in a securitization transaction on or before the Closing Date. The Cambridge Crossing Subordinate Companion Loan has an outstanding principal balance of $140,000,000 as of the Cut-off Date, and is currently held in the COMM 2020-CX securitization transaction. See “Description of the Mortgage Pool—The Whole Loans” and “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE

■	The following table contains information regarding the status of the mortgage loans and mortgaged properties provided by the respective borrowers as of the date set forth in the “Information as of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the mortgage loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. See “Risk Factors—Special Risks—Current Coronavirus Pandemic May Adversely Affect the Global Economy and the Performance of the Mortgage Loans” and “Description of the Mortgage Pool—COVID Considerations” in the Preliminary Prospectus.

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	September Debt Service Payment Received (Y/N)	October Debt Service Payment Received (Y/N)	November Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full September Rent Payment (%)	UW September Base Rent Paid (%)	Occupied SF or Unit Count Making Full October Rent Payment (%)	UW October Base Rent Paid (%)
1	The Grace Building	JPMCB/GACC	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	Y(1)	98.0%	97.1%	98.0%	97.1%
2	McClellan Business Park(2)	GSMC	Mixed Use	11/12/2020	12/11/2020	NAP	NAP	NAP	N	N	Y(2)	99.0%	99.0%	99.0%	99.0%
3	Amazon West LA	CREFI	Industrial	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
4	32-42 Broadway	CREFI	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%(3)	100.0%	98.5%(3)	98.5%
5	MGM Grand & Mandalay Bay	CREFI/GACC	Hospitality	11/6/2020	4/5/2020	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
6	416-420 Kent Avenue	CREFI	Multifamily	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	93.0%	93.0%	90.8%	90.8%
7	711 Fifth Avenue	GSMC	Mixed Use	10/28/2020	4/6/2020	Y	Y	Y	N	N	Y(4)	100.0%(4)	100.0%(4)	100.0%(4)	100.0%(4)
8	3170 & 3180 Fairview Park Drive	GSMC	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%(5)	100.0%(5)	100.0%(5)	100.0%(5)
9	One Commerce Square(6)	CREFI	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	99.9%	99.9%
10	Tower at Frisco Square	CREFI	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
11	The Standard	JPMCB	Office	11/1/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
12	Kings Plaza(7)	JPMCB	Retail	11/1/2020	2/1/2020	Y	Y	Y	N	N	N	NAV	69.9%	NAV	80.8%
13	4 West 58th Street(8)	JPMCB	Mixed Use	11/1/2020	4/1/2020	Y	Y	Y	N	Y	Y	84.2%	91.2%	84.2%	91.2%
14	Redmond Town Center	CREFI	Mixed Use	11/6/2020	4/6/2020	Y	Y	Y	N	N	N	59.5%	64.4%	72.4%	68.5%
15	Walgreens 9 Portfolio	CREFI	Retail	11/5/2020	11/1/2020	NAP	NAP	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
16	44 Whippany Fee	CREFI	Other	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
17	Cambridge Crossing	GACC	Office	11/16/2020	12/6/2020	NAP	NAP	NAP	N	N	Y(9)	99.0%	99.8%	99.0%	99.8%
18	InCommercial Net Lease Portfolio	CREFI	Various	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
19	Best Western Plus Carriage Inn(10)(11)(12)	GACC	Hospitality	11/16/2020	4/6/2020	Y	Y	Y	N	Y	Y	NAP	NAP	NAP	NAP

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE

Loan #	Property Name	Mortgage Loan Seller	Property Type	Information as of Date	First Due Date	September Debt Service Payment Received (Y/N)	October Debt Service Payment Received (Y/N)	November Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Occupied SF or Unit Count Making Full September Rent Payment (%)	UW September Base Rent Paid (%)	Occupied SF or Unit Count Making Full October Rent Payment (%)	UW October Base Rent Paid (%)
20	JW Marriott Nashville	GSMC	Hospitality	11/6/2020	4/6/2020	Y	Y(13)	Y(13)	Y(13)	Y(13)	NAP	NAP	NAP	NAP	NAP
21	White Oak Crossing	GSMC	Retail	10/23/2020	1/6/2020	Y	Y	Y	N	N	Y(14)	94.5%	99.7%	92.9%	99.7%
22	Willoughby Commons	GSMC	Retail	11/10/2020	2/6/2020	Y	Y	Y	N	Y(15)	Y(16)	85.2%	81.9%	85.2%	81.9%
23	The Hub	GSMC	Mixed Use	11/6/2020	11/6/2020	NAP	NAP	Y	N	N	Y(17)	98.3%	99.2%	98.3%	99.2%
24	SVEA Texas Portfolio	GACC	Various	11/9/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
25	Miramar Tech Center	CREFI	Office	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
26	10 Railroad Avenue	JPMCB	Industrial	11/11/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
27	Dearborn Flex Portfolio	CREFI	Industrial	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
28	3100 Research Boulevard	JPMCB	Mixed Use	11/1/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
29	Walmart Neighborhood Market & Shops - Chicago	CREFI	Retail	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	97.9%	96.8%	97.9%	96.8%
30	156 West 54th and 159 West 53rd Street	CREFI	Other	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
31	212 East 47th Street	CREFI	Other	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
32	Park Plaza Business Park	JPMCB	Office	11/1/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
33	Franz Road Industrial	GACC	Industrial	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
34	BJ’s Olean	JPMCB	Retail	11/1/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
35	Rite Aid - Yucca Valley	CREFI	Retail	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
36	Omaha Sitel	JPMCB	Office	11/1/2020	12/1/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
37	CityLine Buffalo Storage	CREFI	Self Storage	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
38	CityLine Loveland CO	CREFI	Self Storage	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%
39	455 Central Park West	CREFI	Other	11/6/2020	12/6/2020	NAP	NAP	NAP	N	N	N	100.0%	100.0%	100.0%	100.0%

(Footnotes on table on the following page)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COVID-19 UPDATE

(1)	Grace Building – four retail tenants (2.0% of NRA, 2.9% of UW Rent) have not made rent payments for the last few months. The borrower sponsor is in the process of negotiating rent deferrals with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March and an event of default is continuing under the lease. The borrower sponsor is in the process of replacing the current operator and plans to employ a new operator under a management agreement. The Grace Building Borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls

(2)	McClellan Business Park - Eight tenants, representing 5.7% of the NRA have requested rent relief. Collections as of September and October 2020 are as provided by the borrower, based on collections.

(3)	32-42 Broadway – due to the granularity of the 32-42 Broadway property rent roll, the Occupied SF or Unit Count Making Full September and October Payment (%) was unable to be obtained and has been set to match the UW Base Rent Paid (%).

(4)	711 Fifth Avenue - Includes one tenant, representing 4.2% of the SF and 37.3% of UW Base Rent of the 711 Fifth Avenue property who paid their rent in accordance with an agreement to pay 50% abated rent for the months of April, May and June. The abated rent will be paid back 50% by the end of 2020 and the remainder by the end of Q1 2021.

(5)	3170 & 3180 Fairview Park Drive – represents one tenant, 52.6% of UW Base Rent, who is obligated to pay rent for September and October. All other tenants are in a free rent period or their leases have not yet commenced.

(6)	One Commerce Square - The State of Tennessee tenant at the One Commerce Square property pays rent in arrears on the last day of the month. The State of Tennessee tenant is current on rent paid through September 2020 and is expected to pay October 2020 when due.

(7)	Kings Plaza - although September and October collections were reported, an accurate estimate of the percentage of Occupied Total SF or Unit Count Making Full Rent Payment (%) for September and October cannot be determined for the Kings Plaza loan based on rent collection reports received. Please see the Kings Plaza “Tenant Specific - COVID Update” table for additional details

(8)	4 West 58th Street – the mortgaged property is fully open and operational. The largest tenant, Neiman Marcus, is current with respect to all outstanding contractual rent obligations. The second largest tenant, Netflix, took possession of its space in September 2020. Due to a delay in construction caused by NYC’s stop construction order, the tenant’s rent commencement date was pushed back from January 2021 to March 2021. Of the remaining tenants (with no individual tenant representing greater than 4.2% of UW Base Rent), several are in free rent and/or abatement periods, in some instances related to delayed rent commencement dates as a function of the COVID-19 pandemic. Please see the 4 West 58th Street “Tenant Specific - COVID Update” table for additional details. September and October figures are inclusive of tenants which have taken occupancy and are currently not paying rent. In connection with these tenants, a free rent reserve was established at loan closing and such tenants are being counted as current on contractual rental payments as they are within their applicable free rent periods.

(9)	Cambridge Crossing - One tenant, Cerevel Therapeutics, LLC (“Cerevel”), representing 14.3% of the Occupied SF and 19.9% of the UW Base Rent, requested a rent reduction, which request was made in March 2020. The borrower offered to negotiate only if credit of certain parent companies of the tenant was offered. There has been no further communication from Cerevel with respect to this request and the tenant is current on rent. In addition, Tatte, representing 1.0% of the SF and 0.2% of the UW Base Rent, is in the process of building out its space, and is in negotiations with the borrower sponsor to push its rent commencement date to May 2021.

(10)	Best Western Plus Carriage Inn - On March 24, 2020, the borrower requested that the FF&E reserve requirements be waived through year-end 2020. The lender proposed to waive required monthly deposits into the FF&E Reserve commencing on May 6, 2020 until the earlier to occur of September 6, 2020 and an event of default, provided, that, starting in January 2021, monthly FF&E deposits will increase from 4.0% to 6.0% of the rents for the mortgaged property until such time as the deferred amount (along with the normal collection of FF&E funds into the FF&E reserve) has accumulated in the FF&E reserve. The borrower elected to not accept the proposed terms and has continued to contribute into the FF&E reserves as required under the loan documents. The request has not been formally withdrawn.

(11)	Best Western Plus Carriage Inn - On October 1, 2020, the borrower requested a waiver of the Low Debt Service Period test (which triggers cash management under the mortgage loan) for one year. The request was denied by the lender. As of the November performance report, the mortgage loan failed the debt service coverage ratio test by falling below 1.30x, which initiated a cash management trigger period. The debt service coverage ratio test is calculated assuming 30-year amortization; however, the mortgage loan provides for payments of interest only without amortization. The debt service coverage ratio (as calculated under the loan documents) on an amortizing basis is 0.84x for the trailing twelve month period, 0.76x for the trailing three month period, and 0.91x for the trailing one month period. Calculated based on the interest only payments under the mortgage loan, but otherwise on the same basis as required under the loan documents, the debt service coverage ratio would be 1.31x for the trailing twelve month period, 1.18x for the trailing three month period, and 1.42x for the trailing one month period. The borrower and lender are in the process of establishing a clearing account for cash management.

(12)	Best Western Plus Carriage Inn - The Denny’s restaurant at the mortgaged property requested rent relief. Per their original lease terms, Denny’s is required to pay the greater of (i) $9,219 / month ($110,628 annually) or (ii) 8.0% of annual gross sales. As a result of Denny’s rent relief request, from April through December 2020, Denny’s is required to pay 10.0% of gross sales (less taxes and minor expense adjustments) in lieu of base rent. This amount is inclusive of all other fees due (i.e. common area maintenance, utilities, property taxes), and a reconciliation of the rent due would take place in January 2021.

(13)	JW Marriott Nashville – In April 2020, the mortgage loan was modified to permit the use of FF&E reserve funds to pay debt service, and the borrower sponsor provided a 6-month guaranty for debt service, taxes and insurance payments that expired in October 2020. In October 2020, the mortgage loan was further modified to waive the requirement to fund the FF&E reserve until April 2021, waive the cash management debt yield trigger through the second quarter of 2022, and otherwise permanently decrease the debt yield trigger level from 10% to 7.5%, in exchange for the borrower funding an 18-month debt service reserve to be applied to monthly payments from October 2020 through March 2022.

(14)	White Oak Crossing – Eight tenants, representing approximately 51.2% of the UW Base Rent have requested rent relief.

(15)	Willoughby Commons – a loan modification has been granted Borrower to post $496k in lieu of a cash flow sweep thru 3/31/2021 as a result of Regal Cinemas being dark. Regal temporarily closed all theaters in the US and UK in October.

(16)	Willoughby Commons– Five tenants, representing approximately 31.4% of the UW Base Rent have requested rent relief.

(17)	The Hub – Six tenants, representing approximately 28.4% of the UW Base Rent have requested rent relief.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KEY FEATURES OF THE CERTIFICATES

Co-Lead Managers and Joint Bookrunners:	Goldman Sachs & Co. LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC Deutsche Bank Securities Inc.
Co-Managers:	Academy Securities, Inc. Drexel Hamilton, LLC
Depositor:	GS Mortgage Securities Corporation II
Initial Pool Balance:	$1,083,740,881
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wells Fargo Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:

For a discussion of the manner by which Goldman Sachs Mortgage Company, as retaining sponsor, intends to satisfy the credit risk requirements of the Credit Risk Retention Rules, see “Credit Risk Retention” in the Preliminary Prospectus.

Pricing:	Week of November 16, 2020
Closing Date:	November 30, 2020
Cut-off Date:

For each mortgage loan, the related due date for such mortgage loan in November 2020 (or, in the case of any mortgage loan that has its first due date after November 2020, the date that would have been its due date in November 2020 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month).

Determination Date:	The 11th day of each month or next business day, commencing in December 2020
Distribution Date:	The 4th business day after the Determination Date, commencing in December 2020
Interest Accrual:	Preceding calendar month
ERISA Eligible:	The offered certificates are expected to be ERISA eligible
SMMEA Eligible:	No
Payment Structure:	Sequential Pay
Day Count:	30/360
Tax Structure:	REMIC
Rated Final Distribution Date:	December 2053 for the offered certificates
Cleanup Call:	1.0%
Minimum Denominations:	$10,000 minimum for the offered certificates (except with respect to the Class X-A and Class X-B certificates: $1,000,000 minimum); integral multiples of $1 thereafter for all the offered certificates
Delivery:	Book-entry through DTC
Bond Information:	Cash flows are expected to be modeled by TREPP, INTEX and BLOOMBERG

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW

■	$1,083,740,881 (Approximate) New-Issue Multi-Borrower CMBS, which excludes the Non-Offered Eligible Vertical Interest:

—	Overview: The mortgage pool consists of 39 fixed-rate commercial mortgage loans that have an aggregate Cut-off Date Balance of $1,083,740,881 (the “Initial Pool Balance”), have an average mortgage loan Cut-off Date Balance of $27,788,228 and are secured by 74 mortgaged properties located throughout 23 states

—	LTV: 53.4% weighted average Cut-off Date LTV Ratio

—	DSCR: 2.91x weighted average Underwritten NCF Debt Service Coverage Ratio

—	Debt Yield: 11.2% weighted average Debt Yield on Underwritten NOI

—	Credit Support: 30.000% credit support to Class A-1 / A-2 / A-4 / A-5 / A-AB

■	Loan Structural Features:

—	Amortization: 29.7% of the mortgage loans by Initial Pool Balance have scheduled amortization as follows:

–	24.1% of the mortgage loans by Initial Pool Balance have scheduled amortization following a partial interest only period with a balloon payment due at maturity

–	4.2% of the mortgage loans by Initial Pool Balance have scheduled amortization for the entire term with a balloon payment due at maturity

–	1.4% of the mortgage loans by Initial Pool Balance have a partial interest only period following scheduled amortization with a balloon payment due at maturity

—	Hard Lockboxes: 81.9% of the mortgage loans by Initial Pool Balance have a Hard Lockbox in place

—	Cash Traps: 97.2% of the mortgage loans by Initial Pool Balance have cash traps triggered by certain declines in cash flow, all at levels equal to or greater than a 1.10x coverage, that fund an excess cash flow reserve

—	Reserves: The mortgage loans require amounts to be escrowed for reserves as follows:

–	Real Estate Taxes: 27 mortgage loans representing 56.6% of the Initial Pool Balance

–	Insurance: 18 mortgage loans representing 35.8% of the Initial Pool Balance

–	Replacement Reserves: 27 mortgage loans representing 50.0% of the Initial Pool Balance

–	Tenant Improvements / Leasing Commissions: 21 mortgage loans representing 64.0% of the portion of the Initial Pool Balance that is secured by retail, office, mixed use and industrial properties only

—	Predominantly Defeasance: 64.5% of the mortgage loans by Initial Pool Balance permit defeasance after an initial lockout period

■	Multiple-Asset Types > 5.0% of the Initial Pool Balance:

—	Office: 35.8% of the mortgaged properties by allocated Initial Pool Balance are office properties

—	Mixed Use: 20.7% of the mortgaged properties by allocated Initial Pool Balance are mixed use properties

—	Retail: 12.7% of the mortgaged properties by allocated Initial Pool Balance are retail properties (2.7% are anchored retail properties)

—	Hospitality: 10.7% of the mortgaged properties by allocated Initial Pool Balance are hospitality properties

—	Industrial: 9.9% of the mortgaged properties by allocated Initial Pool Balance are industrial properties

—	Multifamily: 5.5% of the mortgaged properties by allocated Initial Pool Balance are multifamily properties

■	Geographic Diversity: The 74 mortgaged properties are located throughout 23 states with two states having greater than 10.0% of the allocated Initial Pool Balance: New York (36.7%) and California (16.1%)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Mortgage Loans by Mortgage Loan Seller

Mortgage Loan Seller	Mortgage Loans	Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Citi Real Estate Funding Inc.	18	45	$446,160,000	41.2%
Goldman Sachs Mortgage Company	7	7	266,705,881	24.6
JPMorgan Chase Bank, National Association	8	8	129,550,000	12.0
JPMorgan Chase Bank, National Association and German American Capital Corporation	1	1	100,000,000	9.2
Citi Real Estate Funding Inc. and German American Capital Corporation	1	2	75,000,000	6.9
German American Capital Corporation	4	11	66,325,000	6.1
Total	39	74	$1,083,740,881	100.0%

Ten Largest Mortgage Loans

Mortgage Loan Name	Cut-off Date Balance	% of Initial Pool Balance	Property Type	Property Size SF / Unit	Loan Purpose	UW NCF DSCR		UW NOI Debt Yield	Cut-off Date LTV Ratio
The Grace Building	$100,000,000	9.2%	Office	1,556,972	Refinance	4.25	x	11.8%	41.1%
McClellan Business Park	75,000,000	6.9	Mixed Use	6,925,484	Refinance	2.90	x	10.5%	60.2%
Amazon West LA	75,000,000	6.9	Industrial	544,935	Refinance	4.45	x	12.6%	29.3%
32-42 Broadway	75,000,000	6.9	Office	521,573	Refinance	2.66	x	9.8%	51.4%
MGM Grand & Mandalay Bay(1)	75,000,000	6.9	Hospitality	9,748	Acquisition	4.95	x	17.9%	35.5%
416-420 Kent Avenue	60,000,000	5.5	Multifamily	857	Refinance	2.95	x	10.1%	32.4%
711 Fifth Avenue	60,000,000	5.5	Mixed Use	340,024	Refinance	2.90	x	9.4%	54.5%
3170 & 3180 Fairview Park Drive	52,500,000	4.8	Office	279,701	Acquisition	1.78	x	10.2%	58.3%
One Commerce Square	33,000,000	3.0	Office	391,440	Refinance	1.83	x	11.4%	72.2%
Tower at Frisco Square	32,000,000	3.0	Office	171,080	Refinance	1.66	x	10.4%	64.9%
Top 10 Total / Wtd. Avg.	$637,500,000	58.8%				3.30	x	11.6%	47.2%
Remaining Total / Wtd. Avg.	446,240,881	41.2				2.36	x	10.5%	62.4%
Total / Wtd. Avg.	$1,083,740,881	100.0%				2.91	x	11.2%	53.4%

(1)	The UW NCF DSCR and Debt Yield on Underwritten NOI on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Number of Pari Passu Companion Loans(1)	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Aggregate Subordinate Companion Loan Cut-off Date Balance(1)	Whole Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement (“Controlling PSA”)	Master Servicer	Special Servicer
The Grace Building	$100,000,000	9.2%	17	$783,000,000	$367,000,000	$1,250,000,000	GRACE 2020-GRCE	Wells	Situs
McClellan Business Park	$75,000,000	6.9%	7	$283,000,000	-	$358,000,000	BMARK 2020-B21(2)	Midland	Midland
32-42 Broadway	$75,000,000	6.9%	1	$50,000,000	-	$125,000,000	BMARK 2020-B21	Midland	Midland
MGM Grand & Mandalay Bay	$75,000,000	6.9%	26	$1,559,200,000	$1,365,800,000	$3,000,000,000	BX 2020-VIVA	KeyBank	Situs
416-420 Kent Avenue	$60,000,000	5.5%	1	$156,900,000	$81,100,000	$298,000,000	(3)	(3)	(3)
711 Fifth Avenue	$60,000,000	5.5%	23	$485,000,000	-	$545,000,000	GSMS 2020-GC47	Wells Fargo	KeyBank
Kings Plaza	$30,000,000	2.8%	14	$457,000,000	-	$487,000,000	BMARK 2020-B17	Midland	Midland
4 West 58th Street	$30,000,000	2.8%	3	$95,000,000	-	$125,000,000	BMARK 2020-B20	Midland	Midland
Redmond Town Center	$30,000,000	2.8%	5	$71,500,000	-	$101,500,000	BMARK 2020-B19	Midland	Rialto
Cambridge Crossing	$25,000,000	2.3%	4	$270,000,000	$140,000,000	$435,000,000	COMM 2020-CX	Wells	Situs
JW Marriott Nashville	$20,000,000	1.8%	8	$165,000,000	-	$185,000,000	BMARK 2020-B21(4)	Midland	Midland
White Oak Crossing	$20,000,000	1.8%	3	$43,375,000	-	$63,375,000	CGCMT 2020-GC46	Midland	CWCapital
Willoughby Commons	$20,000,000	1.8%	2	$16,950,000	-	$36,950,000	BMARK 2020-B21	Midland	Midland
The Hub	$19,205,881	1.8%	1	$25,000,000	-	$44,205,881	BMARK 2020-B20	Midland	Midland

(1)	Each companion loan is pari passu in right of payment to its related mortgage loan. Each subordinate companion loan is subordinate in right of payment to its related mortgage loan.

(2)	The McClellan Business Park whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by Wells Fargo Bank, National Association, the McClellan Business Park whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the McClellan Business Park whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(3)	The controlling Note A-1 is currently held by Citi Real Estate Funding Inc. and is expected to be included in a securitization transaction on or before the Closing Date.

(4)	The JW Marriott Nashville whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the JW Marriott Nashville whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the JW Marriott Nashville whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

Mortgage Loans with Existing Mezzanine Debt

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance(1)	Wtd. Avg. Cut-off Date Total Debt Interest Rate(1)	Cut-off Date Mortgage Loan LTV Ratio(2)	Cut-off Date Total Debt LTV Ratio(1)	Cut-off Date Mortgage Loan UW NCF DSCR(2)	Cut-off Date Total Debt UW NCF DSCR(1)
Amazon West LA	$75,000,000	$93,000,000	$168,000,000	4.05982%	29.3%	65.6%	4.45x	1.36x
416-420 Kent Avenue	$60,000,000	$90,000,000	$388,000,000	3.75000%	32.4%	57.9%	2.95x	1.47x
Kings Plaza	$30,000,000	$53,000,000	$540,000,000	3.61803%	54.1%	60.0%	3.07x	1.73x

(1)	Calculated including the mezzanine debt. The Total Debt Interest Rates to full precision for the Amazon West LA, 416-420 Kent Avenue and Kings Plaza loans are 4.05982142857143%, 3.74999835051546% and 3.61802888888889%, respectively. All “Total Debt”, “LTV Ratio” and “UW NCF DSCR” calculations also include any related pari passu companion loan(s).

(2)	Calculated including any related pari passu companion loan (but without regard to any subordinate companion loan or mezzanine debt).

Previously Securitized Mortgaged Properties(1)

Mortgaged Property Name	City	State	Property Type	Cut-off Date Balance / Allocated Cut-off Date Balance	% of Initial Pool Balance	Previous Securitization
The Grace Building	New York	New York	Office	$100,000,000	9.2%	GRCE 2014-GRCE
One Commerce Square	Memphis	Tennessee	Office	$33,000,000	3.0%	GPMT 2019-FL2
Kings Plaza	Brooklyn	New York	Retail	$30,000,000	2.8%	GSMS 2013-KING
Best Western Plus Carriage Inn	Sherman Oaks	California	Hospitality	$20,500,000	1.9%	MSBAM 2013-C12

(1)	The table above includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of each such mortgaged property was included in a securitization. Information under “Previous Securitization” represents the most recent such securitization with respect to each of those mortgaged properties. The information in the above table is based solely on information provided by the related borrower or obtained through searches of a third-party database, and has not otherwise been confirmed by the related mortgage loan seller.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Property Types

Property Type / Detail	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Wtd. Avg. Underwritten NCF DSCR(2)		Wtd. Avg. Cut-off Date LTV Ratio(2)	Wtd. Avg. Debt Yield on Underwritten NOI(2)(3)
Office	17	$388,143,063	35.8%	2.78	x	54.3%	11.0%
CBD	3	208,000,000	19.2%	3.29	x	49.7%	11.0%
Suburban	9	147,049,859	13.6%	1.90	x	62.4%	10.9%
Life Science	1	25,000,000	2.3%	4.05	x	40.5%	11.2%
Medical	4	8,093,203	0.7%	1.78	x	64.7%	10.9%
Mixed Use	6	$224,205,881	20.7%	2.61	x	60.6%	10.1%
Office/Retail	4	139,205,881	12.8%	2.47	x	60.5%	9.5%
Industrial/Office/Multifamily/Retail/Other	1	75,000,000	6.9%	2.90	x	60.2%	10.5%
Office/Industrial	1	10,000,000	0.9%	2.38	x	64.5%	15.7%
Retail	32	$137,440,000	12.7%	2.21	x	63.0%	9.8%
Single Tenant Retail	28	57,990,000	5.4%	2.11	x	61.7%	9.5%
Super Regional Mall	1	30,000,000	2.8%	3.07	x	54.1%	10.7%
Anchored	2	29,450,000	2.7%	1.99	x	68.7%	10.0%
Power Center	1	20,000,000	1.8%	1.55	x	71.5%	9.4%
Hospitality	4	$115,500,000	10.7%	4.54	x	43.7%	16.6%
Full Service	3	95,000,000	8.8%	4.79	x	41.0%	17.4%
Limited Service	1	20,500,000	1.9%	3.40	x	56.2%	13.1%
Industrial	8	$107,451,937	9.9%	3.66	x	39.7%	12.2%
Warehouse/Distribution	4	91,120,714	8.4%	3.96	x	35.6%	12.2%
R&D/Flex	2	10,400,000	1.0%	2.21	x	58.6%	13.4%
Warehouse	2	5,931,223	0.5%	1.61	x	69.1%	10.0%
Multifamily	1	$60,000,000	5.5%	2.95	x	32.4%	10.1%
High Rise with Retail	1	60,000,000	5.5%	2.95	x	32.4%	10.1%
Other	4	$44,500,000	4.1%	1.88	x	65.8%	7.6%
Leased Fee	1	26,250,000	2.4%	1.85	x	75.0%	6.7%
Parking	3	18,250,000	1.7%	1.93	x	52.7%	9.0%
Self Storage	2	$6,500,000	0.6%	1.53	x	69.1%	8.9%
Self Storage	2	6,500,000	0.6%	1.53	x	69.1%	8.9%
Total / Avg. / Wtd. Avg.	74	$1,083,740,881	100.0%	2.91	x	53.4%	11.2%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Weighted average based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(3)	For one mortgage loan secured by more than one mortgaged property with multiple detailed property types for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Geographic Distribution

Property Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Pool Balance(1)	Aggregate Appraised Value(2)	% of Total Appraised Value	Underwritten NOI(2)(3)	% of Total Underwritten NOI
New York	11	$397,675,881	36.7%	$5,265,780,000	41.9%	$258,275,304	27.4%
California	4	175,000,000	16.1	895,070,000	7.1	50,248,145	5.3
Nevada	2	75,000,000	6.9	4,600,000,000	36.6	520,080,353	55.1
Texas	12	63,000,531	5.8	96,990,000	0.8	6,908,842	0.7
Tennessee	4	59,840,179	5.5	358,100,000	2.8	32,694,497	3.5
Virginia	1	52,500,000	4.8	90,000,000	0.7	5,336,116	0.6
Michigan	5	45,511,758	4.2	71,020,000	0.6	5,440,592	0.6
New Jersey	2	38,430,000	3.5	53,800,000	0.4	2,935,483	0.3
Ohio	2	30,000,000	2.8	67,200,000	0.5	5,035,695	0.5
Washington	1	30,000,000	2.8	151,000,000	1.2	10,888,482	1.2
Massachusetts	1	25,000,000	2.3	729,000,000	5.8	32,917,322	3.5
North Carolina	2	23,800,000	2.2	92,200,000	0.7	6,721,319	0.7
Illinois	5	18,675,174	1.7	31,140,000	0.2	1,732,886	0.2
Florida	1	13,560,000	1.3	23,000,000	0.2	1,402,966	0.1
Missouri	6	7,094,260	0.7	11,465,000	0.1	689,064	0.1
South Carolina	2	6,423,098	0.6	10,700,000	0.1	538,616	0.1
Louisiana	3	6,330,000	0.6	10,030,000	0.1	632,650	0.1
Nebraska	1	4,150,000	0.4	6,340,000	0.1	432,712	0.05
Mississippi	1	3,150,000	0.3	5,000,000	0.04	323,211	0.03
Colorado	1	2,700,000	0.2	3,960,000	0.03	227,456	0.02
Minnesota	3	2,530,000	0.2	4,020,000	0.03	257,661	0.03
Indiana	2	1,780,000	0.2	2,830,000	0.02	174,052	0.02
Iowa	2	1,590,000	0.1	2,520,000	0.02	163,765	0.02
Total	74	$1,083,740,881	100.0%	$12,581,165,000	100.0%	$944,057,187	100.0%

(1)	Calculated based on the mortgaged property’s allocated loan amount for mortgage loans secured by more than one mortgaged property.

(2)	Aggregate Appraised Values and Underwritten NOI reflect the aggregate values without any reduction for the pari passu companion loan(s).

(3)	For one mortgage loan secured by more than one mortgaged property in multiple states for which property level cash flows were not available, Underwritten NOI was allocated pro rata based on the allocated loan amount.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Cut-off Date Balances
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1,984,733 - 10,000,000	12	$70,570,000	6.5%
10,000,001 - 20,000,000	8	130,670,881	12.1
20,000,001 - 30,000,000	8	214,000,000	19.7
30,000,001 - 40,000,000	3	96,000,000	8.9
40,000,001 - 60,000,000	3	172,500,000	15.9
60,000,001 - 100,000,000	5	400,000,000	36.9
	39	$1,083,740,881	100.0%

Distribution of Underwritten NCF DSCRs(1)(2)
Range of UW NCF DSCR (x)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
1.45 - 1.60	4	$32,000,000	3.0%
1.61 - 1.70	4	53,550,000	4.9
1.71 - 1.80	4	117,825,000	10.9
1.81 - 2.00	8	134,250,000	12.4
2.01 - 2.50	6	97,850,000	9.0
2.51 - 3.00	5	283,560,000	26.2
3.01 - 4.95	8	364,705,881	33.7
Total	39	$1,083,740,881	100.0%

(1)   See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

(2)   The UW NCF DSCR on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

Distribution of Amortization Types(1)
Amortization Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	18	$662,215,881	61.1%
Interest Only, Then Amortizing(2)	15	260,980,000	24.1
Interest Only - ARD	2	100,000,000	9.2
Amortizing (30 Years)	3	45,220,000	4.2
Amortizing, Then Interest Only	1	15,325,000	1.4
Total	39	$1,083,740,881	100.0%
(1) All of the mortgage loans will have balloon payments at maturity date. (2) Original partial interest only periods range from 12 to 61 months.

Distribution of Lockboxes
Lockbox Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Hard	24	$887,530,881	81.9%
Springing	14	136,210,000	12.6
Soft (Residential) / Hard (Commercial Tenants)	1	60,000,000	5.5
Total	39	$1,083,740,881	100.0%
Distribution of Cut-off Date LTV Ratios(1)
Range of Cut-off Date LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
29.3 - 40.0	3	$210,000,000	19.4%
40.1 - 50.0	2	125,000,000	11.5
50.1 - 55.0	7	202,455,881	18.7
55.1 - 60.0	6	136,410,000	12.6
60.1 - 65.0	8	182,930,000	16.9
65.1 - 70.0	9	127,695,000	11.8
70.1 - 75.0	4	99,250,000	9.2
Total	39	$1,083,740,881	100.0%
(1) See footnotes (1) and (3) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Maturity Date/ARD LTV Ratios(1)
Range of Maturity Date/ARD LTV (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
29.3 - 40.0	3	$210,000,000	19.4%
40.1 - 50.0	3	135,400,000	12.5
50.1 - 55.0	11	288,705,881	26.6
55.1 - 60.0	14	224,585,000	20.7
60.1 - 65.0	6	168,800,000	15.6
65.1 - 75.0	2	56,250,000	5.2
Total	39	$1,083,740,881	100.0%
(1) See footnotes (1) and (4) to the table entitled “Mortgage Pool Characteristics” above.

Distribution of Loan Purpose
Loan Purpose	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Refinance	21	$753,930,881	69.6%
Acquisition	16	269,810,000	24.9
Recapitalization	2	60,000,000	5.5
Total	39	$1,083,740,881	100.0%

Distribution of Mortgage Interest Rates
Range of Mortgage Interest Rates (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
2.692 - 3.000	3	$200,000,000	18.5%
3.001 - 3.250	3	155,000,000	14.3
3.251 - 3.500	6	257,205,881	23.7
3.501 - 3.750	13	342,910,000	31.6
3.751 - 4.000	7	65,680,000	6.1
4.001 - 4.610	7	62,945,000	5.8
Total	39	$1,083,740,881	100.0%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

COLLATERAL OVERVIEW (continued)

Distribution of Debt Yield on Underwritten NOI(1)(2)
Range of Debt Yields on Underwritten NOI (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.7 - 8.0	2	$56,250,000	5.2%
8.1 - 9.0	5	50,950,000	4.7
9.1 - 10.0	7	185,930,000	17.2
10.1 - 11.0	11	344,680,000	31.8
11.1 - 12.0	7	228,030,881	21.0
12.1 - 17.9	7	217,900,000	20.1
Total	39	$1,083,740,881	100.0%

(1)   See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

(2)   The Debt Yield on Underwritten NOI on the MGM Grand & Mandalay Bay mortgage loan is calculated based on the master lease annual rent of $292,000,000.

Distribution of Debt Yield on Underwritten NCF(1)
Range of Debt Yields on Underwritten NCF (%)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
6.7 - 8.0	2	$56,250,000	5.2%
8.1 - 9.0	9	155,250,000	14.3
9.1 - 10.0	12	391,090,000	36.1
10.1 - 11.0	6	107,250,881	9.9
11.1 - 12.0	4	176,500,000	16.3
12.1 - 17.9	6	197,400,000	18.2
Total	39	$1,083,740,881	100.0%
(1) See footnote (1) to the table entitled “Mortgage Pool Characteristics” above.

Mortgage Loans with Original Partial Interest Only Periods
Original Partial Interest Only Period (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
12	2	$15,900,000	1.5%
13	1	$22,250,000	2.1%
24	3	$63,700,000	5.9%
36	1	$3,800,000	0.4%
37	2	$16,330,000	1.5%
48	2	$40,000,000	3.7%
60	3	$72,325,000	6.7%
61	2	$42,000,000	3.9%

Distribution of Original Terms to Maturity Date/ARD
Original Term to Maturity Date/ARD (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
60 - 61	4	$48,250,000	4.5%
120	27	772,910,881	71.3
121	8	262,580,000	24.2
Total	39	$1,083,740,881	100.0%

Distribution of Remaining Terms to Maturity Date/ARD
Range of Remaining Terms to Maturity Date (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
52 - 61	4	$48,250,000	4.5%
109 - 120	27	772,910,881	71.3
121	8	262,580,000	24.2
Total	39	$1,083,740,881	100.0%

Distribution of Original Amortization Terms(1)
Original Amortization Term (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$762,215,881	70.3%
300	1	15,325,000	1.4
360	18	306,200,000	28.3
Total	39	$1,083,740,881	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Remaining Amortization Terms(1)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Interest Only	20	$762,215,881	70.3%
300	1	15,325,000	1.4
360	18	306,200,000	28.3
Total	39	$1,083,740,881	100.0%
(1) All of the mortgage loans will have balloon payments at maturity or anticipated repayment date, as applicable.

Distribution of Prepayment Provisions
Prepayment Provision	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Defeasance	30	$698,490,881	64.5%
Yield Maintenance or Defeasance	4	275,000,000	25.4
Yield Maintenance	5	110,250,000	10.2
Total	39	$1,083,740,881	100.0%

Distribution of Escrow Types
Escrow Type	Number of Mortgage Loans	Cut-off Date Balance	% of Initial Pool Balance
Replacement Reserves(1)	27	$541,535,000	50.0%
Real Estate Tax	27	$613,915,000	56.6%
TI/LC(2)	21	$548,310,881	64.0%
Insurance	18	$387,810,000	35.8%
(1) Includes mortgage loans with FF&E reserves. (2) Percentage of total retail, office, mixed use and industrial properties only.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW

Allocations Between

the Non-VRR Certificates

and the VRR Interest

On each Distribution Date, the aggregate amount available for distributions to holders of the non-VRR certificates and the VRR interest owners (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor and the asset representations reviewer) will be allocated to (a) the VRR interest, in an amount equal to the product of such amount multiplied by approximately 5.0% (the “VRR Percentage”) and (b) the non-VRR certificates, in an amount equal to the product of such amount multiplied by the difference between 100% and the percentage referenced in clause (a) (the “Non-VRR Percentage”).

Distributions	On each Distribution Date, funds available for distribution to holders of the non-VRR certificates (other than the Class S certificates)(net of any excess interest, yield maintenance charges and prepayment premiums) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds allocated to the non-VRR certificates):

1.	Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes.

2.	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates: to the extent of funds available for distribution of principal, in reduction of the then-outstanding certificate balances of those classes, in the following priority:

(i) to the Class A-AB certificates until their certificate balance is reduced to the Class A-AB scheduled principal balance set forth in Annex G to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-AB in clause (i) above, then (iii) to the Class A-2 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-1 in clause (ii) above, (iv) to the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-2 in clause (iii) above, then (v) to the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-4 in clause (iv) above, then (vi) to the Class A-AB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal to the principal balance certificates remaining after the distributions to Class A-5 in clause (v) above.

However, if the certificate balances of each class of principal balance certificates other than the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates have been reduced to zero as a result of the allocation of mortgage loan losses to those principal balance certificates, funds available for distributions of principal to the principal balance certificates will be distributed to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates, pro rata, based on their respective certificate balances (and without regard to the Class A-AB scheduled principal balance).

3.	Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates: first, (i) up to an amount equal to, and pro rata based upon, the aggregate unreimbursed realized losses previously allocated to each such class, then (ii) interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

4.	Class A-S certificates: (i) first, to interest on the Class A-S certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)

5.	Class B certificates: (i) first, to interest on the Class B certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class B certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

6.	Class C certificates: (i) first, to interest on the Class C certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

7.	Class D certificates: (i) first, to interest on the Class D certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B and Class C certificates), to principal on the Class D certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class D certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

8.	Class E certificates: (i) first, to interest on the Class E certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C and Class D certificates), to principal on the Class E certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class E certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

9.	Class F certificates: (i) first, to interest on the Class F certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates), to principal on the Class F certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class F certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

10.	Class G certificates: (i) first, to interest on the Class G certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E and Class F certificates), to principal on the Class G certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class G certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed..

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Distributions

(continued)

11.	Class H certificates: (i) first, to interest on the Class H certificates up to its interest entitlement; (ii) next, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class of principal balance certificates with a higher priority (in this case, the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates), to principal on the Class H certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class H certificates first (a) up to an amount equal to the aggregate unreimbursed realized losses previously allocated to such class, then (b) up to an amount equal to all accrued and unpaid interest on the amount set forth above at the pass-through rate for such class compounded monthly from the date the related realized loss was allocated to such class until the date such realized loss is reimbursed.

Realized Losses	The certificate balances of the principal balance certificates and outstanding balance of the VRR Interest will each be reduced without distribution on any Distribution Date as a write off to the extent of any loss realized on the mortgage loans allocated to each class of principal balance certificates or the VRR Interest, as applicable, on such Distribution Date. On each Distribution Date, the Non-VRR Percentage of any such loss realized on the mortgage loans will be applied to the principal balance certificates in the following order, in each case until the related certificate balance is reduced to zero: first, to the Class H certificates, then to the Class G certificates; then, to the Class F certificates; then, to the Class E certificates; then, to the Class D certificates; then, to the Class C certificates; then, to the Class B certificates; then, to the Class A-S certificates, and, finally pro rata, to the Class A-1, Class A-2, Class A-4, Class A-5 and Class A-AB certificates, based on their then current respective certificate balances.

The notional amount of each class of Class X certificates will be reduced to reflect reductions in the certificate balances of the related Class X certificates resulting from allocations of losses realized on the mortgage loans.

Prepayment Premiums

and Yield Maintenance

Charges	On each Distribution Date, the VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed to the VRR Interest Owners. On each Distribution Date, the Non-VRR Percentage of any yield maintenance charge collected on the mortgage loans during the applicable one-month period ending on the related Determination Date is required to be distributed as follows: (1) first such yield maintenance charge will be allocated, pro rata, between (i) the group (the “YM Group A”) of Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class X-A and Class A-S certificates, (ii) the group (the “YM Group B”) of the Class X-B, Class B and Class C certificates, and (iii) the group (collectively with the YM Group A and the YM Group B, the “YM Groups”) of Class X-D, Class D and Class E certificates based upon the aggregate amount of principal distributed to the classes of principal balance certificates in each YM Group on such Distribution Date, and (2) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the respective classes of certificates in such YM Group in the following manner: (A) each class of principal balance certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge in an amount equal to the product of (x) a fraction whose numerator is the amount of principal distributed to such class of principal balance certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the principal balance certificates in that YM Group on such Distribution Date, (y) the Base Interest Fraction for the related principal prepayment and such class of certificates, and (z) the aggregate amount of such yield maintenance charge allocated to such YM Group and (B) the portion of such yield maintenance charge allocated to such YM Group remaining after such distributions to the applicable class(es) of principal balance certificates, will be distributed to the class of Class X certificates in such YM Group. If there is more than one class of principal balance certificates in either YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes of certificates, the aggregate amount of such yield maintenance charges will be allocated among all such classes of principal balance certificates up to, and on a pro rata basis in accordance with, their respective entitlements in those yield maintenance charges in accordance with the second sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan and with respect to any class of Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates is a fraction (a) whose numerator is the amount, if any, by which (i) the pass-through rate on such class of certificates exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the mortgage loan rate on such mortgage loan exceeds (ii) the discount rate used in accordance with the related loan documents in calculating the yield maintenance charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such discount rate is greater than or equal to the lesser of (x) the mortgage loan rate on the prepaid mortgage loan and (y) the pass-through rate described in the preceding sentence, then the Base Interest Fraction will equal zero; provided, however, if such discount rate is greater than or equal to the mortgage loan rate, but less than the pass-through rate described in the preceding sentence, the Base Interest Fraction will be one.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Prepayment Premiums

and Yield Maintenance

Charges (continued)	If a prepayment premium is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

No prepayment premiums or yield maintenance charges will be distributed to holders of the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H, Class S or Class R certificates. Instead, after the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, all prepayment premiums and yield maintenance charges with respect to mortgage loans allocated to the holders of the non-VRR certificates will be distributed to holders of the Class X-A certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of Mortgage Loans” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on any Distribution Date only to the extent they are received in respect of the mortgage loans as of the related Determination Date. See also “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in the Preliminary Prospectus.

Non-Serviced Loans	The Grace Building, MGM Grand & Mandalay Bay, 416-420 Kent Avenue, 711 Fifth Avenue, Kings Plaza, 4 West 58th Street, Redmond Town Center, Cambridge Crossing, White Oak Crossing and The Hub mortgage loans are referred to in this Term Sheet as “non-serviced loans”. The McClellan Business Park and JW Marriott Nashville mortgage loans will each become a “non-serviced loan” upon the securitization of the McClellan Business Park controlling companion loan and JW Marriott Nashville controlling companion loan, respectively. The non-serviced loans and related companion loans are being, or are expected to be, serviced and administered in accordance with, and all decisions, consents, waivers, approvals and other actions on the part of the holders of the non-serviced loans and the related companion loans will be, or are expected to be, effected in accordance with, the related Controlling PSA set forth under the “Whole Loan Summary” table above and the related co-lender agreement. Consequently, the servicing provisions set forth in this Term Sheet will generally not be applicable to the non-serviced loans, but instead such servicing and administration of the non-serviced loans will be governed by the related Controlling PSA and the related co-lender agreements. The Controlling PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The non-serviced loans are discussed further under “—Whole Loans” below.

Advances	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan, and, with respect to each serviced mortgage loan and serviced whole loan, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related serviced mortgage loan or serviced whole loan, as applicable, and, in the case of P&I advances, subject to reduction in connection with any appraisal reduction amounts that may occur. Notwithstanding the foregoing, servicing advances for the non-serviced loans will be made by the parties of, and pursuant to, the applicable Controlling PSA (as discussed under “—Whole Loans” below).

A “serviced mortgage loan” is any mortgage loan other than a non-serviced mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Appraisal Reduction

Amounts	An appraisal reduction amount generally will be created with respect to a required appraisal loan (which is a serviced mortgage loan or serviced whole loan) as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan. In general, any appraisal reduction amount calculated with respect to a whole loan will be allocated, first, to any related subordinate companion loan, up to its outstanding principal balance, and then, to the related mortgage loan and pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. In the case of any non-serviced loan, any appraisal reduction amounts will be calculated pursuant to, and by a party to, the related Controlling PSA (as discussed under “—Whole Loans” below). As a result of an appraisal reduction amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available to the VRR interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of non-VRR certificates then-outstanding (i.e., to the Class H certificates, then, to the Class G certificates, then to the Class F certificates, then, to the Class E certificates, then, to the Class D certificates, then to the Class C certificates, then to the Class B certificates, then to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-4, Class A-5, Class A-AB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H certificates). In general, a mortgage loan (or whole loan, if applicable) serviced under the pooling and servicing agreement for this transaction will cease to be a required appraisal loan, and no longer be subject to an appraisal reduction amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan (or whole loan, if applicable) to be a required appraisal loan.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency (as reasonably determined by the master servicer or the special servicer, as applicable, in accordance with the servicing standard) relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case require full repayment of deferred payments, reserves and escrows within 21 months of the date of the first forbearance for such mortgage loan or serviced whole loan.

At any time an appraisal is ordered with respect to a property that would result in an appraisal reduction amount with respect to a serviced mortgage loan or serviced whole loan, if applicable, that would result in a change in the controlling class, certain certificateholders will have a right to request a new appraisal as described in the Preliminary Prospectus.

Age of Appraisals	Appraisals (which can be an update of a prior appraisal) ordered under the pooling and servicing agreement for this transaction with respect to a mortgaged property are required to be no older than nine months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

Sale of Defaulted Loans	There will be no “Fair Market Value Purchase Option,” instead defaulted loans will be sold in a process similar to the sale process for REO property.

Cleanup Call	On any distribution date on which the aggregate unpaid principal balance of the mortgage loans remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate principal balance of the pool of mortgage loans and from the aggregate principal balance of the mortgage loans as of the cut-off date), certain specified persons will have the option to purchase all of the remaining mortgage loans and all property or the issuing entity’s interest therein acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates.

If the aggregate certificate balances and notional amounts of all certificates senior to the Class F certificates have been reduced to zero, if the master servicer has received the payment specified in the pooling and servicing agreement from the holder (or holders acting unanimously) of the remaining certificates and the RR Interest, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class S and Class R certificates) and the RR Interest for the mortgage loans and each REO property remaining in the issuing entity.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Directing Holder /

Controlling Class

Representative	The “Directing Holder” will be

(a) with respect to any serviced mortgage loan (other than the McClellan Business Park and JW Marriott Nashville mortgage loans) and any related serviced companion loan, the Controlling Class Representative;

(b) with respect to the McClellan Business Park whole loan, (i) until the securitization of the McClellan Business Park controlling companion loan, the holder of the McClellan Business Park controlling companion loan, and (ii) upon the securitization of the McClellan Business Park controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization; and

(c) with respect to the JW Marriott Nashville whole loan, (i) until the securitization of the JW Marriott Nashville controlling companion loan, the holder of the JW Marriott Nashville controlling companion loan, and (ii) upon the securitization of the JW Marriott Nashville controlling companion loan, the controlling class representative or other directing holder (or equivalent) under such securitization;

The “Controlling Class Representative” will be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate principal balance). The controlling class is the most subordinate class of the Class F, Class G and Class H certificates that has an outstanding certificate balance as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is equal to or greater than 25% of the initial certificate balance of that class of certificates. At any time when Class F is the controlling class, the majority controlling class certificateholder may elect under certain circumstances to opt-out from its rights under the pooling and servicing agreement. See “The Pooling and Servicing Agreement—The Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative.

It is anticipated that Eightfold Real Estate Capital Fund V, L.P. or its affiliate is expected to purchase the Class X-F, Class X-G, Class X-H, Class F, Class G, Class H and Class S certificates, and, on the Closing Date, is expected to appoint itself or its affiliate as the initial Controlling Class Representative.

Control/Consultation

Rights	The Directing Holder will have approval rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) for so long as no Control Termination Event exists. For so long as a Control Termination Event exists, but no Consultation Termination Event exists, the Directing Holder will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts).

Generally, a “Control Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, excluding the McClellan Business Park and JW Marriott Nashville whole loans (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, as notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to such class, that is less than 25% of the initial certificate balance of that class of certificates.

So long as a Control Termination Event does not exist, the Directing Holder will be entitled to direct the special servicer to take, or refrain from taking, certain actions that would constitute major decisions with respect to a serviced mortgage loan and any related serviced companion loan, and will also have the right to notice and to consent to certain material actions that would constitute major decisions that the master servicer or the special servicer plan on taking with respect to a serviced mortgage loan and any related serviced companion loan, subject to the servicing standard and other restrictions as described in the Preliminary Prospectus.

Generally, a “Consultation Termination Event” will occur with respect to any serviced mortgage loan and any related serviced companion loan, excluding the McClellan Business Park and JW Marriott Nashville whole loans (and the mortgage loan and companion loans composing each such whole loan), when the Class F certificates have an outstanding certificate balance, without regard to the application of any appraisal reductions amounts, that is less than 25% of the initial certificate balance of that class of certificates.

No Control Termination Event or Consultation Termination Event may occur with respect to the holder of the McClellan Business Park controlling companion loan or the JW Marriott Nashville controlling companion loan and the terms Control Termination Event and Consultation Termination Event will not be applicable to either such controlling holder.

Notwithstanding the foregoing, with respect to the non-serviced whole loans, so long as a Consultation Termination Event does not exist, the issuing entity will have consultation rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding the non-serviced whole loans and the Controlling Class Representative will be entitled to exercise such consultation rights pursuant to the terms of the related co-lender agreement, and as described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Risk Retention

Consultation Parties	Each VRR Interest Owner will have the right to appoint a risk retention consultation party. Except with respect to an excluded loan as to such parties, each risk retention consultation party will be entitled to consult with the special servicer with respect to certain material servicing actions as described in the Preliminary Prospectus.

Whole Loans	Each pari passu companion loan described below in this section “Whole Loans” is referred to in this Term Sheet as a “pari passu companion loan” and a “companion loan” and the subordinate companion loans described in this section “Whole Loans” is referred to in this Term Sheet as a “subordinate companion loan” and a “companion loan”. Each whole loan or companion loan below in this section “Whole Loans” is also referred to as a “serviced whole loan” or “serviced companion loan” at any time that the Controlling PSA is the Benchmark 2020-B21 pooling and servicing agreement (referred to as the “Benchmark 2020-B21 PSA” in this Term Sheet) and as a “non-serviced whole loan” or “non-serviced companion loan” at any time that the Controlling PSA is not the Benchmark 2020-B21 PSA. See “Whole Loan Summary” table above. Each mortgage loan and the related pari passu companion loans are pari passu in right of payment to each other to the extent described under “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

McClellan Business Park	Note	Control	Original Balance	Note Holder
	A-1	Yes	$90,000,000	WFB(1)
	A-2	No	70,000,000	WFB(1)
	A-3	No	50,600,000	WFB(1)
	A-4	No	20,000,000	WFB(1)
	A-5	No	20,000,000	WFB(1)
	A-6	No(2)	75,000,000	Benchmark 2020-B21
	A-7	No	16,400,000	GSBI(3)
	A-8	No	16,000,000	GSBI(3)
Total			$358,000,000

(1)	Held by Wells Fargo Bank (“WFB”) and anticipated to be contributed to one or more future securitization trusts.

(2)	The McClellan Business Park whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by Wells Fargo Bank, National Association, the McClellan Business Park whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the McClellan Business Park whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

(3)	Held by Goldman Sachs Bank USA (“GS Bank”) and anticipated to be contributed to one or more future securitization trusts.

711 Fifth Avenue	Note	Control	Original Balance	Note Holder
	A-1-1	Yes	$50,000,000	GSMS 2020-GC47
	A-1-2	No	60,000,000	Benchmark 2020-B21
	A-1-3	No	50,000,000	GSBI(1)
	A-1-4	No	40,000,000	GSBI(1)
	A-1-5-A	No	25,000,000	GSBI(1)
	A-1-5-B	No	15,000,000	Benchmark 2020-B20
	A-1-5-C	No	5,000,000	GSBI(1)
	A-1-6	No	20,000,000	JPMDB 2020-COR7
	A-1-7	No	20,000,000	JPMDB 2020-COR7
	A-1-8	No	20,000,000	Benchmark 2020-B18
	A-1-9	No	20,000,000	Benchmark 2020-B18
	A-1-10	No	12,500,000	GSMS 2020-GC47
	A-1-11	No	10,000,000	DBJPM 2020-C9
	A-1-12	No	10,000,000	DBJPM 2020-C9
	A-1-13	No	5,000,000	BMARK 2020-B18
	A-1-14	No	5,000,000	DBJPM 2020-C9
	A-1-15	No	10,000,000	BMARK 2020-B19
	A-1-16	No	2,500,000	GSBI(1)
	A-1-17	No	1,500,000	GSBI(1)
	A-2-1	No	60,000,000	BANK 2020-BNK28
	A-2-2	No	43,000,000	BANK 2020-BNK27
	A-2-3-A	No	25,500,000	BANA(2)
	A-2-3-B	No	15,000,000	BANA(2)
	A-2-4	No	20,000,000	BBCMS 2020-C8 (BANA)
Total			$545,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by Bank of America, N.A. (“BANA”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

JW Marriott Nashville	Note	Control	Original Balance	Note Holder
	A-1	Yes	$50,000,000	GSBI(1)
	A-2	No	40,000,000	GSBI(1)
	A-3	No	25,000,000	GSBI(1)
	A-4	No(2)	20,000,000	Benchmark 2020-B21
	A-5	No	20,000,000	GSBI(1)
	A-6	No	10,000,000	GSBI(1)
	A-7	No	10,000,000	GSBI(1)
	A-8	No	5,000,000	GSBI(1)
	A-9	No	5,000,000	GSBI(1)
Total			$185,000,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

(2)	The JW Marriott Nashville whole loan will initially be master serviced and, if necessary, specially serviced by the master servicer and special servicer for this securitization. Upon the securitization of the controlling Note A-1 held by GS Bank, the JW Marriott Nashville whole loan is expected to be serviced by the master servicer and, if necessary, the special servicer under the pooling and servicing agreement for such securitization (which pooling and servicing agreement will then be the Controlling PSA for the JW Marriott Nashville whole loan). Neither the master servicer nor the special servicer for such securitization has been identified.

White Oak Crossing	Note	Control	Original Balance	Note Holder
	A-1	Yes	$32,000,000	CGCMT 2020-GC46
	A-2	No	20,000,000	Benchmark 2020-B21
	A-3	No	6,000,000	GSBI(1)
	A-4	No	5,375,000	GSBI(1)
Total			$63,375,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

Willoughby Commons	Note	Control	Original Balance	Note Holder
	A-1	Yes	$20,000,000	Benchmark 2020-B21
	A-2	No	8,950,000	GSBI(1)
	A-3	No	8,000,000	GSBI(1)
Total			$36,950,000

(1)	Held by GS Bank and anticipated to be contributed to one or more future securitization trusts.

The Hub	Note	Control	Original Balance	Note Holder
	A-1	Yes	$25,000,000	Benchmark 2020-B20
	A-2	No	19,205,881	Benchmark 2020-B21
Total			$44,205,881

Cambridge Crossing	Note	Control	Original Balance	Note Holder
	A-1	No	$220,000,000	COMM 2020-CX
	A-2	No	25,000,000	Benchmark 2020-B21
	A-3	No	20,000,000	COMM 2020-CX
	A-4	No	20,000,000	COMM 2020-CX
	A-5	No	10,000,000	COMM 2020-CX
	B	Yes	140,000,000	COMM 2020-CX
Total			$435,000,000

32-42 Broadway	Note	Control	Original Balance	Note Holder
	A-1	Yes	$75,000,000	Benchmark 2020-B21
	A-2	No	50,000,000	CREFI(1)
Total			$125,000,000

(1)	Held by Citi Real Estate Funding Inc. (“CREFI”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

MGM Grand & Mandalay Bay	Note	Control	Original Balance	Note Holder
	A-1	No	$268,056	BX 2020-VIVA
	A-2	No	134,028	BX 2020-VIVA
	A-3	No	134,028	BX 2020-VIVA
	A-4	No	134,028	BX 2020-VIVA
	A-5	No	317,944	BX 2020-VIV2
	A-6	No	158,972	BX 2020-VIV2
	A-7	No	158,972	BX 2020-VIV2
	A-8	No	158,972	BX 2020-VIV2
	A-9	No	400,000	BX 2020-VIV3
	A-10	No	200,000	BX 2020-VIV3
	A-11	No	200,000	BX 2020-VIV3
	A-12	No	200,000	BX 2020-VIV3
	A-13-1	No	43,333,333	Benchmark 2020-B18
	A-14-1	No	44,500,000	BBCMS 2020-C8
	A-15-1	No	21,666,667	Benchmark 2020-B18
	A-16-1	No	25,000,000	BBCMS 2020-C8
	A-13-2	No	53,333,333	Benchmark 2020-B19
	A-14-2	No	40,000,000	WFCM 2020-C58
	A-15-2	No	50,000,000	DBJPM 2020-C9
	A-16-2	No	301,347,000	SGFC(1)
	A-13-4	No	46,666,667	Benchmark 2020-B20
	A-14-3	No	241,847,000	BCREI(2)
	A-15-3	No	26,666,667	Benchmark 2020-B19
	A-15-4	No	23,333,333	Benchmark 2020-B20
	A-13-3	No	459,360,667	CREFI(3)
	A-13-5	No	50,000,000	Benchmark 2020-B21
	A-15-5	No	179,680,333	DBRI(4)
	A-15-6	No	25,000,000	Benchmark 2020-B21
	B-1-A	No	70,549	BX 2020-VIVA
	B-2-A	No	35,274	BX 2020-VIVA
	B-3-A	No	35,274	BX 2020-VIVA
	B-4-A	No	35,274	BX 2020-VIVA
	B-1-B	No	61,396	BX 2020-VIVA
	B-2-B	No	30,698	BX 2020-VIVA
	B-3-B	No	30,698	BX 2020-VIVA
	B-4-B	No	30,698	BX 2020-VIVA
	B-5-A	No	83,451	BX 2020-VIV2
	B-6-A	No	41,726	BX 2020-VIV2
	B-7-A	No	41,726	BX 2020-VIV2
	B-8-A	No	41,726	BX 2020-VIV2
	B-9-A	No	171,886,000	BX 2020-VIV3
	B-10-A	No	85,943,000	BX 2020-VIV3
	B-11-A	No	85,943,000	BX 2020-VIV3
	B-12-A	No	85,943,000	BX 2020-VIV3
	B-5-B	No	149,658,604	BX 2020-VIV2
	B-6-B	No	74,829,302	BX 2020-VIV2
	B-7-B	No	74,829,302	BX 2020-VIV2
	B-8-B	No	74,829,302	BX 2020-VIV2
	C-1	Yes	224,560,000	BX 2020-VIVA
	C-2	No	112,280,000	BX 2020-VIVA
	C-3	No	112,280,000	BX 2020-VIVA
	C-4	No	112,280,000	BX 2020-VIVA
Total			$3,000,000,000

(1)	Held by Societe Generale Financial Corporation (“SGFC”) and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by an affiliate of Barclays Capital Real Estate Inc. (“BCREI”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

(4)	Held by DBR Investments Co. Limited (“DBRI”) and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

416-420 Kent Avenue	Note	Control	Original Balance	Note Holder
	A-1	Yes(1)	$156,900,000	(1)
	A-2	No	60,000,000	Benchmark 2020-B21
	B	No	81,100,000	(1)
Total			$298,000,000

(1)	The controlling Note A-1 is currently held by CREFI and is expected to be included in a securitization transaction on or before the Closing Date.

Redmond Town Center	Note	Control	Original Balance	Note Holder
	A-1-1	No	$5,000,000	Benchmark 2020-B19
	A-1-2-1	No	5,000,000	Benchmark 2020-B21
	A-1-2-2-1	No	5,000,000	Benchmark 2020-B21
	A-1-2-2-2	No	11,500,000	CREFI(1)
	A-2	Yes	25,000,000	Benchmark 2020-B19
	A-3-1	No	5,000,000	Benchmark 2020-B20
	A-3-2	No	20,000,000	Benchmark 2020-B21
	A-4	No	25,000,000	Benchmark 2020-B20
Total			$101,500,000

(1)	Held by CREFI and anticipated to be contributed to one or more future securitization trusts.

The Grace Building	Note	Control	Original Balance	Note Holder
	A-1-1	No	$114,900,000	GRACE 2020-GRCE
	A-1-2	No	75,000,000	BANA(1)
	A-1-3	No	75,000,000	BANA(1)
	A-2-1	No	114,900,000	GRACE 2020-GRCE
	A-2-2	No	30,000,000	BMARK 2020-B21
	A-2-3	No	30,000,000	BMARK 2020-B21
	A-2-4	No	30,000,000	JPMCB(2)
	A-2-5	No	20,000,000	JPMCB(2)
	A-2-6	No	20,000,000	JPMCB(2)
	A-2-7	No	20,000,000	JPMCB(2)
	A-3-1	No	76,600,000	GRACE 2020-GRCE
	A-3-2	No	30,000,000	Column(3)
	A-3-3	No	30,000,000	Column(3)
	A-3-4	No	20,000,000	Column(3)
	A-3-5	No	20,000,000	Column(3)
	A-4-1	No	76,600,000	GRACE 2020-GRCE
	A-4-2	No	40,000,000	BMARK 2020-B21
	A-4-3	No	30,000,000	DBRI(4)
	A-4-4	No	20,000,000	DBRI(4)
	A-4-5	No	10,000,000	DBRI(4)
	B-1	Yes	110,100,000	GRACE 2020-GRCE
	B-2	No	110,100,000	GRACE 2020-GRCE
	B-3	No	73,400,000	GRACE 2020-GRCE
	B-4	No	73,400,000	GRACE 2020-GRCE
Total			$1,250,000,000

(1)	Held by BANA and anticipated to be contributed to one or more future securitization trusts.

(2)	Held by JPMorgan Chase Bank, National Association (“JPMCB”) and anticipated to be contributed to one or more future securitization trusts.

(3)	Held by Column Financial, Inc. (“Column”) and anticipated to be contributed to one or more future securitization trusts.

(4)	Held by DBRI and anticipated to be contributed to one or more future securitization trusts.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Kings Plaza	Note	Control	Original Balance	Note Holder
	A-1-1-A	Yes	$32,000,000	BMARK 2020-B17
	A-1-1-B-1	No	20,000,000	DBJPM 2020-C9
	A-1-1-B-2	No	14,108,108	BMARK 2020-B18
	A-1-2	No	50,000,000	BMARK 2020-B16
	A-1-3	No	30,000,000	BMARK 2020-IG1
	A-1-4	No	25,000,000	BMARK 2020-IG1
	A-2-1	No	60,000,000	BBCMS 2020-C6
	A-2-2-A		30,000,000	BMARK 2020-B21
	A-2-2-B		20,000,000	SGFC(1)
	A-2-3		35,000,000	SGFC(1)
	A-2-4	No	12,945,946	SGFC(1)
	A-3-1	No	50,000,000	SGFC(1)
	A-3-4	No	25,000,000	SGFC(1)
	A-3-2	No	50,000,000	BANK 2020-BNK25
	A-3-3	No	32,945,946	WFCM 2020-C55
Total			$487,000,000

(1)	Held by SGFC and anticipated to be contributed to one or more future securitization trusts.

4 West 58th Street	Note	Control	Original Balance	Note Holder
	A-1	Yes	$62,500,000	Benchmark 2020-B20
	A-2	No	30,000,000	Benchmark 2020-B21
	A-3	No	20,000,000	JPMCB(1)
	A-4	No	12,500,000	JPMCB(1)
Total			$125,000,000

(1)	Held by JPMCB and anticipated to be contributed to one or more future securitization trusts.

Servicing Standard	Each of the serviced mortgage loans and serviced whole loans will be serviced by the master servicer and the special servicer pursuant to the terms of the Benchmark 2020-B21 PSA. In all circumstances, each of the master servicer and the special servicer is obligated to act in the best interests of the certificateholders and the RR Interest Owner (and, in the case of a serviced whole loan, the holder(s) of the related serviced companion loan(s)) as a collective whole as if such certificateholders and the RR Interest Owner (and, if applicable, such companion loan holder), constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)). The special servicer is required to determine the effect on net present value of various courses of action (including workout or foreclosure) in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using the Calculation Rate as the discount rate, and pursue the course of action that it determines would maximize recovery on a net present value basis.

“Calculation Rate” means:

(a)	for principal and interest payments on a mortgage loan or proceeds from the sale of a defaulted loan, the highest of (i) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by borrowers on similar debt of the borrowers as of such date of determination, (ii) the mortgage loan rate and (iii) the yield on 10-year US treasuries; and

(b)	for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal).

Termination of

Special Servicer	Except as limited by certain conditions described in the Preliminary Prospectus and subject to the rights of the holder of any related Companion Loan under the related Co-Lender Agreement, prior to the occurrence and continuance of a Control Termination Event, the Directing Holder may replace the special servicer, with or without cause, at any time.

If at any time a Control Termination Event is continuing, the holders of the principal balance certificates and the Class RR Certificates may generally replace the special servicer without cause, as described in this paragraph. The holders of at least 25% of the voting rights of the principal balance certificates and Class RR Certificates may request a vote to replace the special servicer (other than with respect to a non-serviced whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of principal balance certificates and/or the Class RR Certificates evidencing (a) at

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

least 75% of a Quorum, or (b) more than 50% of the aggregate voting rights of each class of Non-Reduced Interests vote affirmatively to so replace the special servicer.

A “Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above or the asset representations reviewer described below, the holders of voting rights evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) of all principal balance certificates and Class RR Certificates) on an aggregate basis.

If, during the continuance of a Control Termination Event, the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, the operating advisor will be have the right to recommend the replacement of the special servicer. The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of holders of voting rights evidencing at least a majority of a quorum (which, for this purpose is the holders that evidence at least 20% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective certificate balances) of all principal balance certificates and Class RR Certificates on an aggregate basis.

If the special servicer obtains knowledge that it has become a “borrower party” (as described in the Preliminary Prospectus) with respect to a mortgage loan or whole loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan or whole loan. Subject to certain limitations described in the Preliminary Prospectus, the applicable Directing Holder (so long as it is not itself a borrower party and so long as no Control Termination Event has occurred and is continuing) will be entitled to appoint a replacement special servicer for that mortgage loan or whole loan. If the Directing Holder is precluded from appointing a replacement special servicer, a replacement special servicer will be appointed in the manner specified in the pooling and servicing agreement for this transaction.

Servicing Compensation	Modification Fees: With respect to the serviced mortgage loans and serviced companion loans certain fees resulting from modifications, extensions, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers) or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding, in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future. Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or the special servicer. Within any prior 12 month period, all excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding certificate balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, any excess modification fees earned by the special servicer prior to such serviced mortgage loan ceasing to be a corrected loan will no longer be offset against future liquidation fees and workout fees unless such serviced mortgage loan ceased to be a corrected loan within 18 months of it becoming a modified mortgage loan (or modified whole loan, if applicable).

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related serviced mortgage loan but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses that are still outstanding on the related serviced mortgage loan, and any excess received with respect to a serviced mortgage loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced mortgage loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a liquidation fee of $1,000,000, for each serviced mortgage loan that is a specially serviced loan and any REO property and, in certain circumstances, each serviced mortgage loan that is not a specially serviced mortgage loan, subject in any case to a minimum liquidation fee of $25,000. For any serviced mortgage loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than default

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date; or in any case such higher rate as would result in a workout fee of $25,000 when applied to each expected payment of principal and interest (other than default interest) on the related serviced mortgage loan from the date such serviced mortgage loan becomes a corrected loan through and including the then related maturity date.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced mortgage loan within 90 days of the maturity default.

Operating Advisor	The operating advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During the continuance of a Control Termination Event, the operating advisor will be entitled to consult with the special servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, the RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

The operating advisor will be subject to termination without cause if the holders of at least 15% of the voting rights of Non-Reduced Interests vote to terminate and replace the operating advisor and such vote is approved by the holders of more than 50% of the voting rights of Non-Reduced Interests that exercise their right to vote, provided that the holders of at least 50% of the voting rights of Non-Reduced Interests have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Asset Representations

Reviewer	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. The specified delinquency threshold will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding certificate balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of holders evidencing not less than 25% of the voting rights (taking into account realized losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the certificate balance of the certificates) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of holders of voting rights evidencing more than 75% of a Quorum, the Trustee will terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

STRUCTURAL OVERVIEW (continued)

Dispute Resolution

Provisions	Each mortgage loan seller will be subject to the dispute resolution provisions set forth in the pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by such mortgage loan seller and such mortgage loan seller will be obligated under the mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related mortgage loan seller receives such repurchase request, then the enforcing servicer will be required to send a notice to the initial requesting holder (if any) indicating the enforcing servicer’s intended course of action with respect to the repurchase request. If (a) the enforcing servicer’s intended course of action with respect to the repurchase request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the repurchase request and the initial requesting holder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the repurchase request but the initial requesting holder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting holder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a repurchase request, (i) that the related material defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the related mortgage loan seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles such mortgage loan seller’s obligations under the mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Deal Website	The certificate administrator will maintain a deal website including, but not limited to:

—all special notices delivered.

—summaries of final asset status reports.

—all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

—an “Investor Q&A Forum” and a voluntary investor registry.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS

■	“ADR”: For any hospitality property, average daily rate.

■	“Appraised Value”: With respect to each mortgaged property, the most current appraised value of such property as determined by an appraisal of the mortgaged property and in accordance with MAI standards made not more than 5 months prior to the origination date of the related mortgage loan. The appraisals for certain of the mortgaged properties state a “prospective value upon stabilization”, “prospective market value at completion”, or similar value as well as an “as-is” value for such mortgaged properties assuming that certain events will occur with respect to the re-tenanting, renovation or other repositioning of the mortgaged property. With respect to a mortgage loan secured by the portfolio of mortgaged properties, the Appraised Value represents the “as-is” value for the portfolio of mortgaged properties as a collective whole, which may be higher than the aggregate of the “as-is” appraised value of the individual mortgaged properties. Unless otherwise indicated in the definition of “Cut-off Date LTV Ratio” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus, the Cut-off Date LTV Ratio is calculated using the “as-is” Appraised Value. For purposes of calculating the Maturity Date/ARD LTV Ratio for certain mortgage loans, the “as stabilized” value of the related mortgaged property is the applicable Appraised Value in this Term Sheet. See “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for a description of Maturity Date/ARD LTV Ratio.

■	“Borrower Sponsor”: The indirect owner, or one of the indirect owners, of the related borrower (in whole or in part) that may or may not have control of the related borrower. The Borrower Sponsor may be, but is not necessarily, the entity that acts as the guarantor of the non-recourse carveouts.

■	“CBD”: Central business district.

■	“FF&E”: Furniture, fixtures and equipment.

■	“GLA”: Gross leasable area.

■	“Hard Lockbox”: An account controlled by the lender into which the borrower is required to direct the tenants to pay rents directly. Hospitality properties and multifamily properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related mortgaged property into the lockbox account controlled by the lender.

■	“MSA”: Metropolitan statistical area.

■	“Non-owned Anchor(s)”: Tenants that occupy space equal to or greater than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Junior Anchor(s)”: Tenants that occupy space equal to or greater than 10,000 SF at the related mortgaged property and less than 30,000 SF at the related mortgaged property, which occupied space is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is not owned by the related borrower and is not part of the collateral for the related mortgage loan.

■	“Non-Reduced Interests”: Each class of certificates (other than Class S, Class R or Class X certificates) that has an outstanding certificate balance, as may be notionally reduced by any appraisal reduction amounts and collateral deficiency amounts allocated to that class of certificates, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

■	“Occupancy Cost”: With respect to any mortgaged property, total rental revenues divided by total sales.

■	“Owned Anchor(s)”: Tenants that lease space equal to or greater than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned GLA”: With respect to any particular mortgaged property, the GLA of the space that is owned by the related borrower and is part of the collateral.

■	“Owned Junior Anchor(s)”: Tenants that lease space equal to or greater than 10,000 SF and less than 30,000 SF at the related mortgaged property, which leased space is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), solely with respect to the aggregate leased space, available rooms, units or pads in the property that is owned by the related borrower. In some cases Owned Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date; assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed; assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and/or assumptions regarding the re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“Owned Outparcel(s)”: Freestanding tenants that occupy space at the property that is separated from the rest of the tenants at the applicable mortgaged property which space occupied by those freestanding tenants is owned by the related borrower and is part of the collateral for the related mortgage loan.

■	“Owned Tenant(s)”: Tenants whose leased space at the related mortgaged property is owned by the related borrower and is part of the collateral for the related mortgage loan.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

CERTAIN DEFINITIONS (continued)

■	“Rating Agency Confirmation”: With respect to any matter, confirmation in writing (which may be in electronic form) by the rating agencies engaged by the depositor that a proposed action, failure to act or other event so specified will not, in and of itself, result in the downgrade, qualification or withdrawal of the then current rating assigned by that rating agency to any class of certificates (or, with respect to a matter that affects a serviced whole loan, any companion loan securities). However, such confirmation will be deemed received or not required in certain circumstances as further described in the Preliminary Prospectus. See “The Pooling and Servicing Agreement—Rating Agency Confirmations” in the Preliminary Prospectus.

■	“RevPAR”: With respect to any hospitality property, revenues per available room.

■	“SF”: Square feet.

■	“Soft Lockbox”: An account into which the related borrower is required to deposit or cause the property manager to deposit all rents collected. Hospitality properties and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

■	“Soft Springing Hard Lockbox”: An account into which the related borrower is required to deposit, or cause the property manager to deposit, all rents collected until the occurrence of an event of default or one or more specified trigger events under the loan documents, at which time the lockbox account converts to a Hard Lockbox.

■	“Springing Lockbox”: An account that is not currently in place, but the related loan documents require the imposition of a lockbox account upon the occurrence of an event of default or one or more specified trigger events under the loan documents.

■	“Total Occupancy”: With respect to any particular mortgaged property, as of a certain date (or, in the case of a hospitality property, for a trailing 12-month period ending on a certain date), the percentage of net rentable square footage, available rooms, units or pads that are leased or rented (as applicable), for the aggregate leased space, available rooms, units or pads at the property, including any space that is owned by the related borrower and is part of the collateral in addition to any space that is owned by the applicable tenant and not part of the collateral for the related mortgage loan. In some cases Total Occupancy was based on assumptions regarding occupancy, such as the assumption that a certain tenant at the mortgaged property that has executed a lease, but has not yet taken occupancy and / or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within 12 months after the Cut-off Date, assumptions regarding the execution of leases that are currently under negotiation and are expected to be executed, assumptions regarding the renewal of particular leases, the taking of additional space by tenants that have agreed to do so as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material and / or the assumptions regarding re-leasing of certain space at the related mortgaged property; or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions.

■	“TRIPRA”: The Terrorism Risk Insurance Program Reauthorization Act of 2019.

■	“TTM”: Trailing twelve months.

■	“Underwritten Expenses”: With respect to any mortgage loan or mortgaged property, an estimate of operating expenses, as determined by the related originator and generally derived from historical expenses at the mortgaged property(ies), the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market-rate management fee. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

■	“Underwritten Net Cash Flow (NCF)”: With respect to any mortgage loan or mortgaged property, cash flow available for debt service, generally equal to the Underwritten NOI decreased by an amount that the related originator has determined for tenant improvements and leasing commissions and / or replacement reserves for capital items. Underwritten NCF does not reflect debt service or non-cash items such as depreciation or amortization.

■	“Underwritten Net Operating Income (NOI)”: With respect to any mortgage loan or mortgaged property, Underwritten Revenues less Underwritten Expenses, as both are determined by the related originator, based in part upon borrower supplied information (including but not limited to a rent roll, leases, operating statements and budget) for a recent period which is generally the 12 months prior to the origination date or acquisition date of the mortgage loan adjusted for specific property, tenant and market considerations. Historical operating statements may not be available for newly constructed mortgaged properties, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and/or newly acquired mortgaged properties.

■	“Underwritten Revenues”: With respect to any mortgage loan or mortgaged property, an estimate of operating revenues, as determined by the related originator and generally derived from the rental revenue based on leases in place, leases that have been executed but the tenant is not yet paying rent, in certain cases leases that are being negotiated and are expected to be signed, in certain cases leases that provide for a tenant to take additional space as described under “Description of the Mortgage Pool—Tenant Issues” in the Preliminary Prospectus to the extent material, and in certain cases contractual rent increases generally within 13 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the mortgaged property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator; plus any additional recurring revenue fees. Additionally, in determining rental revenue for multifamily rental and self storage properties, the related originator generally either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month period or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In certain cases, with respect to mortgaged properties with leases with rent increases during the term of the related mortgage loan, Underwritten Revenues were based on the weighted average rent over the term of the mortgage loan. In certain cases, the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. We cannot assure you that the assumptions made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		1	Loan Seller	JPMCB/GACC
Location (City/State)		New York, New York	Cut-off Date Balance(2)	$100,000,000
Property Type		Office	Cut-off Date Balance per SF(2)	$567.13
Size (SF)		1,556,972	Percentage of Initial Pool Balance	9.2%
Total Occupancy as of 10/19/2020		94.8%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/19/2020		94.8%	Type of Security	Fee Simple
Year Built / Latest Renovation		1974 / 2018	Mortgage Rate	2.69210%
Appraised Value		$2,150,000,000	Original Term to Maturity (Months)(3)	121
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)(3)	121

Underwritten Revenues		$157,612,989
Underwritten Expenses		$53,319,272	Escrows(4)
Underwritten Net Operating Income (NOI)		$104,293,717		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$102,347,502	Taxes	$0	$0
Cut-off Date LTV Ratio(1)		41.1%	Insurance	$0	$0
Maturity Date LTV Ratio(1)		41.1%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)		4.33x / 4.25x	TI/LC	$56,172,399	$0
Debt Yield Based on Underwritten NOI / NCF(1)	11.8% / 11.6%		Other(5)	$33,543,750	$0

Sources and Uses(1)
Sources	$	%	Uses	$	%
Whole Loan Amount(2)	$1,250,000,000	100.0%	Loan Payoff(6)	$905,439,802	72.4%
			Return of Equity	239,965,013	19.2%
			Reserves	89,716,149	7.2%
			Closing Costs	14,879,035	1.2%
Total Sources	$1,250,000,000	100.0%	Total Uses	$1,250,000,000	100.0%

(1)	The Grace Building Loan (as defined below) is part of the Grace Building Whole Loan with an original principal balance of $1,250,000,000. The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF and Cut-off Date Balance per SF numbers presented above are based on the Grace Building Senior Loan (as defined below). The Cut-off Date Balance per SF and Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Grace Building Whole Loan are $803, $803, 8.3%, 8.3%, 3.00x, 58.1% and 58.1%, respectively.

(2)	The Cut-off Date Balance of $100,000,000 represents the non-controlling notes A-2-2, A-2-3 and A-4-2, which are part of the Grace Building Whole Loan consisting of 20 senior pari passu promissory notes with an aggregate original principal balance of $883,000,000 and four subordinate pari passu promissory notes with an aggregate original principal balance of $367,000,000.

(3)	The first payment date for the Grace Building Whole Loan is January 6, 2021. On the Closing Date, JPMCB (as defined below) and GACC (as defined below) will deposit sufficient funds to pay the amount of interest that would be due with respect to a December 6, 2020 payment. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions presented herein are inclusive of the additional December 6, 2020 interest-only payment to be funded on the Closing Date.

(4)	See “—Escrows” below.

(5)	Other reserves represent a $25,964,570 free rent reserve, a $5,970,240 reserve for elevator and lobby work and a $1,608,940 reserve for a parking rent shortfall. See “—The Mortgaged Property” and “—Escrows” below.

(6)	Loan payoff includes defeasance costs for previously securitized debt in the GRACE 2014-GRCE trust.

■	The Mortgage Loan. The Grace Building mortgage loan (the “Grace Building Loan”) is part of a whole loan (the “Grace Building Whole Loan”) that is evidenced by 20 pari passu senior promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $883,000,000 (collectively, the “Grace Building Senior Loan”) and four pari passu subordinate promissory notes in the aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $367,000,000 (collectively, the “Grace Building Subordinate Companion Loan”). The Grace Building Whole Loan is secured by the borrower’s first priority fee simple mortgage encumbering a Class A office building located in New York, New York (the “Grace Building Property”). The Grace Building Loan is comprised of the non-controlling notes A-2-2, A-2-3 and A-4-2, which have an aggregate original principal balance and aggregate outstanding principal balance as of the Cut-off Date of $100,000,000, representing approximately 9.2% of the Initial Pool Balance. JPMCB is contributing notes A-2-2 and A-2-3 with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and GACC is contributing note A-4-2 with an outstanding principal balance as of the Cut-off Date of $40,000,000.

The Grace Building Whole Loan was co-originated by Bank of America, N.A. (“BANA”), JPMorgan Chase Bank, National Association (“JPMCB”), Column Financial, Inc. (“CS”) and DBR Investments Co. Limited (“DBRI”) on November 17, 2020. The Grace Building Whole Loan has an interest rate of 2.69210% per annum. The borrower will utilize the proceeds of the Grace Building Whole Loan to refinance existing debt on the Grace Building Property, fund reserves and pay origination costs and return equity to the borrower sponsor.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The Grace Building Whole Loan has an initial term of 121 months and has a remaining term of 121 months as of the Cut-off Date. The Grace Building Whole Loan requires interest only payments on each due date through the scheduled maturity date in December 2030. The borrower has the option to defease the entire $1.25 billion Grace Building Whole Loan in whole (but not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) November 17, 2023 (the “Defeasance Lockout Expiration Date”). In addition, on and after the Defeasance Lockout Expiration Date, the Grace Building Whole Loan may be voluntarily prepaid with a prepayment fee equal to the greater of the yield maintenance amount or 1% of the unpaid principal balance as of the prepayment date.

The table below summarizes the promissory notes that comprise the Grace Building Whole Loan. The relationship between the holders of the Grace Building Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Anticipated Note Holder	Controlling Piece
A-1-1, A-2-1, A-3-1, A-4-1	$383,000,000	$383,000,000	GRACE 2020-GRCE	Yes(1)
A-2-2, A-2-3, A-4-2	100,000,000	100,000,000	Benchmark 2020-B21	No
A-1-2, A-1-3	150,000,000	150,000,000	BANA(2)	No
A-2-4, A-2-5, A-2-6, A-2-7	90,000,000	90,000,000	JPMCB(2)	No
A-3-2, A-3-3, A-3-4, A-3-5	100,000,000	100,000,000	Column(2)	No
A-4-3, A-4-4, A-4-5	60,000,000	60,000,000	DBRI(2)	No
Total Senior Notes	$883,000,000	$883,000,000
B-1, B-2, B-3, B-4	367,000,000	367,000,000	GRACE 2020-GRCE	Yes(1)
Total (Whole Loan)	$1,250,000,000	$1,250,000,000

(1)	Pursuant to the related co-lender agreement, the controlling holder is the GRACE Trust 2020-GRCE trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

(2)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The capital structure for the Grace Building Whole Loan is shown below:

Grace Building Total Debt Capital Structure

(1)	The Grace Building Whole Loan interest rate is 2.69210%.

(2)	Based on the Appraised Value of $2.15 billion.

(3)	Cumulative UW NOI Debt Yield and Cumulative UW NCF DSCR are calculated based on an UW NOI and UW NCF of $104,293,717 and $102,347,502, respectively. See “Cash Flow Analysis” below.

(4)	Based on the Appraised Value of $2.15 billion, the Implied Borrower Sponsor Equity is $900 million.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

■	The Mortgaged Property. The Grace Building Property is a 1.56 million SF, LEED Gold office tower located at Sixth Avenue and 42nd Street in Midtown Manhattan across from Bryant Park. The Grace Building Property was developed in 1974 by Swig Investment Company, LLC and designed by Gordon Bunshaft of the architect firm Skidmore, Owings & Merrill. A notable aesthetic feature of the building is the concave vertical slopes of its north and south façades which are similar to the Solow Building at 9 West 57th Street, another Bunshaft project. The Grace Building Property offers wide-open floor plates with walls of glass offering views of Bryant Park, the Hudson River, and the New York City skyline. The Grace Building Property also includes a 188-space underground parking garage.

The Grace Building Property was 94.8% leased as of October 19, 2020 to a granular rent roll of over 35 tenants in various industries. Major tenants at the Grace Building Property include Bank of America, N.A., The Trade Desk and Israel Discount Bank. In addition to the office space, there is 30,877 SF (2.0% of NRA) of retail space which is 95.0% occupied by two fine dining restaurants: STK and Gabriel Kruether, and two quick service restaurants: Sweetgreen and Joe & The Juice.

The Grace Building Property has maintained high occupancy levels with a 20-year physical occupancy average of approximately 94%. The Grace Building Property experienced tenant turnover from 2016-2018, as four of the five largest tenants, including HBO (Time Warner Inc.) and Cooley LLP (a large law firm), were replaced by other tenants on long-term leases. As a result of such replacement leases, the Grace Building Property has been able to stabilize at approximately 95% occupancy, in-line with its historical average.

The Grace Building Property has seen over 950,000 SF of new and renewed leases signed since 2016. As a result, less than 16% of tenants by NRA have leases that expire in the next five years. Recent leasing activity includes 95,580 SF leased to The Trade Desk, 127,425 SF of expansion space leased to Bank of America, N.A., and 41,957 SF of renewal and expansion space leased to iStar Financial, Inc.

The largest tenant is Bank of America, N.A. (155,270 SF, 10.0% of NRA, 9.0% of underwritten rent). Bank of America, N.A. (Moody’s/S&P/Fitch: A2/A-/A+) (NYSE: BAC) (“BANA”) is a multinational investment bank and financial services holding company headquartered in Charlotte, North Carolina, with central hubs in New York City, London, Hong Kong, Dallas and Toronto. BANA has expanded its footprint around Bryant Park with its New York headquarters at One Bryant Park and a recent expansion into 1100 Avenue of the Americas. BANA currently leases 155,270 SF of combined space on the 5th, 6th and 7th floors of the Grace Building Property together with the building pavilion premises located on and beneath the plaza area of the 43rd Street side of the building through May 31, 2042. BANA has the option to renew its lease for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas are also simultaneously renewed. The lease does not provide any termination options. BANA’s annual base rent for the 5th, 6th and 7th floors is currently $79.00 PSF and its annual base rent for the pavilion premises is currently $92.50 PSF.

BANA is currently in a free rent period, with a rent commencement date of February 1, 2021 for the 5th, 6th and 7th floors and April 1, 2021 for the pavilion premises. All free rent, in the amount of $1,884,169, was fully reserved at loan origination. BANA is entitled to $8,840,109 for tenant improvements from the landlord, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you BANA will begin paying rent as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The second largest tenant is The Trade Desk (154,558 SF, 9.9% of NRA, 14.4% of underwritten rent). The Trade Desk (Nasdaq: TTD) (“Trade Desk”) is a global technology company that markets a software platform used by digital advertising buyers to purchase data-driven digital advertising campaigns across various advertising formats and devices. Trade Desk currently has over 1,300 employees and a reported market capitalization of approximately $26.48 billion. Trade Desk currently leases a total of 154,558 SF on 26th, 27th, 46th, 47th and 48th floors through August, 31 2030. The commencement date with respect to the 26th and 27th floors (the “Additional Premises Commencement Date”) will occur upon the earlier of (i) substantial completion of the work to be performed by the landlord and (ii) the date Trade Desk first takes possession of the space. Trade Desk has one five-year renewal option so long as Trade Desk is not in default or in bankruptcy and Trade Desk and its affiliates physically occupy at least 79% of the space. Trade Desk’s annual base rent for the 46th, 47th and 48th floors is $139.00 PSF from August 10, 2020 through August 31, 2025, and then $148.00 PSF from September 1, 2025 through August 31, 2030. Trade Desk’s annual base rent for the 26th and 27th floors is $118.00 PSF initially and then $128.00 PSF after the fifth anniversary of the Additional Premises Commencement Date through August 31, 2030.

Trade Desk is currently in a free rent period through September 30, 2021. All free rent, in the amount of $5,799,503, was fully reserved at loan origination. Trade Desk is entitled to $7,770,283 for tenant improvements and leasing costs from the landlord, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you Trade Desk will take possession or begin paying rent as expected or at all.

Trade Desk has the right to terminate its lease solely as to the 26th and 27th floors if its lease term does not occur by May 31, 2021, as such date may be extended by force majeure (not to exceed 150 days in the aggregate). In addition, so long as Trade Desk is not in bankruptcy and no default is continuing, Trade Desk has a one-time right to terminate its lease with respect to one or both of the 26th and 27th floors (the “Trade Desk Additional Premises”), effective as of the last day of the month in which the seventh anniversary of the commencement date for the Trade Desk Additional Premises occurs. If Trade Desk elects to terminate the entire Trade Desk Additional Premises, Trade Desk will owe $6,700,000 as a termination payment. If Trade Desk elects to terminate one floor of the Trade Desk Additional Premises, Trade Desk will owe $3,350,000 as a termination payment. Notwithstanding the foregoing, no termination will be permitted if Trade Desk has exercised its right of first offer to lease certain additional space pursuant to its lease within the 24-month period immediately preceding the date on which Trade Desk sends a notice to effectuate such termination. We cannot assure you that the Trade Desk lease for the Trade Desk Additional Premises will commence as expected or at all.

The third largest tenant is Israel Discount Bank (142,533 SF, 9.2% of NRA, 5.5% of underwritten rent). Israel Discount Bank of New York (S&P: BBB+) (“IDB”) is an American multinational private bank, commercial bank and financial services company headquartered in New York City with locations in the United States, Latin America and Israel. Chartered by the State of New York and a member of the Federal Deposit Insurance Corporation, IDB reported $9.23 billion in total assets in 2018. IDB currently leases 142,533 SF of combined space on the ground, 2nd, 8th, 9th and 10th floors through December 31, 2040. IDB’s commencement date is the earlier to occur of: (i) the date of substantial completion of the work to be performed by the landlord, but in no event earlier than January 1, 2021; and (ii) the date IBD first takes possession of the space. IDB has two five-year renewal options, with 21 months’ prior written notice, provided that IDB has not subleased more than 20% of its leased premises, and IDB is leasing at least two full floors on the date it exercises the renewal option. IDB’s annual base rent for the ground floor is $317.08 PSF, which steps to $352.08 PSF, $392.08 PSF and $442.08 PSF every five years. IDB’s annual base rent for the 2nd, 8th, 9th and 10th floors is $51.08 PSF, which steps to $58.08 PSF, $65.08 PSF and $72.08 PSF every five years.

IDB is currently in a gap rent period with an anticipated lease commencement date of January 1, 2021 and an anticipated commencement date for payment of operating expenses and real estate taxes of January 1, 2022. All free rent, in the amount of $5,546,495, was fully reserved at loan origination. IDB is entitled to $15,906,051 for tenant improvements and leasing commissions, which amount was fully reserved at loan origination (see“—Escrows”). We cannot assure you that the IDB lease will commence as expected or at all. Further, we cannot assure you IDB will begin paying rent, operating expenses or real estate taxes as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

Subject to certain conditions set forth in the lease, IDB has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with 15 months’ prior written notice.

The fourth largest tenant is Bain & Company, Inc. (121,262 SF, 7.8% of NRA, 9.2% of underwritten rent). Bain & Company, Inc. (“Bain”) is an American global management consulting firm headquartered in Boston, Massachusetts. The firm provides advisory services to many large businesses, non-profit organizations and governments. Bain has 59 offices in 37 countries and more than 12,000 employees. Bain leases a portion of the 41st floor and the entire 42nd, 43rd and 44th floors through February 28, 2030. Bain has two five-year renewal options with 18 months’ prior written notice, provided that Bain is not in default and is physically occupying at least the lesser of (x) two full floors of the Grace Building Property and (y) 66.66% of its space. The lease does not provide any termination options.

Bain’s annual base rent for the 41st floor will be $133.00 PSF commencing on January 1, 2021, increasing to $143.00 PSF on January 1, 2026. The annual base rent for the 42nd through 44th floors is currently $99.50 PSF per annum increasing to $106.00 PSF on March 1, 2025. Bain is currently in a free rent period through December 2020. All free rent, in the amount of $284,554, was fully reserved at loan origination. Bain is entitled to $2,439,030 for tenant improvements related to its 41st floor expansion, which amount was fully reserved at loan origination (see “—Escrows”). We cannot assure you Bain will begin paying rent as expected or at all.

■	COVID-19 Update. The first debt service payment on the Grace Building Whole Loan is due in January 2021 and, as of November 2020, the Grace Building Whole Loan is not subject to any forbearance, modification or debt service relief request. The Grace Building Property is open and operating, with 98.0% of tenants by occupied NRA and 97.1% of tenants by underwritten base rent having paid their full October 2020 rent payments. The four retail tenants (2.0% of NRA, 2.9% of underwritten rent) have not made rent payments for the last three months or more. The borrower sponsor is in the process of negotiating rent deferrals with such retail tenants, with full rental payments anticipated to commence in late 2021 or early 2022. The parking tenant has not paid the required monthly rental payments since March 2020 and an event of default is continuing under its lease. The borrower sponsor is in the process of replacing the current parking operator and intends to employ a new parking operator under a management agreement. The borrower deposited $1,608,940 with the lender for anticipated parking rent shortfalls (see “—Escrows”). We cannot assure you the borrower sponsor will employ a new parking operator as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The following table presents certain information relating to the major tenants at the Grace Building Property:

Tenant Name	Credit Rating (Fitch/MIS/S&P)(1)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Bank of America, N.A.	A+/A2/A-	155,270	10.0%	$12,642,238	9.0%	$81.42	5/31/2042	(4)
The Trade Desk(5)	NR/NR/NR	154,558	9.9%	$20,245,024	14.4%	$130.99	8/31/2030	1, 5-year option
Israel Discount Bank(6)	NR/NR/BBB+	142,533	9.2%	$7,727,200	5.5%	$54.21	12/31/2040	2, 5-year options
Bain & Company, Inc.	NR/NR/NR	121,262	7.8%	$12,925,648	9.2%	$106.59	2/28/2030	2, 5-year options
Insight Venture Management LLC	NR/NR/NR	93,998	6.0%	$9,652,225	6.9%	$102.69	2/28/2030	1, 5-year option
Five Largest Owned Office Tenants		667,621	42.9%	$63,192,334	45.0%	$94.65
Other Office and Storage		779,378	50.1%	$73,217,128	52.1%	$93.94
Retail		29,338	1.9%	$4,041,048	2.9%	$137.74
Vacant Office and Storage		79,096	5.1%	$0	0.0%	$0.00
Vacant Retail		1,539	0.1%	$0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		1,556,972	100.0%	$140,450,510	100.0%	$95.13

(1)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(2)	As of the loan origination date, Bank of America, N.A., The Trade Desk, Bain & Company, Inc. and Insight Venture Management LLC are entitled to a total of approximately $12,022,739 of free rent which was fully reserved by the lender.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated October 19, 2020.

(4)	BANA has the option to renew its term for up to four renewal terms for a maximum of 20 years, provided that BANA must occupy 100,000 SF in each of (i) the 5th, 6th and 7th floors and (ii) in the portion of the total premises (i.e. such floors plus the pavilion space) leased by it as to which BANA is exercising the renewal option. BANA is only permitted to exercise a renewal with respect to the pavilion premises if at least six full floors of office space under its lease at 1100 Avenue of the Americas is also simultaneously renewed.

(5)	The Trade Desk has the right to terminate the lease solely as to either or both of the 26th and 27th floors of the building, consisting a portion of its demised premises, effective as of the last day of the month in which the seventh anniversary of the commencement date occurs and with the payment of a termination fee of (i) $6,700,000 if electing to terminate the entire Trade Desk Additional Premises or (ii) $3,350,000 if electing to terminate only one of the two floors comprising the Trade Desk Additional Premises.

(6)	Israel Discount Bank has (i) a one-time right to terminate its entire leased space, effective as of December 31, 2035, with 21 months’ prior written notice, and (ii) the right to terminate the lease with respect to the ground floor only, effective (at IDB’s option) on either the fifth anniversary or the tenth anniversary of the rent commencement date, with fifteen months’ prior written notice.

The following table presents certain information relating to the lease rollover schedule at the Grace Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	0	0.0%	$0.00	0
2021	5,497	0.4%	0.4%	412,275	0.3%	$75.00	1
2022	600	0.0%	0.4%	0	0.0%	$0.00	1
2023	55,694	3.6%	4.0%	3,991,172	2.8%	$71.66	5
2024	143,459	9.2%	13.2%	14,251,502	10.1%	$99.34	10
2025	31,907	2.0%	15.2%	3,765,480	2.7%	$118.01	3
2026	121,137	7.8%	23.0%	12,381,404	8.8%	$102.21	9
2027	47,753	3.1%	26.1%	4,090,693	2.9%	$85.66	3
2028	97,651	6.3%	32.4%	7,914,676	5.6%	$81.05	4
2029	21,740	1.4%	33.7%	2,201,776	1.6%	$101.28	3
2030	459,310	29.5%	63.2%	51,997,764	37.0%	$113.21	24
2031 & Thereafter(4)	491,589	31.6%	94.8%	39,443,769	28.1%	$80.24	25
Vacant	80,635	5.2%	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.	1,556,972	100.0%		$140,450,510	100.0%	$95.13	88

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated October 19, 2020.

The following table presents certain information relating to historical occupancy at the Grace Building Property:

Historical Leased %(1)

2015	2016	2017	2018	2019	As of 10/19/2020
93.1%	87.0%	94.7%	97.6%	91.0%	94.8%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Grace Building Property:

Cash Flow Analysis(1)(2)

	2017	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per SF
Base Rent (3)	$99,833,553	$107,014,493	$91,119,452	$87,976,996	$140,450,510	$90.21
Reimbursements	$10,212,232	$12,529,407	$8,566,979	$6,267,900	$12,766,325	$8.20
Straight-Lined Rent(4)	$0	$0	$0	$0	$1,439,207	$0.92
Vacant Income(5)	$0	$0	$0	$0	$7,464,675	$4.79
Other Income(6)	$3,209,878	$3,195,652	$3,230,812	$2,759,133	$2,956,947	$1.90
Vacancy(5)	$0	$0	$0	$0	($7,464,675)	($4.79)
Effective Gross Income	$113,255,664	$122,739,552	$102,917,243	$97,004,029	$157,612,989	$101.23
Total Operating Expenses	$46,095,990	$49,532,888	$50,379,050	$50,731,490	$53,319,272	$34.25
Net Operating Income	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$104,293,717	$66.98
TI/LC	$0	$0	$0	$0	$1,556,972	$1.00
Capital Expenditures	$0	$0	$0	$0	$389,243	$0.25
Net Cash Flow	$67,159,674	$73,206,665	$52,538,193	$46,272,539	$102,347,502	$65.73

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The recent volatility in cash flow and increase from TTM 9/30/2020 Net Cash Flow to Underwritten Net Cash Flow at the Grace Building Propserty is a result of the replacement of some larger legacy tenants (including 4 of the 5 largest tenants) between 2016 and 2018 and the signing of new and renewal leases with respect to 950,000 SF of space. The cash flow declines in 2019 and TTM 9/30/2020 and the projected increase in UW cash flows are the result of this rollover and the rent abatements associated with the new leases. All outstanding landlord obligations ($56,172,399) and rent abatements ($25,964,570) have been reserved at loan closing.

(3)	Underwritten Base Rent includes contractual rent steps of $4,566,719 underwritten for various tenants through December 31, 2021.

(4)	Represents the straight line credit for investment grade tenants and tenants identified by a legal industry publication as among the 100 largest law firms through the lesser of the lease or loan term.

(5)	Underwritten Vacant Income and Vacancy represents an underwritten economic vacancy of 4.6%. The Grace Building Property is 94.8% occupied as of October 19, 2020.

(6)	Other Income consists of directly billed utilities and $1,608,941 of parking income. 1114 Sixth Parking LLC is the current tenant under a parking garage lease. The tenant has not paid the required monthly rental payments for several months and an event of default is continuing under its lease. The borrower is actively pursuing the termination of the lease and replacement arrangement with a new parking manager. At loan origination, the borrower deposited with the lender $1,608,940 for anticipated parking rent shortfalls.

■	Appraisal. According to the appraisal, the Grace Building Property had an “as-is” appraised value of $2,150,000,000 as of September 8, 2020.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$2,100,000,000	NAP	4.50%
Income Capitalization Approach	$2,150,000,000	5.75%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated September 22, 2020, there are no recognized environmental conditions or recommendations for further action at the Grace Building Property.

■	Market Overview and Competition. The Grace Building Property is located on the north side of Bryant Park at the corner of 42nd Street and 6th Avenue in the Sixth Avenue/Rockefeller Center submarket of the Midtown Manhattan office market. The Grace Building Property is accessible by multiple major mass transit stations in Manhattan, connecting to points across the tristate area. The 1-2-3, N-R-Q-W, 7 and B-D-F-M subway lines all stop within a block of the Grace Building Property providing access from Penn Station, the Upper West Side, and Queens. The S subway line provides a cross-town connection to Grand Central Station and the 4, 5, 6 subway line. Additionally, the Grace Building Property is three blocks from the Port Authority Bus terminal at 8th Avenue and 42nd Street.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The Sixth Avenue/Rockefeller Center area has recently experienced the signing of sizable new leases. Per a third-party market research report, in the second quarter of 2020, a large technology company signed a 232,000-SF lease at 151 West 42nd Street that was the largest new lease signed in the quarter. Other recent lease executions include Colliers relocating to the Grace Building Property for approximately 59,000 SF and TripleMint leasing 31,000 SF at 1500 Broadway. Following a wave of move-outs earlier in the annual cycle, relocations into the Sixth Avenue/Rockefeller Center submarket have pushed vacancies downward, and according to the appraisal, as of the second quarter of 2020, the Sixth Avenue/Rockefeller Center Class A office submarket had a vacancy rate of 4.4% and market rents of $87.02 PSF. The average in-place office rent at the Grace Building Property is currently approximately $94 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Grace Building Property:

Market Rent Summary

	Office Floor 2-12	Office Floor 14-19	Office Floor 20-25	Office Floor 26-37	Office Floor 38-41	Office Floor 42-48
Market Rent (PSF)	$85.00	$90.00	$100.00	$115.00	$125.00	$140.00
Lease Term (Years)	15	15	15	15	15	15
Rent Concession (New/Renewal) (Months)	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7	14 / 7
Rent Increase Projection	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years	$10.00 PSF every 5 years

The following table presents Class A office buildings which are direct competitors to the Grace Building Property:

Comparable Office Properties(1)

Property Name/Location	Construction Status	Occupancy	Size	Year Built/Completed	Office Rents Asking	Office Rents Taking
Grace Building Property(1) New York, NY	Completed	94.8%	1,556,972	1974 / 2014	$95.13	N/A
One Bryant Park New York, NY	Completed	100.0%	2,354,000	2009	N/A	N/A
Three Bryant Park New York, NY	Completed	96.8%	1,484,325	1972 / 2008	$95.00	$115.00
Seven Bryant Park New York, NY	Completed	97.9%	473,672	2015	$120.00	$150.00
1100 Avenue of the Americas New York, NY	Under Construction	90.4%	373,016	1906 / 2021	N/A	N/A
660 Fifth Avenue New York, NY	Under Construction	66.0%	1,436,839	1958 / 2021	$90.00	$150.00
1 Vanderbilt New York, NY	Completed	65.0%	1,732,955	2020	$125.00	$200.00
1 Manhattan West New York, NY	Completed	86.0%	2,100,000	2019	$115.00	$135.00
2 Manhattan West New York, NY	Under Construction	25.3%	1,900,000	2022	$90.00	$150.00
50 Hudson Yards New York, NY	Under Construction	30.0%	2,900,000	2022	$110.00	$200.00
55 Hudson Yards New York, NY	Completed	98.0%	1,434,038	2019	$105.00	$135.00
4 Times Square New York, NY	Completed	94.1%	1,800,000	1999 / 2018	$80.00	$100.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 19, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

The following table presents comparable office sales to the Grace Building Property:

Comparable Sales Summary(1)

Property Name/Location	Rentable Area	Occupancy	Sale Date	Price	Price PSF	Cap Rate
Grace Building Property(1) New York, NY	1,556,972	95%	N/A	N/A	N/A	N/A
One Madison Avenue New York, NY	1,392,565	0%	Contract	$2,300,000,000	$1,652	4.30%
1633 Broadway New York, NY	2,561,512	98%	May-20	$2,400,000,000	$937	4.38%
330 Madison Avenue New York, NY	854,664	96%	Feb-20	$900,000,000	$1,053	4.67%
55 Hudson Yards New York, NY	1,431,155	94%	Jan-20	$2,500,000,000	$1,747	4.16%
150 East 42nd Street New York, NY	1,698,603	97%	Oct-19	$1,300,000,000	$765	4.05%
30 Hudson Yards New York, NY	1,463,234	100%	Apr-19	$2,155,000,000	$1,473	4.96%
640 Fifth Avenue New York, NY	315,886	100%	Apr-19	$975,000,000	$3,087	4.68%
3 Columbus Circle New York, NY	753,405	100%	Nov-18	$1,035,000,000	$1,374	3.98%

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated October 19, 2020.

■	The Borrower. The borrower is 1114 6th Avenue Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least one independent director. The borrower is owned by a joint venture partnership between an affiliate of Swig Investment Company, LLC and 1114 6th Avenue Holdings LLC (controlled and majority indirectly owned by an affiliate of the borrower sponsor, Brookfield Office Properties Inc.). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grace Building Whole Loan.

The non-recourse carveout guarantors are BOP NYC OP LLC and Swig Investment Company, LLC. The full recourse obligations of the non-recourse carveout guarantors for certain bankruptcy events are capped at 15% of the then-outstanding principal balance of the Grace Building Whole Loan plus certain expenses. See “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the Preliminary Prospectus for additional information.

BOP NYC OP LLC is a subsidiary of Brookfield Property Partners L.P., the public real estate vehicle of Brookfield Asset Management Inc. (NYSE: BAM) (“Brookfield Asset Management”). Brookfield Asset Management was founded in 1899 and is a global asset manager with a reported approximately $550 billion of assets under management, concentrated in property, infrastructure, renewable power, private equity and credit. Brookfield Asset Management has approximately 150,000 employees in over 100 offices in 30 different countries and is one of the largest real estate fund managers in the world. Brookfield Property Partners L.P. is a large global real estate company, with approximately $86 billion in total assets. Brookfield Property Partners L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, self-storage, triple-net lease, manufactured housing and student housing assets.

Swig Investment Company, LLC is a San Francisco-based private real estate investment company with an 80-year history of development, ownership and management of commercial real estate properties in major markets throughout the United States. The company’s diversified portfolio includes over 9 million SF of office buildings in markets such as New York, San Francisco, and Southern California.

■	Escrows. At loan origination, the borrower deposited (i) $56,172,399 for outstanding landlord tenant improvement and leasing commission obligations due to various tenants; (ii) $25,964,570 for free rent owed to various tenants through June 2022 to be applied on each monthly payment date to simulate the payment of tenant rent; (iii) $5,970,240 for certain construction and improvement work related to the lobby and elevator cabs and systems; and (iv) $1,608,940 for anticipated parking rent shortfalls from the loan origination date through November 2021,

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

1/12th of which reserve will be applied to the Grace Building Whole Loan lockbox account on each monthly payment date for such period.

Tax Reserve – During a Trigger Period (as defined below), the borrower is required to deposit monthly 1/12 of the annual estimated real estate taxes.

Insurance Reserve – During a Trigger Period the borrower is required to deposit monthly 1/12 of the annual estimated insurance premiums (unless the Grace Building Property is covered by a blanket policy).

Replacement Reserves – During a Trigger Period, the borrower is required to deposit monthly an amount equal to $0.20 PSF per annum (initially $25,950) for capital expenditures.

TI/LC Reserves – During a Trigger Period, the borrower is required to deposit monthly an amount equal to $1.50 PSF per annum (initially $194,622) for tenant improvements and leasing commissions.

A “Trigger Period” means a period (i) commencing upon the occurrence of an event of default under the Grace Building Whole Loan or, if a mezzanine loan is then outstanding, under such mezzanine loan, and ending when the event of default has been cured; or (ii) beginning when the debt yield (including any mezzanine loan, if outstanding) (tested each fiscal quarter) is less than 6.00% for any two consecutive fiscal quarters, and ending when (x) the debt yield (including any mezzanine loan, if outstanding) (tested each fiscal quarter) is at least 6.00% for any two consecutive fiscal quarters or (y) the borrower has delivered cash or a letter of credit (the “Low Cash Flow Period Threshold Collateral”) in an amount which, when applied to the outstanding principal balance of the Grace Building Whole Loan (plus any mezzanine loan) would be sufficient to meet the debt yield requirement of 6.00%.

■	Lockbox and Cash Management. The Grace Building Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the Grace Building Property are required to be deposited into the lockbox account directly by tenants and any funds received by the borrower and property manager within five business days of receipt. If no Trigger Period exists, funds in the lockbox account will be disbursed to the borrower. During a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the Grace Building Whole Loan documents with excess cash held by the lender for so long as such Trigger Period continues, other than for disbursements to the borrower for (unless already paid) debt service due under the Grace Building Whole Loan, shortfalls in the required reserve accounts, deposit of the Low Cash Flow Period Threshold Collateral, emergency and life safety expenses, approved operating expenses, and disbursements to the borrower to be distributed to its equity holders in an amount sufficient to satisfy the distribution requirements applicable to REITs and certain other uses as set forth in The Grace Building Whole Loan documents.

■	Property Management. The Grace Building Property is currently managed by TRZ Holdings IV LLC (an affiliate of the borrower sponsors) (“TRZ”), pursuant to a management agreement and sub-managed by Brookfield Properties (USA II) LLC (an affiliate of the borrower sponsor pursuant to a sub-management agreement). Under the Grace Building Whole Loan documents, the Grace Building Property is required to be managed by TRZ and sub-managed by Brookfield Properties (USA II) LLC, respectively, or any Qualified Manager as defined in The Grace Building Whole Loan documents. The lender has the right to replace, or require the borrower to replace, each of the property manager and the sub-property manager with a property manager or sub-property manager, as applicable, selected by the borrower (or selected by the lender in the event of an event of default under the Grace Building Whole Loan documents) (i) during the continuance of an event of default under the Grace Building Whole Loan documents, (ii) during the continuance of a material default by the property manager under the management agreement or the sub-property manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), or (iii) if the property manager or sub-property manager becomes bankrupt or insolvent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

The Grace Building

■	Current Mezzanine or Subordinate Indebtedness. The Grace Building Property also secures the Grace Building Subordinate Companion Loan, which has an aggregate Cut-off Date principal balance of $367,000,000. The Grace Building Subordinate Companion Loan accrues interest at an interest rate of 2.6921% per annum. The Grace Building Senior Loan is senior in right of payment to the Grace Building Subordinate Companion Loan. At or around origination, the holders of the Grace Building Senior Loan and the Grace Building Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Grace Building Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Grace Building Whole Loan” in the Preliminary Prospectus.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. An affiliate of the borrower is permitted to incur future mezzanine debt (secured by a pledge of direct equity interests in the borrower), provided that among other conditions: (i) no event of default is continuing; (ii) the principal amount of the mezzanine loan may not exceed an amount which, when combined with the Grace Building Whole Loan results in (a) a loan-to-value ratio greater than 58.14% or (b) a debt yield less than 8.35%; (iii) the mezzanine loan is co-terminus with the Grace Building Whole Loan or is freely prepayable after the maturity date of the Grace Building Whole Loan; (iv) the mezzanine loan is interest-only; (v) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (vi) a rating agency confirmation is delivered by each rating agency rating securities backed by the Grace Building Whole Loan.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Grace Building Property and business interruption insurance for 36 months (24 months for terrorism) with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower will not be obligated to pay annual insurance premiums for terrorism coverage in excess of two times the insurance premiums that would be payable under policies then obtained for all risk and business interruption insurance (excluding the terrorism and earthquake components of such property and business income insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

McClellan Business Park
3140 Peacekeeper Way
McClellan, CA 95652
Roseville
Antelope
Citrus Heights
Orangevale
Fair Oaks
Carmichael
Sacramento
Arden-Arcade
Rancho Cordova
DOWNTOWN
MCCLELLAN AIRFIELD
RIO LINDA AIRPORT
MATHER AIRPORT
Timber Creek Golf Course
Woodcreek Golf Club
Mahany Regional Park
Westfield Galleria At Roseville
Fountains At Roseville
Ridge at Creekside
Sierra View Country Club
Roseville Golfland Sunsplash
Kaiser Permanente Roseville Medical Center
Maidu Regional Park
Morgan Creek Golf and Country Club
Antelope Greens Golf Course
Cherry Island Golf Course
Rusch Park
Crosswood Park
Sunrise Golf Course
Sunrise Mall
Sunrise Village
Mercy San Juan Hospital
North Ridge Country Club
Del Campo Park
American River College
Carl Hansen Park
Sleep Train Arena
The Promenade
Natomas Marketplace
Alister Mackenzie Golf Course
Carmichael Park
American River Parkway
Town And Country Village
Country Club Centre
Country Club Plaza
Arden Fair
Kaiser Permanente -Sacramento
Cal Expo
Raley Field
DOCO
Sutter Memorial Hospital
Mercy General Hospital
California State University Of Sacramento
UC Davis Medical Center
Sacramento Zoo
Granite Park
Roseville
Folsom
Davis
Sacramento
Santa Rosa
Napa
Vacaville
Fairfield
Vallejo
Lodi
Concord
Oakland
Stockton
San Francisco
Tracy
Modesto
Turlock
Palo Alto
San Jose
Merced
Santa Cruz
Pacific Ocean
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		GSMC
Location (City/State)	McClellan, California		Cut-off Date Balance(3)		$75,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(2)		$51.69
Size (SF)	6,925,484		Percentage of Initial Pool Balance		6.9%
Total Occupancy as of 9/15/2020(1)	86.8%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/15/2020(1)	86.8%		Type of Security		Fee Simple
Year Built / Latest Renovation	1938-2019 / NAP		Mortgage Rate		3.30900%
Appraised Value	$595,000,000		Original Term to Maturity (Months)(4)		121
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)(4)		121

Underwritten Revenues	$52,666,380
Underwritten Expenses	$15,037,967		Escrows(5)
Underwritten Net Operating Income (NOI)	$37,628,413			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$34,858,219		Taxes	$0	$0
Cut-off Date LTV Ratio(2)	60.2%		Insurance	$0	$0
Maturity Date LTV Ratio(2)	60.2%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(2)	3.13x / 2.90x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.5% / 9.7%		Other(6)	$6,190,922	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$358,000,000	100.0%	Loan Payoff	$344,200,000	96.1%
			Reserves	6,190,922	1.7
			Principal Equity Distribution	4,859,078	1.4
			Origination Costs	2,750,000	0.8
Total Sources	$358,000,000	100.0%	Total Uses	$358,000,000	100.0%

(1)	Includes two tenants, Siemens Industry, Inc. (65,785 SF, $7.20 UW Base Rent PSF) and Veterans Affairs (10,000 SF, $5.25 UW Base Rent PSF) who have leases starting in January 2021 and February 2021, respectively.

(2)	Calculated based on the aggregate outstanding balance of the McClellan Business Park Whole Loan (as defined below).

(3)	The Cut-off Date Balance of $75,000,000 represents the non-controlling note A-6, which is part of the McClellan Business Park Whole Loan consisting of eight senior pari passu promissory notes with an aggregate original principal balance of $358,000,000.

(4)	The first payment date for the McClellan Business Park Whole Loan is January 11, 2021. On the Closing Date, GSMC will deposit sufficient funds to pay the amount of interest that would be due with respect to a December 11, 2020 payment. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions are inclusive of the additional December 11, 2020 interest-only payment to be funded on the Closing Date.

(5)	See “—Escrows” below.

(6)	Other upfront reserves comprises an existing TI/LC obligations reserve ($5,482,591), a development agency loan reserve ($689,613.89) and a rent concession reserve ($18,717).

■	The Mortgage Loan. The mortgage loan (the “McClellan Business Park Loan”) is part of a whole loan consisting with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $358,000,000 (the “McClellan Business Park Whole Loan”), which is secured by a first deed of trust encumbering the borrower’s fee simple interest in a mixed-use business park located in McClellan, California (the “McClellan Business Park Property”). The McClellan Business Park Whole Loan is comprised of eight pari passu promissory notes, one of which (non-controlling note A-6), having an outstanding principal balance as of the Cut-off Date of $75,000,000, is being contributed to the Benchmark 2020-B21 transaction and constitutes the McClellan Business Park Loan. The related companion loan evidenced by controlling note A-1, which is currently held by Wells Fargo Bank, National Association (“WFB”), is expected to be contributed to one or more future securitization transactions.

The McClellan Business Park Whole Loan was co-originated by WFB and Goldman Sachs Bank USA on November 13, 2020. The McClellan Business Park Whole Loan has an interest rate of 3.30900% per annum. The borrower utilized the proceeds of the McClellan Business Park Whole Loan to refinance existing debt on the McClellan Business Park Property, return equity to the borrower sponsor, fund upfront reserves and pay origination costs.

The McClellan Business Park Whole Loan has a 10-year term and will be interest-only for its entire term. The McClellan Business Park Whole Loan had an initial term of 121 months and has a remaining term of 121 months as of the Cut-off Date. The scheduled maturity date of the McClellan Business Park Whole Loan is December 11, 2030.

At any time, the McClellan Business Park Whole Loan may be voluntarily prepaid in whole (or in part as described below under “—Release of Collateral”). Any such voluntary prepayment that is made on or prior to May 11, 2030 is required to be accompanied by payment of a yield maintenance premium. In addition, the McClellan Business

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

Park Whole Loan may be defeased in whole (but not in part) at any time after the earlier of (i) January 11, 2024 and (ii) the second anniversary of the closing date of the securitization that includes the last note of the McClellan Business Park Whole Loan to be securitized.

The table below summarizes the promissory notes that comprise the McClellan Business Park Whole Loan. The relationship between the holders of the McClellan Business Park Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	Wells(1)	Yes
A-2	70,000,000	70,000,000	Wells(1)	No
A-3	50,600,000	50,600,000	Wells(1)	No
A-4	20,000,000	20,000,000	Wells(1)	No
A-5	20,000,000	20,000,000	Wells(1)	No
A-6	75,000,000	75,000,000	Benchmark 2020-B21	No
A-7	16,400,000	16,400,000	GSBI(1)	No
A-8	16,000,000	16,000,000	GSBI(1)	No
Total	$358,000,000	$358,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The McClellan Business Park Property is part of McClellan Park, a large office and industrial park located west of Watt Avenue in an unincorporated area of Sacramento County, California. The McClellan Business Park Property includes 139 primary buildings totaling 6,925,484 SF of gross building area with a land size of 781 acres. The McClellan Business Park Property surrounds the 10,600-foot McClellan Airfield, which is an active airstrip for private aircrafts. McClellan Park was formerly McClellan Air Force Base, one of five main depots in the United States that provided repair and maintenance services to military aircraft. Since closing in July 2001, the borrower sponsor of McClellan Park has leased or sold over 6.0 million SF of commercial and industrial space.

The current owners of McClellan Park have converted McClellan Air Force Base into a business park. The redevelopment to date has included: approximately $32 million in infrastructure improvements; approximately $200 million in building and tenant improvements; the lease-up or sale of over 6.0 million SF of office and industrial space; the conversion of the visiting officers’ quarters and associated buildings into the Lions Gate Hotel and meeting space; establishment of McClellan Jet Services to run the fixed-base operator and provide maintenance and fueling services to support the airfield and the establishment of a Mello-Roos benefit district to provide a source of funds for future infrastructure costs. The borrower sponsor has invested more than $585 million in the McClellan Business Park Property.

The McClellan Business Park Property contains over 175 tenants and is currently 86.8% occupied as of September 15, 2020. Major tenants at the McClellan Business Park Property include Amazon.com (“Amazon”) (6.0% NRA, 6.5% UW Gross Rent), Northrop Grumman Systems (3.9% NRA, 7.1% UW Gross Rent) and USDA Forest Services (2.0% NRA, 8.8% UW Gross Rent). The primary use of the McClellan Business Park Property is for industrial purposes. The industrial usage includes the warehouse, manufacturing, research, and airfield (collectively, 81.5% NRA, 60.8% UW Base Rent). The additional uses include office (14.7% NRA, 31.8% UW Base Rent), residential (2.3% NRA, 3.9% UW Base Rent), commercial/retail (1.5% NRA, 2.5% UW Base Rent) and yard/rail (0.0% NRA; 0.0% UW Gross Rent).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

Industrial (81.5% of NRA; 60.8% of UW Gross Rent)

Totaling over 5.6 million SF, representing 81.5% of NRA and 60.8% of UW Gross Rent, the industrial space at the McClellan Business Park Property includes warehouse, manufacturing, research, and airfield/hanger buildings.

Defense Microelectronics Activity, an advanced lab facility operating under the Department of Defense, also owns approximately 375,000 SF within the McClellan Business Park Property. Other industrial tenants include Northrop Grumman Systems and General Dynamics. In addition, the research buildings at the McClellan Business Park Property were originally designed for the United States Air Force.

Amazon (6.0% NRA; 6.5% UW Gross Rent), the largest tenant at the McClellan Business Park Property, recently signed a 10-year lease, with two five-year extension options, on a 417,637 square foot distribution warehouse.

Northrop Grumman Systems (3.9% Property NRA; 7.1% UW Gross Rent) is an American global aerospace and defense technology company. With 90,000 employees and an annual revenue in excess of $30 billion, it is one of the world’s largest weapons manufacturers and military technology providers. At the McClellan Business Park Property. Northrup Grumman Systems has the right to terminate a portion of its space with notice to the landlord and payment of a termination fee.

Office (14.7% of NRA; 31.8% of UW Gross Rent)

The office component of the McClellan Business Park Property includes buildings designated as office and recreational. There are 37 primary buildings totaling 1,020,349 SF. These buildings range in size from 800 to 331,670 SF, with the majority of buildings below 15,000 SF in size. The median size within this set of buildings is 7,606 SF. Originally constructed from 1938 to 1992, many of the buildings have been renovated to various levels. Existing office tenants include a variety of larger and small public and private operations such as the USDA, Gateway Community Charters, and Faneuil, Inc.

Defense Microelectronics Activity is a technology partner to military program managers and an engineering liaison to all sectors of the defense contractors and has both office and research space in the McClellan Business Park Property.

USDA Forest Service (2.0% NRA; 8.8% UW Gross Rent) is an agency of the U.S. Department of Agriculture that administers the nation’s 154 national forests and 20 national grasslands. The Forest Service manages 193 million acres of land. USDA Forest Service has the right to terminate its lease with 90 days’ written notice to the landlord.

Gateway Community Charters (1.7% NRA; 3.1% UW Gross Rent) is a 501c3 nonprofit, public-benefit corporation that has aimed to create and manage high quality charter schools, which provide access to innovative, quality, standards-based educational opportunities for all students. Gateway Community Charters has been providing quality school choice options in the greater Sacramento region for over fifteen years.

Faneuil, Inc. (0.9% NRA; 3.0% UW Gross Rent) has specialized in designing, implementing, managing and operating multichannel customer care and back-office business processing solutions for government and commercial clients nationwide for over 25 years. Headquartered in Hampton, Virginia, Faneuil delivers broad support to several industries, including transportation and tolling, health and human services, utilities, state and municipal governments and commercial/retail services.

Residential (2.3% of NRA; 3.9% of Total Underwritten Base Rent)

The residential component at the McClellan Business Park Property includes seven primary buildings which include renovated and non-renovated dorm buildings. These buildings are consistent in size, ranging from 19,038

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

to 25,380 SF with a median of 24,000 SF. The residential space is currently 72.2% occupied by two tenants, the USDS Forest Service and AmeriCorps.

Retail (1.5% of NRA; 2.5% of Total Underwritten Base Rent)

The retail portion of the McClellan Business Park is currently 93.8% leased and consists of 11 buildings totaling over 100,000 SF of improved retail space. The retail operations provide tenants amenities such as a credit union, a gas station, restaurants, and a gym.

COVID-19 Update. As of November 12, 2020 the McClellan Business Park Property is open with most tenants working remotely. Eight tenants, representing approximately 399,648 SF have requested rent relief. According to the borrower sponsor, it collected approximately 99% of rent payments in September 2020 and October 2020. As of November 6, 2020, the McClellan Business Park Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the McClellan Business Park Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
USDA Forest Service(4)	A3/AA-/A+	135,992	2.0%	$3,387,747	8.8%	$24.91	11/13/2022	None
Northrop Grumman Systems(5)	NR/BBB+/NR	267,618	3.9	2,719,604	7.1	10.16	12/31/2021	None
Amazon.com	NR/NR/NR	417,637	6.0	2,505,822	6.5	6.00	6/30/2030	2, 5-year options
Cal Fire(6)	NR/NR/NR	153,429	2.2	1,277,661	3.3	8.33	11/30/2020	None
Gateway Charters(7)	NR/NR/NR	114,890	1.7	1,193,696	3.1	10.39	6/30/2028	None
Faneuil, Inc.	NR/NR/NR	64,800	0.9	1,155,708	3.0	17.84	5/9/2029	None
Hydra Distribution	NR/NR/NR	388,784	5.6	1,155,408	3.0	2.97	4/16/2025	None
GSA(8)	NR/NR/NR	132,035	1.9	1,060,421	2.8	8.03	5/6/2022	None
Dome Printing	NR/NR/NR	320,000	4.6	1,008,600	2.6	3.15	11/17/2033	None
McClellan Jet Services(9)	NR/NR/NR	280,839	4.1	1,001,085	2.6	3.56	9/12/2022	None
Ten Largest Owned Tenants		2,276,024	32.9%	$16,465,752	42.7%	$7.23
Remaining Owned Tenants(10)		3,732,433	53.9	22,079,745	57.3	$5.92
Vacant Spaces (Owned Space)		917,027	13.2	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		6,925,484	100.0%	$38,545,498	100.0%	$6.42

(1)	Calculated based on the approximate square footage occupied by each tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated September 15, 2020.

(4)	USDA Forest Service leases 132,699 SF expiring on November 13, 2022 and 3,293 SF expiring on May 31, 2021. USDA Forest Service has the right to terminate its lease with 90 days’ written notice to the landlord.

(5)	Northrop Grumman Systems leases 254,511 SF expiring on December 31, 2021, 4,857 SF expiring on July 31, 2022 and 8,250 SF expiring on November 30, 2022. Northrop Grumman Systems has the right to terminate a portion of its space (4,857 SF) with notice to the landlord and payment of a termination fee.

(6)	Cal Fire leases 91,325 SF expiring on November 30, 2020, 42,095 SF on a month-to-month basis, 18,253 SF expiring June 30, 2028 and 1,756 SF expiring November 30, 2021.

(7)	Gateway Charters leases 98,185 SF expiring on June 30, 2028, 15,105 SF expiring on October 16, 2027 and 1,600 SF expiring on June 30, 2021.

(8)	GSA leases 73,094 SF expiring on May 6, 2022, 36,223 SF expiring on September 6, 2021, 14,958 expiring on September 30, 2022 and 7,760 expiring on September 30, 2021.GSA has the right to terminate its lease with 30 days’ notice.

(9)	McClellan Jet Services has the right to terminate its lease with respect to a portion of its space (1,373 SF) effective at any time after November 30, 2023 with 30 days’ notice.

(10)	Includes two tenants Siemens Industry, Inc. (65,785 SF, $7.20 UW Base Rent PSF) and Veterans Affairs (10,000 SF, $5.25 UW Base Rent PSF) who have leases starting in January 2021 and February 2021, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

The following table presents certain information relating to the lease rollover schedule at the McClellan Business Park Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	75,533	1.1%	1.1%	$484,130	1.3%	$6.41	15
2020	150,128	2.2	3.3%	1,399,982	3.6	$9.33	17
2021	896,269	12.9	16.2%	7,397,959	19.2	$8.25	94
2022	1,044,895	15.1	31.3%	8,001,903	20.8	$7.66	63
2023	783,580	11.3	42.6%	3,821,274	9.9	$4.88	35
2024	463,243	6.7	49.3%	2,199,973	5.7	$4.75	21
2025	791,251	11.4	60.7%	4,144,034	10.8	$5.24	26
2026	152,898	2.2	62.9%	947,734	2.5	$6.20	5
2027	601,568	8.7	71.6%	2,915,448	7.6	$4.85	21
2028	233,106	3.4	75.0%	2,495,509	6.5	$10.71	21
2029	64,800	0.9	75.9%	1,155,708	3.0	$17.84	3
2030	420,757	6.1	82.0%	2,505,822	6.5	$5.96	5
2031 & Thereafter	330,429	4.8	86.8%	1,076,022	2.8	$3.26	13
Vacant	917,027	13.2	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	6,925,484	100.0%		$38,545,498	100.0%	$6.42	339

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(2)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated September 15, 2020.

The following table presents certain information relating to historical occupancy at the McClellan Business Park Property:

Historical Leased %(1)

2017	2018	2019	As of 9/15/2020
80.0%	83.0%	NAV	86.8%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the McClellan Business Park Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$30,020,185	$34,154,288	$36,215,976	$38,587,412	$38,545,498	$5.57
Rent Steps	0	0	0	0	1,210,817	0.17
Rent Avg Benefit	0	0	0	0	585,214	0.08
TI Amortization	0	0	0	0	535,080	0.08
Yard Rent	0	0	0	0	4,145,429	0.60
Expense Reimbursements	4,748,711	5,452,877	6,256,187	6,754,163	6,850,394	0.99
Other Income	252,056	47,853	300,496	793,948	793,948	0.11
Effective Gross Income	$35,020,952	$39,655,018	$42,772,659	$46,135,523	$52,666,380	$7.60
Total Operating Expenses	13,375,743	14,730,525	15,192,749	16,541,707	15,037,967	2.17
Net Operating Income(2)	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$37,628,413	$5.43
TI/LC	0	0	0	0	1,731,371	0.25
Capital Expenditures	0	0	0	0	1,038,823	0.15
Net Cash Flow	$21,645,209	$24,924,493	$27,579,910	$29,593,816	$34,858,219	$5.03

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The increase from Most Recent NOI to UW NOI is primarily attributable to (i) contractual rent steps through October 2021 and the straight line average of contractual rent step increments over the lease term for investment grade tenants, (ii) increase in rental rates on rolling leases, (iii) occupancy increases, including the speculative lease up to Amazon of a newly built 400,000 square-foot last mile distribution center, and (iv) a management fee cap at $1,000,000.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

■	Appraisal. According to the appraisal, the McClellan Business Park Property had a “market value as is – bulk property” appraised value of $595,000,000 as of September 15, 2020 and a “hypothetical land value – bulk property” appraised value of $70,000,000 as of September 15, 2020.

■	Environmental Matters. According to the Phase I environmental reports dated between November 2, 2020 and November 6, 2020, the McClellan Business Park Property is a part of the former McClellan Air Force Base, which is on the National Priorities List (NPL) as a Superfund site due to impacts related to the long-term military operation of the McClellan Business Park Property. According to the related environmental reports, environmental impacts include, among other things, groundwater contamination from volatile organic compounds, 1,4-dioxane, metals, and perchlorate. The environmental reports identified such impacts, including the potential for vapor encroachment, as a site-wide recognized environmental condition. In addition, the Phase I ESAs identified two lot-specific recognized environmental conditions related to (i) perfluorooctane sulfonate concentrations exceeding U.S. Environmental Protection Agency screening criteria for drinking water at one parcel and (ii) impacts from the prior operations of a wastewater treatment plant, sludge drying beds, an underground oil-water separator, a 10,000-gallon oil storage tank and a pesticide/herbicide storage area on another parcel. The McClellan Business Park Property is subject to multiple local, state and federal restrictions and institutional controls, including, among other things, groundwater use restrictions, use restrictions, digging restrictions, interference restrictions and access restrictions. According to the environmental reports, the United States Air Force is the responsible party of record and retains responsibility for subsequent discoveries of previously-unknown environmental conditions.

■	Market Overview and Competition. The McClellan Business Park Property is in the northern part of the City of Sacramento as well as unincorporated areas of Sacramento County. The area is generally located northwest of Interstate 80, southwest of the unincorporated community of North Highlands and southeast of the unincorporated community of Rio Linda. The area is located approximately nine miles northeast of Sacramento’s central business district.

McClellan Business Park Market Summary. McClellan Business Park is in the unincorporated community of North Highlands within Sacramento County. North Highlands is a mixed-use area, with retail uses surrounding Watt Avenue, industrial uses to the south, residential uses to the east of Watt Avenue, and residential and agricultural uses to the north of the McClellan Park area. The McClellan Business Park Property is located approximately 10 miles northeast of Downtown Sacramento. McClellan Park is recognized as its own submarket and tracked as such by the major brokerage houses due to its size. Land uses within McClellan Park include office, light industrial, heavy industrial, aviation-related, rail, and a portion of multifamily properties. One of the primary demand drivers for the submarket, particularly for the industrial users, is the McClellan Business Park Property’s adjacent position to the 10,600-foot McClellan Airfield. When the borrower sponsor acquired the McClellan Business Park Property in 2001, McClellan Park had only two tenants totaling 90,000 SF of space. When the borrower took ownership, the McClellan Business Park Property had an estimated employment of 5,500. Since then, employment has grown 300% to an estimated 18,000 to 20,000 today. Since 2001, the McClellan Business Park Property has leased and redeveloped in excess of 6.0 million SF of manufacturing, warehouse, and office space. From 2011 to the third quarter of 2020, asking rents in the McClellan Park submarket have increased at a compound annual growth rate of 5.1% and vacancy has decreased by 14.5%.

■	The Borrower. The borrower is McClellan Realty, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the McClellan Business Park Whole Loan. The borrower sponsor and non-recourse carveout guarantor under the McClellan Business Park Whole Loan is McClellan Business Park, LLC.

■	Escrows. At origination, the borrower funded upfront reserves of (i) approximately $689,613.89 for the amount owed by the borrower under the development agency loan described below under “—Current Mezzanine or Subordinate Indebtedness,” (ii) approximately $18,717 for future rent credits, abatements or gap rent for certain existing leases and (iii) approximately $5,482,591 for existing tenant improvement and leasing commission obligations.

On each due date during the continuance of a McClellan Business Park Cash Trap Event Period, the borrower is required to fund (i) a tax reserve in an amount equal to one-twelfth of the property taxes that the lender estimates

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

will be payable during the next ensuing 12 months, (ii) an insurance reserve in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable for the renewal of any required insurance policies, unless the borrower is maintaining a blanket policy meeting the requirements of the related loan documents, (iii) a replacement reserve in the amount of $86,568.55 (to be reduced to take into account the reduction of expenses in connection with a partial release), subject to a cap of $2,077,645.20, and (iv) a tenant improvements and leasing commission reserve in the amount of $288,561.83, subject to a cap of $6,925,484.

A “McClellan Business Park Cash Trap Event Period” means each period (i) during the continuance of an event of default under the McClellan Business Park Whole Loan, or (ii) commencing when the debt yield (as calculated under the loan documents) is less than 7.0% at the end of any calendar quarter, and ending when the debt yield is equal to or greater than 7.0% at the end of any calendar quarter.

■	Lockbox and Cash Management. The McClellan Business Park Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the McClellan Business Park Property and all other money received by the borrower or the property manager with respect to the McClellan Business Park Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within two business days of receipt thereof.

On each business day that no McClellan Business Park Cash Trap Event Period is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a McClellan Business Park Cash Trap Event Period is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a McClellan Business Park Cash Trap Event Period (other than an event of default under the McClellan Business Park Whole Loan), all amounts on deposit in the cash management account after payment of debt service and required reserves are required to be deposited into an excess cash flow reserve account as additional collateral for the McClellan Business Park Whole Loan.

■	Property Management. The McClellan Business Park Property is currently managed by LDKV Management, Inc. Under the McClellan Business Park Whole Loan documents, the McClellan Business Park Property is required to be managed by LDKV Management, Inc. or another property management company approved by the lender, with respect to which, if required by the lender, a rating agency confirmation has been received and, to the extent the other manager is affiliated with the borrower or guarantor, delivery of a non-consolidation opinion. The lender has the right to require the borrower to replace the property manager (i) if the property manager files or is the subject of a petition in bankruptcy, (ii) during the continuance of an event of default under the McClellan Business Park Whole Loan documents, (iii) upon a change in control of the manager, (iv) during the continuance of an event of default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) or (v) for cause including but not limited to fraud, gross negligence, willful misconduct or misappropriation of funds by the property manager.

■	Condominium Conversion. Pursuant to the lease with the tenant Twin Rivers, in the event, among other conditions, the Twin Rivers tenant prepays its rent in full, the Twin Rivers tenant may request the release of its leased premises from the lien of the McClellan Business Park Whole Loan and the borrower may be required to (i) convert the building occupied by Twin Rivers to a commercial condominium and (ii) transfer to the Twin Rivers tenant ownership of its leased premises within the Twin Rivers building (the “Twin Rivers Condominium Unit”). As of origination, the Twin Rivers tenant has prepaid its rent in full but has not requested that the borrower perform a condominium conversion. Under the loan documents, the borrower is permitted to perform a condominium conversion of the Twin Rivers building, provided that, among other conditions, (i) the resulting condominium regime comprises two or more condominium units, one of which consists solely of the Twin Rivers Condominium Unit and (ii) any related condominium documents are subject to the approval of the lender, not to be unreasonably withheld. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests and Other Shared Interests” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

■	Current Mezzanine or Subordinate Indebtedness. A portion of the McClellan Business Park Property is subject to a subordinate loan (the “Development Agency Loan”) obtained in connection with the development of the McClellan Business Park Property in 2011 in favor of the Sacramento County Successor Agency (the “Development Agency”) in the original principal amount of $1,000,000, of which an estimated $639,220.10 (as calculated by the Development Agency based on current leasing rates at the applicable portion of the McClellan Business Park Property) is outstanding, which amount may be forgiven if the borrower satisfies certain development and leasing criteria over the remaining term of the Development Agency Loan (provided that the borrower and the subordinate lender disagree as to what the criteria are for obtaining forgiveness and whether the borrower has yet satisfied such criteria with respect to the outstanding principal balance). All interest accrues at 4% simple interest under the Development Agency Loan, but all payments of interest or principal are deferred until the maturity date, which is March 1, 2023. At origination, the Development Agency entered into a subordination agreement pursuant to which the Development Agency expressly waived, relinquished and subordinated the lien of the Development Agency Loan in favor of the McClellan Business Park Loan. In connection with the Development Agency Loan, the borrower deposited $689,613.89 with the lender (the “Development Agency Loan Reserve Funds”) at origination, representing approximately 108% of the estimated amount owed by the borrower to the Development Agency. In the event that the Development Agency commences any enforcement action or commences the exercise of any remedies under the Development Agency Loan, the lender has the right, without the consent of the borrower, to disburse the Development Agency Loan Reserve Funds to the Development Agency for the payment of any outstanding debt owned by borrower to the Development Agency.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. Not permitted.

■	Release of Collateral. Provided no default or event of default under the McClellan Business Park Whole Loan is continuing, the borrower is permitted to obtain a release of one or more buildings (each, a “McClellan Business Park Release Parcel”) comprising a portion of the McClellan Business Park Property subject to the satisfaction of certain conditions, including, among others: (i) prepayment of the McClellan Business Park Whole Loan for a release price equal to (a) for the first 10% of the original principal balance of the McClellan Business Park Whole Loan being repaid, 110% of the allocated loan amount of the applicable McClellan Business Park Release Parcel(s) and (b) for the remaining collateral, 115% of the allocated loan amount of the applicable McClellan Business Park Release Parcel(s), in each instance together with any applicable yield maintenance premium, (ii) after giving effect to such release (a) the debt yield (as calculated under the McClellan Business Park Whole Loan documents), as of the date of such release, is equal to or greater than 10%, (b) at least 100 buildings remain subject to the lien of the McClellan Business Park Whole Loan and no building accounts, on a pro forma basis, for more than 10% of the remaining aggregated net cash flow (as calculated under the McClellan Business Park Whole Loan documents) and (c) at least 60% of the remaining rentable square feet is used for industrial purposes and (iii) satisfaction of customary REMIC requirements. Notwithstanding anything to the contrary in the foregoing, if the portion of the McClellan Business Park Property identified as Lot 83 (the “Twin Rivers Parcel”) is being released in connection with the borrower’s conversion of the Twin Rivers Parcel to a condominium (the “McClellan Business Park Condominium Conversion”), then the release price for the Twin Rivers Parcel will be equal to 100% of its allocated loan amount.

In addition, the McClellan Business Park Whole Loan documents permit the borrower to obtain the free release of certain non-income producing parcels (each, a “McClellan Business Park NIP Parcel”) that were attributed no value in underwriting subject to satisfaction of certain conditions including, among others, that any such McClellan Business Park NIP Parcel is being released solely (i) to accommodate parcel/tax lot adjustments for potential development by an affiliate of the borrower or guarantor or (ii) for the sale of such McClellan Business Park NIP Parcel to a third party that is not an affiliate of the borrower or the guarantor. After the occurrence of the McClellan Business Park Condominium Conversion, the borrower may also obtain the free release of the premises within the Twin Rivers Parcel currently occupied by the tenant Twin Rivers, subject to the satisfaction of certain conditions set forth in the related loan documents.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

McClellan Business Park

■	Terrorism Insurance. The borrower is required to maintain the “all risk” insurance policy that provides terrorism insurance in an amount equal to the full replacement cost of the McClellan Business Park Property, as well as 24 months of business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Amazon West LA
5750 & 5620 Mesmer Avenue and
11750 Jefferson Boulevard
Los Angeles, CA 90230
Los Angeles
Santa Monica
Culver City
Marina Del Rey
Playa Vista
Inglewood
El Segundo
Hawthorne
Santa Monica Bay
Century City
Westside
Westwood
Brentwood
Sawtelle
Palms
Mar Vista
Venice
Westchester
Playa Del Rey
Cheviot Hills
La Cienega Heights
Arts District
Jefferson Park
Baldwin Village
Beverlywood
Pico-Robertson
Miracle Mile
Rancho Park
Ocean Park
Ladera Heights
View Park-Windsor Hills
Fox Hills
Lennox
Los Angeles International Airport (LAX)
Santa Monica Airport
Hawthorne Airport
Loyola Marymount University
West Los Angeles College
Santa Monica College
VA Medical Center
Kaiser Permanente West Los Angeles Medical Center
Kenneth Hahn State Recreation Area
Baldwin Hills Scenic Overlook
Sony Pictures Studios
Culver City Studios (Amazon)
Westfield Culver City
Sofi Stadium
The Forum
Crenshaw/LAX Transit Corridor (Under Construction)
Expo Line
Pacific Ocean
Burbank
Pasadena
Long Beach

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Los Angeles, California	Cut-off Date Principal Balance	$75,000,000
Property Type	Industrial	Cut-off Date Principal Balance per SF	$137.63
Size (SF)	544,935	Percentage of Initial Pool Balance	6.9%
Total Occupancy as of 6/25/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/25/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1977, 1978, 2014 / 2020	Mortgage Rate	2.77000%
Appraised Value	$256,100,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$12,003,810
Underwritten Expenses	$2,565,017	Escrows(1)
Underwritten Net Operating Income (NOI)	$9,438,793	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$9,375,682	Taxes	$617,304	$123,461
Cut-off Date LTV Ratio	29.3%	Insurance	$280,861	$40,123
LTV Ratio at Maturity	29.3%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	4.48x / 4.45x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	12.6% / 12.5%	Other(2)	$3,288,375	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan Amount	$75,000,000	44.6%	Loan Payoff	$117,377,813	69.9%
Mezzanine Loan Amount(3)	93,000,000	55.4	Return of Equity	42,980,764	25.6
Reserves	4,186,541	2.5
Closing Costs	3,454,883	2.1

Total Sources	$168,000,000	100.0%	Total Uses	$168,000,000	100.0%

(1)	See “—Escrows” below.
(2)	Other upfront reserve consists of $2,620,000 for unfunded obligations pertaining to leasing commissions and free rent, $168,375 for a mortgage debt service reserve, and $500,000 for an additional allowance reserve.
(3)	See “—Mezzanine or Secured Subordinate Indebtedness” below.

■	The Mortgage Loan. The Amazon West LA mortgage loan (the “Amazon West LA Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in an industrial property located in Los Angeles, California (the “Amazon West LA Property”). The Amazon West LA Loan is evidenced by a promissory note with an original principal balance and an outstanding principal balance as of the Cut-off Date of $75,000,000, representing approximately 6.9% of the Initial Pool Balance.

The Amazon West LA Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on October 22, 2020. The Amazon West LA Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Amazon West LA Loan requires interest only payments on each due date through the scheduled maturity date in November 2030. The Amazon West LA Loan accrues interest at a fixed rate of 2.77000% per annum.

The Amazon West LA Loan proceeds were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs. Voluntary prepayment of the Amazon West LA Loan is permitted on or after August 6, 2030 without payment of any prepayment premium. Provided that no event of default is continuing, defeasance of the entire Amazon West LA Loan with direct, non-callable obligations of the United States of America is permitted at any time on or after the first due date following the second anniversary of the securitization closing date.

■	The Mortgaged Property. The Amazon West LA Property is a 544,935 SF industrial property located in Los Angeles, California. The Amazon West LA Property was built in 1977, 1978, and 2014 and was subsequently renovated in 2020. Situated on approximately 12.5 acres, the Amazon West LA Property is located along Mesmer Avenue, in the Long Beach-Glendale area of Los Angeles, California within Los Angeles County. The Amazon West LA Property is located outside the southern portion of Culver City Limits east of the 405 Freeway and south of the 90 Freeway. As of June 25, 2020, the Amazon West LA Property is 100% occupied by Amazon.com Services LLC and Chick-Fil-A, Inc.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

The largest tenant at the Amazon West LA Property, Amazon.com Services LLC (“Amazon Services”) (91.7% of NRA; 97.6% of base rent) leases 499,633 SF, which is comprised of a 381,150 SF warehouse building and a 118,483 SF ground lease to be utilized as parking. Amazon Services has a lease expiration date of March 31, 2035, with three, five-year renewal options and no termination options. Headquartered in Seattle, Washington, Amazon.com, Inc. offers a range of products and services through its websites. The company initially started as an online marketplace for books but later expanded to sell electronics, software, video games, apparel, furniture, food, toys, and jewelry. In 2015, Amazon.com surpassed Walmart as the most valuable retailer in the United States by market capitalization. In 2017, Amazon.com acquired Whole Foods Market for $13.4 billion, which vastly increased its presence as a brick-and-mortar retailer. In 2018, the company announced that its two-day delivery service, Amazon Prime, had surpassed 100 million subscribers worldwide.

The second largest tenant at the Amazon West LA Property, Chick-Fil-A, Inc. (8.3% of NRA; 2.4% of base rent) consists of 45,302 SF of land (4,560 SF of improvements) on a ground lease expiring in November 2028 with three, five-year renewal options, one, four-year and one, 11-month renewal option. Chick-fil-A, Inc. is a family owned and privately held restaurant company founded in 1967 by S. Truett Cathy. Chick-fil-A, Inc. serves food in more than 2,500 restaurants in 47 states, Washington, D.C., and Canada.

COVID-19 Update. As of November 6, 2020, the Amazon West LA Property is open and operational. As of November 6, 2020, the Amazon West LA Loan is not subject to any modification or forbearance requests. Additionally, there have been no rent relief requests or lease modifications by any tenants at the Amazon West LA Property. All tenants by count, square footage and underwritten base rent have paid rent for October 2020. The first payment date of the Amazon West LA Loan is December 2020.

The following table presents certain information relating to the tenants at the Amazon West LA Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Amazon Services LLC	A2 / A+ / AA-	499,633	91.7%	$8,860,875	97.6%	$17.73	3/31/2035	3, 5-year options
Chick-Fil-A, Inc.	NR / NR / NR	45,302	8.3	220,000	2.4	$4.86	11/26/2028	Various(3)
Largest Owned Tenants		544,935	100.0%	$9,080,875	100.0%	$16.66
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg.		544,935	100.0%	$9,080,875	100.0%	$16.66

(1)	Based on the underwritten rent roll dated June 25, 2020.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Chick-Fil-A, Inc. has three, five-year renewal options, one, four-year and one, 11-month renewal option.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

The following table presents certain information relating to the lease rollover schedule at the Amazon West LA Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	45,302	8.3	8.3%	220,000	2.4	$4.86	1
2029	0	0.0	8.3%	0	0.0	$0.00	0
2030	0	0.0	8.3%	0	0.0	$0.00	0
2031 & Thereafter	499,633	91.7	100.0%	8,860,875	97.6	$17.73	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total	544,935	100.0%		$9,080,875	100.0%	$16.66	2

(1)	Based on the underwritten rent roll dated June 25, 2020.
(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Amazon West LA Property:

Historical Leased %(1)(2)

2017	2018	2019	As of 6/25/2020(3)
NAV	NAV	NAV	100.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.
(2)	Historical occupancy information for the Amazon West LA Property is limited as it received a major built-to-suit renovation in 2020.
(3)	Based on the underwritten rent roll dated June 25, 2020.
■	Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Amazon West LA Property:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$9,080,875	$16.66
Contractual Rent Steps	740,782	1.36
Reimbursements	2,565,017	4.71
Other Income	0	0.00
Vacancy & Credit Loss	(382,864)	(0.70)
Effective Gross Income	$12,003,810	$22.03

Real Estate Taxes	$1,447,793	$2.66
Insurance	458,513	0.84
Management Fee	240,076	0.44
Other Operating Expenses	418,635	0.77
Total Operating Expenses	$2,565,017	$4.71

Net Operating Income	$9,438,793	$17.32
TI/LC	50,277	0.09
Capital Expenditures	12,834	0.02
Net Cash Flow	$9,375,682	$17.21

(1)	Based on the underwritten rent roll dated June 25, 2020.
(2)	Historical financial information for the Amazon West LA Property is limited as it received a major built-to-suit renovation in 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

■	Appraisal. According to the appraisal, the Amazon West LA Property has an “as-is” appraised value of $256,100,000 as of July 6, 2020. The appraisal also concluded that the Amazon West LA Property will have a prospective market value “upon stabilization” of $267,400,000 as of July 1, 2021.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$258,200,000	N/A	3.50%
Income Capitalization Approach	$256,100,000	4.50%	3.75%

■	Environmental Matters. According to the Phase I environmental report dated July 10, 2020, there are no recognized environmental conditions at the Amazon West LA Property.

■	Market Overview and Competition. The Amazon West LA Property is located in the Central Los Angeles submarket of the Los Angeles market, which exhibited a 95.2% occupancy rate as of Q1 2020. Asking rent per SF in the Central Los Angeles submarket was $7.59 per SF as of the same period. According to the appraisal, over the past five years, absorption in the Central Los Angeles submarket and in the overall market has been outpacing construction. New warehouse/distribution development in the submarket totals 1,107,097 SF which consists of 249,653 SF of under construction inventory, 227,444 SF of planned inventory and 630,000 SF of proposed inventory. Demand for large distribution warehouse space has increased due to the COVID-19 pandemic as the volume of online shopping increased and industrial logistics is integrated with e-commerce.

■	The Borrower. The borrower is Playa Vista Real Estate II, LLC, a Delaware limited liability company (the “Amazon West LA Borrower”). Hooman Nissani, Sharen Golshon, and Babak Sarraf are the borrower sponsors and non-recourse carveout guarantors. Legal counsel to the Amazon West LA Borrower delivered a non-consolidation opinion in connection with the origination of the Amazon West LA Loan.

■	Escrows. On the origination date, the Amazon West LA Borrower deposited (i) approximately $617,304 into a real estate tax reserve account, (ii) approximately $280,861 into an insurance reserve account, (iii) approximately $2,620,000 into an unfunded obligations reserve (pertaining to leasing commissions and free rent), (iv) approximately $168,375 into a mortgage debt service reserve, and (v) approximately $500,000 into an additional allowance reserve.

Tax Reserve – The Amazon West LA Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated to be $123,461).

Insurance Reserve – On each due date, the Amazon West LA Borrower are required to deposit reserves of 1/12 of the insurance premiums that the lender estimates will be sufficient to pay the insurance premiums due for the renewal of coverage (initially estimated to be approximately $40,123).

Replacement Reserve – On each payment date during the continuance of an Amazon West LA Trigger Period (as defined below), the Amazon West LA Borrower is required to deposit $1,069.50 into a replacement reserve account.

TI/LC Reserve – On each payment date during the continuance of an Amazon West LA Trigger Period, the Amazon West LA Borrower is required to deposit $4,189.71 into a tenant improvement and leasing commissions reserve account.

■	Lockbox and Cash Management. The Amazon West LA Loan is structured with a hard lockbox and in-place cash management. The Amazon West LA Borrower is required to cause each tenant at the Amazon West LA Property to deposit rents directly into a lender-controlled lockbox account. In addition, the Amazon West LA Borrower is required to cause all rents received by the Amazon West LA Borrower or the property manager with respect to the Amazon West LA Property to be deposited into such lockbox account. All amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on each business day and to be applied and disbursed in accordance with the Amazon West LA Loan documents. Upon the occurrence of an Amazon West LA Trigger Period all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Amazon West LA Loan documents are required: (1) to the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

extent the outstanding Amazon West LA Trigger Period exists solely as the result of a Mezzanine Cash Sweep Period (as defined below), to be deposited to or at the direction of the mezzanine lender, or (2) otherwise to be held by the lender in an excess cash flow reserve account as additional collateral for the Amazon West LA Loan. Upon an event of default under Amazon West LA Loan documents, the lender will be required to apply funds to the debt in such priority as it may determine in its sole discretion.

“Amazon West LA Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default beyond applicable notice and/or cure periods, (ii) the debt yield (inclusive of mezzanine debt) falling below 5.0%, (iii) the Amazon West LA Loan debt yield falling below 11.20%, (iv) a Specified Tenant Trigger Period (as defined below), and (v) the occurrence of a Mezzanine Cash Sweep Period, and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield (inclusive of mezzanine debt) is equal to or greater than 5.25% for two consecutive calendar quarters, (c) with respect to clause (iii) above, the date that the Amazon West LA Loan debt yield is equal to or greater than 11.76% for two consecutive calendar quarters, (d) with respect to clause (iv) above, such Specified Tenant Trigger Period ceasing to exist, and (e) with respect to clause (v) above, the expiration of the applicable Mezzanine Cash Sweep Period.

A “Specified Tenant” means, as applicable, (i) Amazon Services, and, (ii) any other tenants of the Specified Tenant space (or any portion thereof), and (iii) any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) the Specified Tenant being in material default under the Specified Tenant lease, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space, (iii) the Specified Tenant providing written notice that it is terminating its lease (or any portion thereof), (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant, and (vi) the Specified Tenant failing to maintain a long-term unsecured debt rating of at least “A” from S&P and an equivalent rating from each of the other rating agencies which rate the Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to lender of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below), or (2) the Amazon West LA Borrower leasing the entire Specified Tenant space in accordance with the Amazon West LA Loan documents and such tenant being in actual, physical occupancy of such space and paying the full amount of the rent due under such lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) with respect to clause (i) of the definition of Specified Tenant Trigger Period, the cure of monetary and material non-monetary defaults, (b) with respect to clause (ii) of the definition of Specified Tenant Trigger Period, the Specified Tenant (x) is in actual, physical possession of the Specified Tenant space, and (y) except to the extent the Specified Tenant is an investment grade tenant, operating in its premises during customary hours and not “dark” in the Specified Tenant space, (c) with respect to clause (iii) or (iv) of the definition of Specified Tenant Trigger Period, the Specified Tenant having revoked or rescinded all termination or cancellation notices and having re-affirmed the Specified Tenant lease or the lender having approved the sublease, as applicable, (d) with respect to any applicable bankruptcy or insolvency proceeding involving the Specified Tenant or the Specified Tenant lease, the Specified Tenant has affirmed the applicable Specified Tenant lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (e) the applicable Specified Tenant paying full, unabated rent, or to the extent that such Specified Tenant’s rent is abated solely in connection with a free rent period or similar rent concession in accordance with the applicable Specified Tenant lease, the Amazon West LA Borrower having deposited the amount of any unexpired rent abatement (or similar concession), as reasonably determined by the lender, into a reserve with the lender, and (f) with respect to clause (vi) of the definition of Specified Tenant Trigger Period, the applicable rating rising to the at least “AA-” from S&P and an equivalent rating from each of the other rating agencies which rate the Specified Tenant.

“Mezzanine Cash Sweep Period” means a period (A) commencing on the mezzanine lender’s delivery of a written notice to the lender stating that (i) an event of default has occurred and is continuing under the Amazon West LA Mezzanine Loan (as defined below), and/or (ii) the mezzanine lender is entitled to sums pursuant to the Amazon West LA Mezzanine Loan documents in excess and/or addition to the Amazon West LA Mezzanine Loan

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

monthly debt service (including, without limitation, any default interest, late charges, missed payments, reserve deposits and/or amounts due in connection with an acceleration of the Amazon West LA Mezzanine Loan, or other exercise of remedies thereunder) and (B) expiring upon the mezzanine lender’s delivery of a written notice to the lender stating that (1) with respect to clause (i) above, the cure of such event of default and (2) with respect to clause (ii) above, the mezzanine lender no longer being entitled to such sums and the only then amounts due and payable pursuant to the terms of the Amazon West LA Mezzanine Loan documents are the Amazon West LA Mezzanine Loan monthly debt service payments. Notwithstanding the foregoing, a Mezzanine Cash Sweep Period will not expire in the event that a Mezzanine Cash Sweep Period then exists for any other reason.

■	Property Management. The Amazon West LA Property is self-managed by the Amazon West LA Borrower.

■	Current Mezzanine or Subordinate Indebtedness. Concurrently with the origination of the Amazon West LA Loan, Citigroup Global Markets Realty Corp. made a $93,000,000 mezzanine loan (the “Amazon West LA Mezzanine Loan”) to, Playa Vista Mezz, LLC, the sole member of the Amazon West LA Borrower, which is secured by the sole member’s ownership interest in the Amazon West LA Borrower. The Amazon West LA Mezzanine Loan is coterminous with the Amazon West LA Loan and accrues interest at a fixed per annum rate equal to 5.10000%. The lenders of the Amazon West LA Loan and the Amazon West LA Mezzanine Loan entered into an intercreditor agreement that provides for customary consent rights, cure rights and the right to purchase the defaulted Amazon West LA Loan. On the origination date, the Amazon West LA Borrower deposited $400,000 into a mezzanine debt service reserve. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Financial Information

	Amazon West LA Loan	Amazon West LA Total Loan
Cut-off Date Balance	$75,000,000	$168,000,000
Cut-off Date LTV Ratio	29.3%	65.6%
Maturity Date LTV Ratio	29.3%	65.6%
DSCR Based on Underwritten NCF	4.45x	1.36x
Debt Yield Based on Underwritten NOI	12.6%	5.6%

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Pursuant to a partial defeasance any time after the date that is two years from the Closing Date, the borrower may deliver defeasance collateral and obtain the release of the parcel subject to the ground lease with Chick-Fil-A Inc., provided that, among other conditions: (i) the defeasance collateral is in an amount equal to the greater of (a) $7,979,910.71, and (b) 100% of the net sales proceeds applicable to such parcel, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release or the consummation of the partial release, after giving effect to the release, (1) the debt service coverage (inclusive of mezzanine debt) ratio with respect to the remaining Amazon West LA Property is at least equal to the greater of (a) 1.36x, and (b) the debt service coverage ratio for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (2) the Mortgage Loan debt service coverage ratio with respect to the remaining Amazon West LA Property is at least equal to the greater of (a) 4.46x, and (b) the Mortgage Loan debt service coverage ratio for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release or the consummation of the partial release, after giving effect to the release, as applicable, (1) the loan-to-value ratio (inclusive of mezzanine debt) with respect to the remaining Amazon West LA Property is no greater than the lesser of (a) 62.8% and (b) the loan-to-value ratio for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (2) the Mortgage Loan loan-to-value ratio with respect to the remaining Amazon West LA Property is no greater than the lesser of (a) 28.0% and (b) the Mortgage Loan loan-to-value ratio for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

AMAZON WEST LA

release or the consummation of the partial release, after giving effect to the release, (1) the debt yield (inclusive of mezzanine debt) with respect to the remaining Amazon West LA Property is at least equal to the greater of (a) 5.59%, and (b) the debt yield for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable, and (2) the Mortgage Loan debt yield with respect to the remaining Amazon West LA Property is at least equal to the greater of (a) 12.52%, and (b) the Mortgage Loan debt yield for the Amazon West LA Property as of the date of notice of the partial release or the consummation of the partial release, as applicable.

■	Terrorism Insurance. The Amazon West LA Loan documents require that the “all-risk” insurance policy required to be maintained by the Amazon West LA Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon West LA Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Amazon West LA Property until the completion of restoration or the expiration of 18 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. Notwithstanding the foregoing, the lender approved borrower provided coverage as of the origination date without terrorism coverage included, provided that upon renewal of the policies providing the general liability and umbrella liability coverages on May 15, 2021, the Amazon West LA Borrower is required to add terrorism coverage as required under the Amazon West LA Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
32-42 Broadway
32-42 Broadway
New York, NY 10004
BATTERY PARK CITY
FINANCIAL DISTRICT
South Pool
Four World Trade Center
1 Liberty Plaza
Cortland Street
John Street
Liberty Street
Liberty Park
Zuccotti Park
Federal Reserve Bank of New York
World Trade Center Memorial Foundation
9/11 Tribute Center
90 West Financial District
Club Quarters Hotel
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95 Trinity
140 Broadway
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100 William
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180 Water
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2 Gold
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225 Rector Place
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110 Greenwich
86 Trinity
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101 Wall
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19 Rector
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50 West
The Soundings
200 Rector Place
3LD Art & Technology Center
55 Broadway
52 Broadway
50 Broadway
30 Broad
40 Broad
25 Broad
40 Exchange
20 Exchange Place
5 Hanover Square
41 Broad
William Beaver House
3 Hanover Square
10 Hanover Square
77 Water
Old Slip Financial Square
55 Broad
Broadway Atrium
Harriman Building
29 Broadway
26 Broadway
60 Broad
New Street
West Thames Street
West Street
Cove Club
Liberty View
Third Street
Morris St
Brooklyn Battery Tunnel
RiverWatch
The Visionaire
21 West
Downtown Club
25 Broadway
7 Hanover Square
Hanover Square
Gouverneur Ln
Second Place
South Cove Plaza
30 West
2 Washington
New York State DMV
Bowling Green
2 Broadway
80 Broad
85 Broad
Broad Street
55 Water
46
74
1 Broadway
90 Broad
36 Water
Fraunces Tavern Museum
Vietnam Veterans Plaza
First Place
17 Battery Place
Stone St
Double Tree
Bridge St
1 Whitehall
Whitehall St
National Museum of the American Indian
Broad Financial Center
Public Utility
4 New York Plaza
125 Broad
Museum of Jewish Heritage
Ritz Carlton Battery Park
Little West Street
Battery Place
Hampton Inn
3 NY Plaza
State Street
1 Battery Park Plaza
17 State
1 State Street Plaza
ONE New York Plaza
Our Lady of the Rosary
Peter Minuit Plaza
Castle Clinton National Monument
Battery Park
Battery Maritime Building
Staten Island Ferry Whitehall Terminal
Admiral Dewey Promenade
Statue of Liberty Ferry
Governors Island Ferry
Staten Island Ferry
Pier 6
Greenwich Street
Trinity Place
Broadway
Nassau St
William St
Pearl Street
Water Street
Front St
UPPER WEST SIDE
Central Park
UPPER EAST SIDE
QUEENS
Carnegie Hall
MIDTOWN
United Nations
Times Square
Madison Square Garden
Empire State Building
Hudson Yards
MANHATTAN
CHELSEA
New York
Hudson River
East River
NYU
EAST VILLAGE
HOBOKEN
SOHO
FINANCIAL DISTRICT
NY Stock Exchange
JERSEY CITY
BROOKLYN

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City/State)	New York, New York		Cut-off Date Balance(2)		$75,000,000
Property Type	Office		Cut-off Date Balance per SF(1)		$239.66
Size (SF)	521,573		Percentage of Initial Pool Balance		6.9%
Total Occupancy as of 9/1/2020	90.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 9/1/2020	90.5%		Type of Security		Fee Simple
Year Built / Latest Renovation	1889, 1904 / 2019		Mortgage Rate		3.25000%
Appraised Value	$243,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$23,169,206
Underwritten Expenses	$10,872,817		Escrows(3)
Underwritten Net Operating Income (NOI)	$12,296,389			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,952,043		Taxes	$0	$393,685
Cut-off Date LTV Ratio(1)	51.4%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	51.4%		Replacement Reserve	$0	$30,425
DSCR Based on Underwritten NOI / NCF(1)	2.99x / 2.66x		TI/LC(4)	$3,000,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.8% / 8.8%		Other(5)	$4,225,988	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$125,000,000	98.4%	Loan Payoff	$115,986,003	91.3%
Principal’s New Cash Contribution	2,050,134	1.6	Reserves	7,225,988	5.7
			Closing Costs	3,838,143	3.0

Total Sources	$127,050,134	100.0%	Total Uses	$127,050,134	100.0%

(1)	Calculated based on the aggregate outstanding balance of the 32-42 Broadway Whole Loan. See “—The Mortgage Loan” below.

(2)	The Cut-off Date Balance of $75,000,000 represents the controlling note A-1, which is part of the 32-42 Broadway Whole Loan consisting of two pari passu promissory notes with an aggregate original principal balance of $125,000,000.

(3)	See “—Escrows” below.

(4)	Monthly TI/LC deposits are not required until such time as the total amount on deposit in the TI/LC reserve account is less than $1,500,000, and will thereafter continue until such time as the total amount on deposit in the TI/LC reserve account equals or exceeds the $3,000,000.

(5)	Other reserves represent an unfunded obligations reserve ($131,038), an immediate repairs reserve ($32,450), and a debt service reserve ($4,062,500).

■	The Mortgage Loan. The 32-42 Broadway mortgage loan (the “32-42 Broadway Loan”) is part of a whole loan consisting of two pari passu promissory notes, with an aggregate original and outstanding principal balance as of the Cut-off Date of $125,000,000 (the “32-42 Broadway Whole Loan”), which is secured by a first mortgage encumbering the borrower’s fee simple interest in a 521,573 SF office property located in New York, New York (the “32-42 Broadway Property”). The 32-42 Broadway Loan is comprised of the controlling note A-1, having an original and outstanding principal balance as of the Cut-off Date of $75,000,000, representing approximately 6.9% of the Initial Pool Balance.

The 32-42 Broadway Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on November 3, 2020. The 32-42 Broadway Whole Loan has an interest rate of 3.25000% per annum. The 32-42 Broadway Borrower (as defined below) utilized the proceeds of the 32-42 Broadway Whole Loan to refinance existing debt on the 32-42 Broadway Property, fund reserves and pay origination costs.

The 32-42 Broadway Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 32-42 Broadway Whole Loan requires interest only payments on each due date through the scheduled maturity date in November 2030. Voluntary prepayment of the 32-42 Broadway Whole Loan is prohibited prior to the due date in August 2030. At any time after the earlier to occur of (a) November 3, 2024 and (b) the second anniversary of the closing date of the securitization into which the last of the 32-42 Broadway notes are securitized, the 32-42 Broadway Whole Loan may be defeased in full with direct, non-callable obligations of the United States of America.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The table below summarizes the promissory notes that comprise the 32-42 Broadway Whole Loan. The relationship between the holders of the 32-42 Broadway Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	Benchmark 2020-B21	Yes
A-2	50,000,000	50,000,000	CREFI(1)	No
Total	$125,000,000	$125,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 32-42 Broadway Property consists of two interconnecting 18 and 21-story Class B office buildings, plus a lower level and penthouse, located at 32-42 Broadway, in New York, New York. The 32 Broadway building is an 18-story Class B office building, plus lower level and penthouse, which was constructed in 1898. The 32 Broadway building comprises 128,945 SF of net rentable area which is leased to two retail and 53 office tenants. The 42 Broadway building is a 21-story Class B office building, plus lower level, which was constructed in 1904. It comprises 392,628 SF of net rentable area which is leased to four retail and 33 office tenants. Based on the underwritten rent roll dated September 1, 2020, the 32-42 Broadway Property is 90.5% leased.

Office (97.1% of NRA; 89.9% of underwritten base rent)

The largest office tenant at the 32-42 Broadway Property, City of NY Department of Consumer Affairs, occupies 16.4% of the 32-42 Broadway Property’s net rentable area and accounts for 15.4% of underwritten base rent. The tenant has occupied space at the 32-42 Broadway Property since 2013. City of NY Department of Consumer Affairs (now referred to as the City of NY Department of Consumer and Worker Protection) licenses more than 75,000 businesses in more than 50 industries and enforces consumer protection, licensing, and workplace laws. The Department of Consumer Affairs (“DCA”) protects the marketplace from predatory practices to create a culture of compliance. The DCA also conducts research and advocates for public policy that furthers its work to support New York City’s communities.

The second largest office tenant at the 32-42 Broadway Property, the City of NY Board of Elections, occupies 10.1% of the 32-42 Broadway Property’s net rentable area and accounts for 10.6% of underwritten base rent. The tenant has occupied space at the 32-42 Broadway Property since 2011. The Board of Elections is an administrative body of 10 commissioners, two from each borough upon recommendation by both political parties and then appointed by the city council for a term of four years. The commissioners appoint a bipartisan staff to oversee the daily activities of its main and five borough offices of New York City.

The third largest office tenant at the 32-42 Broadway Property, Magilla Entertainment, LLC, occupies 6.3% of the 32-42 Broadway Property’s net rentable area and accounts for 7.0% of underwritten base rent. The tenant has occupied space at the 32-42 Broadway Property since 2012. Magilla Entertainment, LLC is one of the nation’s largest independently owned production companies in non-scripted television. Magilla Entertainment, LLC has a portfolio of over 45 separate and unique series including shows such as Discovery’s Moonshiners and Diesel Brothers, TLC’s Long Island Medium, HGTV’s Beach Front Bargain Hunt franchise, and History Channel’s American Ripper, three-part mini-series –Cars That Made America and one-hour documentary –Rise Up: The Movement That Changed America.

Retail (2.9% of NRA; 10.1% of underwritten base rent)

The retail space at the 32-42 Broadway Property is comprised of approximately 2.9% of the total net rentable area and the retail space is 73.9% leased to JP Morgan Chase Bank, NA (5,044 SF), GFG Broadway, LLC (3,366 SF), Bento Nouveau, Inc. (1,000 SF), 42 Broadway Coffee & Bakery, LLC (800 SF), 42 Broadway News, LLC (650 SF) and Blue Chip Haircutters, LLC (450 SF).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

COVID-19 Update. As of November 6, 2020, the 32-42 Broadway Property is open and operational. At the onset of the coronavirus pandemic, the borrower sponsor executed rent deferment agreements with certain tenants, most of which have now expired and no major tenants have rent deferrals. September 2020 rent collections at the 32-42 Broadway Property were 105.6% of underwritten base rent, which includes payback of rents that were previously deferred. October 2020 rent collections at the 32-42 Broadway Property were 98.5% of underwritten base rent. As of November 6, 2020, the 32-42 Broadway Loan is not subject to any modifications or forbearance requests. The first payment date of the 32-42 Broadway Loan is in December 2020.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 32-42 Broadway Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	Lease Expiration	Renewal / Extension Options
City of NY Dept of Consumer Affairs(3)	NR/NR/NR	85,573	16.4%	$2,881,102	15.4%	$33.67	7/31/2027	1, 5-year option
City of NY Board of Elections(4)	NR/NR/NR	52,618	10.1	1,990,102	10.6	37.82	2/6/2022	1, 5-year option
Magilla Entertainment, LLC(5)	NR/NR/NR	33,106	6.3	1,306,759	7.0	39.47	9/15/2024	None
JP Morgan Chase Bank, NA(6)	NR/NR/NR	5,044	1.0	722,118	3.9	143.16	7/15/2025	1, 5-year option
Premier Home Health Care Services, Inc.	NR/NR/NR	18,000	3.5	709,071	3.8	39.39	1/31/2023	None
GFG Broadway, LLC	NR/NR/NR	3,366	0.6	524,509	2.8	155.83	12/31/2029	None
Agudath Israel of America(7)	NR/NR/NR	17,000	3.3	459,600	2.5	27.04	1/31/2026	None
Total World Domination, Inc.	NR/NR/NR	9,000	1.7	377,981	2.0	42.00	6/24/2021	None
Downtown Turn Key Office Suites, LLC	NR/NR/NR	11,000	2.1	367,768	2.0	33.43	8/5/2024	None
Brand Institute, Inc.	NR/NR/NR	8,000	1.5	314,705	1.7	39.34	10/22/2027	None
Ten Largest Owned Tenants		242,707	46.5%	$9,653,714	51.6%	$39.78
Remaining Owned Tenants		229,290	44.0	9,055,712	48.4	$39.49
Vacant Spaces (Owned Space)		49,576	9.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		521,573	100.0%	$18,709,426	100.0%	$39.64

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated September 1, 2020.

(3)	City of NY Dept of Consumer Affairs shall have the one-time right to terminate its lease in whole or in part on full floor or full floors basis, effective on either October 14, 2023 or October 14, 2026 upon 12 months written notice for 75,264 SF of their space at the 32-42 Broadway Property. The City of NY Dept of Consumer Affairs must pay a termination fee equal to the unamortized rent value of the abatement period and the total cost of the work.

(4)	City of NY Board of Elections shall have the one-time right to terminate the expansion space April 22, 2021 upon at least 12 months’ notice, provided that City of NY Board of Elections shall have terminated the entire 6th and/or 7th floor of the existing lease.

(5)	Magilla Entertainment, LLC space at the 32-42 Broadway Property includes a month-to-month lease on storage space. The month-to-month lease can be terminated by either the tenant or the 32-42 Broadway Borrower on no less than 10 days nor more than 30 days prior written notice. The month-to-month space makes up 0.1% of underwritten base rent.

(6)	JP Morgan Chase Bank, NA shall have the right to terminate the lease at any time on or after July 16, 2024 upon no less than 12 months prior written notice to landlord. In the event that JP Morgan Chase Bank, NA exercised termination right, they shall pay to an amount representing the unamortized balance of all brokerage commissions paid.

(7)	Agudath Israel America space at the 32-42 Broadway Property includes a month-to-month lease on an exercise room. The month-to-month space makes up approximately 0.01% of underwritten base rent.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

The following table presents certain information relating to the lease rollover schedule at the 32-42 Broadway Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	5,345	1.0%	1.0%	$225,805	1.2%	$42.25	8
2020	10,168	1.9	3.0%	61,800	0.3	6.08	2
2021	57,009	10.9	13.9%	2,199,465	11.8	38.58	21
2022	72,039	13.8	27.7%	2,680,489	14.3	37.21	13
2023	35,625	6.8	34.5%	1,451,026	7.8	40.73	10
2024	75,977	14.6	49.1%	2,812,127	15.0	37.01	13
2025	26,326	5.0	54.2%	1,821,648	9.7	69.20	9
2026	36,175	6.9	61.1%	1,256,547	6.7	34.74	8
2027	110,062	21.1	82.2%	3,861,025	20.6	35.08	8
2028	16,515	3.2	85.4%	675,408	3.6	40.90	3
2029	14,966	2.9	88.2%	1,217,063	6.5	81.32	4
2030	4,290	0.8	89.1%	163,020	0.9	38.00	1
2031 & Thereafter	7,500	1.4	90.5%	284,005	1.5	37.87	2
Vacant	49,576	9.5	100.0%	0	0.0	0.00	0
Total / Wtd. Avg.	521,573	100.0%		$18,709,426	100.0%	$39.64	102

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated September 1, 2020.

The following table presents certain information relating to historical occupancy at the 32-42 Broadway Property:

Historical Leased %(1)

2017	2018	2019	As of 9/1/2020
96.0%	96.1%	97.3%	90.5%

(1)	As provided by the 32-42 Broadway Borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 32-42 Broadway Property:

Cash Flow Analysis(1)(2)

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$18,521,528	$19,136,347	$19,705,031	$20,004,281	$18,709,426	$35.87
Contractual Rent Steps(3)	0	0	0	0	725,040	1.39
Vacant Income	0	0	0	0	2,747,098	5.27
Reimbursements	1,117,080	1,276,511	1,484,585	1,536,557	1,627,108	3.12
Vacancy & Credit Loss	(511,890)	(235,636)	(222,100)	(261,932)	(2,747,098)	(5.27)
Other Income	2,087,459	2,136,205	2,052,795	2,264,915	2,107,632	4.04
Effective Gross Income	$21,214,177	$22,313,427	$23,020,311	$23,543,821	$23,169,206	$44.42
Total Operating Expenses	10,436,824	10,791,578	11,125,485	10,777,257	10,872,817	20.85
Net Operating Income	$10,777,353	$11,521,849	$11,894,826	$12,766,564	$12,296,389	$23.58
TI/LC	0	0	0	0	979,245	1.88
Capital Expenditures	0	0	0	0	365,101	0.70
Net Cash Flow	$10,777,353	$11,521,849	$11,894,826	$12,766,564	$10,952,043	$21.00

(1)	Based on the underwritten rent roll dated September 1, 2020.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Contractual Rent Steps include $725,040 underwritten for various tenants through October 31, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

■	Appraisal. According to the appraisal, the 32-42 Broadway Property had an “as-is” appraised value of $243,000,000 as of August 28, 2020.

■	Environmental Matters. According to a Phase I environmental report dated September 3, 2020, there are no recognized environmental conditions or recommendations for further action at the 32-42 Broadway Property.

■	Market Overview and Competition. The 32-42 Broadway Property is situated on a 30,862 SF through-block parcel with frontage along the east side of Broadway and the west side of New Street between Exchange Place and Beaver Street within the Downtown East office submarket of Downtown Manhattan. Overall asking rents in Manhattan fell in the second quarter of 2020 by approximately 0.9% to $80.98 per SF, which in part was due to average asking rents in Midtown South decreasing $1.66 per SF quarter-over-quarter. Much of the decrease in Midtown South rents can be attributed to the growth in sublease availability, with space priced below average. Midtown, Midtown South and Downtown all saw quarter-over-quarter decreases in asking rent by $0.52 per SF, $1.66 per SF and $0.33 per SF, respectively, since the first quarter of 2020.

According to a third party report, the Downtown East submarket is home to 49.9 million square feet of commercial real estate. The Downtown East submarket is located to the East of the Downtown West office market and south of the City Hall office market. Availability has decreased by 20 basis points quarter-over-quarter from 10.7% to 10.5% and has decreased by 60 basis points year-over-year from 11.1% in the second quarter of 2019 to 10.5% in the second quarter of 2020. Vacancy has decreased by 10 basis points from 7.1% to 7.0% quarter-over-quarter and has increased by 40 basis points year-over-year from 6.6% in the second quarter of 2019 to 7.0% in the second quarter of 2020. Notable demand generators in the immediate area include the office traffic generated by the World Financial Center (Brookfield Place), World Trade Center, the Oculus, Fulton Street Transit Center, in addition to the 32-42 Broadway Property’s proximity to residential neighborhoods such as Battery Park and Tribeca. The 32-42 Broadway Property is close in proximity to the PATH, 4, 5, A, C, E, J, M, Z, W, R, 1, 2, 3 subway lines and the Fulton Street Transit Center which provides access to New Jersey, Brooklyn, and the residential neighborhoods in Lower Manhattan.

The following table presents certain information relating to the primary competition for the 32-42 Broadway Property:

Comparable Office Buildings(1)

Property Name / Location	NRA	Year built	Stories	% Occupied	Average Asking Rent
32-42 Broadway	521,573(2)	1889, 1904	18, 21	90.5%(2)	$39.64(2)(3)
11 Broadway	490,709	1898	22	88.4%	$44.00
39 Broadway	447,400	1928	37	96.5%	$44.00
50 Broadway	370,000	1927	37	96.8%	$48.00
65 Broadway	371,232	1917	21	98.2%	$58.00
40 Exchange Place	300,000	1893	20	96.9%	$55.00
111 John Street	347,755	1929	28	92.5%	$43.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of September 1, 2020.

(3)	Reflects the weighted average underwritten base rent for occupied tenants.

■	The Borrower. The borrower is 32-42 Broadway Owner LLC, a Delaware limited liability company (the “32-42 Broadway Borrower”). Legal counsel to the 32-42 Broadway Borrower delivered a non-consolidation opinion in connection with the origination of the 32-42 Broadway Whole Loan.

The nonrecourse carve-out guarantors are Eli Schron, Mark Schron, and Avi Schron, the three sons of Rubin Schron who also founded Cammeby’s International. Rubin Schron has been in the real estate business for nearly 40 years. As of 2019, Cammeby’s / the Schron brothers own interests in more than 31,000 residential units

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

primarily in New York, New Jersey, Pennsylvania and Connecticut, 145 nursing home units and approximately 15 million SF of commercial and industrial space with a combined market value of approximately $3 billion. The entirety of the borrower sponsor’s commercial portfolio is located in New York, NY, with the exception of one large industrial park in New Jersey.

■	Escrows. At origination, the 32-42 Broadway Borrower funded approximately (i) $131,038 with respect to unfunded obligations, (ii) $3,000,000 with respect to tenant improvements and leasing commissions, (iii) $32,450 with respect to immediate repairs, and (iv) $4,062,500 with respect to a debt service reserve.

Tax Reserve – On each due date, the 32-42 Broadway Borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $393,685).

Insurance Reserve – On each due date, the 32-42 Broadway Borrower is required to fund 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies; provided, however, that such insurance reserve has been conditionally waived so long as the 32-42 Broadway Borrower maintains a blanket policy meeting the requirements of the 32-42 Broadway Whole Loan documents.

Replacement Reserve – On each due date, the 32-42 Broadway Borrower is required to deposit approximately $30,425 into a replacement reserve for capital expenditures.

TI/LC Reserve – On each due date, if the balance in the TI/LC Reserve falls below $1,500,000, the 32-42 Broadway Borrower is required to make monthly deposits of approximately $65,197 until the balance in the TI/LC Reserve reaches $3,000,000.

■	Lockbox and Cash Management. The 32-42 Broadway Whole Loan is structured with a hard lockbox and springing cash management. The 32-42 Broadway Borrower is required to deliver a tenant direction letter to the existing tenants at the 32-42 Broadway Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The 32-42 Broadway Borrower is required to cause revenue received by the 32-42 Broadway Borrower or the property manager from the 32-42 Broadway Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the 32-42 Broadway Borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 32-42 Broadway Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 32-42 Broadway Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 32-42 Broadway Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the 32-42 Broadway Borrower. Upon an event of default under the 32-42 Broadway Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) as of any date of determination occurring on or after May 3, 2022, the debt yield falling below 6.25% (provided, however, that no Trigger Period will be deemed to exist with respect to this clause (ii) during any period that the Collateral Cure Conditions (as defined below) are satisfied), and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt yield remains equal to or greater than 6.25% for one calendar quarter, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means any tenant that at such time, together with any of its affiliates, leases space at the 32-42 Broadway Property that comprises 25% or more of either (1) the 32-42 Broadway Property’s aggregate gross leasable area, or (2) the total rental income for the 32-42 Broadway Property, and in each case, together

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

with any guarantor(s), parent(s) or affiliate(s) providing credit support or any guaranty of the applicable related lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) the Specified Tenant being in default under the applicable Specified Tenant lease for failure to pay base rent or other material monetary or material non-monetary default, beyond applicable notice and/or cure periods, (ii) Specified Tenant failing to be in possession of the Specified Tenant space (or applicable portion thereof) or, except to the extent the applicable Specified Tenant is a COVID Dark Tenant (as defined below), failing to be operating in its Specified Tenant Space (or applicable portion thereof) for the purpose contemplated in the applicable Specified Tenant lease, (iii) Specified Tenant giving notice that it is terminating its lease with respect to the entirety of the applicable Specified Tenant space (or a portion thereof equal to at least 50% of the applicable Specified Tenant space), (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), (v) any bankruptcy or similar insolvency of the Specified Tenant, and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant Extension Deadline in accordance with the applicable terms and conditions thereof and of the 32-42 Broadway Whole Loan documents for a term of five years, and (B) expire upon the first to occur of (x) the satisfaction of the Specified Tenant Cure Conditions (as defined below), or (y) at least 55% of the Specified Tenant space being re-tenanted pursuant to one or more replacement leases approved by the lender in accordance with the 32-42 Broadway Whole Loan documents, and the tenants thereunder are in possession of the applicable Specified Tenant space (or applicable portion thereof), and, except to the extent the applicable Specified Tenant is a COVID Dark Tenant, operating in the Specified Tenant space (or applicable portion thereof) for the purposes contemplated in the applicable Specified Tenant lease (it being acknowledged that during the continuance of the COVID-19 pandemic or any other pandemic or epidemic, a tenant will be deemed to be operating in its respective space if its premises is operational (i.e. with minimal staff coming in on an ongoing basis to perform necessary administrative functions) and available to the Specified Tenant’s employees for use on a voluntary basis) and paying the full amount of the rent due under its lease; provided, however, to the extent that such Specified Tenant’s rent is abated solely in connection with a free rent period or similar rent concession, this clause will be satisfied with respect to the applicable Specified Tenant if (1) the 32-42 Broadway Borrower has deposited the amount of any unexpired rent abatement (or similar concession), as reasonably determined by the lender, into the unfunded obligations reserve account and (2) the debt yield equals or exceeds 6.25%.

“Specified Tenant Cure Conditions” means each of the following, as applicable: (a) with respect to clause (i) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has cured all monetary and material non-monetary defaults under the applicable Specified Tenant lease, (b) with respect to clause (ii) of the definition of Specified Tenant Trigger Period, the lender’s receipt of satisfactory evidence that any event of default arising directly as a result of the Specified Tenant’s failure to be in possession of, and operating in the Specified Tenant space (or applicable portion thereof), except to the extent the applicable Specified Tenant is a COVID Dark Tenant, has been cured, (c) with respect to clause (iii) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant having revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and having re-affirmed the applicable Specified Tenant lease as being in full force and effect, (d) with respect to clauses (iv) and (v) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, (e) with respect to clause (vi) of the definition of Specified Tenant Trigger Period, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the 32-42 Broadway Whole Loan documents for a term of 5 years and such Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease, provided, however, that to the extent the applicable Specified Tenant is a New York City agency and the City Agency Gap Period Conditions (as defined below) are satisfied with respect to the applicable Specified Tenant lease, this clause (e) will be deemed satisfied for so long as the excess cash flow funds on deposit in the excess cash flow account equal or exceed the Specified Tenant Deposit Amount (as defined below), and (f) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease; provided, however, that to the extent that such Specified Tenant’s rent is abated solely in connection with a free rent period or similar rent concession, this clause (f) will be satisfied with

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

respect to the applicable tenant if the 32-42 Broadway Borrower has deposited the amount of any unexpired rent abatement (or similar concession), as reasonably determined by the lender, into a reserve with the lender (to be disbursed by the lender, in its reasonable discretion during each applicable free rent period in a manner such that each disbursement covers the amount of the applicable rent concession for the applicable lease).

The “Collateral Cure Conditions” means a period in which the 32-42 Broadway Borrower deposits $1,875,000 in into an account with the lender (or delivers a letter of credit in the same amount) to serve as additional collateral for the 32-42 Broadway Whole Loan, (the “Collateral Deposit Amount”) and, for so long as the 32-42 Broadway Borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period (as set forth in clause (A)(ii) of the definition of Trigger Period above) on each 6 month anniversary date of the date that the 32-42 Broadway Borrower made such deposit (or delivered such letter of credit), the 32-42 Broadway Borrower deposits additional cash collateral in the amount of the Collateral Deposit Amount (or increases the amount of the letter of credit by an amount equal to the Collateral Deposit Amount). Provided that no event of default is ongoing, at such time as the Trigger Period that the Collateral Cure Conditions relate to would have been cured had the 32-42 Broadway Borrower not satisfied the Collateral Cure Conditions, the collateral so deposited (or delivered) will be returned to the 32-42 Broadway Borrower.

“City Agency Gap Period Conditions” means (i) the applicable Specified Tenant that failed to renew its lease is an administrative agency of the City of New York, (ii) the applicable Specified Tenant continues to pay full, unabated rent at a rate equal to or greater than the amounts required as of the date of expiration of the applicable Specified Tenant lease pursuant to a standard written agreement with the applicable administrative agency (such as a term sheet, license agreement or letter of intent) which has been approved by the lender, (iii) the 32-42 Broadway Borrower is diligently pursuing obtaining an executed replacement lease or lease extension (which, in any such case, must be approved by the lender in its reasonable discretion), and (iv) the debt yield (taking into account cash flow from the applicable Specified Tenant lease) is equal to or greater than 6.25%.

“Specified Tenant Deposit Amount” means an amount equal to the total rentable SF of the applicable Specified Tenant lease multiplied by $40.00.

“Specified Tenant Extension Deadline” means the earlier to occur of (a) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (b) the date on which any applicable renewal notice period under the applicable Specified Tenant lease expires.

“COVID Dark Tenant” means any tenant that has discontinued operations in their respective space (A) solely in order to comply with governmental restrictions which restrict the use or occupancy of the applicable tenant’s premises at the 32-42 Broadway Property in connection with the COVID-19 pandemic or any other pandemic or epidemic or (B) prior to November 3, 2022 in connection with the tenant’s commercially reasonable safety protocols relating to the COVID-19 pandemic.

■	Property Management. The 32-42 Broadway Property is currently managed by Cammeby`s Management Company, LLC (an affiliate of the borrower sponsor), pursuant to a management agreement. Under the 32-42 Broadway Whole loan documents, the 32-42 Broadway Property is required to remain managed by Cammeby`s Management Company, LLC, or any other management company approved by the lender and with respect to which a Rating Agency Confirmation has been received. The lender has the right to replace, or require the 32-42 Broadway Borrower to replace, the property manager with a property manager selected by the lender if at any time during the term of the 32-42 Broadway Whole Loan(a) the property manager becomes insolvent or a debtor in (i) any involuntary bankruptcy or insolvency proceeding that is not dismissed within 90 days of the filing thereof, or (ii) any voluntary bankruptcy or insolvency proceeding, (b) there exists a Trigger Period, (c) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (d) there exists a default by the property manager beyond all applicable notice and cure periods under the management agreement.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

32-42 Broadway

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 32-42 Broadway Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 32-42 Broadway Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following restoration. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

MGM
MGM GRAND

MGM GRAND
CONFERENCE
CENTER

DELANO
MANDALAY BAY

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties(1)	2	Loan Seller(7)	CREFI, GACC
Location (City/State)	Las Vegas, Nevada	Cut-off Date Balance(7)	$75,000,000
Property Type	Hospitality	Cut-off Date Balance per Room(7)	$167,644.65
Size (Rooms)(2)	9,748	Percentage of Initial Pool Balance	6.9%
Total TTM Occupancy as of 6/30/2020(2)	87.5%	Number of Related Mortgage Loans	None
Owned TTM Occupancy as of 6/30/2020(2)	87.5%	Type of Security	Fee Simple
Year Built / Latest Renovation(3)	Various / NAP	Mortgage Rate	3.55800%
Appraised Value(4)	$4,600,000,000	Original Term to Maturity (Months)(6)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120

Underwritten Revenues	$2,106,295,488
Underwritten Expenses	$1,586,215,135
Underwritten Net Operating Income (NOI)	$520,080,353	Escrows(8)
Underwritten Net Cash Flow (NCF)	$487,305,761	Upfront	Monthly
Cut-off Date LTV Ratio(4)(7)	35.5%	Taxes	$0	$0
Maturity Date LTV Ratio(4)(6)(7)	35.5%	Insurance	$0	$0
DSCR Based on Master Lease Rent(1)(7)	4.95x	Replacement Reserve	$0	$0
Debt Yield Based on Master Lease Rent(1)(7)	17.9%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$1,634,200,000	35.4%	Purchase Price	$4,600,000,000	99.6%
Subordinate Loan Amount	1,365,800,000	29.6	Closing Costs	17,792,163	0.4
Principal’s New Cash Contribution(9)	1,617,792,163	35.0

Total Sources	$4,617,792,163	100.0%	Total Uses	$4,617,792,163	100.0%

(1)	On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP”; and together with MGP OP, the “Sponsors”, or the “Borrower Sponsors”) and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties (as defined below) for a purchase price of $4.60 billion ($471,892 per room). Contemporaneously with the acquisition, the MGM Grand & Mandalay Bay Borrowers (as defined below), as landlord entered into a 30-year triple-net master/operating lease (the “MGM/Mandalay Lease” or “Master Lease”) with two, 10-year renewal options with MGM Lessee II, LLC (“MGM Tenant”), a wholly owned subsidiary of MGM Resorts International (“MGM”). Financial and other information presented in this Term Sheet is presented on a “look through” basis, based on the rents and receipts of the MGM Grand & Mandalay Bay Properties. For so long as the MGM/Mandalay Lease is in effect, the MGM Grand & Mandalay Bay Borrowers will be entitled only to the rent due under the MGM/Mandalay Lease and not to the underlying rent and other income from the MGM Grand & Mandalay Bay Properties. The DSCR Based on Master Lease Rent, and Debt Yield Based on Master Lease Rent presented in the chart above are based on the initial MGM/Mandalay Lease annual rent of $292,000,000. The DSCR Based on NCF, and the Debt Yield based on NCF for the MGM Grand & Mandalay Bay A Notes (based on the U/W NCF of approximately $487.3 million) are 8.27x and 29.8%, respectively. On May 1, 2020, MGM Resorts International reported that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, there were high levels of room and convention cancellation through the third quarter of 2020, and that, following the re-opening of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties), it expected weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the suspension of operations at the MGM Grand & Mandalay Bay Properties from March 17, 2020 through the end of the first calendar quarter of 2020 (although operations at the MGM Grand Property remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort remained suspended through June 24, 2020 and June 30, 2020, respectively). The adjusted June 2020 TTM EBITDAR of $381.2 million takes into account an adjustment for a combined net extraordinary loss add-back of approximately $82.4 million during the June 2020 TTM period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The lender underwriting presented above is based on 2019 financials, which reflect a full year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties. Please see the “Cash Flow Analysis” and “Historical Performance” tables herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Size and Occupancy are based solely on the hotel at the MGM Grand & Mandalay Bay Properties. As of the trailing 12 months ending June 30, 2020, approximately 29.5% of revenues were generated by rooms, 19.7% of revenues were from gaming, 28.4% from food & beverage and 22.4% from other sources.
(3)	The MGM Grand Property (as defined below) was built in 1993 and the Mandalay Bay Property (as defined below) was built in 1999. The MGM Grand Property has benefited from capital investment of approximately $480.0 million (approximately $96,000 per room) since 2010, $144.0 million of which was spent on a full rooms’ renovation from 2010 to 2013. Additionally, approximately $118.9 million was recently spent on an expansion and renovation of the convention center completed in December 2018, which is expected to expand the group business at the MGM Grand Property. The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation for approximately $159.7 million from 2012 to 2016 and, inclusive of the Four Seasons, has received a total of approximately $510.6 million (approximately $107,500 per room) of capital investment since 2010.
(4)	The Appraised Value of $4,600,000,000 as of January 10, 2020, set forth above is the appraised value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties (the “Aggregate Real Property Appraised Value”). The appraisal also includes an “As Leased-Sale-Leaseback Appraised Value,” which is equal to the Aggregate Real Property Appraised Value. The appraised value of $7,352,600,000 (“Aggregate As-Is Appraised Value”) as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by the MGM Tenant or certain sublessees at the MGM Grand & Mandalay Bay Properties that are wholly owned subsidiaries of MGM (the “MGM/Mandalay Operating Subtenants”) (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E is only transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lender. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 22.2% and 22.2%, respectively, based on the MGM Grand & Mandalay Bay Senior Loan (as defined below). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Aggregate As-Is Appraised Value are 40.8% and 40.8%, respectively, based on the MGM Grand & Mandalay Bay Whole Loan (as defined below).

(5)	The MGM Grand & Mandalay Bay Loan (as defined below) is part of the MGM Grand & Mandalay Bay Whole Loan, which is comprised of (i) 28 pari passu senior promissory notes with an aggregate Cut-off Date balance of $1,634,200,000 (the “MGM Grand & Mandalay Bay Senior Notes,” and collectively, the “MGM Grand & Mandalay Bay Senior Loan”) and (ii) 24 promissory notes with an aggregate Cut-off Date balance of $1,365,800,000 consisting of multiple subordination levels, which are subordinate to the MGM Grand & Mandalay Bay Senior Notes (the “MGM Grand & Mandalay Bay Junior Notes”). The MGM Grand Property has an allocated mortgage loan amount (“ALA”) of $1,635,000,000 and the Mandalay Bay Property has an allocated loan amount (“ALA”) equal to $1,365,000,000. The lockout period will be at least 32 payment dates beginning with and including the first payment date of April 5, 2020. The MGM Grand & Mandalay Bay Borrowers have the option to defease the MGM Grand & Mandalay Bay Whole Loan, in whole or in part, after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 14, 2023. The MGM Grand & Mandalay Bay Whole Loan may be prepaid in whole or in part at any time, subject to payment of the applicable yield maintenance premium if such prepayment occurs prior to September 5, 2029 (provided no yield maintenance will be due in connection with mandatory prepayments arising out of any casualty, condemnation or in connection with certain releases under the MGM Grand & Mandalay Bay Whole Loan documents. The assumed lockout period of 32 payment dates is based on the expected Benchmark 2020–B21 securitization closing date in November 2020. The actual lockout period may be longer.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

(6)	The MGM Grand & Mandalay Bay Whole Loan is structured with an Anticipated Repayment Date (“ARD”) of March 5, 2030 and a final maturity date of March 5, 2032. After the ARD, the following structure will apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y) (1) the ARD Treasury Note Rate (as defined below) in effect on the ARD plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid (such amount not paid, together with accrued interest thereon at the Adjusted Interest Rate (as defined below), the “Accrued Interest”), will be deferred and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to the principal of the MGM Grand & Mandalay Bay Whole Loan. The metrics presented above are calculated based on the ARD.

(7)	The MGM Grand & Mandalay Bay Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Barclays Capital Real Estate Inc. (“BCREI”), Deutsche Bank AG, New York Branch (“DBNY”) and Société Générale Financial Corporation (“SGFC”). CREFI will be contributing Note A-13-5 with an outstanding principal balance of $50,000,000 and GACC will be contributing Note A-15-6 with an outstanding principal balance of $25,000,000 to the Benchmark 2020-B21 securitization.
(8)	See “—Escrows” below.
(9)	Includes MGM’s approximately $80.0 million of retained equity interest in the MGM Grand & Mandalay Bay Properties after the sale-leaseback, by virtue of operating partnership units in MGP OP issued to MGM on the origination date of the MGM Grand & Mandalay Bay Whole Loan.

■	The Mortgage Loan. The mortgage loan (the “The MGM Grand & Mandalay Bay Loan”) is part of a whole loan (the “The MGM Grand & Mandalay Bay Whole Loan”) in the aggregate original principal balance of $3,000,000,000. The MGM Grand & Mandalay Bay Whole Loan is secured by a first mortgage encumbering the borrowers’ fee simple interest in two full service luxury resort and casinos located in Las Vegas, Nevada (the “MGM Grand Property,” and the “Mandalay Bay Property,” and collectively “The MGM Grand & Mandalay Bay Properties”). The MGM Grand & Mandalay Bay Whole Loan was co-originated by CREFI, DBNY, BCREI, and SGFC on February 14, 2020. The MGM Grand & Mandalay Bay Whole Loan is comprised of (i) the MGM Grand & Mandalay Bay Senior Loan, comprised of 28 MGM Grand & Mandalay Bay Senior Notes with an aggregate principal balance of $1,634,200,000, and (ii) the MGM Grand & Mandalay Bay Junior Notes comprised of 24 notes of multiple subordination levels which are subordinate to the MGM Grand & Mandalay Bay Senior Loan with an aggregate principal balance of $1,365,800,000, each as described in the table below. The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes to the extent described in “Description of the Mortgage Pool–The Whole Loans–The MGM Grand & Mandalay Bay Pari Passu-AB Whole Loan” in the Preliminary Prospectus. The MGM Grand & Mandalay Bay Loan, which is evidenced by the non-controlling notes A-13-5 and A-15-6, has an outstanding principal balance as of the Cut-off Date of $75,000,000 and represents approximately 6.9% of the Initial Pool Balance. CREFI is contributing note A-13-5 and with an outstanding principal balance as of the Cut-off Date of $50,000,000 and GACC is contributing note A-15-6 with an outstanding principal balance as of the Cut-off Date of $25,000,000.

Each note evidencing the MGM Grand & Mandalay Bay Whole Loan has an interest rate of 3.55800% per annum. The borrowers utilized the proceeds of the MGM Grand & Mandalay Bay Whole Loan to acquire the MGM Grand & Mandalay Bay Properties and pay closing costs.

The MGM Grand & Mandalay Bay Whole Loan has a 10-year interest-only term through the ARD of March 5, 2030. After the ARD, through and including March 5, 2032 (the “Maturity Date”), the following structure would apply: (i) the interest rate will increase by 200 basis points over the greater of (x) 3.55800%, and (y)(1) the ARD Treasury Note Rate in effect on the ARD (such new rate, the “Adjusted Interest Rate”) plus (2) 1.77000%, (ii) amounts in the Excess Cash Flow Reserve (as defined below) will be applied first to pay monthly additional interest amounts which, to the extent not paid, will be deferred (together with interest accrued thereon at the Adjusted Interest Rate) and added to the principal balance of the MGM Grand & Mandalay Bay Whole Loan, and (iii) a full cash flow sweep to the extent of remaining amounts in the Excess Cash Flow Reserve will be applied to principal of the MGM Grand & Mandalay Bay Whole Loan. For the period from the origination date through the ARD, the MGM Grand & Mandalay Bay Senior Notes and Junior Notes accrue at the rate of 3.55800% per annum. The MGM Grand & Mandalay Bay Whole Loan proceeds along with borrower sponsor equity were used to purchase the MGM Grand & Mandalay Bay Properties for $4.6 billion.

“ARD Treasury Note Rate” means the rate of interest per annum calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15 Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the business day ending immediately prior to the ARD, of “U.S. Government Securities/Treasury Constant Maturities” with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. In the event Federal Reserve Statistical Release H.15 Selected Interest Rates is no longer published or in the event Federal Reserve Statistical Release H.15 Selected Interest Rates no longer publishes “U.S. Government Securities/Treasury Constant Maturities”, the mortgage lender will select a comparable publication to determine such “U.S. Government Securities/Treasury Constant Maturities”

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

and the applicable ARD Treasury Note Rate. The mortgage lender’s determination of the ARD Treasury Note Rate will be final absent manifest error.

The MGM Grand & Mandalay Bay Whole Loan had an initial term of 120 months and has a remaining term of 112 months as of the Cut-off Date. The MGM Grand & Mandalay Bay Whole Loan requires payments of interest only until the ARD in March 2030 or the final maturity date in March 2032. Voluntary prepayment of The MGM Grand & Mandalay Bay Whole Loan without payment of a yield maintenance premium is permitted on or after the due date in September 2029. Defeasance of the MGM Grand & Mandalay Bay Whole Loan with certain direct full faith and credit obligations of the United States of America is permitted under the MGM Grand & Mandalay Bay Whole Loan documents at any time after the earlier of (i) February 14, 2023 or (ii) the second anniversary of the securitization of the last note of the MGM Grand & Mandalay Bay Whole Loan.

The table below summarizes the promissory notes that comprise MGM Grand & Mandalay Bay Whole Loan. The relationship between the holders of the MGM Grand & Mandalay Bay Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The MGM Grand & Mandalay Bay Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-13-5, A-15-6	$75,000,000	$75,000,000	Benchmark 2020-B21(1)	No
A-13-4, A-15-4	$70,000,000	$70,000,000	Benchmark 2020-B20	No
A-13-2, A-15-3	$80,000,000	$80,000,000	Benchmark 2020-B19	No
A-13-1, A-15-1	$65,000,000	$65,000,000	Benchmark 2020-B18	No
A-15-2	$50,000,000	$50,000,000	DBJPM 2020-C9	No
A-1, A-2, A-3, A-4	$670,139	$670,139	BX 2020-VIVA	No
A-5, A-6, A-7, A-8	$794,861	$794,861	BX 2020-VIV2	No
A-9, A-10, A-11, A-12	$1,000,000	$1,000,000	BX 2020-VIV3	No
A-14-1, A-16-1	$69,500,000	$69,500,000	BBCMS 2020-C8	No
A-13-3	$459,360,667	$459,360,667	CREFI(2)	No
A-14-2, A-14-3	$281,847,000	$281,847,000	Barclays Bank PLC(2)	No
A-15-5	$179,680,333	$179,680,333	DBRI(2)	No
A-16-2	$301,347,000	$301,347,000	SGFC(2)	No
Total Senior Notes	$1,634,200,000	$1,634,200,000
B-1-A, B-2-A, B-3-A, B-4-A, B-1-B, B-2-B, B-3-B, B-4-B(4)	$329,861	$329,861	BX 2020-VIVA	No
B-5-A, B-6-A, B-7-A, B-8-A, B-5-B, B-6-B, B-7-B, B-8-B(4)	$374,355,139	$374,355,139	BX 2020-VIV2	No
B-9-A, B-10-A, B-11-A, B-12-A(4)	$429,715,000	$429,715,000	BX 2020-VIV3	No
C-1, C-2, C-3, C-4(4)	$561,400,000	$561,400,000	BX 2020-VIVA	Yes(3)
Whole Loan	$3,000,000,000	$3,000,000,000

(1)	CREFI will be contributing Note A-13-5, which has an outstanding principal balance of $50,000,000 to the Benchmark 2020-B21 securitization. GACC will be contributing Note A-15-6, which has an outstanding principal balance of $25,000,000 to the Benchmark 2020-B21 securitization.

(2)	Expected to be contributed to one or more future securitization transactions.
(3)	The initial controlling note is Note C-1, so long as no related control appraisal period with respect to Note C-1 and the related pari passu C notes has occurred and is continuing. If and for so long as a control appraisal period has occurred and is continuing, then the controlling note will be as described under “Description of the Mortgage Pool—The Whole Loans—The MGM Grand & Mandalay Bay Pari Passu-AB Whole Loan” in the Preliminary Prospectus.

(4)	The MGM Grand & Mandalay Bay Junior Notes are subordinate to the MGM Grand & Mandalay Bay Senior Notes.

■	The Mortgaged Properties.

MGM Grand (54.5% of Mortgage ALA and Master Lease Rent)

Built in 1993, the MGM Grand Property is a full-service luxury resort and casino property located on the Las Vegas Strip, situated between Tropicana Boulevard and Harmon Avenue. According to World Atlas, the MGM Grand Property is the third largest hotel in the world by room count. The MGM Grand Property is also a recipient of the AAA Four Diamond award. The MGM Grand Property covers approximately 101.9 acres and consists of

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

4,998 hotel rooms: 4,270 standard rooms, 554 suites, 88 luxury suites, 51 SKYLOFTS suites (excluding one additional office unit), 30 mansion villas (Mediterranean-themed villas targeted for high-end gamblers, celebrities and casino-invited guests on the strip) (the “Mansion Villas”) and four entourage rooms associated with the Mansion Villas. The MGM Grand Property contains approximately 177,268 square feet (“SF”) of casino space, featuring 1,553 slot machines and 128 gaming tables, over 748,000 SF of meeting space, 18 restaurants, an approximately 22,858 SF spa, four swimming pools and approximately 41,800 SF of rentable retail space (featuring 31 retailers). The MGM Grand Property is home to Cirque du Soleil’s “Kà”, an acrobatic theater production that has been in residence at the MGM Grand Property since October 2004. The MGM Grand Property also includes the David Copperfield Theatre, Hakkasan Nightclub and the MGM Grand Garden Arena, which has a seating capacity of over 16,000 and hosts premier concerts, award shows, sporting events including championship boxing, and other special events.

Room sizes range from 346 SF to 11,517 SF and the MGM Grand Property offers one to four bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. SKYLOFTS at MGM Grand, a AAA Four-Diamond, Forbes Five Star hotel, occupies the top two floors of the main building. The hotel has 51 lofts ranging from 1,401 to 6,040 SF per loft. SKYLOFTS is also a member of The Leading Hotels of the World. The Mansion at the MGM Grand Property contains 30 Mansion Villas ranging from 2,358 to 11,517 SF per villa and $5,000 to $35,000 per night.

Since 2010, the MGM Grand Property has benefited from total capital investment of approximately $480.0 million (approximately $96,036 per room). Notable capital expenditures from this time period include an approximately $144.0 million full rooms renovation from 2010 to 2013 and a recent $118.9 million expansion and renovation of the conference center, which was completed in December 2018.

Mandalay Bay (45.5% of Mortgage ALA and Master Lease Rent)

Built in 1999, the Mandalay Bay Property is a full-service luxury resort and casino property located as the first major resort on the strip to greet visitors arriving by automobile from Southern California. The AAA Four Diamond award winning resort is a premier conference hotel in Las Vegas with approximately 2.2 million SF of convention, ballroom and meeting space, making it the fifth single largest event space in the United States. The Mandalay Bay Property is immediately across Interstate 15 from Allegiant Stadium, the new home stadium of the National Football League’s (“NFL”) Raiders, which was recently completed and which was first utilized in September 2020. The Mandalay Bay Property covers approximately 124.1 acres and consists of 4,750 hotel rooms. Also included within the Mandalay Bay Property are: (i) the Delano, which is an all-suite hotel tower within the complex and (ii) a Four Seasons hotel, each of which has its own lobby, restaurants and pool and spa. In addition to the significant meeting space, the Mandalay Bay Property contains approximately 152,159 SF of casino space, featuring approximately 1,232 slot machines and 71 gaming tables, 27 total restaurants, an approximately 30,000 SF spa, ten swimming pools and approximately 54,000 SF of rentable retail space featuring 41 retailers. The Mandalay Bay Property is also the home to Cirque du Soleil’s Michael Jackson “ONE”, which has been in residence at the Mandalay Bay Property in an approximately 1,805-seat showroom since 2013, an approximately 12,000-seat special events arena, the House of Blues (which features an arena seating up to 2,500 people) and the Shark Reef Aquarium. Additionally, Mandalay Bay Property’s expansive pool and beach area plays host to an array of evening open air concerts during the pool season, a large wave pool, and Moorea, a European-style “ultra” beach and Daylight Beach Club.

Room sizes range from 400 to 5,605 SF and the Mandalay Bay Property offers one- to four-bedroom rooms. Standard room amenities include air conditioning, in-room dining service, minibar, telephone, hair dryer, in-room safe, and high-speed internet. Floors 60–62 are designed as penthouse suites, with a penthouse lounge on level 62 for guests staying in the penthouses. Floors numbered 35–39 of the main hotel building are occupied by the five-star and AAA Four-Diamond Four Seasons Hotel Las Vegas. Located at the resort’s 43-story second tower, the Delano Las Vegas is comprised of 45 rooms and 1,072 suites. Each suite at the Delano is at least 725 SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

The Mandalay Bay Property (including the Delano) underwent a substantial rooms’ renovation of approximately $159.7 million (approximately $35,150 per room) from 2012 to 2016 and has received a total of approximately $510.6 million (approximately $107,485 per room) of capital investment since 2010.

Cirque du Soleil performances at the MGM Grand & Mandalay Bay Properties scheduled through September 30, 2020 have been cancelled. On June 29, 2020, Cirque du Soleil Entertainment Group (“Cirque”) announced that it and certain of its affiliated companies filed for protection from creditors under the Companies’ Creditors Arrangement Act in order to restructure its capital structure, which application was granted by the court. On July 16, 2020, Cirque announced that it entered into a new “stalking horse” purchase agreement with a group of existing first lien and second lien secured lenders pursuant to which such lenders would acquire substantially all of Cirque’s assets in settlement of Cirque’s first and second lien debt. Such purchase agreement was approved by the court on July 17, 2020, and served as the new “stalking horse” bid in a SISP supervised by the court and the court-appointed monitor. As of August 18, 2020, it was reported that the lenders’ bid was the highest bid, which requires court approval to take effect.

COVID-19 Update. According to a press release issued on March 15, 2020, MGM announced that it would suspend operations at all of its Las Vegas properties, including the MGM Grand & Mandalay Bay Properties, until further notice, effective as of March 17, 2020, and that casino operations would close on March 16, 2020, followed by hotel operations on March 17, 2020. MGM cited the COVID-19 as a pandemic that had intensified in the United States, requiring major collective action to slow its progression. MGM stated that it cancelled all reservations at its Las Vegas properties prior to May 21, 2020. MGM further reported that it incurred substantial operating losses in March 2020 and did not expect to see a material improvement until more is known regarding the duration and severity of the pandemic, including when MGM’s properties can reopen to the public. On May 1, 2020, MGM reported that as a result of the government-mandated closure, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties and several properties which are not part of the collateral for the MGM Grand & Mandalay Bay Whole Loan) were effectively generating no revenue. In addition, MGM Resorts International reported high levels of room and convention cancellation across its domestic properties through the third quarter of 2020 with some tentative re-bookings in the fourth quarter and into 2021, and it indicated that when it is able to re-open its domestic properties, it expects weakened demand in light of continued domestic and international travel restrictions or warnings, consumer fears and reduced consumer discretionary spending and general economic uncertainty. As of June 4, 2020, the MGM Grand Property was reopened, with limited amenities and certain COVID-19 mitigation procedures. MGM reopened The Shoppes at Mandalay Bay Place on June 25, 2020 and the Mandalay Bay resort on July 1, 2020, both with limited amenities and certain COVID-19 mitigation procedures. On August 28, 2020, several news outlets reported that MGM is expected to lay off approximately 18,000 furloughed workers in the United States, more than one-quarter of its pre-COVID-19 pandemic U.S. workforce, due to the continued impact of the COVID-19 pandemic on MGM’s business. As of November 6, 2020, the MGM Grand & Mandalay Bay Properties continue to operate subject to the restrictions described above. The MGM Grand & Mandalay Bay Whole Loan is current through the November 2020 payment date and as of November 6, 2020, no loan modification or forbearance requests have been made. Additionally, September 2020 and October 2020 master lease payments have been made and there have been no lease modification requests.

Revenue Streams. The MGM Grand & Mandalay Bay Properties benefit from a diverse set of revenue streams with a substantial contribution from non-gaming sources (only 18.0% of combined year-end (“YE”) December 2019 revenues derived from casino) and offer nearly 2.8 million SF of combined meeting and convention space.

As of YE December 2019, the MGM Grand Property generated 77.8% of net revenues from rooms, food and beverage, retail, entertainment and other operations. The gaming segment contributed 22.2% of net revenue (approximately $257.9 million), representing a decline from the 2018 level of 29.8% of net revenue (of approximately $365.7 million). A portion of the decline can be attributed to a renovation of the Mansion Villas in 2019, which serve as the MGM Grand Property’s main attractant to high-end gamblers. Nearly all departments at the MGM Grand Property (including rooms, F&B, retail and entertainment) experienced continued growth in the YE December 2019 period despite the decline in casino revenue.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

The Mandalay Bay Property has a much smaller casino department as a percentage of total net revenue (12.9% as of YE December 2019) than most casinos on the Las Vegas strip. The Mandalay Bay Property revenues are primarily driven by (i) the focus on group and convention business (according to the appraisal, the Mandalay Bay Property had a 2019 penetration factor of 134.8% for group business) and (ii) the fact that two of the three room types are operated as non-casino focused third party franchises (the Delano and Four Seasons). As of YE December 2019, 64.1% of total revenues at the Mandalay Bay Property were derived from rooms’ revenue (34.1%) and food & beverage revenue (30.0%).

As of YE December 2019, the MGM Grand Property achieved occupancy, ADR and RevPAR of 91.4%, $190.29 and $173.85, respectively. As of YE December 2019, the Mandalay Bay Property achieved occupancy, ADR and RevPAR of 92.8%, $202.98 and $188.40, respectively.

Historical Performance

EBITDAR ($ Millions)(1)	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(1)	June 2020 TTM(1)	UW
MGM Grand	$329	$396	$271	$214	$163	$149	$181	$236	$255	$281	$332	$345	$372	$283	$263	$220	$283
Mandalay Bay	$282	$291	$251	$160	$125	$169	$147	$167	$176	$204	$237	$260	$246	$237	$224	$161	$237
Total Collateral	$611	$688	$522	$374	$288	$318	$327	$403	$431	$485	$569	$605	$617	$520	$487	$381	$520
Debt Yield(2)	20.4%	22.9%	17.4%	12.5%	9.6%	10.6%	10.9%	13.4%	14.4%	16.2%	19.0%	20.2%	20.6%	17.3%	16.2%	12.7%	17.3%
Rent Coverage(3)	2.1x	2.4x	1.8x	1.3x	1.0x	1.1x	1.1x	1.4x	1.5x	1.7x	1.9x	2.1x	2.1x	1.8x	1.7x	1.3x	1.8x

(1)	On May 1, 2020, MGM Resorts International reported in its first quarter Form 10-Q filing that, as a result of the temporary closure of its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) following the outbreak of COVID-19, its domestic properties (which includes the MGM Grand & Mandalay Bay Properties) were effectively generating no revenue, and there were high levels of room and convention cancellation through the third quarter of 2020. The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020 as presented on MGM Resorts International’s first quarter Form 10-Q filing. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand & Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The $487 million presented above represents the adjusted March 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $20.6 million during the March 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The $381 million presented above represents the adjusted June 2020 TTM EBITDAR, which takes into account an adjustment for a combined net extraordinary loss of approximately $82.4 million during the June 2020 TTM period (reflecting primarily operating losses during closure comprised mainly of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the Properties following the outbreak of COVID-19. The Lender UW presented above is based on 2019 financials, which reflects a full year of uninterrupted operations at the Properties. Please see “Cash Flow Analysis” herein, and the footnotes thereto, for more detailed underwritten cash flow information.

(2)	Debt Yield metrics presented above are based on the MGM Grand & Mandalay Bay Whole Loan Cut-off Date balance of $3.0 billion and the EBITDAR of each respective time period.
(3)	Rent Coverage ratios presented above are based on the initial Master Lease Rent of $292.0 million and the EBITDAR of each respective time period.

Historical Performance – MGM Grand(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$154	$162	$145	$112	$112	$128	$136	$138	$151	$155	$162	$167	$169	$174	$172	$161
Net Revenue ($ bns)	$1.19	$1.32	$1.22	$1.09	$1.03	$1.05	$1.07	$1.15	$1.21	$1.16	$1.15	$1.18	$1.23	$1.16	$1.10	$0.87
EBITDAR Margin	28%	30%	22%	20%	16%	14%	17%	21%	21%	24%	29%	29%	30%	24%	24%	25%
(1)	Any financial information contained in this Term Sheet for the MGM Grand Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

Historical Performance – Mandalay Bay(1)
	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	March 2020 TTM(2)	June 2020 TTM(2)
RevPAR	$199	$213	$193	$142	$142	$160	$162	$164	$176	$177	$185	$186	$184	$188	$188	$186
Net Revenue ($ bns)	$0.99	$1.02	$0.95	$0.79	$0.78	$0.84	$0.78	$0.86	$0.95	$0.94	$0.97	$0.98	$0.97	$0.94	$0.90	$0.67
EBITDAR Margin	29%	28%	26%	20%	16%	20%	19%	19%	19%	22%	24%	27%	25%	25%	25%	24%

(1)	Any financial information contained in this Term Sheet for the Mandalay Bay Property which relates to any period prior to 2015 has not been recast to reflect the adoption of ASC 606 revenue recognition under GAAP and thus, any financial information provided for periods prior to 2015 may not be comparable to periods on or after 2015 with respect to which recasting has been applied.

(2)	The March 2020 TTM financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The June 2020 TTM financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively.

Master Lease.  The MGM Grand & Mandalay Bay Properties are master leased to MGM Lessee II, LLC (“MGM Tenant”), a wholly-owned subsidiary of MGM under a 30-year, triple-net master and operating lease with two, 10-year renewal options. In turn, the MGM Tenant has subleased a portion of the MGM Grand & Mandalay Bay Properties to each of MGM Grand Hotel, LLC, a Nevada limited liability company (“Grand Operating Subtenant”), Mandalay Bay, LLC, a Nevada limited liability company (“Mandalay Bay Subtenant”) and Mandalay Place, LLC, a Nevada limited liability company (“Mandalay Place Subtenant”; and, together with Grand Operating Subtenant and Mandalay Bay Subtenant, individually or collectively as the context may require, together with any person to whom all or any portion of a Property is sublet by MGM Tenant pursuant to a MGM/Mandalay Operating sublease pursuant to the express terms and conditions of the MGM/Mandalay Lease, each a “MGM/Mandalay Operating Subtenant”). Each MGM/Mandalay Operating Subtenant executed a joinder to the MGM/Mandalay Lease for the purpose of (x) agreeing to be bound by the terms and provisions of the MGM/Mandalay Lease regarding the disposition of any portion of the MGM Tenant’s Property owned by such MGM/Mandalay Operating Subtenant and (y) granting a security interest to the Borrowers in the portion of the MGM Tenant’s pledged property owned by such MGM/Mandalay Operating Subtenant and certain reserve funds under the MGM/Mandalay Lease. The MGM Tenant and each MGM/Mandalay Operating Subtenant is not a borrower or an obligor under the MGM Grand & Mandalay Bay Loan documents.

Under the Master Lease, the MGM Tenant is required to pay to the Borrowers an initial lease rent of $292.0 million per annum ($159.0 million allocated to the MGM Grand Property and $133.0 million allocated to the Mandalay Bay Property, the “Master Lease Rent”), subject to annual increases of (i) 2.0% in years 2 through 15 of the initial lease term, and (ii) thereafter, the greater of 2.0% or CPI (CPI capped at 3.0%) for the remainder of the initial lease term. Additionally, MGM will be required to continue to invest in the MGM Grand & Mandalay Bay Properties, with (x) a minimum aggregate capital investment requirement of 3.5% of actual net revenues every five years (the first such period beginning January 1, 2020 and expiring December 31, 2024, and the second such period beginning January 1, 2021 and expiring December 31, 2025, and each five-year period thereafter on a rolling basis) in the aggregate for the MGM Grand & Mandalay Bay Properties (such amount not to be less than 2.5% of the actual net revenue of any individual Property) (collectively, the “Required CapEx”) and (y) a monthly reserve equal to 1.5% of actual net revenues which may be used for FF&E and on qualifying capital expenditures in satisfaction of the Required CapEx spend. Upon early termination of the Master Lease due to an event of default by MGM Tenant thereunder, the FF&E will be transferred to the Borrowers at no cost.

Beginning with the first full calendar quarter after the origination date for the MGM Grand & Mandalay Bay Whole Loan and continuing thereafter, if either (a) (x) EBITDAR to Rent Ratio (as defined in the Master Lease) for the prior four fiscal quarters is less than 1.60x and (y) MGM’s market cap is less than $6.0 billion or (b) (x) MGM is no longer publicly traded and listed on NYSE, AMEX or NASDAQ and (y) the EBITDAR to Rent Ratio for the prior four fiscal quarters is less than 2.0x, then MGM Tenant will be required to provide one or more letters of credit or fund a cash escrow in an aggregate amount equal to the following year’s rent (taking into account the applicable escalations). Based on the adjusted June 2020 TTM EBITDAR of approximately $381.2 million and the initial Master Lease rent of $292.0 million, the MGM Grand & Mandalay Bay Whole Loan results in a June 2020 TTM EBITDAR-to-rent coverage ratio of 1.31x.

No intellectual property is licensed to the Borrowers and the Borrowers have no option to purchase upon expiration of the Master Lease. Upon the expiration of the Master Lease term or earlier termination of Master Lease, MGM Tenant

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

will be obligated to provide up to 18 months of transition services to permit the continuous and uninterrupted operation of the Property.

MGM (NYSE: MGM, rated Ba3/BB-/BB- by Moody’s, Fitch and S&P) guarantees to the Borrowers the payment and performance of all monetary obligations and certain other obligations of the MGM Tenant under the Master Lease. In addition to the lease guaranty, MGM (in such capacity, “Shortfall Collection Guarantor”) has executed a shortfall guaranty for the benefit of the mortgage lenders for the MGM Grand & Mandalay Bay Loan, pursuant to which MGM has guaranteed to the mortgage lenders the unpaid portion of the initial principal amount of the MGM Grand & Mandalay Bay Loan (without giving effect to any future amendments that may increase the principal balance) and all interest accrued and unpaid thereon. For the avoidance of doubt, the Shortfall Collection Guarantor does not guarantee any Accrued Interest or any additional principal as a result of any unpaid Accrued Interest after the ARD. Transfers of interests in MGM are not restricted under the MGM Grand & Mandalay Bay Loan documents and any bankruptcy or other adverse event with respect to the Shortfall Collection Guarantor does not constitute a default under the MGM Grand & Mandalay Bay Loan documents. Neither MGM nor its affiliates (including, without limitation, MGM Tenant) are considered an affiliate of the Borrowers for any purpose under the MGM Grand & Mandalay Bay Loan documents so long as such person does not control the Borrowers. There is no continuing net worth requirement with respect to MGM in connection with the shortfall guaranty. As of the origination of the MGM Grand & Mandalay Bay Loan, neither MGM nor MGM Tenant controlled the Borrowers.

As of December 31, 2019, MGM had a market capitalization of approximately $16.7 billion, full-year 2019 revenue of approximately $12.9 billion and consolidated, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $3.0 billion. As of March 31, 2020, MGM reported revenue of approximately $2.3 billion for the first quarter of 2020. This represents a 29% decrease to the first quarter of 2019 which was primarily driven by MGM’s temporary suspension of its domestic and Macau casino operations related to the COVID-19 pandemic. MGM had $6.0 billion of cash and cash equivalents as of March 31, 2020, which included $1.8 billion at MGP and $381 million at MGM China. In addition, on April 23, 2020, MGM commenced a private offering of $750 million in aggregate principal amount of 6.75% coupon senior notes due in 2025, which further added to MGM’s cash position. As of June 30, 2020, MGM reported (i) revenue of approximately $290.0 million for the second quarter of 2020 (of which approximately $151.0 million was derived from MGM’s Las Vegas Strip resorts(1)), (ii) a total consolidated liquidity position of $8.1 billion (which includes MGM Resorts, MGM China and MGP and is comprised of cash and cash equivalents of approximately $4.8 billion and approximately $3.3 billion available under certain revolving credit facilities) and (iii) a market capitalization of approximately $8.3 billion. According to MGM’s second quarter 2020 earnings presentation, the Adjusted Property EBITDAR margin across all reopened MGM properties on the Las Vegas Strip (during the period the properties were operating through June 30, 2020) increased by approximately 450 basis points compared to the second quarter of 2019 (calculation methodology presented below)(2).

MGM Tenant is a casino owner-operator for 29 unique hotel offerings totaling over 44,000 rooms across Las Vegas, United States regional markets and Macau. MGM Tenant has managed the MGM Grand & Mandalay Bay Properties for more than 27 and 18 years, respectively.

(1)	Second quarter 2020 revenue of approximately $151.0 million for MGM’s Las Vegas Strip resorts reflects revenue from certain resorts which reopened during the second quarter of 2020 with limited amenities and certain COVID-19 mitigation procedures: the Bellagio (reopened on June 4, 2020), the MGM Grand (reopened on June 4, 2020), New York New York (reopened on June 4, 2020), Excalibur (reopened on June 11, 2020) and Luxor (reopened on June 25, 2020). The Mandalay Bay, ARIA, Vdara, Mirage and Park MGM resorts were not open during the second quarter of 2020.

(2)	Second quarter 2020 Adjusted Property EBITDAR calculation methodology: Reflects MGM management’s estimates of operating trends for the periods in which the properties were operating (commencing on each respective properties reopening date and calculated through June 30, 2020), compared to the same periods in 2019 using monthly property level financials and internally generated daily operating reports to calculate activity for partial monthly periods, based on the days in the second quarter of 2020 that such properties were opened prior to June 30, 2020, including activity for invitation only customer events prior to reopening to the general public.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow, on an aggregate basis and per room, at The MGM Grand & Mandalay Bay Properties:

Cash Flow Analysis(1)

	2015	2016	2017	2018	2019	TTM June 2020	Underwritten	Underwritten $ per Room(2)
Hotel Revenue	$576,193,751	$611,611,719	$621,671,255	$619,356,266	$635,408,160	$454,847,334	$635,408,160	$65,183
Casino Revenue	461,726,103	438,253,825	459,676,698	492,001,712	379,532,959	304,523,632	379,532,959	$38,934
F&B Revenue	578,021,518	598,992,505	608,876,978	604,859,218	629,566,379	438,092,332	629,566,379	$64,584
Other Revenue	480,778,051	465,818,022	471,735,234	475,323,334	461,787,990	345,071,444	461,787,990(3)	$47,373
Total Revenue	$2,096,719,423	$2,114,676,071	$2,161,960,165	$2,191,540,530	$2,106,295,488	$1,542,534,742	$2,106,295,488	$216,075

Hotel Expense	230,915,708	235,477,994	249,304,637	255,303,612	265,201,312	205,510,281	265,201,312	$27,206
Casino Expense	253,918,628	213,245,938	229,109,011	226,996,812	223,320,361	189,641,029	223,320,361	$22,909
F&B Expense	428,952,166	429,128,035	433,970,578	437,033,184	449,487,794	329,402,047	449,487,794	$46,111
Other Expense	349,547,741	323,328,025	322,504,168	316,078,620	304,747,043	225,847,118	304,747,043	$31,263
Total Departmental Expense	$1,263,334,243	$1,201,179,992	$1,234,888,394	$1,235,412,228	$1,242,756,510	$950,400,475	$1,242,756,510	$127,488
Total Undistributed Expense(4)	278,305,919	261,847,999	247,318,999	257,487,307	258,119,417	215,257,835	258,119,417	$26,479
Fixed Charges	69,781,283	82,874,666	74,715,564	81,271,729	85,339,208	78,096,959	85,339,208	$8,755
Total Operating Expenses	$348,087,202	$344,722,665	$322,034,563	$338,759,036	$343,458,625	$293,354,794	$343,458,625	$35,234
Net Extraordinary Loss Add-back(5)	0	0	0	0	0	82,377,430	0	$0
EBITDAR	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$520,080,353	$53,353
FF&E(6)	0	0	0	0	0	0	32,774,592	3,362
Net Cash Flow	$485,297,978	$568,773,414	$605,037,208	$617,369,266	$520,080,353	$381,156,903(7)	$487,305,761	$49,990

Occupancy	92.5%	92.4%	91.0%	91.5%	92.1%	87.5%	92.1%
EBITDAR Debt Yield	16.2%	19.0%	20.2%	20.6%	17.3%	12.7%	17.3%
EBITDAR DSCR(8)	1.66x	1.95x	2.07x	2.11x	1.78x	1.31x	1.78x

(1)	Certain items such as interest expense, interest income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on 9,748 guest rooms.
(3)	The most recent available breakout of the Signature Condo-Hotel revenue as a component of Other Revenue was from the November 2019 trailing 12-month period.
(4)	2018 property administration expense was adjusted for the Mandalay Bay Property to exclude $21.8 million of one-time business interruption proceeds related to the October 1, 2017 shooting at a country concert in Las Vegas.
(5)	Net extraordinary loss add-back represents a net combined extraordinary loss from the MGM Grand & Mandalay Bay Properties of approximately $82.4 million during the TTM June 2020 period (primarily comprised of employee payroll expenses and corporate allocations and net of a combined extraordinary gain of approximately $0.7 million related to a reversal of certain accrued benefit expenses) related to the temporary closure of the MGM Grand & Mandalay Bay Properties following the outbreak of COVID-19. The TTM June 2020 EBITDAR of approximately $381.2 million represents the combined adjusted EBITDAR as calculated per the Master Lease (after taking into account the extraordinary loss add-back for the TTM June 2020 period).
(6)	Underwritten FF&E is based on the 1.5% contractual FF&E reserve based on total net revenues (excluding net revenues associated with the Signature Condo-Hotel development at the MGM Grand Property for which FF&E is not reserved under the Master Lease). With respect to the Mandalay Bay Property, 5.0% FF&E Reserve was underwritten for the revenues associated with the closing date Four Seasons Management Agreement.
(7)	The TTM June 2020 financials presented above reflect the suspension of operations at the Properties from March 17, 2020 through the end of the first calendar quarter of 2020. On August 3, 2020, MGM reported in its second quarter Form 10-Q filing that, while throughout May, June and July 2020, it re-opened most of its properties with limited amenities and certain measures to mitigate the spread of COVID-19, such properties (which include the MGM Grand and Mandalay Bay Properties) may be subject to temporary, complete or partial shutdowns in the future, and that it has seen and expects to continue to see weakened demand in light of consumer fears and general economic uncertainty, among other things. The TTM June 2020 financials presented above reflect the operations at the MGM Grand Property, which remained suspended until June 4, 2020 and operations at The Shoppes at Mandalay Bay Place and the Mandalay Bay resort, which remained suspended through June 24, 2020 and June 30, 2020, respectively. The lender UW presented above is based on 2019 financials, which reflects a full-year of uninterrupted operations at the MGM Grand & Mandalay Bay Properties.
(8)	EBITDAR DSCR is calculated using the Master Lease Rent of $292,000,000.

■

Appraisal. The Appraised Value of $4,600,000,000 as of January 10, 2020, is the Aggregate Real Property Appraised Value solely with respect to real property at the MGM Grand & Mandalay Bay Properties, excluding personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The appraisal also includes an As Leased-Sale-Leaseback Appraised Value, which is equal to the Aggregate Real Property Appraised Value. The Aggregate As-Is Appraised Value of $7,352,600,000 as of January 10, 2020, includes personal property and intangible property attributable to the MGM Grand & Mandalay Bay Properties. The personal property and intangible property relating to the MGM Grand & Mandalay Bay Properties is owned by

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

the MGM Tenant or the MGM/Mandalay Operating Subtenants (as more particularly provided in the Master Lease), which granted a security interest in certain property of the MGM Tenant and the MGM/Mandalay Operating Subtenants (with certain exclusions, including an exclusion for the intellectual property of MGM Tenant as more particularly described in the Master Lease); and provided that the FF&E will be transferred to the MGM Grand & Mandalay Bay Borrowers at no cost in the event of a termination of the Master Lease due to an event of default by the MGM Tenant thereunder) in favor of the MGM Grand & Mandalay Bay Borrowers, and such security interest was collaterally assigned by the MGM Grand & Mandalay Bay Borrowers to the mortgage lenders.

■	Environmental Matters. According to a Phase I environmental report, dated February 11, 2020, the environmental consultant identified underground storage tanks at the MGM Grand & Mandalay Bay Properties. Due to the presence of underground storage tanks, the MGM Grand & Mandalay Bay Borrowers purchased, and are required to maintain under the MGM Grand & Mandalay Bay Loan agreement, an environmental insurance policy.

■	Market Overview and Competition. The MGM Grand & Mandalay Bay Properties are located on the Las Vegas Strip in the heart of Las Vegas, Nevada. Visitor volume and airport passenger traffic into the Las Vegas region have more than doubled from 1990 to 2019. In connection with the financial downturn in 2008 and 2009, the Las Vegas market generally experienced a contraction. During 2010, the market began to rebound and visitation has returned to or near peak levels. McCarran International Airport welcomed 51.5 million passengers in 2019 (surpassing the 2018 passenger count of approximately 49.6 million).

Since 2010, annual convention attendance in Las Vegas has grown by over 2 million people (4.0% CAGR). With an estimated local population of 2.3 million people as of 2019, an additional approximately 42.5 million tourists visiting the metropolitan Las Vegas area annually and recent investments in Las Vegas by major sports leagues, the amount of existing gaming activity has increased steadily since the 2009 trough. In Clark County, gaming revenue has increased approximately 17.2% through 2019 since the gaming revenue trough in 2009.

Market Overview(1)
Category	1990	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Visitor Volume (thousands)	20,954	36,351	37,335	38,929	39,727	39,668	41,127	42,312	42,936	42,214	42,117	42,524
YoY % Change	NAP	-3.0%	2.7%	4.3%	2.1%	-0.1%	3.7%	2.9%	1.5%	-1.7%	-0.2%	1.0%
Clark County Gaming Revenues ($mm)	$4,104	$8,838	$8,909	$9,223	$9,400	$9,674	$9,554	$9,618	$9,714	$9,979	$10,250	$10,355
YoY % Change	NAP	-9.8%	0.8%	3.5%	1.9%	2.9%	-1.2%	0.7%	1.0%	2.7%	2.7%	1.0%
Hotel / Motel Rooms Inventory	73,730	148,941	148,935	150,161	150,481	150,593	150,544	149,213	149,339	148,896	149,158	149,422
YoY % Change	NAP	6.0%	0.0%	0.8%	0.2%	0.1%	0.0%	-0.9%	0.1%	-0.3%	0.2%	0.2%
Airport Passenger Traffic (thousands)	19,090	40,469	39,757	41,481	41,668	41,857	42,885	45,319	47,368	48,430	49,645	51,538
YoY % Change	NAP	-8.2%	-1.8%	4.3%	0.4%	0.5%	2.5%	5.7%	4.5%	2.2%	2.5%	3.8%
Convention Attendance (thousands)	1,742	4,492	4,473	4,865	4,944	5,107	5,195	5,891	6,311	6,646	6,502	6,649
YoY % Change	NAP	-23.9%	-0.4%	8.8%	1.6%	3.3%	1.7%	13.4%	7.1%	5.3%	-2.2%	2.3%
(1)	Source: Las Vegas Convention and Visitors Authority.

The Las Vegas Strip hotel average occupancy has been approximately 90% over the last three years. The Las Vegas Strip average 2019 occupancy was 90.4% and average 2018 occupancy was 89.5%. The Las Vegas Strip average 2019 ADR of $143.31 increased 3.3% relative to the average 2018 ADR of $138.71.

Historical Occupancy, ADR, RevPAR – Competitive Set
	MGM Grand Resort(1)			Competitive Set(2)(3)			MGM Grand Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	92.1%	$181.76	$167.36	92.0%	$181.95	$167.10	100.2%	100.0%	100.3%
December 31, 2018	92.7%	$182.10	$168.76	93.0%	$187.63	$173.66	100.1%	97.4%	97.6%
December 31, 2019	91.4%	$190.29	$173.85	94.0%	$193.23	$181.41	98.7%	98.6%	97.3%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

Historical Occupancy, ADR, RevPAR – Competitive Set
	Mandalay Bay Resort(1)			Competitive Set(2)(3)			Mandalay Bay Penetration Factor(2)
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
December 31, 2017	90.0%	$206.28	$185.57	92.0%	$177.98	$164.06	98.0%	113.2%	110.9%
December 31, 2018	90.2%	$203.96	$183.96	93.0%	$183.94	$171.13	97.4%	109.2%	106.4%
December 31, 2019	92.8%	$202.98	$188.40	94.0%	$190.09	$178.15	96.6%	108.8%	105.1%
(1)	Source: Historical operating statements.

(2)	Source: Appraisal.
(3)	Includes: The Mirage, New York New York, Luxor, Caesars, Planet Hollywood, and Venetian/Palazzo.

Additional group business is expected to enter the market as a result of the delivery of Allegiant Stadium in August 2020 (across the street from the Mandalay Bay Property) which will serve as the home stadium for the Raiders NFL team. Non-gaming revenue in the Las Vegas market was approximately 65% of total revenue in 2019 compared to pre-recession levels of approximately 59% in 2007.

Each of the MGM Grand & Mandalay Bay Properties share the same competitive set. The primary competitive set for the MGM Grand & Mandalay Bay Properties consists of six hotels, which range in size from 2,024 to 7,117 rooms and collectively contain an aggregate 23,058 rooms. According to the appraisal, there are two mega resorts in the construction phase with planned delivery between 2021 and 2022. Resorts World Las Vegas is a 59-story Chinese-themed mega resort under construction at the former Stardust Resort and Casino site on the northern Las Vegas Strip with scheduled delivery by summer of 2021 according to the appraisal. The Drew is a 735-foot tall, 75% completed mega casino resort scheduled to be delivered by 2022.

Comparable Properties(1)
Property Name	No. of Rooms	Year Opened	Meeting Space (sq. ft.)	Casino Space (sq. ft.)	Estimated 2019 Occ.	Estimated 2019 ADR	Estimated 2019 RevPAR
MGM Grand(2)	4,998	1993	748,325	177,268	91.4%	$190.29	$173.85
Mandalay Bay(2)	4,750	1999	2,100,000	152,159	92.8%	$202.98	$188.40
The Mirage	3,044	1989	170,000	94,000	94.6%	$178.00	$168.39
New York New York	2,024	1997	30,500	81,000	95.5%	$151.00	$144.21
Luxor	4,397	1993	20,000	120,000	95.0%	$119.00	$113.05
Caesar’s Palace	3,976	1966	300,000	124,200	93.0%	$221.00	$205.53
Planet Hollywood	2,500	2000	20,000	64,500	90.0%	$185.00	$166.50
Venetian/Palazzo	7,117	1999	450,000	335,878	94.6%	$237.00	$224.20

(1) Source: Appraisal, unless otherwise indicated.

(2) Source: Underwriting and Borrower Sponsor provided information.

■	The Borrowers. On January 14, 2020, MGM Growth Properties Operating Partnership LP (“MGP OP”), an affiliate of BREIT Operating Partnership L.P. (“BREIT OP” and together with MGP OP, the “Sponsors”, as more particularly referred to as the “Borrower Sponsors”), and certain other parties entered into an agreement to, among other things, form a joint venture (50.1% indirectly owned by MGP OP and 49.9% indirectly owned by BREIT OP) (the “Joint Venture”) to acquire the MGM Grand & Mandalay Bay Properties in Las Vegas for a purchase price of $4.60 billion ($471,892 per room). The borrowers under the MGM Grand & Mandalay Bay Whole Loan are MGM Grand PropCo, LLC and Mandalay PropCo, LLC (individually, a “MGM Grand & Mandalay Bay Borrower” and, collectively, the “MGM Grand & Mandalay Bay Borrowers” or the “Borrowers”), which are subsidiaries of the Joint Venture. The MGM Grand & Mandalay Bay Borrowers are Delaware limited liability companies and single purpose entities with two independent directors. Blackstone Real Estate Income Trust, Inc. (“BREIT”) is a non-traded real estate investment trust focused on investing in commercial real estate properties diversified by sector with an emphasis on providing investors with access to Blackstone’s institutional real estate investment platform. BREIT seeks to directly own stabilized income-generating United States commercial real estate across the key property types, including multifamily, industrial, retail, hotel, healthcare and office. BREIT is managed by an external advisor, BX REIT Advisors L.L.C., which is an affiliate of The Blackstone Group Inc. (“Blackstone”). Blackstone’s real estate investor capital under management totals approximately $161.0 billion as of March 31, 2020 and includes prime assets such as the Bellagio, Cosmopolitan Las Vegas, Hotel Del Coronado, Grand Wailea, Arizona Biltmore, Ritz Carlton Kapalua, and Turtle Bay Resort.

MGM Growth Properties LLC (“MGP”) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts. MGP

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

currently owns a portfolio of properties, consisting of 12 premier destination resorts in Las Vegas and elsewhere across the United States, with over 27,400 rooms, as well as MGM Northfield Park in Northfield, OH, Empire Resort Casino in Yonkers, NY, and a retail and entertainment district, The Park, in Las Vegas.

MGP OP and BREIT OP (together, individually or collectively as the context may require, the “Guarantor”), are the non-recourse carveout guarantors on a several basis in proportion to each Guarantor’s Liability Percentage (as defined below). The Liability Percentage of each Guarantor will be automatically increased or decreased from time to time, as applicable, to the extent any direct and/or indirect equity interest in the Borrowers is transferred by one Guarantor (or its affiliates) to the other Guarantor (or its affiliates) with the transferring Guarantor’s Liability Percentage increasing by the amount of such transferred interests and the transferee Guarantor’s Liability Percentage decreasing by such amount. In no event will the Liability Percentage of the Guarantors in the aggregate be less than or greater than one hundred percent (100%). For the avoidance of doubt, transfers by a Guarantor (or its affiliates) to a third party that is not an affiliate of the other Guarantor will not result in an adjustment to the Liability Percentage of either Guarantor. For illustrative purposes, if BREIT OP transfers a twenty-five percent (25%) indirect equity interest in Borrower to a third party that is not an Affiliate of MGP OP and subsequently transfers a ten percent (10%) indirect equity interest in Borrower to MGP OP, the adjustments required to be made as a result of such transfers will be: (i) a decrease of ten percentage points to BREIT OP’s Liability Percentage and (ii) an increase of ten percentage points to MGP OP’s Liability Percentage.

The Guarantor’s liability for full recourse events is capped at an amount equal to 10% of the aggregate outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan as of the date of the event. In addition, only the Borrowers are liable for breaches of environmental covenants; provided, however, that if the Borrowers fail to maintain an environmental insurance policy required under the MGM Grand & Mandalay Bay Whole Loan documents, the Guarantor is liable for losses other than (x) for any amounts in excess of the applicable coverage amounts under the environmental policy had the same been renewed, replaced or extended as required under the loan agreement and (y) for any amounts recovered under the environmental policy. In addition, recourse for transfers of the MGM Grand & Mandalay Bay Properties or controlling equity interests in the MGM Grand & Mandalay Bay Borrowers is loss recourse, rather than full recourse.

“Liability Percentage” means, initially, (x) with respect to BREIT OP, 49.9% and (y) with respect to MGP OP, 50.1%.

■	Escrows.

Under the Master Lease, the MGM Tenant is obligated to make monthly deposits of 1.50% of net revenues at an eligible institution to be used for FF&E and qualifying capital expenditures (the “OpCo FF&E Reserve Account”). MGM Tenant granted the Borrowers a security interest in the OpCo FF&E Reserve Account, and the Borrowers collaterally assigned the Borrowers’ security interest in the OpCo FF&E Reserve Account to the mortgage lender.

Real Estate Taxes Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for real estate taxes are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next 12 months at least 30 days prior to their respective due dates. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any taxes paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties.

Insurance Reserve - For so long as the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, no reserves for insurance premiums are required under the loan documents. If the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, solely if a MGM Grand & Mandalay Bay Trigger Period is in effect, the loan documents provide for ongoing monthly reserves for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of the insurance policies at least

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

30 days prior to the expiration thereof. Notwithstanding the foregoing, the requirement for such monthly reserves will be reduced dollar for dollar by any insurance premiums paid or reserved for by a brand manager or casino operator pursuant to a brand management or casino management agreement relating to the MGM Grand & Mandalay Bay Properties. In addition, such monthly reserves will not be required so long as (i) no event of default is continuing, and (ii) the insurance coverage for the MGM Grand & Mandalay Bay Properties are included in a blanket policy reasonably acceptable to the lender.

FF&E Reserve - For so long as the MGM Grand & Mandalay Bay Properties are not subject to the Master Lease, (i) on each Payment Date during a MGM Grand & Mandalay Bay Trigger Period, the Borrowers will be required to make a deposit equal to (a) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and (b) 0.5% of all other net revenue (other than non-recurring items), in each case for the calendar month that is two months prior to the calendar month in which the applicable deposit to the FF&E reserve fund is to be made (the sum of (a) and (b), the “FF&E Reserve Monthly Deposit”), and (ii) if a MGM Grand & Mandalay Bay Trigger Period does not exist, on the first Payment Date of each calendar quarter, an amount equal to the lesser of (x) the FF&E Reserve Current Year Lookback Deficiency (as defined below) and (y) the FF&E Reserve Five Year Lookback Deficiency (as defined below) (the lesser of (x) and (y), the “FF&E Reserve Quarterly Deposit”), provided that for so long as any individual MGM Grand & Mandalay Bay Property is managed by (x) a brand manager pursuant to a brand management agreement and/or (y) a casino operator pursuant to a casino management agreement, the amounts required to be funded as a FF&E Reserve Monthly Deposit or a FF&E Reserve Quarterly Deposit will be reduced on a dollar-for-dollar basis by any amounts deposited into a manager account for FF&E, PIP work or brand mandated work for the applicable calendar months as set forth in the annual budget and required pursuant to the terms of the brand management agreement and/or casino management agreement if the Borrowers deliver evidence reasonably satisfactory to the mortgage lender that such deposit has been made.

A “FF&E Reserve Current Year Lookback Deficiency” means an amount equal to (x) the aggregate amount of FF&E Reserve Monthly Deposits which would have been funded from the beginning of the then calendar year to the date of determination had a MGM Grand & Mandalay Bay Trigger Period been in effect for the entirety of such period less (y) the sum of (1) the aggregate amount expended on replacements, PIP work and brand mandated work during such calendar year to date and (2) the aggregate amount funded into the FF&E Reserve during such calendar year to date; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Current Year Lookback Deficiency will be deemed to be zero.

A “FF&E Reserve Five Year Lookback Deficiency” means (i) zero, with respect to any period before December 31, 2024, and (ii) from and after January 1, 2025, an amount equal to (x) 4.0% of net revenue from guest rooms and Borrower-managed food and beverage operations and 0.5% of all other net revenues (other than non-recurring items) during the FF&E Reserve Five Year Lookback Period (as defined below) less (y) the sum of (1) the aggregate amount expended on replacements, PIP Work and brand mandated work during the FF&E Reserve Five Year Lookback Period (including amounts expended by MGM Tenant pursuant to the express terms and conditions of the Master Lease) and (2) the aggregate amounts funded into the FF&E Reserve during such FF&E Reserve Five Year Lookback Period; provided, if the foregoing calculation results in a negative number, the FF&E Reserve Five Year Lookback Deficiency will be deemed to be zero.

A “FF&E Reserve Five Year Lookback Period” means each five year period (on a rolling basis) with the first period commencing on January 1, 2020 and expiring on December 31, 2024 and the second period commencing on January 1, 2021 and expiring on December 31, 2025.

■	Lockbox and Cash Management. The MGM Grand & Mandalay Bay Whole Loan is subject to a hard lockbox with springing cash management. Amounts on deposit in the lockbox account will be disbursed to the Borrower’s operating account in accordance with the clearing account agreement. After the occurrence and during the continuation of a MGM Grand & Mandalay Bay Trigger Period (as defined below), the Borrowers will establish a cash management account and, at least two times per week, the clearing account bank will sweep funds from the lockbox accounts into the cash management account in accordance with the clearing account agreement and the cash management bank will apply funds on deposit in the order of priority described in the MGM Grand &

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

Mandalay Bay Whole Loan documents, with the remaining excess cash flow (“Excess Cash Flow Reserve”) to be held as additional collateral for the MGM Grand & Mandalay Bay Whole Loan (and, after the ARD, all amounts in the Excess Cash Flow Reserve account will be used to pay the monthly additional interest amount and applied to the principal of the MGM Grand & Mandalay Bay Whole Loan).

A “MGM Grand & Mandalay Bay Trigger Period” means a period (A) commencing upon the occurrence of any of the following: (i) the Debt Service Coverage Ratio (“DSCR”) falling below 2.50x (“DSCR Threshold”) for two consecutive quarters (“DSCR Trigger”), (ii) the MGM Tenant is subject to a bankruptcy action (“OpCo Bankruptcy”), (iii) an event of default under the MGM Grand & Mandalay Bay Whole Loan has occurred and is continuing (“EOD Trigger”), (iv) an OpCo Trigger Event (as defined below) or (v) the Borrowers fail to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD and (B) terminating upon (i) in the event of a DSCR Trigger, either such time that the DSCR exceeds the DSCR Threshold for two consecutive quarters or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters), (ii) in the event of an OpCo Bankruptcy, the assumption of the Master Lease in such bankruptcy proceeding or the replacement of the MGM Tenant as provided in the MGM Grand & Mandalay Bay Whole Loan documents (or in the event the Master Lease is terminated and not replaced, the DSCR is equal to or greater than the DSCR Threshold or the Borrowers make voluntary prepayments of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in amounts necessary to achieve a DSCR greater than or equal to the DSCR Threshold (without any obligation to wait two consecutive quarters)), (iii) in the event of an OpCo Trigger Period, any OpCo Trigger Event Cure (as defined below) and (iv) in the event of an EOD Trigger, no other events of default exist and are continuing and the mortgage lender will have accepted a cure by the Borrowers of such event of default. For the avoidance of doubt, in no instance will a MGM Grand & Mandalay Bay Trigger Period caused by the failure of the Borrowers to repay the MGM Grand & Mandalay Bay Whole Loan in full on or before the ARD be capable of being cured or deemed to expire.

An “OpCo Trigger Event” means the occurrence and continuance of all of the following conditions simultaneously: (i) an event of default under the Master Lease has occurred and is continuing; (ii) (x) the managing member of the Joint Venture is an affiliate of the Borrowers other than MGP or MGP OP that is controlled by MGP or MGP OP and (y) MGP OP is controlled by MGM and (iii) such managing member is permitted under the terms of the Joint Venture agreement to take any of the following actions without the consent of (x) BCORE Windmill Parent LLC (the member of the Joint Venture that is affiliated with BREIT OP) (a) granting any consent, approval or wavier or making any election under the Master Lease, Lease Guaranty or other related lease documents, (b) entering into any amendment, supplement or modification to the Master Lease, Lease Guaranty or other related lease documents, or (c) declaring an event of default under the Master Lease, Lease Guaranty or other related lease documents or (y) if applicable, a Qualified Transferee (as defined in the MGM Grand & Mandalay Bay Whole Loan documents) that is not an affiliate of MGM Tenant which owns a 15% or greater direct and/or indirect interest in the Borrowers.

A “Lease Guaranty” means that certain Guaranty of Lease Documents dated as of February 14, 2020, made by MGM in favor of the Borrowers.

An “OpCo Trigger Event Cure” means, as applicable, (i) the Borrowers have provided evidence to the mortgage lender of the cure of the event of default under the Master Lease, (ii) the Borrowers have waived the event of default under the Master Lease, provided that such waiver was approved by the mortgage lender, or (iii) in the event that the event of default results in the termination of the Master Lease, either (a) (I) the Borrowers and MGM Tenant have entered into a new lease on terms and conditions substantially similar to those contained in the Master Lease as of the origination of the MGM Grand & Mandalay Bay Whole Loan and (II) the Master Lease opinion delivery requirements have been satisfied, or (b) after giving effect to the termination of the Master Lease the DSCR is equal to or greater than 2.50x for two consecutive quarters or the Borrowers make voluntary prepayments in accordance with the terms of the MGM Grand & Mandalay Bay Whole Loan documents in an amount necessary to achieve a DSCR equal to or greater than 2.50x.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

■	Property Management. The MGM Grand & Mandalay Bay Properties are currently managed by the MGM Tenant and/or the applicable MGM/Mandalay Operating Subtenant, and there are no management agreements currently in effect with the Borrowers and, other than the management agreement with respect to the Four Seasons hotel and the management agreement with respect to certain signature hotel units (which, for the avoidance of doubt, are not part of the MGM Grand & Mandalay Bay Properties), for which management fees related thereto are included as part of the collateral, there are no management agreements currently in effect with respect to the MGM Grand & Mandalay Bay Properties.

■	Mezzanine or Secured Subordinate Indebtedness. In addition to the MGM Grand & Mandalay Bay Loan, the MGM Grand & Mandalay Bay Properties also secure the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B21 securitization trust, which have an aggregate Cut-off Date principal balance of $1,559,200,000, and the MGM Grand & Mandalay Bay Junior Notes (which have an aggregate Cut-off Date principal balance of $1,365,800,000). The MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B21 trust and the MGM Grand & Mandalay Bay Junior Notes accrue interest at the same rate as the MGM Grand & Mandalay Bay Loan. The MGM Grand & Mandalay Bay Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B21 securitization trust. The MGM Grand & Mandalay Bay Loan and the MGM Grand & Mandalay Bay Senior Notes not included in the Benchmark 2020-B21 securitization trust are generally senior to the MGM Grand & Mandalay Bay Junior Notes.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. The MGM Grand & Mandalay Bay Borrowers have a one-time right to borrow a mezzanine loan subordinate to the MGM Grand & Mandalay Bay Whole Loan (“Mezzanine Loan”), subject to credit and legal criteria specified in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) a combined maximum loan to value ratio (based on appraisals ordered by the lender in connection with the closing of the Mezzanine Loan and calculated based on the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan and the initial principal amount of the Mezzanine Loan) of 67.0%, (ii) a debt service coverage ratio at the closing of the Mezzanine Loan at least equal to 4.81x, in each case, inclusive of the additional mezzanine debt and (iii) an intercreditor agreement reasonably satisfactory to the lender. The lender’s receipt of a rating agency confirmation will not be required in connection with the Mezzanine Loan.

Notwithstanding the foregoing, (1) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing), in the event that the Mezzanine Loan (or any portion thereof) is directly or indirectly or beneficially owned by the MGM Grand & Mandalay Bay Borrowers, mezzanine borrower or a “broad affiliate” (as defined in the MGM Grand & Mandalay Whole Loan documents) of the Borrowers or mezzanine borrower (“Affiliated Mezzanine Lender”), in no instance will the Affiliated Mezzanine Lender be permitted to receive late charges, principal (other than the pro rata prepayment of the Mezzanine Loan upon the release of an individual Property or prepayment of the MGM Grand & Mandalay Bay Whole Loan in accordance with the terms and conditions of the MGM Grand & Mandalay Bay Whole Loan documents and the Mezzanine Loan documents) or interest at the default rate, even if an event of default has occurred and is continuing under the Mezzanine Loan and such Affiliated Mezzanine Lender will only be permitted to receive interest at the non-default rate on a monthly basis, (2) during a MGM Grand & Mandalay Bay Trigger Period (and for so long as no event of default has occurred and is continuing under the MGM Grand & Mandalay Bay Whole Loan documents), for so long as the whole Mezzanine Loan is not directly or indirectly or beneficially owned by an Affiliated Mezzanine Lender, the mezzanine lender will receive on a monthly basis interest at the non-default rate and, if an event of default has occurred and is continuing under the Mezzanine Loan, funds sufficient to pay any other amounts then due under the Mezzanine Loan and the Mezzanine Loan documents (other than the payment of the outstanding principal amount of the Mezzanine Loan on the maturity date of the Mezzanine Loan whether on the scheduled date for such payment or earlier due to an acceleration of the Mezzanine Loan) and (3) after the ARD, in no instance will any mezzanine lender be permitted to receive any payments whatsoever.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

■	Release of Collateral. So long as no event of default has occurred and is continuing (other than as set forth below), the Borrowers may at any time release an individual property from the MGM Grand & Mandalay Bay Whole Loan by prepaying the applicable Release Percentage (as defined below) of the ALA of the subject individual property (including any yield maintenance premium, if required), and subject to the terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents, including, without limitation: (i) the DSCR after giving effect to such release is at least equal to 4.81x; (ii) continued compliance with the single purpose entity requirements contained in the MGM Grand & Mandalay Bay Whole Loan documents; (iii) payment to an agent or servicer of the then current and customary fee by such persons for such releases in an amount not to exceed $2,000.00 and any reasonable legal fees or other out-of-pocket costs incurred by the lender to effect the release and any applicable prepayment premiums (provided the legal fees may not exceed $10,000.00); (iv) payment of all recording charges, filing fees, taxes or other similar expenses payable in connection therewith; (v) compliance with applicable REMIC requirements relating to the REMIC 125% LTV test for release which may be satisfied by delivery of any of the following if permitted by REMIC requirements: an existing or updated appraisal, a broker’s price opinion or other written determination of value using a commercially reasonable valuation method, in each case satisfactory to the lender, but will be based solely on the value of real property and will exclude personal property and going-concern value; and (vi) if the MGM Grand & Mandalay Bay Properties are subject to the Master Lease, the Borrowers removing the released individual property from the Master Lease and entering into a new triple-net lease with respect to the remaining individual property on substantially the same terms as the Master Lease (collectively, the “Release Conditions”).

A “Release Percentage” means, with respect to any individual Property, 105.0% until such time as the outstanding principal balance of the MGM Grand & Mandalay Bay Whole Loan is reduced to $2,250,000,000 (the “Release Percentage Threshold”), and 110.0% thereafter. In calculating the Release Amount for an individual Property, the Release Percentage may initially be one hundred and five percent (105%) until the application of a portion of such prepayment would reach the Release Percentage Threshold and with respect to any remaining prepayment for such individual Property, the Release Percentage would be one hundred and ten percent (110%).

Notwithstanding the foregoing, in the event that the DSCR following the release would not satisfy the DSCR requirement in clause (i) of the Release Conditions, and such release is in connection with an arms’ length transaction with an unrelated third party, the Borrowers will be permitted to release the MGM Grand & Mandalay Bay Properties and the amount that will be required to be prepaid (or defeased) in connection with such Release will equal the greater of (I) the Release Percentage of the ALA for such individual Property, together with, to the extent the release does not occur in connection with a partial defeasance, any yield maintenance premium required (if any) and (II) the lesser of (x) one hundred percent (100.0%) of the net sales proceeds for the sale of such individual Property (net of reasonable and customary closing costs associated with the sale of such individual Property) and (y) an amount necessary to, after giving effect to such release of the individual Property, achieve the DSCR requirement in the preceding paragraph.

The Borrowers may release any defaulting individual Property, without the payment of any yield maintenance premium, in order to cure a default or an event of default related to such individual Property, subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents (including, without limitation, Release Conditions (other than clause (i)) (“Default Release”). In addition, the Borrowers may release an individual Property (including to an affiliate) if the estimated net proceeds following any casualty or condemnation at such individual Property will be equal to or greater than (x) 25.0% of its ALA, or (y) 5.0% of its ALA (subject to the satisfaction of other terms and conditions in the MGM Grand & Mandalay Bay Whole Loan documents) upon satisfaction of clauses (iii), (iv) and (v) of the Release Conditions above and prepayment of the MGM Grand & Mandalay Bay Whole Loan in an amount equal to the net proceeds (up to an amount equal to the Release Percentage) for such individual Property (“Special Release”).

■	Terrorism Insurance. The MGM Grand & Mandalay Bay Whole Loan documents require that the “all risk” insurance policy required to be maintained by the MGM Grand & Mandalay Bay Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the MGM Grand & Mandalay Bay Properties, and business interruption insurance covering no less than the 24-month period following the occurrence of a casualty

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

MGM grand & mandalay bay

event, together with a 12-month extended period of indemnity. So long as the MGM Grand & Mandalay Bay Properties is subject to the Master Lease, the MGM Grand & Mandalay Bay Borrowers are permitted to rely on terrorism insurance provided by the MGM Tenant. The permitted deductible for terrorism insurance for the MGM Grand & Mandalay Bay Borrowers under the MGM Grand & Mandalay Bay Whole Loan documents is not to exceed $500,000 (provided, however, the MGM Grand & Mandalay Bay Borrowers are not required to maintain the coverages on the MGM Grand & Mandalay Bay Properties as required in the MGM Grand & Mandalay Bay Whole Loan documents for long as (A) the Master Lease is in full force and effect, (B) no default by MGM Tenant beyond any applicable notice and cure period has occurred and is continuing under the Master Lease and (C) MGM Tenant maintains insurance policies on each Property that satisfies the requirements set forth in the MGM Grand & Mandalay Bay Whole Loan documents (the “MGM/Mandalay Policies”) except the lender acknowledged and agreed in the MGM Grand & Mandalay Bay Whole Loan documents that the MGM/Mandalay Policies are permitted to vary from MGM Grand & Mandalay Bay Whole Loan documents with respect to (x) the named storm sublimit which shall be no less than $700,000,000 per occurrence and (y) any property or terrorism deductible, which shall be no greater than $5,000,000) including without limitation, naming the lender as mortgagee/loss payee and additional insured, as applicable (collectively, conditions (A) through (C) are the “MGM/Mandalay Tenant Insurance Conditions”). If the MGM/Mandalay Tenant Insurance Conditions are not met and TRIPRA is no longer in effect, but terrorism insurance is commercially available, then the MGM Grand & Mandalay Bay Borrowers will be required to maintain terrorism insurance but will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium payable in respect of the MGM Grand & Mandalay Bay Properties and business interruption/rental loss insurance required under the related loan documents (without giving effect to the cost of the terrorism, flood, earthquake and windstorm components of such casualty and business interruption/rental loss insurance) and if the cost of terrorism insurance exceeds such amount, Borrower shall purchase the maximum amount of terrorism insurance available with funds equal to such amount.

In addition, so long as the MGM/Mandalay Tenant Insurance Conditions are satisfied, terrorism insurance for the MGM Grand & Mandalay Bay Properties may be written by a non-rated captive insurer subject to certain conditions set forth in the Master Lease, including, among other things: (i) TRIPRA shall be in full force and effect; (ii) the terrorism policy issued by such captive insurer, together with any other qualified terrorism policies in-place, provide per occurrence limit in an amount not less than replacement cost and rent loss coverage as otherwise required; (iii) except with respect to deductibles permitted under the Master Lease, covered losses that are not reinsured by the federal government under TRIPRA and paid to the captive insurer shall be reinsured with a cut-through endorsement by an insurance company rated “A” by S&P and “A2” by Moody’s (to the extent Moody’s rates securities which represent an interest in the MGM Grand & Mandalay Bay Whole Loan and rates the applicable insurance company); (iv) all reinsurance agreements between the captive insurer and other reinsurance providers shall be subject to the reasonable approval of the lender; and (v) such captive insurer shall be licensed in the State of Nevada or other jurisdiction to the extent reasonably approved by the lender and qualified to issue the terrorism policy in accordance with applicable legal requirements. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		CREFI
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(2)		$60,000,000
Property Type(1)	Multifamily	Cut-off Date Balance per Unit(1)		$253,092.18
Size (Units)(1)	857	Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 10/26/2020(1)	83.8%	Number of Related Mortgage Loans		None
Owned Occupancy as of 10/26/2020 (1)	83.8%	Type of Security		Fee Simple
Year Built / Latest Renovation	2019 / NAP	Mortgage Rate		3.34832%
Appraised Value	$669,800,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120

Underwritten Revenues	$29,208,373
Underwritten Expenses	$7,241,027	Escrows(3)
Underwritten Net Operating Income (NOI)	$21,967,346		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$21,731,445	Taxes	$235,263	$39,210
Cut-off Date LTV Ratio(2)	32.4%	Insurance	$0	$73,324
Maturity Date LTV Ratio(2)	32.4%	Replacement Reserve	$0	$18,090
DSCR Based on Underwritten NOI / NCF(2)	2.98x / 2.95x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(2)	10.1% / 10.0%	Other(4)	$518,438	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$298,000,000	76.8%	Mortgage Loan Payoff	$381,492,632	98.3%
Mezzanine Loan Amount	90,000,000	23.2	Origination Costs	5,401,093	1.4
			Upfront Reserves	753,701	0.2
			Principal Equity Distribution	352,574	0.1
Total Sources	$388,000,000	100.0%	Total Uses	$388,000,000	100.0%

(1)	The 416-420 Kent Avenue Property (as defined below) is comprised of two, 22-story luxury residential buildings located at 416-420 Kent Avenue in the Williamsburg neighborhood of Brooklyn, New York. The 416 Kent Avenue Building (as defined below) consists of 252 residential units (comprised of 187 units designated as market rate residential units and 65 units designated as affordable rate residential units) and 4,218 SF of commercial space. The 420 Kent Avenue Building (as defined below) consists of 605 residential units (comprised of 483 units designated as market rate residential units, 121 units designated as affordable rate residential units and one resident manager unit) and 14,609 SF of commercial space within two interconnected towers situated on one base. As of October 26, 2020, the multifamily portion of the 416-420 Kent Avenue Property is 83.8% occupied. As of September 30, 2020, the commercial space at the 416-420 Kent Avenue Property was 37.3% occupied. See “The Mortgaged Property” herein for more detail on the market rate and affordable rate residential units.

(2)	Calculated based on the aggregate outstanding principal balance of the 416-420 Kent Avenue A Notes (as defined below) and exclude the outstanding principal balance of the 416-420 Kent Avenue Subordinate Companion Loan (as defined below). Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per Unit based on the aggregate outstanding principal balance of the 416-420 Kent Avenue Whole Loan (as defined below) are 44.5%, 44.5%, 2.17x, 2.15x, 7.4%, 7.3%, and approximately $347,725, respectively. Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NOI, DSCR Based on Underwritten NCF, Debt Yield Based on Underwritten NOI, Debt Yield Based on Underwritten NCF, and Cut-off Date Balance per Unit based on the aggregate outstanding principal balance of the 416-420 Kent Avenue Total Loan (as defined below) are 57.9%, 57.9%, 1.49x, 1.47x, 5.7%, 5.6%, and approximately $452,742, respectively.

(3)	See “—Escrows” below.

(4)	Other Upfront Escrows include an unfunded obligations reserve ($304,500) and an environmental monitoring reserve ($213,938).

■	The Mortgage Loan. The mortgage loan (the “416-420 Kent Avenue Loan”) is part of a whole loan (the “416-420 Kent Avenue Whole Loan”) evidenced by three notes comprising (i) two senior pari passu notes (collectively the “416-420 Kent Avenue A Notes”) with an aggregate outstanding principal balance as of the Cut-off Date of $216,900,000 and (ii) one junior note (the “416-420 Kent Avenue Subordinate Companion Loan”) with an outstanding principal balance as of the Cut-off Date of $81,100,000. The 416-420 Kent Avenue Subordinate Companion Loan is subordinate to the 416-420 Kent Avenue A Notes as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 416-420 Kent Avenue Whole Loan” in the Preliminary Prospectus. The aggregate outstanding principal balance as of the Cut-off Date of the 416-420 Kent Avenue Whole Loan is $298,000,000. The 416-420 Kent Avenue Whole Loan is secured by a first mortgage encumbering the borrower’s fee simple interest in two 22-story luxury residential buildings located at 416-420 Kent Avenue in the Williamsburg neighborhood of Brooklyn, New York (the “416-420 Kent Avenue Property”). The 416-420 Kent Avenue Loan had an original principal balance and has an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.5% of the Initial Pool Balance.

The 416-420 Kent Avenue Whole Loan was originated on October 30, 2020 by Citi Real Estate Funding Inc. The proceeds of the 416-420 Kent Avenue Whole Loan were primarily used to refinance existing debt on the 416-420 Kent Avenue Property, pay origination costs, fund reserves and return equity to the borrower sponsor. The 416-420 Kent Avenue Whole Loan has an interest rate of 3.34832% per annum.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The 416-420 Kent Avenue Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 416-420 Kent Avenue Whole Loan requires interest-only payments for the full term and has a scheduled maturity date of November 6, 2030. Provided that no event of default has occurred and is continuing under the 416-420 Kent Avenue Whole Loan documents, at any time after the second anniversary of the Closing Date, the 416-420 Kent Avenue Whole Loan may be defeased with “government securities” permitted under the 416-420 Kent Avenue Whole Loan documents. Voluntary prepayment of the 416-420 Kent Avenue Whole Loan is permitted (in whole, but not in part) on any business day on or after July 6, 2030.

The table below summarizes the promissory notes that comprise 416-420 Kent Avenue Whole Loan. The relationship between the holders of the 416-420 Kent Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 416-420 Kent Avenue Whole Loan” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$156,900,000	$156,900,000	(1)	Yes
A-2	60,000,000	60,000,000	Benchmark 2020-B21	No
B	81,100,000	81,100,000	(1)	No
Total	$298,000,000	$298,000,000

(1)	The controlling note A-1 is currently held by CREFI and is expected to be included in a securitization transaction on or before the Closing Date.

The capital structure for the 416-420 Kent Avenue Whole Loan is shown below:

(1)	The 416-420 Kent Avenue Whole Loan is evidenced by the 416-420 Kent Avenue A Notes, the companion loan note and the 416-420 Kent Avenue Subordinate Companion Loan.

(2)	Calculated based on the total rentable area of 574,560 SF.

(3)	Calculated based on the 857 residential units.

(4)	Calculated based on the “as-is” appraised value of $669,800,000 with a valuation date of September 8, 2020 prepared by Colliers International. Based on the as-stabilized appraised value of $674,700,000, which has a valuation date of April 1, 2021 and assumes a stabilized residential occupancy of 96.5%, the Mortgage Loan LTV ratio is equal to 44.2%.

(5)	Calculated based on the UW Net Operating Income of $21,967,346.

(6)	Calculated based on the UW Net Cash Flow of $21,731,445.

(7)	The companion loan note is pari passu in right of payment with the 416-420 Kent Avenue A Notes. The 416-420 Kent Avenue A Notes and the companion loan note are, collectively, senior in right of payment to the 416-420 Kent Avenue Subordinate Companion Loan.

■	The Mortgaged Property. The 416-420 Kent Avenue Property is comprised of two 22-story luxury residential buildings located at 416-420 Kent Avenue in the Williamsburg neighborhood of Brooklyn, New York. The building located at 416 Kent Avenue (“416 Kent Avenue Building”) consists of 252 residential units and 4,218 SF of commercial space. The building located at 420 Kent Avenue (“420 Kent Avenue Building”) consists of 605 residential units and 14,609 SF of commercial space within two interconnected towers situated on one base. The 416-420 Kent Avenue Property has a total NRA of 574,560 SF. The 416-420 Kent Avenue Property contains two

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

parking garages with a total of 429 parking spaces, rooftop pools, resident lounges, a fitness center, yoga studios, landscaped roof decks with outdoor lounges, a wellness spa, lobby coffee bar, billiard and gaming lounge, co-working lounges, common dining areas with professional grade kitchens, library and quiet room, concierge services, shuttle bus services, and bicycle storage. The 416-420 Kent Avenue Property’s residential unit mix consists of 468 studio units (54.6% of total residential units), 202 one-bedroom units (23.6% of total residential units), and 187 two-bedroom units (21.8% of total residential units). There are 670 units designated as market rate residential units (78.2% of total residential units; 86.8% of UW EGI), 186 affordable rate residential units (21.7% of total residential units; 7.5% of UW EGI) and one residential manager unit (there is no income associated with the resident manager unit). As of the underwritten residential rent roll dated October 26, 2020, the 670 units designated as market rate apartment units were 79.4% occupied and the 186 affordable rate apartment units were 99.5% occupied, which equates to a total occupancy of 83.8% for the 856 income-producing apartment units (excluding the resident manager unit at the 420 Kent Avenue Building).

416 Kent Avenue: The 416 Kent Avenue Building began lease-up for initial occupancy in January 2019. From January 2019 through June 2019, the borrower sponsor signed an average of 27 market rate residential leases per month and leased up the residential units designated as market rate units to 100.0% occupancy in September 2019. The 416 Kent Avenue Building benefits from a 35-year 421-a tax exemption under the new 421-a(16) tax exemption program pursuant to section 421-a(16) of the New York Real Property Tax Law (the “New 421-a Tax Exemption Program”), whereby the 416 Kent Avenue Building is exempt from taxation on 100% of the increases in the prior assessed value of the 416 Kent Avenue Building for the first 25 years and 25.79% exempt for the remaining 10 years of the exemption, provided that certain affordability and ongoing compliance requirements are met.

420 Kent Avenue: The 420 Kent Avenue Building began lease-up for initial occupancy in September 2019. The borrower sponsor signed an average of 34 market rate leases per month for the first six months of leasing, including 62 residential leases in October 2019. Additionally, the 420 Kent Avenue Building has averaged 24 residential leases signed per month from May through September 2020. The 420 Kent Avenue Building benefits from a 25-year 421-a tax exemption under the prior 421-a(1-15) tax exemption program pursuant to sections 421-a(1-15) of the New York Real Property Tax Law (the “Old 421-a Tax Exemption Program”) whereby the 420 Kent Avenue Building is exempt from taxation on 100% of the increases in the prior assessed value of the building for the first 21 years of the exemption period, with a 20% annual phase-in of the full assessment for the last four years of the exemption period.

Each of the 416 Kent Avenue Building and the 420 Kent Avenue Building is subject to the inclusionary housing program of the City of New York pursuant to Sections 23-154 and 23-90, et seq. of the Zoning Resolution and Chapter 51 of Title 28 of the Rules of the City of New York.

The 416-420 Kent Avenue Property contains 18,827 SF of commercial space which constitutes approximately 3.3% of NRA and approximately 1.0% of UW EGI. As of the origination date, the commercial space was 37.3% leased to four tenants. The commercial tenants include a coffee shop (Snow Wolf), a restaurant (Sea Wolf), an urgent care center (Chai Urgent Care) and a liquor store (Kent Wine & Liquor), all of which are marketed as amenities for the residential tenants. Snow Wolf and Sea Wolf are located along the East River walkway and offer views of Manhattan. As of the origination date, there was approximately 11,800 SF of available commercial space (the appraiser’s concluded market rent for the vacant space is $65.00 PSF). See “COVID-19 Update” below for more detail on the status of the commercial tenants.

Affordable Housing and 421-a Tax Exemption. 65 of the 416 Kent Avenue Building’s dwelling units are Section 421-a (16) Affordable Housing Units, of which 51 are also subject to permanent affordability and permanent compliance with the Rent Regulations under the inclusionary housing program (“IH Program”). The 416 Kent Avenue Building benefits from a 35-year 421-a tax exemption under the New 421-a(16) Tax Exemption Program, whereby the 416 Kent Avenue Building is exempt from taxation on 100% of the increases in the prior assessed value of the 416 Kent Avenue Building for the first 25 years and 25.79% exempt for the remaining 10 years of the exemption, provided that certain affordability and ongoing compliance requirements are met. The 416 Kent Avenue Building has received its final Certificate of Eligibility from New York City Department of Housing

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

Preservation and Development (“HPD”). The 35-year post-construction exemption began on January 15, 2019 and will remain until the 25.79% exemption period begins on January 15, 2044. The exemption will terminate on January 14, 2054 and full taxes will be assessed after such date. For the 65 affordable units at 416 Kent, 26 of the affordable units must be leased to tenants with household incomes not to exceed 40% of area median income (“AMI”), 26 of the affordable units must be leased to tenants with household incomes not to exceed 60% of AMI, and 13 of the affordable units must be leased to tenants with household income not to exceed 130% of AMI. 51 of the 65 affordable units are also subject to permanent affordability and permanent compliance with the Rent Regulations under the IH Program. All of the residential units designated as market rate units at 416 Kent (187 units) are being registered by Borrower with the New York State Division of Housing and Community Renewal (“DHCR”) as being high rent permanently exempt from all Rent Regulations. 51 of the 65 affordable housing units at the 416 Kent Avenue building are subject to permanent rent stabilization pursuant to the IH Program.

All 121 of the 420 Kent Avenue Building’s dwelling units are Section 421-a (1-15) Affordable Housing Units, each of which is also subject to permanent affordability and permanent compliance with the Rent Regulations under the IH Program. The 420 Kent Avenue Building benefits from a 25-year 421-a tax exemption under the Old 421-a Tax Exemption Program whereby the 420 Kent Avenue Building is exempt from taxation on 100% of the increases in the prior assessed value of the building for the first 21 years of the exemption period, with a 20% annual phase-in of the full assessment for the last four years of the exemption period. The first year of the post-construction exemption period is 2019/2020 and the full taxes will begin to phase in annually by 20% in 2040/2041. The last year of the exemption period is 2043/2044 and full taxes will be assessed in 2044/2045. All of the 121 affordable units at the 420 Kent Avenue Building must be leased to tenants with household incomes not to exceed 60% of AMI and are also subject to permanent affordability and permanent compliance with the Rent Regulations under the IH Program. All of the residential units designated as market rate units at the 420 Kent Avenue Building (483 units) are subject to limits on rental increases set by the NYC Rent Guidelines Board for the duration of the 25-year 421-a tax exemption period (as of the origination date of the 416-420 Kent Avenue Whole Loan, and for leases expiring through September 30, 2021, the limit is 0.0% for 1-year leases and for the first year of 2-year leases; however, a 1.0% increase is allowed in the second year of 2-year leases). This limitation will end upon expiration of the tax exemption and vacancy of the tenancy (or upon expiration of the tax exemption if appropriate lease riders were provided), at which point, the units will be deregulated and there will be no limits on rental increases. All 121 affordable units at the 420 Kent Avenue building are permanently rent stabilized pursuant to the IH Program.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The following table presents certain information relating to the unit mix at the 416-420 Kent Avenue Property:

All Residential Units - 416-420 Kent
Type	Units	Occupied	Vacant	Occupancy	Avg SF	Avg In-Place Rent	Avg In-Place Rent PSF
Studio	468	393	75	84.0%	494	$2,677	$65
1 Bedroom	202	172	30	85.1%	685	$3,690	$66
2 Bedroom(1)	186	152	34	81.7%	994	$4,933	$60
Total/Avg.(1)	856	717	139	83.8%	648	$3,399	$63

Residential Units Designated as Market Rate Units - 416-420 Kent
Type	Units	Occupied	Vacant	Occupancy	Avg SF	Avg In-Place Rent	Avg In-Place Rent PSF
Studio	367	293	74	79.8%	495	$3,300	$80
1 Bedroom	162	132	30	81.5%	683	$4,487	$81
2 Bedroom	141	107	34	75.9%	1,004	$6,501	$78
Total/Avg.(1)	670	532	138	79.4%	648	$4,238	$79

Affordable Rate Residential Units - 416-420 Kent
Type	Units	Occupied	Vacant	Occupancy	Avg SF	Avg In-Place Rent	Avg In-Place Rent PSF
Studio	101	100	1	99.0%	491	$854	$21
1 Bedroom	40	40	0	100.0%	693	$1,062	$18
2 Bedroom	45	45	0	100.0%	965	$1,206	$15
Total/Avg.	186	185	1	99.5%	649	$985	$18

(1)	The resident manager unit has been excluded from the above residential unit mix chart because there is no income associated with the unit. Inclusive of the resident manager unit, there are a total of 857 units at the 416-420 Kent Avenue Property.

The 416 Kent Avenue Building contains a total of 187 residential units designated as market rate units that were 85.6% occupied as of the October 26, 2020 underwritten rent roll. The unit mix is comprised of 87 studio units (47% of unit mix), 53 one-bedroom units (28% of unit mix), and 47 two-bedroom units (25% of unit mix). The studio units average 481 SF and $3,197 in monthly rent ($79 PSF). The one-bedroom units average 686 SF and $4,468 in monthly rent ($78 PSF). The two-bedroom units average 1,031 SF and $6,323 in monthly rent ($74 PSF). Overall, the 187 market units average 677 SF and $4,504 in monthly rent ($76 PSF).

The below chart presents the residential unit mix for the residential units designated as market rate units at the 416 Kent Avenue Building:

Residential Units Designated as Market Rate Units - 416 Kent Avenue(1)
Type	Units	Occupied	Vacant	Occupancy	Avg SF	Avg In-Place Rent	Avg In-Place Rent PSF
Studio	87	64	23	73.6%	481	$3,197	$79
1 Bedroom	53	49	4	92.5%	686	$4,468	$78
2 Bedroom	47	47	0	100.0%	1,031	$6,323	$74
Total/Avg.	187	160	27	85.6%	677	$4,504	$76
(1)	All of the residential units designated as market rate units at the 416 Kent Avenue Building (187 residential units) will not be subject to any restrictions on rental rates so long as they were originally leased above the high rent threshold established under the applicable Rent Regulations.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The 420 Kent Avenue Building contains a total of 483 residential units designated as market rate units that were 77.0% occupied as of the October 26, 2020 underwritten rent roll. The unit mix is comprised of 280 studio units (58% of unit mix), 109 one-bedroom units (23% of unit mix), and 94 two-bedroom units (19% of unit mix). The studio units average 499 SF and $3,328 in monthly rent ($80 PSF). The one-bedroom units average 682 SF and $4,498 in monthly rent ($82 PSF). The two-bedroom units average 990 SF and $6,641 in monthly rent ($81 PSF). Overall, the 483 units average 636 SF and $4,124 in monthly rent ($81 PSF). There is one residential manager unit that is not included in the table below.

The below chart presents the residential unit mix for the residential units designated as market rate units at the 420 Kent Avenue Building:

Residential Units Designated as Market Rate Units - 420 Kent Avenue(1)
Type	Units	Occupied	Vacant	Occupancy	Avg SF	Avg In-Place Rent	Avg In-Place Rent PSF
Studio	280	229	51	81.8%	499	$3,328	$80
1 Bedroom	109	83	26	76.1%	682	$4,498	$82
2 Bedroom	94	60	34	63.8%	990	$6,641	$81
Total/Avg.	483	372	111	77.0%	636	$4,124	$81
(1)	All of the residential units designated as market rate units at the 420 Kent Avenue Building (483 residential units) are subject to annual limits on rental increases set by the New York City Rent Guidelines Board for the duration of the 25-year 421-a tax exemption period (as of the origination date of the 416-420 Kent Avenue Whole Loan, the limit is 0.0% for 1-year leases and for the first year of 2-year leases; however, a 1.0% increase is allowed in the second year of 2-year leases). This limitation will end upon expiration of the tax exemption and vacancy of the tenant (or upon expiration of the tax exemption if appropriate lease riders were provided), at which point, the units will be deregulated and there will be no limits on rental increases.

As used herein, “Rent Regulation” means, collectively, (i) the Rent Stabilization Law of 1969 (Administrative Code of the City of New York §26-501), (ii) the New York City Rent Stabilization Code (9 NYCRR 2520.1 et. seq.); (iii) the New York City Rent and Rehabilitation Law (Administrative Code of the City of New York Sections §26-401 et. seq.); (iv) the Emergency Tenant Protection Act of 1974 (McKinney’s Unconsolidated §8621 et. seq.); (v) New York City Local Law of 1994 (Local Law 1994, No. 4); (vi) the 1993 Rent Regulation Reform Act (L. 1993, ch. 253); the Rent Regulation Reform Act of 1997 (L. 1997, ch. 116); (vii) New York City Rent and Eviction Regulations (9 NYCRR 2200 et. seq.); (viii) New York Consolidated Laws, Penal Law §241.00 and §241.05, Administrative Code of the City of New York §27-2115 and Housing Maintenance Code§ 27-2004; (ix) the 421-a Programs and (x) the Housing Stability and Tenant Protection Act of 2019, all as the same may have been or hereafter may be amended from time to time, together with any other applicable laws, rules, orders, regulations, ordinances, judgments, decrees, injunctions, permits or requirements of any Governmental Authority having jurisdiction over the issue or matter in question (including, without limitation, DHCR and the RGB) and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof which, in the case of each of the foregoing, relate to the rental of apartment units.

As used herein, “IH Program” means the inclusionary housing program of the City of New York pursuant to Sections 23-154 and 23-90, et seq. of the Zoning Resolution (and any other applicable sections of the Zoning Resolution referenced thereby or related thereto) and Chapter 51 of Title 28 of the Rules of the City of New York.

As used herein, “421-a Programs” means, as applicable, (i) Sections 421-a (1-15) of the New York State Real Property Tax Law, Chapter 6 of Title 28 of the Rules of the City of New York, and local law pursuant to Sections 11-245 and 11-245.1 of the New York City Administrative Code (each of the foregoing as may be amended from time to time), and/or (ii) Section 421-a (16) of the New York State Real Property Tax Law, Chapter 51 of Title 28 of the Rules of the City of New York, and local law pursuant to the New York City Administrative Code (each as may be amended or enacted from time to time).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

The following table presents certain information relating to the commercial tenants at the 416-420 Kent Avenue Property:

Building	Tenant	NRA	% of Total Commercial NRA	Lease Start	Lease Expiration(1)	UW Base Rent(2)	UW Base Rent PSF	UW Recoveries	UW Gross Rent(2)	% of Total Commercial UW Gross Rent	UW Gross Rent PSF
420 Kent	Chai Urgent Care	2,000	10.6%	8/1/2020	7/31/2030	$121,334	$60.67	$0	$121,334	40.0%	$60.67
420 Kent	Kent Wine & Liquor(3)	2,027	10.8%	9/8/2020	9/8/2030	108,000	$53.28	0	108,000	35.6%	$53.28
420 Kent	Sea Wolf	2,300	12.2%	4/1/2019	3/31/2038	56,856	$24.72	0	56,856	18.7%	$24.72
416 Kent	Snow Wolf	700	3.7%	4/1/2019	11/30/2037	17,304	$24.72	0	17,304	5.7%	$24.72
Total Occupied		7,027	37.3%	4/17/2020	6/21/2032	$303,494	$43.19	0	$303,494	100.0%	$43.19
Total Vacant		11,800	62.7%	-	-	-	-	-	-	-	-
Total/Wtd. Avg.		18,827	100.0%			$303,494	$43.19	$0	$303,494	100.0%	$43.19

(1)	Certain tenants reflected in the chart above, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. We cannot assure that any such tenants will take occupancy as expected or at all.

(2)	UW Base Rent and UW Gross Rent are inclusive of contractual rent steps through August 2021 of $5,694.

(3)	Kent Wine & Liquor is not currently in occupancy of its space and its lease term does not commence until it has received a liquor license from the New York State Liquor Authority. We cannot assure that any such tenants will take occupancy as expected or at all.

■	COVID-19 Update. From March 2020 through September 2020, the residential component of the 416-420 Kent Avenue Property had average monthly collections of 94.1%. September 2020 rent collections were 93.0% and October 2020 rent collections were 90.8% at the 416-420 Kent Avenue Property. As of the origination date, Snow Wolf and Sea Wolf were open and current on rent obligations and Chai Urgent Care and Kent Wine & Liquor were still in their free rent periods. Chai Urgent Care’s obligation to pay rent under its lease commenced on November 1, 2020, however, Chai Urgent Care is in the process of completing its build-out and is not expected to open for business until approximately February 2021. We cannot assure you that Chai Urgent Care will open for business as expected or at all. Kent Wine & Liquor is not currently in occupancy and its lease term does not commence until it obtains a liquor license from the New York State Liquor Authority. Per the terms of the lease, Kent Wine & Liquor has six months post-lease execution to obtain a liquor license and, if they have not obtained their liquor license within that six-month period, the tenant and the landlord have a mutual option to (i) terminate the lease or (ii) extend the period for obtaining the liquor license (accompanied by a monthly fee of $9,000 payable by Kent Wine & Liquor to the landlord until the liquor license is issued or the lease is terminated). We cannot assure you that Kent Wine & Liquor will obtain it’s liquor license, begin paying rent or take occupancy as expected or at all. All outstanding gap rent and free rent related to the Chai Urgent Care and Kent Wine & Liquor tenants were reserved upfront at origination of the 416-420 Kent Avenue Whole Loan. As of November 6, 2020, the 416-420 Kent Avenue Whole Loan is not subject to any modification or forbearance requests. The first payment date of the 416-420 Kent Avenue Whole Loan is in December 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 416-420 Kent Avenue Property:

Cash Flow Analysis(1)(2)

	June 2020 Annualized	Appraisal CF Year 1(3)	Borrower’s Budget 2020-2021	Underwritten	Underwritten $ per Unit/SF(4)
Market Rate Apartment Income
Base Rent	$36,886,470	$36,597,509	$34,986,294	$27,055,656	$40,321
Potential Income from Vacant Units	0	0	0	7,291,200	10,866
Gross Potential Rent	$36,886,470	$36,597,509	$34,986,294	$34,346,856	$51,188
Vacancy & Credit Loss	(16,695,293)	(1,363,513)	(1,338,832)	(7,291,200)	(10,866)
Concessions(5)	(2,789,325)	0	0	(1,717,343)	(2,559)
Market Rate EGI Before Other Income	$17,401,852	$35,233,996	$33,647,461	$25,338,313	$37,762

Affordable Rate Apartment Income
Base Rent	$0	$0	$2,216,346	$2,185,841	$11,752
Potential Income from Vacant Units	0	0	0	25,392	137
Gross Potential Rent	$0	$0	$2,216,346	$2,211,233	$11,888
Vacancy & Credit Loss	0	0	0	(25,392)	(137)
Affordable Rate EGI before Other Income	$0	$0	$2,216,346	$2,185,841	$11,752
					0
Other Income – Apartments	352,693	2,360,000	2,838,130	1,380,726	1,611
Total Apartment EGI	$17,754,544	$37,593,996	$38,701,937	$28,904,879	$33,728

Commercial Income
Base Rent	$33,942	$1,064,800	$1,049,712	$303,494	$16
Commercial Reimbursements	9,664	0	0	767,000	41
Gross Potential Commercial Rent	$43,605	$1,064,800	$1,049,712	$1,070,494	$57
Vacancy & Credit Loss	0	(63,888)	0	(767,000)	(41)
Total Commercial EGI	$43,605	$1,000,912	$1,049,712	$303,494	$16

Total EGI	$17,798,150	$38,594,908	$39,751,649	$29,208,373	$34,082

Real Estate Taxes(6)	$1,090,314	$8,793,500	$488,547	$448,119	$523
Insurance	730,438	802,791	738,399	738,399	862
Management Fee	1,144,323	1,157,847	1,216,342	876,251	1,022
Other Operating Expenses	4,759,460	5,304,154	5,178,257	5,178,257	6,042
Total Operating Expenses	$7,724,535	$16,058,292	$7,621,545	$7,241,027	$8,449

Net Operating Income	$10,073,615	$22,536,616	$32,130,103	$21,967,346	$25,633
Replacement Reserves – Apartments	0	172,600	0	214,250	250
Replacement Reserves – Commercial	0	0	0	2,824	0.15
TILC – Commercial	0	0	0	18,827	1.00
Net Cash Flow	$10,073,615	$22,364,016	$32,130,103	$21,731,445	$25,358

(1)	Certain items such as straight-line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	There is a lack of operating history for the 416-420 Kent Avenue Property because it was constructed in 2019.

(3)	Appraisal CF Year 1 represents the appraiser’s cash flow projections for the 416-420 Kent Avenue Property.

(4)	Market Rate Apartment Income (671 residential units designated as market rate units) and Affordable Rate Apartment Income (186 affordable rate residential units) are shown on a per unit basis. Commercial Income (18,827 SF) is shown on a PSF basis. Expenses are shown on a per unit basis (857 total residential units).

(5)	Underwritten Concessions have been underwritten to a 5.0% concession assumption. New leases at the 420 Kent Avenue Building have received approximately 2.3 months free on an average lease term of 15.9 months (weighted average). First generation leases at the 416 Kent Avenue Building, which was leased up in 2019 (prior to the commencement of the COVID-19 pandemic), received approximately 1.8 months free on an average lease term of 16.9 months (weighted average).

(6)	Underwritten Real Estate Taxes have been underwritten to the 2020/2021 abated real estate taxes.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

■	Appraisal. According to the appraisal, the 416-420 Kent Avenue Property had an “as-is” appraised value of $669,800,000 as of September 8, 2020.

Appraisal Approach	“As-Is” Value(1)	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$665,000,000	N/A	4.25%
Income Capitalization Approach	$669,800,000	6.0%	4.25%

(1)	The “As-Is” Value includes the present value of a 30-year TIF abatement.

■	Environmental Matters. According to the Phase I environmental report dated September 14, 2020, there are no recognized environmental conditions or recommendations for further action at the 416-420 Kent Avenue Property. However, historically, the 416-420 Kent Avenue Property was used for numerous commercial and industrial operations starting in the late-1800s that impacted the subsurface across the 416-420 Kent Avenue Property. Separate remedial investigations (“RI”) were initiated in November 2014 following Phase II investigations in different portions of the 416-420 Kent Avenue Property in 2002 and 2008, and Interim Remedial Measures in 2010. The two RIs detected impacted soil and shallow groundwater above the applicable regulatory standards. Brownfield Cleanup Agreements between New York State Department of Environmental Conservation (“NYSDEC”) and the owner of the 416-420 Kent Avenue Property were executed in February 2015, and an environmental restrictive declaration for hazardous materials was recorded in 2005 and a zoning E-designation for noise was assigned to the 416-420 Kent Avenue Property in 2006. Since then, soil has been remediated, and groundwater concentrations continue to decrease. In addition, soil vapor is being mitigated through the operation of a sub-membrane depressurization (“SMD”) system and there is mechanical ventilation of enclosed sub-grade parking garages. There was implementation of long-term institution controls in the form of a Site Management Plan (“SMP”) and an environmental easement. Under the SMP, continued groundwater monitoring is required for the 420 Kent Building along the down-gradient perimeter to evaluate property-wide performance of the remedy. Separate certificates of completion for the 416 Kent Building and the 420 Kent Building were approved in December 2018, providing approval of the final engineering reports for restricted-residential, commercial, and industrial use with institutional controls. Under the SMPs, continued vapor testing of the SMD systems revealed an absence of volatile organic compounds constituents, and NYSDEC approved passive operation, although the borrower continues to maintain both systems as active. The SMP-periodic review reports indicate that the first quarter of groundwater sampling at the 420 Kent Building revealed that petroleum constituents have decreased due to the property-wide remediation conducted before and during the construction of the 420 Kent Avenue Building. The remedial engineer indicated that the NYSDEC would require only eight additional quarters of sampling assuming that petroleum constituents in the groundwater continue to decrease, with two quarters of groundwater sampling have already been completed. Based on the development and implementation of engineering and institutional controls, a controlled recognized environmental condition (“CREC”) exists at the 420 Kent Avenue Building. No further action is warranted except for the continued implementation of the engineering and institutional controls in accordance with the NYSDEC-approved SMPs for both the 416 Kent Avenue Building and the 420 Kent Avenue Building.

■	Market Overview and Competition. The 416-420 Kent Avenue Property is located at the corner of Metropolitan Avenue and Driggs Avenue within the Williamsburg neighborhood of Brooklyn, New York. The 416-420 Kent Avenue Property encompasses an entire city block bounded by South 9th Street to the south, Broadway to the north and the East River to the west and the closest subway station is the Marcy Avenue subway station (J, M and Z trains) located seven blocks away. According to the appraisal, the 416-420 Kent Avenue Property is located in the King’s County multifamily submarket (which overlaps with the Brooklyn multifamily market, one of New York’s most populous boroughs with approximately 2.6 million residents). Also according to the appraisal, as of the second quarter of 2020, the King’s County multifamily submarket spanned 45,501 residential units and reported a 5.0% vacancy rate. From 2015 through year-end 2019, the King’s County multifamily market reported positive net absorption in each calendar year and an average annual vacancy rate of 3.6% (with the year-end average vacancy rate never exceeding 4.7%). According to the appraisal, the market rent conclusion for the 416-420 Kent Avenue Property’s unit mix is as follows: studio ($3,400); one-bedroom ($4,500); and two-bedroom ($6,500). Comparatively, the average monthly in-place rents for units designated as market rate residential units at the 416-420 Kent Avenue Property (as of the underwritten rent roll dated October 26, 2020) for the same unit

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

types were: studio ($3,330); one-bedroom ($4,487); and two-bedroom ($6,501). The affordable rate residential units across the 416-420 Kent Avenue Property have an average monthly in-place rent of $985.

Competitive Set(1)
	416 Kent Avenue	420 Kent Avenue	Comparable 1	Comparable 2	Comparable 3	Comparable 4	Comparable 5	Comparable 6
Address	416 Kent Avenue	420 Kent Avenue	1 South 1st Street	275 South 5th Street	55 Hope Street	175 Kent Avenue	325 Kent Avenue	76 North 4th Street
City, State	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY	Brooklyn, NY
Gross SF	174,103	400,457	118,580	243,000	88,906	88,599	359,924	17,500
Number of Residential Units	252	605	332	175	117	113	522	63
Year Built	2019	2019	2019	2020	1907	2011	2017	1951
Project Design	High-Rise	High-Rise	High-Rise	High-Rise	Mid-Rise	Mid-Rise	High-Rise	Mid-Rise
Occupancy	88.9%	81.6%	98.0%	55.0%	95.0%	94.0%	98.0%	93.0%

(1)	Source: Appraisal.

The 416-420 Kent Avenue Property is located in the Williamsburg area of Brooklyn, New York. The 416-420 Kent Avenue Property benefits from access to multiple transportation routes, which include major highways I-278 and I-495, a bus route that runs along Broadway, one block north of the 416-420 Kent Avenue Property. According to the appraisal, the King’s County apartment submarket has seen a compound annual growth rate of approximately 7.3% per year over the last 10 years. Asking rents in the King’s County apartment submarket hit a low of $1,367 per unit in 2010 and reached a high in 2019 at $2,502 per unit. As of the second quarter of 2020, the average asking rent increased slightly to $2,552 per unit. According to the appraisal, vacancy in the King’s County apartment submarket has ranged from 1.8% to 4.7%, with an average 3.2% over the past ten years. Vacancy in the King’s County apartment submarket decreased from 2.9% in 2010 to 1.8% in 2012, increased from 3.0% in 2013 to 3.5% in 2014, and increased from 3.2% in 2015 to 3.5% in 2019. The King’s County apartment submarket vacancy rate as of the second quarter of 2020 increased to 5.0%, up slightly from a 3.5% vacancy rate as of year-end 2019. According to the appraisal, the most recent upward trend in vacancy rate is likely due to the impact of the COVID-19 pandemic.

According to a third party market report, the development and growth of the Williamsburg neighborhood over the past two decades has made it a desirable neighborhood. New residential developments have generally been comprised of luxury loft type space or newer towers on the waterfront with full amenities. Within the Williamsburg market, Amazon Music has signed an office lease agreement for approximately 40,000 square feet of studio and production space at 25 Kent Avenue. In December 2019, fashion brand Kith signed as anchor tenant at 25 Kent Avenue and is expected to occupy 58,000 of the building’s 87,000 square feet of manufacturing space. According to the appraisal, as of year-end 2019, the Williamsburg neighborhood had an average household income of $120,629, which is expected to grow to $150,863 by year-end 2024. According to a September 2020 third party market report, the Williamsburg multifamily submarket reported a vacancy rate of 6.7% and submarket inventory of 32,961 units.

■	The Borrower. The borrower is 420 Kent Avenue LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 416-420 Kent Avenue Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Eliot Spitzer, the former governor of New York and head of Spitzer Enterprises. Spitzer Enterprises is a real estate firm with more than 60 years of experience developing, owning and managing real estate in New York City and Washington, D.C. Since inception, Spitzer Enterprises acquired several commercial properties, including 730 Fifth Avenue (The Crown Building), 2001 K Street (William P. Rogers Building), 1615 L Street, 4800 Hampden Lane (One Bethesda Center), 800 Fifth Avenue, 985 Fifth Avenue, and 1020 Park Avenue. Eliot Spitzer has headed the firm since 2008 and is involved in all aspects of strategic planning. Select

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

multifamily holdings in the company’s portfolio include 150 East 57th Street, which is a 137-unit high-rise luxury apartment building located on 57th Street in the Midtown East neighborhood of Manhattan, and 800 5th Avenue, which is a 229-unit high-rise luxury apartment building located on the corner of 61st Street and Fifth Avenue in Manhattan.

■	Escrows. On the origination date of the 416-420 Kent Avenue Whole Loan, the borrower funded reserves of approximately (i) $235,263 for real estate taxes, (ii) $304,500 for unfunded obligations and (iii) $213,938 for environmental monitoring.

Tax Reserve – on each monthly payment date, the borrower is required to fund 1/12 of the amount that the lender estimates will be necessary to pay taxes over the next ensuing 12-month period (initially estimated to be $39,210).

Insurance Reserve – on each monthly payment date, an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay insurance premiums over the next ensuing 12-month period (initially estimated to be $73,324).

Replacement Reserve – on each monthly payment date, the borrower is required to fund approximately $18,090 for replacement reserves.

If an event of default occurs on or prior to the first business day following November 6, 2021, the borrower will be required to deposit into a reserve account an amount equal to the BG payment amount (the “BG Payment Amount”), which will be held as additional collateral for the loan and be released to borrower upon the cure of all outstanding Events of Default. The BG Payment Amount initially equals $2,500,000 and is reduced by $208,333 (i.e., 1/12 of $2,500,000) each month during the first year of the 416-420 Kent Avenue Whole Loan term. The guarantor has personally guaranteed payment of the BG Payment Amount.

■	Lockbox and Cash Management. The 416-420 Kent Avenue Whole Loan is structured with a soft lockbox in reference to residential units, a hard lockbox with respect to commercial tenants and springing cash management. The borrower is required to immediately deposit, or cause the property manager to immediately deposit, all revenue and/or to direct non-residential tenants to directly deposit all revenue and/or rental payments, as applicable, into a lender-controlled lockbox account. Upon the occurrence of a 416-420 Kent Avenue Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on each business day and to be applied and disbursed in accordance with the 416-420 Kent Avenue Whole Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 416-420 Kent Avenue Whole Loan documents are required (i) to the extent a 416-420 Kent Avenue Trigger Period (other than a trigger period arising solely as the result of a default under the 416-420 Kent Avenue Mezzanine Loan documents) has occurred and is continuing, be held by the lender in an excess cash flow reserve account as additional collateral for the 416-420 Kent Avenue Whole Loan (provided that, so long as no event of default under the 416-420 Kent Avenue Whole Loan documents has occurred and is continuing, the lender is required to make excess cash flow funds available (x) to make required deposits into the tax and/or insurance reserves and/or (y) for approved operating expenses to unaffiliated third parties), and (ii) to the extent a trigger period is continuing solely as the result of a default under the 416-420 Kent Avenue Mezzanine Loan documents, be disbursed to or at the direction of the mezzanine lender. Upon an event of default under the 416-420 Kent Avenue Whole Loan documents, the lender may apply funds to the 416-420 Kent Avenue Whole Loan in such priority as it may determine.

A “416-420 Kent Avenue Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the 416-420 Kent Avenue Whole Loan documents, (ii) the occurrence of a Low Debt Yield Period (defined below), and (iii) the lender receiving notice from the mezzanine lender that a trigger period under the 416-420 Kent Avenue Mezzanine Loan documents has occurred and is continuing, and (B) expiring upon (a) with respect to clause (A)(i) above, the cure (if applicable) of such event of default, (b) with respect to clause (A)(ii) above, the date that the Low Debt Yield Period ceases to exist, and (c) with respect to clause (A)(iii) above, the date the lender receives notice from the mezzanine lender that

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

the trigger period under the 416-420 Kent Avenue Mezzanine Loan documents has been cured or is otherwise no longer ongoing.

A “Low Debt Yield Period” means a period (A) commencing if, on or after October 30, 2021, (I) the 416-420 Kent Avenue Total Loan (as defined below) debt yield falls below (x) 5.50% from October 30, 2021 through and including November 5, 2022 (“Year 2”), (y) 5.75% from November 6, 2022 through and including November 5, 2025 (“Years 3 through 5”), or (z) 6.00% from November 6, 2025 through the maturity date of the 416-420 Kent Avenue Whole Loan (“Years 6 through 10”), or (II) the 416-420 Kent Avenue Whole Loan debt yield falls below 7.16% for Year 2, 7.49% for Years 3 through 5, or 7.81% for Years 6 through 10 of the 416-420 Kent Avenue Whole Loan, and (B) expiring if, for two (2) consecutive calendar quarters, (I) the 416-420 Kent Avenue Total Loan debt yield is greater than, as applicable, 5.75% for Year 2, 6.00% for Years 3 through 5, or 6.25% for Years 6 through 10, and (II) the 416-420 Kent Avenue Whole Loan debt yield is greater than, as applicable, 7.49% for Year 2, 7.81% for Years 3 through 5, or 8.14% for Years 6 through 10.

■	Property Management. The 416-420 Kent Avenue Property is managed by Firstservice Residential New York, Inc. In addition, the parking garages at the 416-420 Kent Avenue Property are managed by 420 Kent Avenue Garage LLC. Under the 416-420 Kent Avenue Whole Loan documents, the lender may, or may require the borrower to, terminate either management agreement and replace the property manager if: (i) an event of default under the 416-420 Kent Avenue Whole Loan documents exists, (ii) there exists a default by the property manager under the applicable management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding or (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds. Provided that no event of default is occurring under the 416-420 Kent Avenue Whole Loan documents, the borrower may terminate either management agreement and replace the property manager with a qualified property manager that is approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■	Current Mezzanine or Secured Subordinate Indebtedness. The 416-420 Kent Avenue Subordinate Companion Loan, with an outstanding principal balance as of the Cut-off Date of $81,100,000, accrues interest at a fixed interest rate of 3.34832% per annum. Concurrently with the origination of the 416-420 Kent Avenue Whole Loan, SRA RX 420 Kent LLC, a Delaware limited liability company made a $90,000,000 mezzanine loan (the “416-420 Kent Avenue Mezzanine Loan”) to 420 Kent Avenue Holding LLC, a Delaware limited liability company. The 416-420 Kent Avenue Mezzanine Loan and the 416-420 Kent Avenue Whole Loan are collectively referred to as the 416-420 Kent Avenue Total Loan (the “416-420 Kent Avenue Total Loan”). The 416-420 Kent Avenue Mezzanine Loan is secured by a pledge of the mezzanine borrower’s 100% direct ownership interest in the 416-420 Kent Avenue Whole Loan borrower. The 416-420 Kent Avenue Mezzanine Loan accrues interest at a fixed interest rate of 5.08000% per annum. The 416-420 Kent Avenue Subordinate Companion Loan and the 416-420 Kent Avenue Mezzanine Loan each has a 120-month term and is interest-only for the full term. Based on the outstanding principal balance of the 416-420 Kent Avenue Total Loan of $388,000,000, the Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI are illustrated below. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Financial Information

	416-420 Kent Avenue A Notes	416-420 Kent Avenue Total Loan
Cut-off Date Balance	$216,900,000	$388,000,000
Cut-off Date LTV Ratio	32.4%	57.9%
Maturity Date LTV Ratio	32.4%	57.9%
DSCR Based on Underwritten NCF	2.95x	1.47x
Debt Yield Based on Underwritten NOI	10.1%	5.7%

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

416-420 Kent Avenue

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 416-420 Kent Avenue Whole Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 416-420 Kent Avenue Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 416-420 Kent Avenue Property until the completion of restoration or the expiration of 24 months, with a 12-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

Floor	Spaces (left to right)
18	Vacant 9,848 SF
17	Vacant 15,757 SF
16	Vacant 10,075 SF; Vacant 7,697 SF
15	Sandler Capital 17,200 SF Exp. 6/2027
14	SunTrust Banks 18,025 SF Exp. 4/2024
12	SunTrust Banks 22,832 SF Exp. 4/2024
11	Loro Piana USA 22,832 SF Exp. 8/2025
10	Allen & Company 22,832 SF Exp. 9/2033
9	Allen & Company 22,832 SF Exp. 9/2033
8	Allen & Company 22,832 SF Exp. 9/2033
7	Vacant 22,832 SF
6	SunTrust Banks 16,798 SF Exp. 4/2024; Catalyst Investors 6,034 SF Exp. 11/2023
5	Vacant 10,961 SF; Vacant 2,011 SF; Management Office 2,330 SF; Allen & Company 1,646 SF Exp. 9/2033; SunTrust Banks 5,880 SF Exp. 4/2024
4	Loro Piana USA 1,556 SF Exp. 8/2025; SunTrust Banks 8,624 SF Exp. 4/2024; SunTrust Banks 12,357 SF Exp. 4/2024
3	Ralph Lauren Retail Inc. 15,559 SF Exp. 6/2029; Ralph Lauren 470 SF Exp. 6/2029
2	Ralph Lauren Retail Inc. 6,925 SF Exp. 6/2029; The Swatch Group 88 SF Exp. 12/2029; The Swatch Group 6,197 SF Exp. 12/2029; Porter Locker Room 583 SF; Building Security 1,042 SF
Mezz	Building
1	Ralph Lauren 8,248 SF Exp. 6/2029; The Swatch Group 3,961 SF Exp. 12/2029; The Swatch Group 2,525 SF Exp. 12/2029
B	Ralph Lauren Retail Inc. 7,436 SF Exp. 6/2029; Vacant 886 SF; Allen & Company 830 SF Exp. 9/2033; The Swatch Group 1,503 SF Exp. 12/2029

VACANT | BUILDING | 2023 – 2024 | 2025 – 2026 | 2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

711 FIFTH AVENUE

711 Fifth Avenue
711 5th Avenue
New York, NY 10022
New York
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Wang Building

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller(2)		GSMC
Location (City/State)	New York, New York		Cut-off Date Balance(3)		$60,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)		$1,602.83
Size (SF)	340,024		Percentage of Initial Pool Balance		5.5%
Total Occupancy as of 1/31/2020	76.5%		Number of Related Mortgage Loans		None
Owned Occupancy as of 1/31/2020	76.5%		Type of Security		Fee Simple
Year Built / Latest Renovation	1927 / 2013-2019		Mortgage Rate		3.16000%
Appraised Value	$1,000,000,000		Original Term to Maturity (Months)		120
			Original Amortization Term (Months)		NAP
			Original Interest Only Period (Months)		120

Underwritten Revenues	$74,193,553
Underwritten Expenses	$22,888,769		Escrows(4)
Underwritten Net Operating Income (NOI)	$51,304,783			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$50,675,427		Taxes	$0	$0
Cut-off Date LTV Ratio(1)	54.5%		Insurance	$0	$0
Maturity Date LTV Ratio(1)	54.5%		Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF(1)	2.94x / 2.90x		TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 9.3%		Other(5)	$3,048,024	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$545,000,000	90.0%	Loan Payoff	$598,153,683	98.8%
Principal’s New Cash Contribution	60,294,721	10.0	Origination Costs	4,093,014	0.7
			Reserves	3,048,024	0.5

Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%

(1)	Calculated based on the outstanding balance of the 711 Fifth Avenue Whole Loan.

(2)	The 711 Fifth Avenue Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”) and Bank of America, N.A. (“BANA”).

(3)	The Cut-off Date Balance of $60,000,000 represents the non-controlling note A-1-2, which is part of the 711 Fifth Avenue Whole Loan consisting of 24 senior pari passu promissory notes with an aggregate original principal balance of $545,000,000.

(4)	See “—Escrows” below.

(5)	Other Reserves represent a temporary certificate of occupancy reserve ($2,000,000) and an unfunded obligations reserve ($1,048,024).

■	The Mortgage Loan. The 711 Fifth Avenue mortgage loan (the “711 Fifth Avenue Loan”) is part of a whole loan consisting of 24 pari passu promissory notes, with an aggregate original and outstanding principal balance as of the Cut-off Date of $545,000,000 (the “711 Fifth Avenue Whole Loan”), which is secured by a first mortgage encumbering the borrower’s fee simple interest in a 340,024 SF office and retail building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Loan is comprised of the non-controlling note A-1-2, having an outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 5.5% of the Initial Pool Balance.

The 711 Fifth Avenue Whole Loan was co-originated by GSBI and BANA on March 6, 2020. The 711 Fifth Avenue Whole Loan has an interest rate of 3.16000% per annum. The borrower utilized the proceeds of the 711 Fifth Avenue Whole Loan and the principal’s cash contribution to refinance existing debt on the 711 Fifth Avenue Property, fund reserves and pay origination costs.

The 711 Fifth Avenue Whole Loan had an initial term of 120 months and has a remaining term of 112 months as of the Cut-off Date. The 711 Fifth Avenue Whole Loan requires interest only payments on each due date through the scheduled maturity date in March 2030. Voluntary prepayment of the 711 Fifth Avenue Whole Loan in whole is prohibited prior to September 6, 2029. At any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) March 6, 2023, (the “711 Fifth Avenue Lockout Period”), the 711 Fifth Avenue Whole Loan permits (a) defeasance in whole with direct, non-callable obligations of the United States of America and (b) solely to cure a debt yield trigger as described below under “Escrows”, partial defeasance or partial prepayment (which prepayment must be accompanied by any applicable yield maintenance).

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The table below summarizes the promissory notes that comprise 711 Fifth Avenue Whole Loan. The relationship between the holders of 711 Fifth Avenue Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

	Note	Original Balance ($)	Cut-off Date Balance ($)	Note Holder	Control Note
711 Fifth Avenue	A-1-1	50,000,000	50,000,000	GSMS 2020-GC47 (GSBI)	Yes
	A-1-2	60,000,000	60,000,000	Benchmark 2020-B21 (GSBI)	No
	A-1-3	50,000,000	50,000,000	GSBI(1)	No
	A-1-4	40,000,000	40,000,000	GSBI(1)	No
	A-1-5-A	25,000,000	25,000,000	GSBI(1)	No
	A-1-5-B	15,000,000	15,000,000	Benchmark 2020-B20 (GSBI)	No
	A-1-5-C	5,000,000	5,000,000	GSBI(1)	No
	A-1-6	20,000,000	20,000,000	JPMDB 2020-COR7 (GSBI)	No
	A-1-7	20,000,000	20,000,000	JPMDB 2020-COR7 (GSBI)	No
	A-1-8	20,000,000	20,000,000	Benchmark 2020-B18 (GSBI)	No
	A-1-9	20,000,000	20,000,000	Benchmark 2020-B18 (GSBI)	No
	A-1-10	12,500,000	12,500,000	GSMS 2020-GC47 (GSBI)	No
	A-1-11	10,000,000	10,000,000	DBJPM 2020-C9 (GSBI)	No
	A-1-12	10,000,000	10,000,000	DBJPM 2020-C9 (GSBI)	No
	A-1-13	5,000,000	5,000,000	Benchmark 2020-B18 (GSBI)	No
	A-1-14	5,000,000	5,000,000	DBJPM 2020-C9 (GSBI)	No
	A-1-15	10,000,000	10,000,000	Benchmark 2020-B19 (GSBI)	No
	A-1-16	2,500,000	2,500,000	GSBI(1)	No
	A-1-17	1,500,000	1,500,000	GSBI(1)	No
	A-2-1	60,000,000	60,000,000	BANK 2020-BNK28 (BANA)	No
	A-2-2	43,000,000	43,000,000	BANK 2020-BNK27 (BANA)	No
	A-2-3-A	25,500,000	25,500,000	BANA(1)	No
	A-2-3-B	15,000,000	15,000,000	BANA(1)
	A-2-4	20,000,000	20,000,000	BBCMS 2020-C8 (BANA)	No
	Total	545,000,000	545,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The 711 Fifth Avenue Property is an 18-story, 340,024 SF Class A mixed use building with an office component (levels four – 18, 286,226 SF) and a retail component (levels B – three, 53,798 SF) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone various capital improvements from 2013 through mid-2019. Major capital improvements include a sixth floor corridor upgrade, 14th floor roof replacement, main roof replacement, fourth and ninth floor renovations, and elevator modernization. Based on the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased (based on net rentable area (“NRA”)), to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group), and luxury goods (Loro Piana USA), as well as finance (Allen & Company).

Office (84.2% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent (inclusive of storage rent derived from office tenants). 84,516 SF of the office space (29.5% of Class A office NRA) at the 711 Fifth Avenue Property is leased to an investment grade-rated office tenant (SunTrust Banks).

The largest office tenant at the 711 Fifth Avenue Property, SunTrust Banks (A+ / A3 by Fitch/Moody’s), occupies 24.9% of the 711 Fifth Avenue Property’s NRA and accounts for 8.9% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2004 and has expanded several times. The tenant’s primary businesses included deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the SunTrust Banks provides corporate and investment banking, capital market services, mortgage banking, and wealth management.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The second largest office tenant at the 711 Fifth Avenue Property, Allen & Company, occupies 20.9% of the 711 Fifth Avenue Property’s NRA and accounts for 7.4% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 1985 and has expanded several times. The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment.

The third largest office tenant at the 711 Fifth Avenue Property, Loro Piana USA, occupies 7.2% of the 711 Fifth Avenue Property’s NRA and accounts for 2.6% of underwritten base rent. The tenant has occupied space in the 711 Fifth Avenue Property since 2005. Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 53,798 SF of multi-level retail space at the 711 Fifth Avenue Property is currently anchored by Ralph Lauren (A2 / A- by Moody’s/S&P) (which has been dark but paying rent since April 2017) and The Swatch Group that collectively contribute 78.5% of UW Base Rent (inclusive of storage/restaurant rent derived from retail tenants). Ralph Lauren is a wholly owned subsidiary of Ralph Lauren Corporation. Ralph Lauren, the largest retail tenant by UW Base Rent, leases 11.4% of NRA and accounts for 41.1% of UW Base Rent. The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, its space is now dark and available for sublease. Ralph Lauren continues to operate the Polo Bar (7,436 SF of the total Ralph Lauren 38,638 SF) at this location. According to a media report, the Ralph Lauren tenant has agreed to sublease its entire space to Mango, a Spanish retail chain, for $5 million per year. Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent). We cannot assure you that such sublease will be executed or approved.

The Swatch Group is the second largest retail tenant at the 711 Fifth Avenue Property. The Swatch Group occupies 4.2% of the 711 Fifth Avenue Property’s NRA and accounts for 37.3% of UW Base Rent. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Breguet. The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities.

COVID-19 Update. As of October 28, 2020, the 711 Fifth Avenue Property is open; however, all retail tenants are closed (the Polo Bar is open for takeout and delivery) and most, if not all, office tenants are working remotely. One retail tenant, representing approximately 37% of the underwritten base rent, executed a rent deferral agreement as of May 18, 2020 with the 711 Fifth Avenue Borrower that provides for a 50% rent abatement for April, May and June 2020, with abated rent being required to be repaid as follows: 50% of the abated total amount to be repaid by the end of 2020 and the remaining 50% to be repaid by the end of March 2021. All of the tenants have paid their September 2020 and October 2020 rent. The 711 Fifth Avenue Whole Loan is current through the November 6, 2020 payment date.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the 711 Fifth Avenue Property:

Seven Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Ralph Lauren(4)	NR / A2 / A-	38,638	11.4%	$27,523,994	41.1%	$712.36	6/30/2029	2, 5-year options
The Swatch Group	NR / NR / NR	14,274	4.2	24,976,738	37.3	$1,749.81	12/31/2029	None
SunTrust Banks	A+ / A3 / NR	84,516	24.9	5,923,390	8.9	$70.09	4/30/2024	1, 5-year option
Allen & Company	NR / NR / NR	70,972	20.9	4,948,540	7.4	$69.73	9/30/2033	1, 5-year option
Loro Piana USA	NR / NR / NR	24,388	7.2	1,740,900	2.6	$71.38	8/31/2025	1, 5-year option
Sandler Capital	NR / NR / NR	17,200	5.1	1,378,924	2.1	$80.17	6/30/2027	None
Catalyst Investors	NR / NR / NR	6,034	1.8	404,278	0.6	$67.00	11/30/2023	None
Seven Largest Owned Tenants		256,022	75.3%	$66,896,764	100.0%	$261.29
Remaining Owned Tenants(5)		3,935	1.2	0	0.0	$0.00
Vacant Spaces (Owned Space)		80,067	23.5	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		340,024	100.0%	$66,896,764	100.0%	$261.29

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated January 31, 2020.

(4)	Currently, the Ralph Lauren spaces totaling 38,638 SF are now dark and available for sublease. The tenant continues to operate the Polo Bar space of 7,436 SF at the 711 Fifth Avenue Property. According to a media report, the Ralph Lauren tenant has agreed to sublease its entire space to Mango, a Spanish retail chain, for $5 million per year, $5 million per year. Pursuant to the terms of the lease and the loan documents, the tenant may not sublease the space to an unaffiliated third party without the consent of the borrower and the lender (in each case, which consent may not be unreasonably withheld, conditioned or delayed). It is not expected that any such sublease arrangement will relieve the Ralph Lauren tenant of its obligations under the lease (including the obligation to pay rent). We cannot assure you that such sublease will be executed or approved.

(5)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF attributable to the building security office and 563 SF attributable to the porter locker room.

The following table presents certain information relating to the lease rollover schedule at the 711 Fifth Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	$0	0.0	$0.00	0
2021	0	0.0	0.0%	$0	0.0	$0.00	0
2022	0	0.0	0.0%	$0	0.0	$0.00	0
2023	6,034	1.8	1.8%	$404,278	0.6	$67.00	1
2024	84,516	24.9	26.6%	$5,923,390	8.9	$70.09	6
2025	24,388	7.2	33.8%	$1,740,900	2.6	$71.38	2
2026	0	0.0	33.8%	$0	0.0	$0.00	0
2027	17,200	5.1	38.9%	$1,378,924	2.1	$80.17	1
2028	0	0.0	38.9%	$0	0.0	$0.00	0
2029	52,912	15.6	54.4%	$52,500,732	78.5	$992.23	12
2030	0	0.0	54.4%	$0	0.0	$0.00	0
2031 & Thereafter(4)	74,907	22.0	76.5%	$4,948,540	7.4	$66.06	8
Vacant	80,067	23.5	100.0%	$0	0.0	$0.00	0
Total / Wtd. Avg.	340,024	100.0%		$66,896,764	100.0%	$261.29	30

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Annual UW Base Rent $ per SF, % UW Base Rent Rolling, and Cumulative % of UW Base Rent are based on the underwritten rent roll dated January 31, 2020.

(4)	Includes non-revenue spaces of 2,330 SF attributable to the property management office, 1,042 SF attributable to the building security office and 563 SF attributable to the porter locker room.

The following table presents certain information relating to historical occupancy at the 711 Fifth Avenue Property:

Historical Leased %(1)

2016	2017	2018	As of 1/31/2020(2)
79.9%	73.7%	67.4%	76.5%

(1)	As provided by the borrower and reflects average occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated January 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 711 Fifth Avenue Property:

Cash Flow Analysis(1)

	2016	2017	2018	2019	TTM 3/31/2020	Underwritten	Underwritten $ per SF
Base Rent	$50,709,002	$59,133,963	$58,947,171	$64,979,130	$64,530,557	$66,896,764	$196.74
Contractual Rent Steps(2)	0	0	0	0	0	1,962,475	5.77
Vacant Income	0	0	0	0	0	7,680,090	22.59
Reimbursements	1,826,845	3,069,898	3,727,298	4,194,777	4,145,942	4,962,830	14.60
Vacancy & Credit Loss(3)	0	0	0	0	0	(7,680,090)	(22.59)
Other Income	307,215	519,693	364,227	389,683	383,754	371,484	1.09
Effective Gross Income	$52,843,062	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	$218.20
Total Operating Expenses	14,954,656	17,358,037	18,950,129	20,967,241	21,771,999	22,888,769	67.32
Net Operating Income	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	$150.89
TI/LC	0	0	0	0	0	544,350	1.60
Capital Expenditures	0	0	0	0	0	85,006	0.25
Net Cash Flow	$37,888,406	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	$149.03

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Contractual Rent Steps include $1,962,475 underwritten for various tenants through January 31, 2021.

(3)	Underwritten Vacancy & Credit Loss Represents an underwritten economic vacancy of 9.4%.

■	Appraisal. According to the appraisal, the 711 Fifth Avenue Property had an “as-is” appraised value of $1,000,000,000 as of January 23, 2020.

Appraisal Approach	As-Is Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$1,000,000,000	NAP	5.00%
Income Capitalization Approach	$992,997,762	6.25%	4.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report dated February 3, 2020, there are no recognized environmental conditions or recommendations for further action at the 711 Fifth Avenue Property.

■	Market Overview and Competition. According to the appraisal, the 711 Fifth Avenue Property is located in the Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, with some media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million SF with a vacancy rate of 8.7% and an average asking rent of $114.07 PSF. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket has historically drawn international travelers and occupants of nearby luxury hotels and condos. According to the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 PSF, with an availability rate of 24.3%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The following table presents certain information relating to the primary competition for the 711 Fifth Avenue Property:

Comparable Office Leases(1)

Property Name / Location	Year Built	Stories	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (Years)	Base Rent PSF
711 Fifth Avenue(2) New York, NY	1927	18	SunTrust Banks	22,832	Mar-16	8.2	$75.50
623 Fifth Avenue New York, NY	1989	36	NWI Management	8,400	Nov-19	3.3	$80.00
510 Madison Avenue New York, NY	2009/2012	30	Castlelake, L.P.	6,903	Nov-19	7.3	$124.00
745 Fifth Avenue New York, NY	1929/1989	35	Fremont Macanta	7,067	Jun-19	6.8	$103.00
640 Fifth Avenue New York, NY	1940/2003	31	Hamlin Capital Management	23,616	Mar-19	10.0	$75.17
640 Fifth Avenue New York, NY	1940/2003	31	Avolon Aerospace	10,295	Jan-19	10.0	$92.99
645 Madison Avenue New York, NY	1971/2005	22	Rothman Orthopaedic Institute	21,461	Jan-19	10.9	$88.00
725 Fifth Avenue New York, NY	1983	58	S.S. Steiner, Inc.	6,875	Jan-19	7.5	$82.00
510 Madison Avenue New York, NY	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes,LLC	70,055	Jan-19	5.0	$74.50
712 Fifth Avenue New York, NY	1990	52	Wargo & Co.	2,074	Oct-18	7.7	$105.00
725 Fifth Avenue New York, NY	1983	58	Marc Fisher	9,924	Jul-18	10.0	$89.00
640 Fifth Avenue New York, NY	1940/2003	31	Klein Group	9,458	Jul-18	10.0	$92.00
535 Madison Avenue New York, NY	1982	37	Walker & Dunlop, LLC	5,450	Jul-18	3.0	$80.00
535 Madison Avenue New York, NY	1982	37	Melvin Capital	14,765	May-18	10.6	$104.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of January 31, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Comparable Retail Leases(1)

Property Name / Location	Tenant Name	Tenant Leased Space (SF)	Lease Date	Lease Term (years)	Base Rent PSF
711 Fifth Avenue(2) New York, NY	The Swatch Group	14,274	May-11	18.7	$1,749.81
767 Fifth Avenue New York, NY	Christian Dior	11,847	Apr-19	4.0	$666.84
730 Fifth Avenue New York, NY	Mikimoto	4,505	Feb-19	10.0	$1,109.88
760 Madison Avenue New York, NY	Giorgio Armani	19,780	Jan-19	15.0	$1,066.23
706 Madison Avenue New York, NY	Hermès	47,000	Jan-19	10.0	$329.79
609 Fifth Avenue New York, NY	Puma	23,917	Feb-18	16.0	$372.12
650 Fifth Avenue New York, NY	Nike	69,214	Mar-17	15.5	$479.53
640 Fifth Avenue New York, NY	Dyson	3,097	Mar-17	10.0	$2,660.64
640 Fifth Avenue New York, NY	Victoria’s Secret	63,779	Apr-16	16.0	$516.90
645 Fifth Avenue New York, NY	Longchamp	2,000	Feb-16	10.0	$2,850.00
767 Fifth Avenue New York, NY	Under Armour	53,500	Feb-16	15.0	$560.75
685 Fifth Avenue New York, NY	Stuart Weitzman	3,481	Feb-16	15.0	$1,436.37
685 Fifth Avenue New York, NY	Coach	24,541	Jan-16	15.0	$814.96

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll as of January 31, 2020.

■	The Borrower. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company (the “711 Fifth Avenue Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 711 Fifth Avenue Whole Loan. There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

■	Escrows. At origination, the 711 Fifth Avenue Borrower funded (a) approximately $1,048,024 for outstanding free rent (including any rent credits) and (b) $2,000,000 for estimated costs in connection with obtaining a new temporary or permanent certificate of occupancy to replace the temporary certificate of occupancy that expired in November 2019. The 711 Fifth Avenue Borrower obtained a temporary certificate of occupancy that was effective as of March 24, 2020. On each due date during the continuance of a 711 Trigger Period, the 711 Fifth Avenue Borrower will be required to fund (i) a tax and insurance reserve in an amount equal to 1/12th of the property taxes and insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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months; provided that reserves for insurance premiums will be waived if the 711 Fifth Avenue Property is covered by an acceptable blanket insurance policy; (ii) a capital expenditure reserve in an amount equal to approximately $7,084 capped at an amount equal to the lender’s good faith estimate of capital expenses to be performed during the next two years; (iii) a tenant improvements and leasing commissions reserve in an amount equal to $42,503 capped at an amount equal to the greater of (x) the lender’s good faith estimate of all leasing commissions and tenant improvements to be performed during the next two years and (y) the aggregate amount of all outstanding leasing commissions and tenant improvements under leases then in effect.

Additionally, during the continuance of a Tenant Rollover Sweep, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant rollover reserve capped at the greater of (x) $7,500,000 and (y) all excess cash flow estimated by lender in its good faith that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”). Additionally, during the continuance of a Downgraded Tenant Sweep (if no deposits are required to the tenant rollover reserve), all excess cash after payment of applicable debt service, budgeted operating expenses and other required reserves is required to be reserved in a tenant downgrade reserve. Additionally, during the continuance of a TCO Renewal Failure (if no deposits are required to the tenant rollover reserve or tenant downgrade reserve), (a) prior to March 6, 2021, $1,000,000 and (b) after March 6, 2021, all excess cash after payment of applicable debt service, budgeted operating expenses and other required reserves are required to be reserved in a tenant downgrade reserve.

A “Downgraded Tenant Sweep” will be continuing upon any tenant under a Major Lease (or with regard to Ralph Lauren, its highest rated parent entity, as applicable) that is rated investment grade is downgraded below investment grade (as determined by S&P and Moody’s), until the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), or such space is relet in accordance with the 711 Fifth Avenue Whole Loan documents or an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease (subject to reduction in accordance with the loan documents) has been deposited in the downgraded tenant reserve.

A “Major Lease” means any of the leases with Ralph Lauren, The Swatch Group and any lease that when aggregated with all other leases at the 711 Fifth Avenue Property with the same or an affiliated tenant (assuming the exercise of all expansion rights and all preferential rights to lease additional space), is expected to demise more than 30% of the rentable square footage or account for 20% or more of the total rental income. Additionally, any lease with any purchase option, with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default will also be considered a Major Lease.

A “Tenant Rollover Sweep” will exist if any tenant under a Major Lease (i) terminates their lease, (ii) goes “dark” (other than (a) Ralph Lauren if it has an investment grade rating or (b) is guaranteed by an entity rated investment grade (as determined by S&P and Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of their intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a tenant under a Major Lease renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is relet in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

■	Lockbox and Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. The 711 Fifth Avenue Borrower is required to direct all existing and future tenants of the 711 Fifth Avenue Property to directly deposit all rents into a clearing account controlled by the lender. Provided no 711 Trigger Period exists, the funds in the clearing account are required to be swept on a daily basis into a borrower operating account. During the continuance of a 711 Trigger Period (or an event of default at the lender’s election), the funds in the clearing account are required to be swept on a daily basis into a cash

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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management account controlled by the lender and all amounts on deposit in the cash management account after payment of the monthly debt service, required reserves and budgeted operating expenses are required to be held as additional security for the 711 Fifth Avenue Whole Loan during the continuance of such 711 Trigger Period, except that if there exists no event of default and the only 711 Trigger Period then in existence is a Tenant Rollover Sweep and the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender as required under the 711 Fifth Avenue Whole Loan documents, then all excess cash flow that would have been reserved is required to be released to the 711 Fifth Avenue Borrower.

A “711 Trigger Period” means each period that commences upon the first to occur of: (a) debt yield, determined as of the first day of any fiscal quarter, is less than 7.0%, until the occurrence of a DY Cure Event (and if financial reports are not delivered to the lender as and when required under the 711 Fifth Avenue Whole Loan documents, a 711 Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no 711 Trigger Period is ongoing); (b) there exists an event of default under any mezzanine loan until cured; (c) any major tenant leasing space that is rated investment grade is downgraded below investment grade (as determined by S&P or Moody’s), until the occurrence of a Downgraded Tenant Sweep Cure (defined above), (d) any major tenant that (i) terminates its lease, (ii) “goes dark”, unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of its intent to vacate all of its leased space (or any portion thereof), or (iv) fails to provide written notice to the 711 Fifth Avenue Borrower of its intent to renew its applicable lease 36 months prior to its then current lease expiration date, until the occurrence of a Tenant Rollover Sweep Cure, and (e) upon the earlier to occur of (x) the date that is 120 days following the origination date (if a new temporary or permanent certificate of occupancy has not yet been received by such date) as may be extended up to 60 days if the 711 Fifth Avenue Borrower is diligently and continuously pursuing obtaining a new temporary or permanent certificate of occupancy, (y) the date that the 711 Fifth Avenue Borrower ceases to diligently and continuously pursue obtaining a new temporary or permanent certificate of occupancy and (z) the date that the applicable governmental authority seeks an enforcement action affecting occupancy of the building or having a material adverse effect on 711 Fifth Avenue Borrower or the 711 Fifth Avenue Property as a result of the expired certificate of occupancy until the lender receives such new certificate of occupancy (such period prior to receipt of a new certificate of occupancy, a “TCO Renewal Failure”).

A “DY Cure Event” means (a) no event of default is continuing and (b) the achievement of a debt yield, determined as of the first day of each of two consecutive fiscal quarters thereafter, equal to or greater than 7.0% (which (i) after the 711 Fifth Avenue Lockout Period, debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by either (x) making voluntary prepayments or (y) effectuating a partial defeasance, in amounts necessary to achieve the required debt yield or (ii) the debt yield test may be satisfied, at the 711 Fifth Avenue Borrower’s sole discretion, by depositing in a reserve account, as additional collateral, cash or a letter of credit in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10% of the principal indebtedness).

Additionally, provided no event of default under the 711 Fifth Avenue Whole Loan is continuing, the 711 Fifth Avenue Borrower has the right at any time from and after the expiration of the 711 Fifth Avenue Lockout Period (a) solely to effect a DY Cure Event to partially defease (with no corresponding release of collateral) and (b) to totally defease, the 711 Fifth Avenue Whole Loan in the amount necessary to either cause the achievement of a DY Cure Event as determined by the lender in its reasonable discretion or defease the 711 Fifth Avenue Whole Loan in whole, subject to the satisfaction of certain conditions, including, among others, delivery of defeasance collateral in an amount sufficient to make all payments of interest and principal due under the defeased note until the first due date in the prepayment period, a REMIC opinion and a rating agency confirmation.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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■	Property Management. The 711 Fifth Avenue Property is currently managed by SHVO Property Management LLC (an affiliate of the borrower sponsors) (“SHVO”), pursuant to a management agreement and sub-managed by Jones Lang LaSalle Americas, Inc. (“JLL”) pursuant to a sub-management agreement. Under the 711 Fifth Avenue Whole Loan documents, the 711 Fifth Avenue Property is required to be managed by SHVO and sub-managed by JLL, respectively, or any other management or sub-management company, as applicable, approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the 711 Fifth Avenue Borrower to replace, each of the property manager and the sub-property manager with a property manager or sub-property manager, as applicable, selected by the 711 Fifth Avenue Borrower (or selected by the lender in the event of an event of default under the 711 Fifth Avenue Whole Loan documents) (i) during the continuance of an event of default under the 711 Fifth Avenue Whole Loan documents, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement or the sub-property manager under the sub-management agreement (after the expiration of any applicable notice and/or cure periods), (iv) if the property manager or sub-property manager, as applicable, files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for, respectively, the property manager’s or the sub-property manager’s assets or the property.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. A 100% direct or indirect owner of the 711 Fifth Avenue Borrower or any existing mezzanine borrower is permitted one time during the term of the 711 Fifth Avenue Whole Loan to obtain a mezzanine loan from a lender meeting certain requirements under the 711 Fifth Avenue Whole Loan documents secured by a pledge of the equity interests in the 711 Fifth Avenue Borrower, provided that, among other conditions: (a) the mezzanine loan is in an amount not to exceed the lesser of (i) $35,000,000 and (ii) an amount that, when added to the 711 Fifth Avenue Whole Loan will result in (A) a combined loan to “as is” appraised value ratio of the 711 Fifth Avenue Property of no more than 54.5%, (B) a combined debt service coverage ratio (based on the 711 Fifth Avenue Whole Loan and the proposed mezzanine loan) of greater than 2.80x and (C) the combined debt yield being equal to or greater than 8.98%; (b) the mezzanine loan is secured by an equity pledge encumbering direct and indirect ownership interests in the 711 Fifth Avenue Borrower (and not any collateral securing the 711 Fifth Avenue Whole Loan); (c) the mezzanine loan will be coterminous with the 711 Fifth Avenue Whole Loan; and (d) the mezzanine lender (i) is not an affiliate of the 711 Fifth Avenue Borrower and (ii) enters into an intercreditor agreement with the lender satisfactory in all respects to the lender in its reasonable discretion and any applicable rating agency. Additionally, such financing will be subject to receipt by the lender of rating agency confirmations from the applicable rating agencies.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The 711 Fifth Avenue Borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 711 Fifth Avenue Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the 711 Fifth Avenue Borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the 711 Fifth Avenue Property and business interruption/rental loss insurance required under the related loan documents, and such insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

Maple Avenue Shopping Center
PIMMIT HILLS
Idylwood Plaza
DUNN LORING
Falls Plaza
West Falls Shopping Center
Idylwood Park
WEST FALLS CHURCH
Cedar Park
National Memorial Park
Jefferson District Park
Falls Church
Mosaic District
Merrifield Plaza
HITT Contracting
Fairfax Plaza
Booz Allen Hamilton
WOODLEY NORTH
General Dynamics Info Tech
Yorktowne Center
Northrop Grumman
Graham Park Plaza
General Dynamics
PINE RIDGE
MOSBY
Inova Fairfax Hospital
3170 & 3180 Fairview Park Drive
3170 & 3180 Fairview Park Drive
Falls Church, VA 22042
Eakin Community Park
Pine Ridge Park
WOODBURN
HOLMES RUN HEIGHTS
Holmes Run Stream Valley Park
Annandale Community Park
Little River Shopping Center
Mc Keeson Corporation
Americana Park
Gaithersburg
Rockville
Sterling
Herndon
Reston
Silver Spring
Washington, D.C.
Arlington
Alexandria
Springfield

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City/State)	Falls Church, Virginia	Cut-off Date Principal Balance	$52,500,000
Property Type	Office	Cut-off Date Principal Balance per SF	$187.70
Size (SF)	279,701	Percentage of Initial Pool Balance	4.8%
Total Occupancy as of 7/1/2021(1)	97.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 7/1/2021(1)	97.9%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987, 1997 / 2019	Mortgage Rate	3.28800%
Appraised Value(2)	$90,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	60

Underwritten Revenues	$8,239,928
Underwritten Expenses	$2,903,812	Escrows(3)
Underwritten Net Operating Income (NOI)	$5,336,116	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$4,913,482	Taxes	$0	$53,395
Cut-off Date LTV Ratio(2)	58.3%	Insurance	$12,275	$6,137
LTV Ratio at Maturity(2)	52.3%	Replacement Reserve	$0	$4,662
DSCR Based on Underwritten NOI / NCF	1.94x / 1.78x	TI/LC	$0	$29,136
Debt Yield Based on Underwritten NOI / NCF	10.2% / 9.4%	Other(4)	$2,772,976	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$52,500,000	57.7%	Purchase Price	$87,500,000	96.2%
Principal’s New Cash Contribution	38,425,720	42.3	Reserves	2,785,250	3.1
Origination Costs	640,470	0.7

Total Sources	$90,925,720	100.0%	Total Uses	$90,925,720	100.0%

(1)	Based on the “As-Stabilized” occupancy inclusive of two signed not opened tenants as of July 1, 2021. The “As-Stabilized” value assumes that both Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC accept delivery at the 3170 & 3180 Fairview Park Drive Property and are paying unabated rent as of September 1, 2021. We cannot assure you that Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC will accept delivery and commence paying rent as expected or at all.

(2)	Based on the “As-Stabilized” appraised value of $90,000,000 as of September 1, 2021. The “As-Stabilized” value assumes that both Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC accept delivery at the 3170 & 3180 Fairview Park Drive Property and are paying unabated rent as of September 1, 2021. The appraisal also concluded an “As-Is” appraised value of $85,400,000, which results in a Cut-off Date LTV Ratio of 61.5% and an LTV Ratio at Maturity of 55.1%. We cannot assure you that Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC will accept delivery and commence paying rent as expected or at all.

(3)	See “—Escrows” below.

(4)	Other upfront reserve consists of free rent ($1,950,228), gap rent ($633,341), and prepaid rent ($189,407).

■	The Mortgage Loan. The mortgage loan (the “3170 & 3180 Fairview Park Drive Loan”) is a fixed rate loan secured by a first deed of trust encumbering the borrower’s fee simple interest in an office property comprised of two separate buildings located in Falls Church, Virginia (the “3170 & 3180 Fairview Park Drive Property”). The 3170 & 3180 Fairview Park Drive Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $52,500,000, representing approximately 4.8% of the Initial Pool Balance.

The 3170 & 3180 Fairview Park Drive Loan was originated by Goldman Sachs Bank USA on October 8, 2020. The 3170 & 3180 Fairview Park Drive Loan has an interest rate of 3.28800% per annum. The borrower sponsor utilized the proceeds of the 3170 & 3180 Fairview Park Drive Loan to finance the acquisition of the 3170 & 3180 Fairview Park Drive Property, fund upfront reserves and pay origination costs.

The 3170 & 3180 Fairview Park Drive Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The 3170 & 3180 Fairview Park Drive Loan requires interest-only payments during the first five years of its term, followed by payments of principal and interest sufficient to amortize the 3170 & 3180 Fairview Park Drive Loan over a 30-year amortization period. The scheduled maturity date of the 3170 & 3180 Fairview Park Drive Loan is the due date in November 2030. The 3170 & 3180 Fairway Park Drive Loan may be voluntarily prepaid in whole (but not in part) beginning on August 6, 2030 without the payment of any prepayment premium. In addition, the 3170 & 3180 Fairview Park Drive Loan may be defeased in whole (or in part as described below under “—Release of Collateral”) at any time beginning on the due date following the second anniversary of the securitization closing date.

■	The Mortgaged Property. The 3170 & 3180 Fairview Park Drive Property consists of two, six-story, suburban office buildings totaling 279,701 SF located in Falls Church, Virginia. The 3170 & 3180 Fairview Park Drive Property was built in 1987 and 1997 and was subsequently renovated in 2019. Situated on approximately 11.5 acres, the 3170 & 3180 Fairview Park Drive Property is located along Fairview Park Drive, just east of Interstate 495 (Capital Beltway) in the Merrifield area of Fairfax, Virginia within Fairfax County.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

The largest tenant by underwritten base rent at the 3170 & 3180 Fairview Park Drive Property, General Dynamics Information Technology (62.3% of NRA; 52.6% of underwritten base rent) occupies 174,124 SF. General Dynamics Information Technology has a lease expiration date of November 30, 2029, with two, five-year renewal options and no termination options in their lease. General Dynamics Information Technology is a subsidiary of General Dynamics. Established in 1952 and headquartered in Falls Church, Virginia, General Dynamics Corporation is an aerospace and defense company. The company designs and manufactures products for aviation, combat vehicles, weapons systems & munitions, shipbuilding, and communications & information technology.

The second largest tenant by underwritten base rent at the 3170 & 3180 Fairview Park Drive Property, Capital Caring Health (19.2% of NRA; 26.0% of underwritten base rent) occupies 53,812 SF. Capital Caring Health has a lease expiration date of September 30, 2034, with two, five-year renewal options and a one-time right to terminate their lease on September 30, 2028 with 12 months written notice and payment of a termination fee. Capital Caring Health is one of the nation’s oldest and largest non-profit providers of palliative care. Founded in 1977, the non-profit provides advanced home care and palliative care for all ages. Headquartered at the 3170 & 3180 Fairview Park Drive Property, Capital Caring Health utilizes this space for office use only.

The third largest tenant by underwritten base rent at the 3170 & 3180 Fairview Park Drive Property, Sheet Metal Workers National Pension (9.6% of NRA; 12.4% of underwritten base rent) occupies 26,885 SF. Sheet Metal Workers National Pension has a lease expiration date of November 30, 2033, with one, five-year renewal option and a one-time right to terminate the lease with respect to the entire premises on January 31, 2031 with 12 months written notice and payment of a termination fee. Sheet Metal Workers National Pension was founded in 1966 and is a benefit pension fund that operates as an investment management company. The company manages pension, retirement, health, and welfare funds, as well as offers plan status display, financial documents arrangements, and other financial services for sheet metal industry workers.

COVID-19 Update. As of November 6, 2020 the 3170 & 3180 Fairview Park Drive Property is open with tenants working remotely. One tenant, representing 52.6% of the UW Base Rent was obligated under its lease to pay rent for September 2020 and October 2020 and made rent payments both months. All other tenants are either in a free rent period or leases have yet to commence. As of November 6, 2020, 3170 & 3180 Fairview Park Drive Loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the tenants at the 3170 & 3180 Fairview Park Drive Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
General Dynamics Information Technology	A2 / NR / A	174,124	62.3%	$3,723,584	52.6%	$21.38	11/30/2029	2, 5-year options
Capital Caring Health(4)	NR / NR / NR	53,812	19.2	1,837,142	26.0	$34.14	9/30/2034	2, 5-year options
Sheet Metal Workers National Pension(5)	NR / NR / NR	26,885	9.6	875,777	12.4	$32.57	11/30/2033	1, 5-year option
Balfour Beatty Construction, LLC(6)	NR / NR / NR	19,126	6.8	637,087	9.0	$33.31	6/30/2032	1, 5-year option
Largest Owned Tenants		273,947	97.9%	$7,073,590	100.0%	$25.82
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		5,754	2.1	0	0.0	$0.00
Total / Wtd. Avg.		279,701	100.0%	$7,073,590	100.0%	$25.82

(1)	Based on the underwritten rent roll dated July 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF include contractual rent steps through December 31, 2021.

(4)	Capital Caring Health has the right to terminate its lease on September 14, 2028 with 12 months’ notice and the payment of a termination fee. Capital Caring Health is currently in a free rent period and is anticipated to begin paying rent in June 2021. We cannot assure you that this tenant will begin paying rent as anticipated or at all.

(5)	Sheet Metal Workers National Pension has the right to terminate its lease on January 31, 2031 with 12 months’ notice and the payment of a termination fee. Sheet Metal Workers National Pension has executed a lease and is anticipated to take occupancy in February 1, 2021 and begin paying rent in December 2021. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

(6)	Balfour Beatty Construction, LLC has the right to terminate its lease on June 30, 2028 with 12 months’ notice and the payment of a termination fee. Balfour Beatty Construction, LLC has executed a lease and is anticipated to take occupancy and begin paying rent on July 1, 2021. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

The following table presents certain information relating to the lease rollover schedule at the 3170 & 3180 Fairview Park Drive Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	174,124	62.3	62.3%	3,723,584	52.6	$21.38	1
2030	0	0.0	62.3%	0	0.0	$0.00	0
2031 & Thereafter	99,823	35.7	97.9%	3,350,006	47.4	$33.56	3
Vacant	5,754	2.1	100.0%	0	0.0	$0.00	0
Total	279,701	100.0%		$7,073,590	100.0%	$25.82	4

(1)	Based on the underwritten rent roll dated July 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps through December 31, 2021.

The following table presents certain information relating to historical occupancy at the 3170 & 3180 Fairview Park Drive Property:

Historical Leased %(1)(2)

As of 7/1/2021
97.9%

(1)	Based on the underwritten rent roll dated July 1, 2021. Includes two tenants who have executed leases but have not yet taken occupancy.

(2)	Historical occupancy is not available as the 3170 & 3180 Fairview Park Drive Property was recently acquired and historical financials were not available.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 3170 & 3180 Fairview Park Drive Property:

Cash Flow Analysis(1)

	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$3,878,445	$3,760,427	$4,945,433	$7,073,590	$25.29
Market Revenue from Vacant Space	0	0	0	132,315	0.47
Reimbursements	2,752,839	1,971,545	1,769,009	1,915,700	6.85
Other Income	51,950	79,477	29,361	33,871	0.12
Vacancy & Credit Loss	0	0	(1,389,397)	(915,548)	(3.27)
Effective Gross Income	$6,683,234	$5,811,449	$5,354,406	$8,239,928	$29.46

Real Estate Taxes	$471,500	$685,764	$662,676	$882,845	$3.16
Insurance	46,127	55,842	59,907	73,648	0.26
Management Fee	210,302	171,642	179,560	247,198	0.88
Other Operating Expenses	2,014,086	2,098,456	1,965,594	1,700,121	6.08
Total Operating Expenses	$2,742,015	$3,011,704	$2,867,737	$2,903,812	$10.38

Net Operating Income	$3,941,219	$2,799,745	$2,486,669	$5,336,116	$19.08
TI/LC	0	0	0	366,694	1.31
Capital Expenditures	0	0	0	55,940	0.20
Net Cash Flow	$3,941,219	$2,799,745	$2,486,669	$4,913,482	$17.57

(1)	Based on the underwritten rent roll dated July 1, 2021.

(2)	Underwritten Base Rent includes contractual rent steps through December 31, 2021. Throughout 2018 and 2019, the 3170 & 3180 Fairview Park Drive Property underwent renovations relating to the 3170 & 3180 Fairview Park Drive Property’s lease-up of the asset.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

■	Appraisal. According to the appraisal, the 3170 & 3180 Fairview Park Drive Property had an “as-is” appraised value of $85,400,000 as of August 26, 2020 and an “As-Stabilized” appraised value of $90,000,000 as of September 1, 2021. The “As-Stabilized” appraised value assumes that both Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC accept delivery at the 3170 & 3180 Fairview Park Drive Property and are paying unabated rent as of September 1, 2021. We cannot assure you that Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC will accept delivery and commence paying rent as expected or at all.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$82,600,000	N/A	8.20%
Income Capitalization Approach	$85,400,000	7.25%	6.75%(1)

(1)	Represents the terminal capitalization rate.

■	Environmental Matters. According to a Phase I environmental report, dated September 11, 2020, there are no recognized environmental conditions or recommendations for further action at the 3170 & 3180 Fairview Park Drive Property.

■	Market Overview and Competition. The 3170 & 3180 Fairview Park Drive Property is situated in the Northern Virginia office market, which is comprised of Fairfax County, Arlington County, Loudoun County, Prince William County and the City of Alexandria. The Northern Virginia office market represents approximately 44.5% of the region’s office inventory. As of second quarter 2020, Northern Virginia office market consists of over 165.0 million SF of office space within 1,727 buildings. There was 515,360 SF of positive net absorption in second quarter 2020, and YTD positive net absorption of 770,346 SF. The overall vacancy rate of 18.9% is down 10 basis points from the previous quarter and down over 140 basis points since the first quarter of 2019. The average asking full service lease rate in Northern Virginia at second quarter 2020 was approximately $34.70 per SF, up from $34.52 per SF at year end 2019. Overall, rental rates have been trending slowly upward since 2009.

Competitive Set – Comparable Sales(1)

	3170 & 3180 Fairview Park Drive(2)	Tysons Commerce Center	Fairview Park	One Fair Oaks	Centerpointe I & II	The Heritage Building
Distance from Subject	NAP	3.9 miles	0.6 miles	8.0 miles	8.1 miles	5.8 miles
Year Built	1987, 1997	1985	2004	1986	1987	1976
Number of Floors	6	8	15	12	11	4
Total NRA	279,701	181,542	367,349	217,118	419,981	53,051
Occupancy Rate	97.9%	75.0%	94.0%	88.0%	99.0%	94.0%
Sale Date	October 2020	May 2020	March 2020	March 2020	May 2019	December 2018
Sales Price	$87,500,000	$40,000,000	$117,400,000	$58,000,000	$122,000,000	$13,000,000
Sales Price per SF	$312.83	$220.33	$319.59	$267.14	$290.49	$245.05

(1)	Source: Appraisal.

(2)	Total NRA, Occupancy Rate and Sales Price per SF for the 3170 & 3180 Fairview Park Drive Property represent SF and occupancy based on the underwritten rent roll as of July 1, 2021.

■	The Borrower. The borrower is UST Fairview Owner, LP, a Delaware limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 3170 & 3180 Fairview Park Drive Loan. The borrower sponsor and non-recourse carveout guarantor under the 3170 & 3180 Fairview Park Drive Loan is Estein Holdings, Ltd.

■	Escrows.

Unfunded Obligations Reserve. On the origination date, the borrower funded an unfunded obligations reserve in the amount of $2,772,975.66 for abated or partially abated rent, gap rent or prepaid rent related to certain tenants, including Capital Caring Health, Sheet Metal Workers National Pension and Balfour Beatty Construction, LLC.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

Tax Reserve - On each due date, the borrower is required to fund 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be $53,395).

Insurance Reserve - On the origination date, the borrower funded an insurance reserve in the amount of $12,274.68. On each due date, the borrowers are required to fund 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies (approximately $6,137); provided, however, such insurance reserve can been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 3170 & 3180 Fairview Park Drive Loan documents.

Capital Expenditures Reserve - On each due date, the borrower is required to fund a capital expenditure reserve in the amount of $4,662.

TI/LC Reserve - On each due date, the borrower is required to fund a tenant improvement and leasing commission reserve in the amount of $29,136.

GDIT Reserve - On each due date during the continuance of a Critical Tenant Trigger Event (as defined below) as it pertains to all or a portion of the space occupied by General Dynamics Information Technology, Inc. (“GDIT”), the borrower is required to fund a reserve account in the amount equal to (i) $50 for each square foot of GDIT space that is subject to a Critical Tenant Trigger Event, minus the balance in the TI/LC reserve account as of the date of the occurrence of the Critical Tenant Trigger Event (the “GDIT Threshold Amount”), divided by (ii) 15, until the total deposits made to the such reserve account are equal to the GDIT Threshold Amount.

Capital Caring Reserve - On each due date during the continuance of a Critical Tenant Trigger Event as it pertains to all or a portion of the space occupied by a Critical Tenant (other than GDIT), the borrower is required to fund a reserve account in the amount equal to (i) $50 for each square foot of the space occupied by such Critical Tenant that is subject to a Critical Tenant Trigger Event (the “Capital Caring Threshold Amount”), divided by (ii) 12, until the total deposits made to the such reserve account are equal to the Capital Caring Threshold Amount.

A “Critical Tenant” means (i) GDIT, (ii) Capital Hospice, d/b/a Capital Caring Health, and (iii) any successor tenant which takes occupancy of all or a portion of (a) the GDIT leased premises, (b) the Capital Caring leased premises and (c) any leased premises occupied by a future tenant under a lease that is expected to demise more than 47,000 rentable square feet.

A “Critical Tenant Trigger Event” means each period: (i)(a) commencing on the date of a bankruptcy filing by or against any Critical Tenant, the guarantor under its Critical Tenant lease or its parent company, and (b) ending on the earlier of (1) such case is dismissed 90 days after commencement (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its lease or (3) the applicable lease is terminated and the entirety of the applicable leased premises are leased to one or more approved substitute leases; (ii)(a) commencing when GDIT has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 15 months prior to the expiration of its lease, and (b) ending on the earlier of (1) GDIT enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of and operating in at least 67% of its applicable space and paying full monthly rent or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases; or (iii)(a) commencing on the date that any Critical Tenant either (1) gives notice of an intent to terminate its lease or vacate a portion of its leased premises or effectuates an early termination of its lease or (2) discontinues its operations in 33% or more of its leased premises (excluding certain temporary discontinuance of its business), and (b) ending on the earlier of (1) such Critical Tenant has recommenced its operations in at least 67% of its applicable space and is paying full monthly rent or (2) the entirety of the applicable leased premises are leased to one or more approved substitute leases.

■	Lockbox and Cash Management. The 3170 & 3180 Fairview Park Drive Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver tenant direction letters instructing all tenants to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the 3170 & 3180 Fairview Park Drive Property and all other money received by the borrower or the property manager with respect to the 3170 & 3180 Fairview Park Drive Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

account within two business days of receipt thereof. On each business day that no 3170 & 3180 Fairview Park Drive Trigger Period or event of default under the 3170 & 3180 Fairview Park Drive Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a 3170 & 3180 Fairview Park Drive Trigger Period or event of default under the 3170 & 3180 Fairview Park Drive Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a 3170 & 3180 Fairview Park Drive Trigger Period or, at the lender’s discretion, during the continuance of an event of default under the 3170 & 3180 Fairview Park Drive Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 3170 & 3180 Fairview Park Drive Loan.

A “3170 & 3180 Fairview Park Drive Trigger Period” means each period commencing when (a) the debt yield (as calculated under the loan documents), determined as of the first day of any fiscal quarter beginning with the fiscal quarter beginning on October 1, 2021, is less than 9.08%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 9.08% and (b) if the annual, quarterly or monthly financial reports required under the loan documents are not timely delivered to the lender as and when required (subject to any applicable notice and cure periods) and ending when such reports are delivered and they indicate, in fact, that no 3170 & 3180 Fairview Park Drive Trigger Period is ongoing.

■	Property Management. The 3170 & 3180 Fairview Park Drive Property is currently managed by Vanderbilt Office Properties, LLC. Under the related loan documents, the 3170 & 3180 Fairview Park Drive Property is required to be managed by Vanderbilt Office Properties, LLC or any other management company reasonably approved by the lender and with respect to which a rating agency confirmation has been received. The lender has the right to replace, or require the borrower to replace, the property manager with a property manager selected by the borrower (or selected by the lender in the event of an event of default under the 3170 & 3180 Fairview Park Drive Loan or following any foreclosure, conveyance in lieu of foreclosure or other similar transaction), subject to the lender’s reasonable approval (i) during the continuance of an event of default under the 3170 & 3180 Fairview Park Drive Loan, (ii) following any foreclosure, conveyance in lieu of foreclosure or other similar transaction, (iii) during the continuance of a material default by the property manager under the management agreement (after the expiration of any applicable notice and/or cure periods) that would allow the borrower to terminate the management agreement, (iv) if the property manager files or is the subject of a petition in bankruptcy or (v) if a trustee or receiver is appointed for the property manager’s assets or the property manager makes an assignment for the benefit of its creditors or is adjudicated insolvent.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Secured Indebtedness. The beneficial owners of a successor borrower are permitted to obtain a mezzanine loan secured by their interests in such successor borrower in connection with the sale of the 3170 & 3180 Fairview Park Drive Property and assumption of the 3170 & 3180 Fairview Park Drive Loan, subject to the satisfaction of certain conditions, including, among others: (i) no event of default under the 3170 & 3180 Fairview Park Drive Loan is continuing, (ii) the loan-to-value ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 3170 & 3180 Fairview Park Drive Loan) is no greater than 58.3%, (iii) the debt yield (as calculated under the loan documents and taking into account the mezzanine loan and the 3170 & 3180 Fairview Park Drive Loan) is at least 11.27%, (iv) the debt service coverage ratio (as calculated under the loan documents and taking into account the mezzanine loan and the 3170 & 3180 Fairview Park Drive Loan) is at least 2.18x, (v) the execution of an intercreditor agreement that is reasonably acceptable to the lender; and (vi) receipt of a rating agency confirmation.

■	Release of Collateral. Provided no default or event of default under the 3170 & 3180 Fairview Park Drive Loan is continuing, at any time beginning on the due date following the second anniversary of the securitization closing date, the borrower is permitted to obtain a release of the portion of the 3170 & 3180 Fairview Park Drive Property located at 3170 Fairview Park Drive (the “3170 Fairview Park Drive Released Parcel”) subject to the satisfaction of certain conditions, including, among others: (i) defeasance of the 3170 & 3180 Fairview Park Drive Loan in an

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

3170 & 3180 FAIRVIEW PARK DRIVE

amount equal to the greater of (a) $35,375,000 and (b) the net sales proceeds from the transfer of the 3170 Fairview Park Drive Released Parcel, (ii) after giving effect to such release (a) the loan-to-value ratio (as calculated under the related loan documents) of the 3170 & 3180 Fairview Park Drive Property is equal to or less than 58.3%, (b) the debt yield (as calculated under the related loan documents) of the 3170 & 3180 Fairview Park Drive Property is equal to or greater than the greater of 11.27% and the debt yield immediately preceding such release, and (c) the debt service coverage ratio (as calculated under the related loan documents) of the 3170 & 3180 Fairview Park Drive Loan is equal to or greater than the greater of 2.18x and the debt service coverage ratio immediately preceding such release, and (iii) delivery of a REMIC opinion and a rating agency confirmation.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the 3170 & 3180 Fairview Park Drive Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Floor					
29	Lewis, Thompson, King 21,184 SF 11/2026				
28	Hall Booth Smith, P.C. 4,684 SF 5/2022	Vacant 910 SF			
27	Cargill, Incorporated 14,246 SF 1/2031				
26	Vacant 14,072 SF				
25	Insight Global, LLC 5,852 SF 1/2026	Dreamcatcher Hotels, LLC 4,585 SF 9/2021	Vacant 3,312 SF		
24	Hnedak Bobo Group, Inc. 14,769 SF 2/2029				
23	Hnedak Bobo Group, Inc. 14,769 SF 2/2029				
22	Women's Foundation 5,625 SF 4/2022	Harris Shelton Hanover Walsh 3,565 SF 3/2021	Development Services Group 2,412 SF 8/2023	Vacant 2,379 SF	
21	TrueSports, Inc. 7,913 SF 7/2032	Irma Merrill Stratton 2,101 SF 12/2022	The Redwing Group, LLC 2,080 SF 9/2021	Tamburrino, Inc 1,757 SF 4/2023	
20	TrueSports, Inc. 14,638 SF 7/2032				
19	Gerber/Taylor Associates, Inc. 14,640 SF 12/2025				
18	Wunderlich Securities, Inc. 14,358 SF 3/2031				
17	The Cochran Firm 4,472 SF 5/2023	Beaver Productions, Inc. 2,324 SF 4/2021	Vacant 5,835 SF		
16	Wunderlich Securities, Inc. 14,358 SF 3/2031				
15	Premier Parking of TN 1,202 SF 8/2021	Olam Cotton, Inc. 1,201 SF 1/2023	GHE, LLC 1,090 SF 6/2021	Vacant 9,423 SF	
14	Prospero Management Services 14,363 SF 9/2022				
13	Prospero Management Services 14,363 SF 9/2022				
12	Vacant 14,363 SF				
11	Tasco, LLC 6,905 SF 11/2025	Vacant 6,539 SF			
10	State of Tennessee 14,363 SF 9/2029				
9	State of Tennessee 14,363 SF 9/2029				
8	State of Tennessee 14,363 SF 9/2029				
7	State of Tennessee 14,363 SF 9/2029				
6	State of Tennessee 14,363 SF 9/2029				
5	State of Tennessee 14,338 SF 9/2029				
4	State of Tennessee 9,790 SF 9/2029				
3	State of Tennessee 1,490 SF 9/2029	Vacant 3,107 SF			
2	State of Tennessee 11,415 SF 9/2029				
1	Independent Bank 3,794 SF 11/2023	State of Tennessee 1,907 SF 9/2029	Empathy Memphis, LLC 1,711 SF 6/2023	Subway Real Estate, LLC 1,376 SF 9/2021	Vacant 4,408 SF

Vacant | Building | 2021 – 2022 | 2023 – 2024 | 2025 – 2026 | 2027+

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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One Commerce Square
40 South Main Street
Memphis, TN 38103
GENERAL DEWITT SPAIN AIRPORT
Mississippi River
Greenbelt Park
Bass Pro Shops at the Pyramid
St Jude Children's Research Hospital
Regional Medical Center at Memphis
AutoZone Headquarters
AutoZone Park
GTx
FedEx Forum
Methodist University Hospital
Rhodes College
Memphis Zoo
NORTH PKWY
Overton Park
BINGHAMPTON
Chickasaw Country Club
Poplar Plaza Shopping Center
AR
TN
DOWNTOWN MEMPHIS
COOPER-YOUNG
Memphis
Elmwood Cemetery
Mid-South Coliseum
Memphis Country Club
S PARKWAY E
LAMAR AVE
SOUTH MEMPHIS
Martin Luther King, Jr. Riverside Park
Southgate Shopping Center
Forest Hill Cemetery
Lincoln Park
Pine Hill Golf Course
AIRWAYS BLVD
THOMAS ST
N CLEVELAND ST
E PARKWAY N
S 3RD ST
FLORIDA ST
MEMPHIS INTERNATIONAL AIRPORT
MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Turrell
Millington
Arlington
Jericho
Brunswick
Marion
Bartlett
West Memphis
Memphis
Germantown
Collierville
Southaven
Olive Branch
Walls
Pleasant Hill
Byhalia
Hernando
Lewisburg

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Memphis, Tennessee		Cut-off Date Principal Balance	$33,000,000
Property Type	Office		Cut-off Date Principal Balance per SF	$84.30
Size (SF)	391,440		Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 8/31/2020	83.6%		Number of Related Mortgage Loans	None
Owned Occupancy as of 8/31/2020	83.6%		Type of Security	Fee Simple and Leasehold
Year Built / Latest Renovation	1972 / NAP		Mortgage Rate	3.67000%
Appraised Value	$45,700,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	NAP

Underwritten Revenues	$7,729,609
Underwritten Expenses	$3,971,258		Escrows(1)
Underwritten Net Operating Income (NOI)	$3,758,352			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,325,947		Taxes	$73,100	$24,367
Cut-off Date LTV Ratio	72.2%		Insurance	$0	$0
LTV Ratio at Maturity	56.7%		Replacement Reserve	$0	$6,524
DSCR Based on Underwritten NOI / NCF	2.07x / 1.83x		TI/LC(2)	$1,500,000	$32,620
Debt Yield Based on Underwritten NOI / NCF	11.4% / 10.1%		Other(3)	$1,007,639	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$33,000,000	100.0%	Loan Payoff	$26,947,297	81.7%
			Return of Equity	2,763,776	8.4
			Reserves	2,580,739	7.8
			Origination Costs	708,188	2.1

Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%

(1)	See “—Escrows” below.

(2)	The TI/LC reserve is subject to a cap of $3,000,000.

(3)	Other upfront reserve consists of $1,007,639 for immediate repair items identified in the One Commerce Square Loan documents.

■	The Mortgage Loan. The One Commerce Square mortgage loan (the “One Commerce Square Loan”) is a fixed rate loan secured by first lien mortgages on (i) the borrower’s PILOT leasehold interest in an office tower, as well as the fee simple interest in such office tower owned by Memphis Center City Revenue Finance Corporation (“CCRFC”), (ii) the borrower’s subleasehold interest in an adjacent parking garage with the Parking Authority of the City of Memphis and County of Shelby, Tennessee (the “Parking Authority”), with the prime lease being a PILOT lease where CCRFC is the fee simple owner and landlord and the Parking Authority is the ground lease tenant, and (iii) the borrower’s fee simple interest in a third adjacent office building, each located in downtown Memphis, Tennessee (the “One Commerce Square Property”). The One Commerce Square Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $33,000,000, representing approximately 3.0% of the Initial Pool Balance.

The One Commerce Square Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on October 28, 2020. The One Commerce Square Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The One Commerce Square Loan requires monthly payments of interest and principal sufficient to amortize the One Commerce Square Loan over a 30-year amortization schedule. The One Commerce Square Loan accrues interest at a fixed rate of 3.67000% per annum. The scheduled maturity date of the One Commerce Square Loan is the due date in November 2030.

The One Commerce Square Loan proceeds were used to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs. Voluntary prepayment of the One Commerce Square Loan is permitted on or after June 6, 2030 without payment of any prepayment premium. Defeasance of the One Commerce Square Loan is permitted at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. The One Commerce Square Property consists of three parcels of real property. The first is the fee simple and ground lease interest in a 391,440 SF office building located at 40 South Main Street in downtown Memphis, Tennessee (the “Office Tower”). The Office Tower was built in 1972 and is situated on approximately 0.06 acres. The second is the subleasehold interest in a 218,448 SF parking garage located at 61 South Second Street, which is adjacent to the Office Tower, was built in 1972 and situated on approximately 0.57 acres (the “Parking Garage”). The third is the fee simple interest in a four-story office building located at 125 Monroe Avenue, which is also adjacent to the Office Tower, that is situated on approximately 0.51 acres (the

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

one commerce square

“Annex” and, together with the Office Tower and Parking Garage, collectively “One Commerce Square Property”). Collectively, the One Commerce Square Property is 83.6% occupied as of August 31, 2020 by approximately 26 office tenants.

Both the Office Tower ground lease and the prime lease pursuant to which the Parking Garage sublease is created utilize a payment in lieu of taxes (“PILOT”) structure provided under Tennessee law that allows certain favorable tax payments pursuant to the PILOT lease in return for the development of the parcel. The borrower is responsible, under the Office Tower ground lease and Parking Garage sublease, for the direct payment of real property taxes on the fee simple interest (as pass through expenses) at a fraction of the true tax payment. Upon expiration or earlier termination of either the Office Tower lease or Parking Garage sublease, the real property taxes increase to the standard (i.e. non-PILOT) amount.

In 2010, when the Parking Garage prime lease and sublease were entered into, the Parking Authority also entered into a $2,000,000 leasehold mortgage for the benefit of CCRFC. The leasehold financing was used to finance tenant improvements at the Parking Garage. This leasehold mortgage covers a different real property interest than the sublease that is provided as collateral for this loan and both CCRFC and the Parking Authority provided an estoppel at origination confirming that, prior to and after any foreclosure or assignment in lieu of foreclosure of its security interest in the Parking Garage sublease, both the borrower and lender have no liability or obligation (monetary or otherwise) to CCRFC or the Parking Authority related to the leasehold financing. Furthermore, both the leasehold and subleasehold entities agree not to further encumber their respective interests, not to amend either lease without the lender’s consent, to enter into a new lease with the borrower if the Parking Garage ground lease or Parking Garage sublease are terminated for any reason, including a bankruptcy proceeding, to provide notice and cure rights to lender and other standard ground lease mortgagee protections.

The largest tenant by underwritten base rent at the One Commerce Square Property, State of Tennessee (28.3% of NRA; 32.3% of underwritten base rent) occupies 110,755 SF. State of Tennessee has a lease expiration date of September 9, 2029, with two, five-year renewal options and the right to terminate their lease with 180 days’ notice no earlier than June 2024. State of Tennessee has been located at the One Commerce Square Property since 2014 and utilizes the space as office space the Department of Human Services and Department of Labor.

The second largest tenant by underwritten base rent at the One Commerce Square Property, Hnedak Bobo Group, Inc. (7.5% of NRA; 9.5% of underwritten base rent) occupies 29,538 SF. Hnedak Bobo Group, Inc. has a lease expiration date of February 28, 2029, with one, five-year renewal option. Hnedak Bobo Group, Inc. is a hospitality and entertainment design firm. The firm’s earliest projects included designing brand prototypes for Holiday Inn in the late 1970’s; developing the Homewood Suites concept for Hilton Hotels in the 1980’s; and the first brand expansion of Gaylord Entertainment Resorts and Convention Centers in Orlando, Florida and Dallas, Texas in the early 2000’s. Other projects designed include the FedEx world headquarters, Beatles Hard Rock Café, and casinos and other hotels nationwide as well as internationally.

The third largest tenant by underwritten base rent at the One Commerce Square Property, Wunderlich Securities, Inc. (7.3% of NRA; 8.9% of underwritten base rent) occupies 28,716 SF. Wunderlich Securities, Inc. has a lease expiration date of March 31, 2031, with one, five-year renewal option and a one-time right to terminate the lease with respect to the entire premises on April 30, 2027 with nine months written notice. Wunderlich Securities, Inc. is a wealth management firm that was acquired in 2017 by B. Riley Financial, Inc. B. Riley Financial, Inc., through its subsidiaries, provides collaborative financial services and solutions in North America, Australia, and Europe.

COVID-19 Update. The One Commerce Square Property has remained open and operational during COVID-19, albeit at reduced capacity with most tenants working remotely. Rent collections for the One Commerce Square Property were 100% in April 2020 through September 2020 and 99% in October 2020. As of November 6, 2020, no loan modifications or forbearance requests have been made on the One Commerce Square Loan. The first payment date of the One Commerce Square Loan is December 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

one commerce square

The following table presents certain information relating to the tenants at the One Commerce Square Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
State of Tennessee	Aaa / AAA / AAA	110,755	28.3%	$2,015,014	32.3%	$18.19	9/9/2029	2, 5-year options
Hnedak Bobo Group, Inc.	NR / NR / NR	29,538	7.5	591,351	9.5	$20.02	2/28/2029	1, 5-year option
Wunderlich Securities, Inc.	NR / NR / NR	28,716	7.3	556,229	8.9	$19.37	3/31/2031	1, 5-year option
Prospero Management Services	NR / NR / NR	28,726	7.3	537,463	8.6	$18.71	9/30/2022	NAP
True Sports, Inc.	NR / NR / NR	22,551	5.8	456,658	7.3	$20.25	7/31/2032	2, 5-year options
Lewis, Thompson, King	NR / NR / NR	21,184	5.4	412,664	6.6	$19.48	11/30/2026	2, 5-year options
Gerber/Taylor Associates, Inc.	NR / NR / NR	14,640	3.7	320,616	5.1	$21.90	12/31/2025	1, 5-year option
Cargill, Incorporated	A2 / A / A	14,246	3.6	270,674	4.3	$19.00	1/13/2031	1, 5-year option
Tasco, LLC	NR / NR / NR	6,905	1.8	130,090	2.1	$18.84	11/30/2025	1, 5-year option
Insight Global, LLC	NR / NR / NR	5,852	1.5	114,114	1.8	$19.50	1/31/2026	1, 5-year option
Ten Largest Owned Tenants		283,113	72.3%	$5,404,873	86.7%	$19.09
Remaining Tenants		43,979	11.2	832,345	13.3	$18.93
Vacant		64,348	16.4	0	0.0	$0.00
Total / Wtd. Avg.		391,440	100.0%	$6,237,218	100.0%	$19.07

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the One Commerce Square Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	16,222	4.1	4.1%	329,540	5.3	$20.31	7
2022	41,136	10.5	14.7%	776,140	12.4	$18.87	4
2023	15,347	3.9	18.6%	264,129	4.2	$17.21	6
2024	0	0.0	18.6%	0	0.0	$0.00	0
2025	21,545	5.5	24.1%	450,706	7.2	$20.92	2
2026	27,036	6.9	31.0%	526,778	8.4	$19.48	2
2027	0	0.0	31.0%	0	0.0	$0.00	0
2028	0	0.0	31.0%	0	0.0	$0.00	0
2029	140,293	35.8	66.8%	2,606,364	41.8	$18.58	2
2030	0	0.0	66.8%	0	0.0	$0.00	0
2031 & Thereafter	65,513	16.7	83.6%	1,283,561	20.6	$19.59	3
Vacant	64,348	16.4	100.0%	0	0.0	$0.00	0
Total	391,440	100.0%		$6,237,218	100.0%	$19.07	26

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the One Commerce Square Property:

Historical Leased %(1)(2)

2019	As of 8/31/2020
71.8%	83.6%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Historical occupancy is unavailable because the borrower sponsor acquired the One Commerce Square Property in November 2018.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

one commerce square

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the One Commerce Square Property:

Cash Flow Analysis(1)

	2019	TTM 9/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$5,565,954	$6,143,866	$6,237,218	$15.93
Contractual Rent Steps(2)	0	0	138,605	0.35
Market Revenue from Vacant Space	0	0	1,254,786	3.21
Reimbursements	53,357	88,558	82,332	0.21
Other Income(3)	1,380,039	1,253,377	1,271,455	3.25
Vacancy & Credit Loss	(1,200)	0	(1,254,786)	(3.21)
Effective Gross Income	$6,998,150	$7,485,801	$7,729,609	$19.75

Real Estate Taxes	$278,477	$347,049	$331,641	$0.85
Insurance	81,983	85,323	90,409	0.23
Management Fee	209,945	224,574	231,888	0.59
Other Operating Expenses	3,058,071	3,172,595	3,317,320	8.47
Total Operating Expenses	$3,628,475	$3,829,541	$3,971,258	$10.15

Net Operating Income	$3,369,676	$3,656,260	$3,758,352	$9.60
TI/LC	0	0	354,116	0.90
Capital Expenditures	0	0	78,288	0.20
Net Cash Flow	$3,369,676	$3,656,260	$3,325,947	$8.50

(1)	Based on the underwritten rent roll dated August 31, 2020.

(2)	Contractual Rent Steps includes (a) $76,258 of rent steps for various tenants through November 1, 2021 and (b) $62,347 for the average rent steps over the term of its lease for the State of Tennessee and Cargill, Incorporated.

(3)	Other Income includes revenue from parking, HVAC recovery and additional rents and fees.

■	Appraisal. According to the appraisal, the One Commerce Square Property has an “as-is” appraised value of $45,700,000 as of September 4, 2020.

■	Environmental Matters. According to the Phase I environmental report dated September 8, 2020, there are no recognized environmental conditions at the One Commerce Square Property.

■	Market Overview and Competition. The One Commerce Square Property is located in the Downtown Memphis office submarket. The Memphis office market totals 55.93 million SF with a 90.2% occupancy rate and average asking rents of $19.34 per SF. The Downtown Memphis office submarket is the second largest in the overall market totaling 11.4 million SF with an 85.2% occupancy rate and average asking rents of $17.56 per SF. In addition, the class A submarket totals 2.35 million SF with an 89.0% occupancy rate and average asking rents of $17.22 per SF. Though demand prospects have fluctuated across Downtown Memphis, a lack of new deliveries has helped the market improve over the past few years. Additionally in the area, ServiceMaster leased the Peabody Place Mall and redeveloped it into office space. The Peabody Place Mall is a 328,000 SF building that was finished in 2018 and holds approximately 1,200 employees.

The appraiser identified five comparable properties to determine the One Commerce Square Property’s estimated market rents. Occupancies for the five properties ranged from 60% to 96% with a weighted average of 75.2%. Excluding the one comparable property with 60% occupancy, the remaining four properties exhibit a weighted average 85.2% occupancy. Approximately 290,000 SF is currently under construction across Memphis, with the majority of this space being the redevelopment of the former Gibson Guitar factory in Downtown Memphis for FedEx Logistics’ new headquarters. Outside of this project, the next largest space currently under development is the Lake District office project, which is approximately 65,000 SF.

■	The Borrower. The borrower is One Commerce Square Memphis Realty LP, a single purpose entity and Delaware limited partnership. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One Commerce Square Loan. The sponsor and its affiliate entities, including Group RMC Management Inc., entities currently own 18.5 million square feet in the U.S., principally in the Midwest, representing over $2 billion in asset value. Group RMC Management Inc. is controlled by Raymond Massa, a repeat borrower sponsor.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

one commerce square

■	Escrows. On the origination date, the borrower funded the reserves of (i) $73,100 with respect to real estate taxes, (ii) $1,007,639 with respect to immediate repairs and (iii) $1,500,000 with respect to tenant improvements and leasing commissions.

On each due date, the borrower is required to fund (i) a TI/LC reserve in an amount equal to $32,620 (subject to a cap of $3,000,000), (ii) a replacement reserve in an amount equal to $6,524, (iii) a tax reserve in an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12-month period (initially $24,367) and (iv) an insurance reserve in an amount equal to 1/12 of the amount that would be sufficient to pay the insurance premiums over due for the renewal of such coverage; provided that the borrower will not be required to reserve such amounts in respect of insurance premiums so long as the borrower maintains a blanket policy of insurance approved by the lender in accordance with the One Commerce Square Loan documents.

■	Lockbox and Cash Management. The One Commerce Square Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the One Commerce Square Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the One Commerce Square Property to be deposited into such lockbox account within two business days of receipt. Upon the occurrence of a One Commerce Square Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on each business day and to be applied and disbursed in accordance with the One Commerce Square Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the One Commerce Square Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the One Commerce Square Loan. Upon an event of default under the One Commerce Square Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“One Commerce Square Trigger Period” means a period commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the lender delivering notice to the borrower that the debt yield is less than 7.5% for one calendar quarter, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.5% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period being cured or otherwise ceasing to exist.

A “Specified Tenant” means, as applicable, (i) the State of Tennessee, or (ii) any tenant that leases space that comprises 50,000 square feet or more at the One Commerce Square Property.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and/or cure periods, (ii) a Specified Tenant’s failure to be in actual, physical possession of, and “goes dark” in at least 75% of its space, (iii) a Specified Tenant giving notice that it is terminating its lease for 20% or more of its space, (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any Specified Tenant lease failing to otherwise be in full force and effect, to the extent the applicable action applies to 20% or more of its space, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant giving written notice of failing to extend or renew its lease on or prior to the earlier to occur of (x) the applicable Specified Tenant extension deadline, to the extent such failure to extend or renew applies to 20% or more of its space and (y) 12 months prior to the maturity date of the One Commerce Square Loan, and (B) expire upon (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) for the applicable Specified Tenant renewal term and such tenant being in actual, physical occupancy of its space and paying the full amount of rent due under its lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

one commerce square

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all applicable defaults under its lease, (ii) the applicable Specified Tenant is in actual, physical possession of the applicable vacant Specified Tenant space, is not “dark”, and is paying full, unabated rent, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed its lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, (a) the applicable Specified Tenant has renewed or extended the applicable lease in accordance with the terms of the One Commerce Square Loan documents for the renewal term, or (b) a Specified Tenant re-tenanting event has occurred in accordance with the terms of the One Commerce Square Loan documents, to Lender’s reasonable satisfaction, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable lease has been affirmed in the applicable proceeding pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) (x) amounts in the Specified Tenant excess cash flow account equal or exceed (1) with respect to a Specified Tenant Trigger Period caused by any partial termination or cancellation of any Specified Tenant lease, equal to the product of (I) $20.00 multiplied by (II) the number of square feet vacated or terminated by the applicable Specified Tenant, or (2) with respect to any other Specified Tenant Trigger Period, equal to $20.00 per square foot for the entire applicable Specified Tenant space and (y) the debt yield, calculated in accordance with the terms of the One Commerce Square Loan documents being equal to or exceeding 8.75%.

■	Property Management. The One Commerce Square Property is currently managed by CBRE, Inc.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. None.

■	Terrorism Insurance. The One Commerce Square Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Commerce Square Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the One Commerce Square Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $25,000. If the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the borrower is not required to pay terrorism insurance premiums in excess of two times the amount of the then-current insurance premiums with respect to the policies required under the One Commerce Square Loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

MAP © 2020 CARTIFACT
DATA © OSM CONTRIBUTORS
Tower at Frisco Square
5757 and 5805 Main Street
Frisco, TX 75034
Denton
McKinney
Frisco
Allen
Northlake
Lewisville
Plano
Flower Mound
Carrollton
Hebron
Haslet
Addison
Richardson
Grapevine
Farmers Branch
Southlake
University Park
Garland
Bedford
Hurst
Irving
Dallas
Fort Worth
Mesquite
Arlington
Grand Prairie
Benbrook
Duncanville
Mansfield
Desoto
Lancaster
PANTHER CREEK PKWY
PRESTON RD
Eldorado Marketplace
W ELDORADO PKWY
Parkway Towne Crossing
Warren Sports Complex
Trails of Frisco Golf Club
Frisco Soccer Complex
Toyota Stadium
MAIN ST
Main Street Village
National Videogame Museum
Frisco
TEEL PKWY
Grand Park
ROLATER RD
Frisco Lakes Golf Club
Collin Community College-Frisco
LEGACY DR
B. F. Phillips Community Park
Plantation Golf Club
Baylor Scott & White Medical Center - Centennial
LEBANON RD
Baylor Scott & White Medical Center - Frisco
The Centre at Preston Ridge
South Frisco Village
The Colony
MCDERMOTT RD
Stonebriar Centre
Plano Crossing
Russell Creek Park
Stonebriar Country Club
Preston Village
Preston Creek
Liberty Mutual Insurance
Fannie Mae
Headquarters Village
JP Morgan Chase
Rent-A-Center
LEGACY BUSINESS PARK
Heritage Yards
Toyota Motor Corp.
Legacy West
Intuit
McAfee
PepsiCo
Capital One
JCPenney
USAA
nThrive
Children's Medical Center Plano
Bank of America
The Shops at Legacy
Keurig Dr Pepper Group
Frito-Lay
Ericsson
The Colony Five Star Complex
LEGACY WEST
Yum!
Plano
Hewlett Packard
COIT RD
HEADQUARTERS DR
LEGACY DR

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Frisco, Texas	Cut-off Date Principal Balance	$32,000,000
Property Type	Office	Cut-off Date Principal Balance per SF	$187.05
Size (SF)	171,080	Percentage of Initial Pool Balance	3.0%
Total Occupancy as of 9/30/2020	94.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 9/30/2020	94.3%	Type of Security	Fee Simple
Year Built / Latest Renovation	2015 / NAP	Mortgage Rate	3.62000%
Appraised Value	$49,300,000	Original Term to Maturity (Months)(1)	121
Original Amortization Term (Months)	360
Original Interest Only Period (Months)(1)	61

Underwritten Revenues	$5,327,400
Underwritten Expenses	$2,012,936	Escrows(2)
Underwritten Net Operating Income (NOI)	$3,314,464	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,905,556	Taxes	$0	$70,066
Cut-off Date LTV Ratio	64.9%	Insurance	$27,903	$5,581
LTV Ratio at Maturity	58.5%	Replacement Reserve	$0	$2,851
DSCR Based on Underwritten NOI / NCF	1.89x / 1.66x	TI/LC(3)	$1,200,000	$41,667
Debt Yield Based on Underwritten NOI / NCF	10.4% / 9.1%	Other(4)	$999,571	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$32,000,000	100.0%	Loan Payoff	$24,010,561	75.0%
Return of Equity	4,408,584	13.8
Reserves	2,227,474	7.0
Origination Costs	1,353,381	4.2

Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

(1)	The first payment date under the related mortgage loan documents for the Tower at Frisco Square Loan is January 6, 2021. On the Closing Date, CREFI (as defined below) will deposit sufficient funds to pay the amount of interest that would be due with respect to a December 6, 2020 payment. Original Term to Maturity (Months), Original Interest Only Period (Months) and prepayment provisions presented herein are inclusive of the additional December 6, 2020 interest-only payment to be funded on the Closing Date.

(2)	See “—Escrows” below.

(3)	Monthly TI/LC deposits are required until such time as the total amount on deposit in the TI/LC reserve account equals or exceeds the $3,700,000; provided, however, in the event that Gearbox Software has renewed its lease for its entire space for a minimum renewal term of five years from its scheduled expiration date and otherwise in accordance with the Tower at Frisco Loan documents, the TI/LC reserve cap will be permanently reduced to $1,000,000.

(4)	Other upfront reserve consists of (i) $484,050 for unfunded obligations related to Meritize Financial, (ii) $300,000 for unfunded obligations related to Gearbox Software, and (iii) $215,521 for prepaid rent related to Meritize Financial.

■	The Mortgage Loan. The Tower at Frisco Square mortgage loan (the “Tower at Frisco Square Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrower’s fee simple interest in an office property located in Frisco, Texas (the “Tower at Frisco Square Property”). The Tower at Frisco Square Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $32,000,000, representing approximately 3.0% of the Initial Pool Balance.

The Tower at Frisco Square Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on November 10, 2020. The Tower at Frisco Square Loan has an interest rate of 3.62000% per annum. The borrower sponsor utilized the proceeds of the Tower at Frisco Square Loan to refinance existing debt, return equity to the borrower sponsor, fund reserves and pay origination costs.

The Tower at Frisco Square Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Tower at Frisco Square Loan requires interest-only payments during the first five years of its term, followed by payments of principal and interest sufficient to amortize the Tower at Frisco Square Loan over a 30-year amortization period. The scheduled maturity date of the Tower at Frisco Square Loan is December 6, 2030. At any time on or after October 6, 2030, the Tower at Frisco Square Loan may be voluntarily prepaid in whole (but not in part) without the payment of any prepayment premium.

■	The Mortgaged Property. The Tower at Frisco Square Property consists of a five-story, class A office building with ground floor retail with a 6-story parking garage containing ground floor office space and a fitness center. Constructed in 2015, the Tower at Frisco Square Property contains 171,080 SF and is situated on approximately 3.27 acres. As of September 30, 2020, the Tower at Frisco Square Property was 94.3% occupied by approximately 11 tenants.

The largest tenant by underwritten base rent at the Tower at Frisco Square Property, Gearbox Software (57.9% of NRA; 57.7% of underwritten base rent) occupies 99,055 SF. Gearbox Software has a lease expiration date of March 31, 2026, with two, five-year renewal options and no termination options. Gearbox Software, headquartered in the Tower at Frisco Square Property, develops interactive entertainment software. Gearbox Software, founded in

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

February 1999, is a recognized developer in the gaming software industry, marketing its technologically advanced games for all major game playing platforms throughout the United States and internationally.

The second largest tenant by underwritten base rent at the Tower at Frisco Square Property, Meritize Financial (9.6% of NRA; 10.7% of underwritten base rent) occupies 16,351 SF. Meritize Financial has a lease expiration date of February 28, 2026, with one, five-year renewal option and no termination options. Headquartered in the Tower at Frisco Square Property, Meritize Financial provides merit based financial aid to select students with a history of personal success. In addition to education lending, Meritize Financial has expanded its platform by providing recruiting services to employers throughout the United States.

The third largest tenant by underwritten base rent at the Tower at Frisco Square Property, Scoreboard Ventures (4.9% of NRA; 5.6% of underwritten base rent) occupies 8,402 SF. Scoreboard Ventures has a lease expiration date of November 29, 2023, with no renewal options and no termination options. Scoreboard Ventures has been at the Tower at Frisco Square Property since 2018 and subleases their space from Blue Star Sports/Spay Inc. (now Stack Sports). Blue Star Sports/Spay Inc. subleases 100% of its space to Scoreboard Ventures and Esports Media House on coterminous subleases. Spay Inc. is the sublandlord and holds a commencement date in June 2016 and an expiration date in November 2023 for 11,741 SF. Blue Star Sports/Spay Inc. sublet their space starting in 2018 after being acquired by Genstar Capital and rebranding / relocating as Stack Sports. The underwriting is based on the sublease rents and recoveries. Founded in 2018, Scoreboard Ventures is a venture capital firm based in Frisco, Texas. The firm invests in the sports, eSports, technology and digital content sectors. Scoreboard Ventures’ growing lineup now includes LaunchPad City, Big League Creative, 1GNITE, Zigatta, EcoVet, ShowerPill and Cosmunity.

COVID-19 Update. As of November 6, 2020, the Tower at Frisco Square Property is open and operational. As of November 6, 2020, the Tower at Frisco Square Loan is not subject to any modification or forbearance requests. Additionally, there have been no rent relief requests or lease modifications by any tenants at the Tower at Frisco Square Property. All tenants by count, square footage and underwritten base rent have paid rent for October 2020. The first payment date of the Tower at Frisco Square Loan is January 2021.

The following table presents certain information relating to the tenants at the Tower at Frisco Square Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Gearbox Software	NR / NR / NR	99,055	57.9%	$2,452,400	57.7%	$24.76	3/31/2026	2, 5-year options
Meritize Financial	NR / NR / NR	16,351	9.6	455,094	10.7	$27.83	2/28/2026	1, 5-year option
Scoreboard Ventures (Sublease)	NR / NR / NR	8,402	4.9	239,468	5.6	$28.50	11/29/2023	NAP
Nerdvana Food & Spirits	NR / NR / NR	8,354	4.9	236,623	5.6	$28.32	12/31/2026	1, 5-year option
Dunn’s River Brands (Sublease)	NR / NR / NR	7,131	4.2	224,627	5.3	$31.50	7/31/2022	NAP
HCA – Solis Mammography	NR / NR / NR	5,000	2.9	170,000	4.0	$34.00	9/30/2025	2, 5-year options
Truist Bank	NR / NR / NR	4,987	2.9	169,035	4.0	$33.90	2/28/2022	1, 5-year option
Esports (Bluestar Sublease)	NR / NR / NR	3,339	2.0	95,150	2.2	$28.50	11/30/2023	NAP
Nerdvana Coffee Bar	NR / NR / NR	2,551	1.5	79,081	1.9	$31.00	8/31/2026	1, 5-year option
The Core Tech Group	NR / NR / NR	2,046	1.2	70,587	1.7	$34.50	10/31/2022	1, 5-year option
Ten Largest Owned Tenants		157,216	91.9%	$4,192,065	98.6%	$26.66
Remaining Tenants		4,125	2.4	59,813	1.4	$14.50
Vacant		9,739	5.7	0	0.0	$0.00
Total / Wtd. Avg.		171,080	100.0%	$4,251,877	100.0%	$26.35

(1)	Based on the underwritten rent roll dated September 30, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

The following table presents certain information relating to the lease rollover schedule at the Tower at Frisco Square Property based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	14,164	8.3	8.3%	464,249	10.9	$32.78	3
2023	15,866	9.3	17.6%	394,431	9.3	$24.86	3
2024	0	0.0	17.6%	0	0.0	$0.00	0
2025	5,000	2.9	20.5%	170,000	4.0	$34.00	1
2026	126,311	73.8	94.3%	3,223,197	75.8	$25.52	4
2027	0	0.0	94.3%	0	0.0	$0.00	0
2028	0	0.0	94.3%	0	0.0	$0.00	0
2029	0	0.0	94.3%	0	0.0	$0.00	0
2030	0	0.0	94.3%	0	0.0	$0.00	0
2031 & Thereafter	0	0.0	94.3%	0	0.0	$0.00	0
Vacant	9,739	5.7	100.0%	0	0.0	$0.00	0
Total	171,080	100.0%		$4,251,877	100.0%	$26.35	11

(1)	Based on the underwritten rent roll dated September 30, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

The following table presents certain information relating to historical occupancy at the Tower at Frisco Square Property:

Historical Leased %(1)

2017	2018	2019	As of 9/30/2020
79.3%	82.2%	87.1%	94.3%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Tower at Frisco Square Property:

Cash Flow Analysis(1)(2)

	2017	2018	2019	TTM 9/30/2020	Underwritten	Underwritten $ per SF
Base Rent	$3,328,763	$3,486,117	$3,888,963	$4,048,502	$4,251,877	$24.85
Contractual Rent Steps(3)	0	0	0	0	88,726	0.52
Market Revenue from Vacant Space	0	0	0	0	435,666	2.55
Reimbursements	1,180,333	829,327	789,271	874,618	905,439	5.29
Other Income	70,428	101,981	87,440	81,357	81,357	0.48
Vacancy & Credit Loss	(44,793)	(62,160)	(317,315)	(41,410)	(435,666)	(2.55)
Effective Gross Income	$4,534,731	$4,355,265	$4,448,359	$4,963,067	$5,327,400	$31.14

Real Estate Taxes	$694,492	$725,459	$750,232	$714,185	$801,717	$4.69
Insurance	34,485	35,468	33,178	35,502	63,778	0.37
Management Fee	136,042	130,658	133,451	146,359	159,822	0.93
Other Operating Expenses	948,708	950,738	1,092,333	1,002,386	987,619	5.77
Total Operating Expenses	$1,813,727	$1,842,323	$2,009,194	$1,898,432	$2,012,936	$11.77

Net Operating Income	$2,721,004	$2,512,942	$2,439,165	$3,064,634	$3,314,464	$19.37
TI/LC	0	0	0	0	374,693	2.19
Capital Expenditures	0	0	0	0	34,216	0.20
Net Cash Flow	$2,721,004	$2,512,942	$2,439,165	$3,064,634	$2,905,556	$16.98

(1)	Based on the underwritten rent roll dated September 30, 2020.

(2)	The increase in from TTM 9/30/2020 Net Operating Income to Underwritten Net Operating Income can be attributed to contractual rent steps and market revenue from vacant units.

(3)	Contractual Rent Steps include $88,726 underwritten for various tenants through October 1, 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

■	Appraisal. According to the appraisal, the Tower at Frisco Square Property has an “as-is” appraised value of $49,300,000 as of October 21, 2020.

Appraisal Approach	Value	Discount Rate	Capitalization Rate
Direct Capitalization Approach	$51,800,000	N/A	6.25%
Income Capitalization Approach	$49,300,000	7.25%	6.25%

■	Environmental Matters. According to the Phase I environmental report dated July 15, 2020, there are no recognized environmental conditions at the Tower at Frisco Square Property.

■	Market Overview and Competition. The Tower at Frisco Square Property is located in Frisco, Texas, which is within the Dallas/Fort Worth metropolitan statistical area. Frisco benefits from its proximity to several regional highways, including SH-121, the Dallas North Tollway, Preston Road/SH-289 and US-380. Frisco has experienced significant population growth in recent years and is projected to experience continued expansion.

The Tower at Frisco Square Property is located in the Legacy/Frisco submarket, which is bound by President George Bush Turnpike (SH 190) to the south, FM 423 to the west, Coit Road to the east, and U.S. Highway 380 to the north. According to the appraisal, this office submarket is one of the most active in Dallas; it has led the market in construction activity and new inventory as the region has experienced its economic expansion. This submarket represents one of the largest non-central business district office populations and boasts some of the highest rental rates, behind the Preston Center and the Turtle Creek/Uptown submarkets.

The Legacy/Frisco submarket has generally improved in terms of occupancy since 2009, despite the volatility over the past few quarters that is due in large part due to the introduction of new speculative supply. Asking rents have trended upwards since 2010, as this submarket benefits from a strong and growing local economy, driven largely by the walkable amenities at Legacy Town Center and Legacy West. With rents for new class A office over $35.00 per SF on a net basis, this submarket is one of North Texas’ most expensive. According to the appraisal, the estimated year-end 2020 population in a one-, three- and five-mile radius is 2,747, 84,935 and 218,552, respectively. The average household income in a one-, three- and five-mile radius is $182,630, $165,751 and $151,211, respectively.

According to a third party report, the Legacy/Frisco office submarket has a total inventory of 1.3 million SF with asking rents of $32.45 per SF, a vacancy rate of 12.9% and a 12-month positive net absorption of 61,000 SF. For Class A properties, per a third party report, the inventory is 488,000 SF with asking rents of $34.94 per SF and a 10.9% vacancy rate. The appraiser identified a competitive set for the Tower at Frisco Square Property that is comprised of seven properties totaling approximately 1.7 million SF, with an average vacancy rate of 6.0% and upon excluding the 2019-built property from the appraiser’s competitive set, the six properties total approximately 1.5 million SF and average 3.0% vacancy.

■	The Borrower. The borrower is Frisco Tower Acquisition DE, LLC, a single purpose entity and Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Tower at Frisco Square Loan.

The borrower sponsor and non-recourse carveout guarantor is Maxus Realty Trust, Inc., a Missouri corporation (“MRTI”). MRTI is a fully integrated Real Estate Investment Trust that specializes in acquiring, investing in, and developing commercial and multifamily properties in the United States. MRTI has ownership interests in 34 multifamily properties (9,086 apartment units) and over 685,000 SF of retail/office and warehouse space located in nine states. The sponsor also owns a 114 multifamily unit and 130,000 SF mixed use office and retail complex adjacent to the Tower at Frisco Square Property.

■	Escrows. On the origination date of the Tower at Frisco Square Loan, the borrower funded reserves of approximately (i) $27,903 for insurance premiums, (ii) $484,050 for unfunded obligations related to Meritize Financial, (iii) $300,000 for unfunded obligations related to Gearbox Software, (iv) $215,521 for prepaid rent related to Meritize Financial, and (v) $1,200,000 for tenant improvements and leasing commissions.

Additionally, on each monthly due date, the borrower is required to fund the following reserves: (i) a TI/LC reserve in an amount equal to approximately $41,667 (subject to a cap of $3,700,000; provided, however, in the event that Gearbox Software has renewed its lease for its entire space for a minimum renewal term of five years from its scheduled expiration date and otherwise in accordance with the Tower at Frisco Loan documents, the TI/LC reserve

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

cap will be permanently reduced to $1,000,000), (ii) a replacement reserve in an amount equal to approximately $2,851, (iii) a tax reserve in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the succeeding 12-month period (initially estimated to be approximately $70,066) and (iv) an insurance reserve in an amount equal to one-twelfth of the amount that would be sufficient to pay the insurance premiums due for the renewal of such coverage (initially estimated to be approximately $5,581).

■	Lockbox and Cash Management. The Tower at Frisco Square Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause each tenant at the Tower at Frisco Square Property to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower is required to cause all rents received by the borrower or property manager with respect to the Tower at Frisco Square Property to be deposited immediately into such lockbox account. Upon the occurrence of a Tower at Frisco Square Trigger Period (as defined below), all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account on each business day to be applied and disbursed in accordance with the Tower at Frisco Square Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Tower at Frisco Square Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Tower at Frisco Square Loan. Upon an event of default under the Tower at Frisco Square Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Tower at Frisco Square Trigger Period” means a period commencing upon the earliest to occur of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.25%, and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.50% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) Gearbox Software, (ii) any tenant that leases 33.0% or more of the Specified Tenant space, and (iii) any parent company of such Specified Tenant, and any affiliate providing credit support for, or guarantor of, any such Specified Tenant lease.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) Specified Tenant being in default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) Specified Tenant’s failure to be in actual, physical possession of its space, or failing to conduct ordinary business operations and/or “going dark” its space, (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of its space, (iv) any termination or cancellation of the Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding), and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of the Specified Tenant, (vi) Specified Tenant failing to extend or renew its lease on or prior to the applicable Specified Tenant extension deadline, and (vii) Specified Tenant ceasing to satisfy the Performance Metric Condition (as defined below) (any such occurrence, a “Performance Metric Trigger”) and (B) expire upon the first to occur of the lender’s receipt of evidence reasonably satisfactory to lender of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the Tower at Frisco Square Loan documents for a minimum of at least five years, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, its space, and paying the full amount of rent due under its lease.

“Performance Metric Condition” means Gearbox Software has its annual revenue equal or exceed $84,000,000.

“Performance Metric Cure Condition” means Gearbox Software has its revenue exceed $84,000,000 over a twelve month period for two consecutive calendar quarters

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

tower at Frisco Square

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under its lease, (ii) the applicable Specified Tenant is in actual, physical possession its space (or applicable portion thereof), conducting ordinary business operations and not “dark”, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to its lease and has re-affirmed lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew its lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable lease in accordance with the terms of the Tower at Frisco Square Loan documents for the renewal term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to a final, non-appealable court order, (vi) the applicable Specified Tenant is paying full, unabated rent under its lease, and (vii) in the event that the Specified Tenant Trigger Period is due to a Performance Metric Trigger, the applicable Specified Tenant satisfies the Performance Metric Cure Condition.

■	Property Management. The Tower at Frisco Square Property is managed by Maxus Properties, LLC, a Missouri limited liability company. Under the Tower at Frisco Square Loan documents, the lender may, or may require the borrower to, terminate either management agreement and replace the property manager if: (i) an event of default under the Tower at Frisco Square Loan documents exists, (ii) there exists a default by the property manager under the management agreement beyond all applicable notice and cure periods, (iii) the property manager becomes insolvent or a debtor in (x) an involuntary bankruptcy or insolvency proceeding not dismissed within 90 days or (y) any voluntary bankruptcy or insolvency proceeding (iv) the property manager has engaged in gross negligence, fraud, willful misconduct or misappropriation of funds, or (v) the debt yield falls below 7.25%. Provided that no event of default is occurring under the Tower at Frisco Square Loan documents, the borrower may terminate either management agreement and replace the property manager with a qualified property manager that is approved by the lender, which approval may be conditioned upon receipt of a rating agency confirmation.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

■	Release of Collateral. None.

■	Terrorism Insurance. The Tower at Frisco Square Loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Tower at Frisco Square Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Tower at Frisco Square Property until the completion of restoration or the expiration of 18 months, with a 6-month extended period of indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible that is no greater than $50,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE STANDARD

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Farmington Hills, Michigan	Cut-off Date Balance	$31,000,000
Property Type	Office	Cut-off Date Balance per SF	$108.98
Size (SF)	284,459	Percentage of Initial Pool Balance	2.9%
Total Occupancy as of 10/20/2020	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 10/20/2020	100.0%	Type of Security	Fee Simple
Year Built / Latest Renovation	1987 / 2015	Mortgage Rate	3.67200%
Appraised Value	$46,500,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	360
Original Interest Only Period (Months)	24
Borrower Sponsor	The Farbman Group
Underwritten Revenues	$5,206,252
Underwritten Expenses	$1,522,816	Escrows
Underwritten Net Operating Income (NOI)	$3,683,436	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$3,464,200	Taxes	$165,018	$0
Cut-off Date LTV Ratio	66.7%	Insurance	$0	$0
Maturity Date LTV Ratio	55.6%	Replacement Reserves	$4,741	$4,741
DSCR Based on Underwritten NOI / NCF	2.16x / 2.03x	TI/LC(1)	$1,000,000	$50,000
Debt Yield Based on Underwritten NOI / NCF	11.9% / 11.2%	Other(2)	$2,715,439	$0

Sources and Uses(3)
Sources	$	%	Uses	$	%
Mortgage Loan	$31,000,000	100.0%	Loan Payoff	$19,908,000	64.2%
Principal Equity Distribution	6,861,384	22.1
Reserves	3,885,198	12.5
Origination Costs	345,417	1.1
Total Sources	$31,000,000	100.0%	Total Uses	$31,000,000	100.0%

(1)	TI/LC reserves are capped at $2.5 million.

(2)	Other Upfront Reserves consist of (i) Other reserves consisting of (i) $2,134,418 for outstanding tenant improvements and/or leasing commissions, (ii) $577,065 for upfront debt service reserves and (iii) $3,956 for upfront engineering reserves.

(3)	The borrower sponsor acquired The Standard property for a purchase price of approximately $17.8 million in 2015 and now have a total cost basis of $31.9 million.

■	COVID-19 Update. As of November 1, 2020, The Standard property is open and 100% occupied by three tenants. All three of the tenants paid their October 2020 rent. As of November 1, 2020, The Standard mortgage loan is not subject to any modification or forbearance requests.

The following table presents certain information relating to the three tenants (of which, certain tenants may have co-tenancy provisions) at The Standard property:

Largest Tenants Based on Underwritten Base Rent

Office Tenant Names(1)	Credit Rating (Fitch / Moody’s / S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
TD Auto Finance(5)	NR / Aa1 / AA-	154,879	54.4%	$1,570,473	40.8%	$10.14	5/27/2025	3, 5-year options
Centria Healthcare	NR / NR / NR	99,231	34.9%	1,646,242	42.8	$16.59	11/30/2033	2, 5-year options
EWI Worldwide	NR / NR / NR	30,349	10.7%	629,742	16.4	$20.75	1/31/2024	2, 5-year options
Total / Wtd. Avg. All Office Tenants		284,459	100.0%	$3,846,457	100.0%	$13.52

(1)	All tenants utilize the space as their respective company’s headquarters.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent is based on the rent roll with 12 month rent escalations where applicable.

(4)	Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	TD Auto Finance pays approximately $9.94 per square foot of underwritten contract rent on a NNN basis, which is approximately 33.7% below market rents of $15.00 per square foot on a NNN basis as concluded by the appraiser.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

THE STANDARD

The following table presents certain information relating to the lease rollover schedule at The Standard property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	30,349	10.7	10.7%	629,742	16.4	$20.75	1
2025	154,879	54.4	65.1%	1,570,473	40.8	$10.14	1
2026	0	0.0	65.1%	0	0.0	$0.00	0
2027	0	0.0	65.1%	0	0.0	$0.00	0
2028	0	0.0	65.1%	0	0.0	$0.00	0
2029	0	0.0	65.1%	0	0.0	$0.00	0
2030 & Thereafter	99,231	34.9	100.0%	1,646,242	42.8	$16.59	1
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	284,459	100.0%		$3,846,457	100.0%	$13.52	3

(1)	Calculated based on the approximate square footage occupied by each collateral tenant.

(2)	UW Base Rent is based on the rent roll with 12 month rent escalations where applicable.

The following table presents certain information relating to historical leasing at The Standard property:

Historical Leased %(1)

2017	2018	2019	As of 10/20/2020(2)
77.4%	82.6%	100.0%	100.0%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Based on the underwritten rent roll dated October 20, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Standard property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 8/31/2020	Underwritten	Underwritten $ per SF
In-Place Base Rent(2)	$2,617,256	$2,969,017	$3,236,083	$3,726,649	$3,846,457	$13.52
Contractual Rent Steps	0	0	0	0	0	0.00
Vacant Income	0	0	0	0	0	0.00
Reimbursements(3)	862,354	953,817	1,430,998	1,636,852	1,633,808	5.74
Vacancy & Credit Loss(4)	0	0	0	0	(274,013)	(0.96)
Concessions	(46,156)	(138,672)	0	0	0	0.00
Other Income(3)	16,811	11,021	569	1,876	0	0.00
Effective Gross Income	$3,450,265	$3,795,182	$4,667,651	$5,365,377	$5,206,252	$18.30

Real Estate Taxes	$334,181	$340,564	$341,232	$424,156	$424,000	1.49
Insurance	30,635	32,177	36,432	60,000	52,399	0.18
Utilities	551,810	554,253	607,754	526,062	544,775	1.92
Management Fee	110,504	115,751	127,267	145,617	156,188	0.55
Other Operating Expenses(3)	367,449	426,924	436,468	339,573	345,455	1.21
Total Operating Expenses	$1,394,579	$1,469,670	$1,549,152	$1,495,408	$1,522,816	$5.35

Net Operating Income	$2,055,686	$2,325,513	$3,118,499	$3,869,968	$3,683,436	$12.95
Cap Ex(5)	0	0	0	0	(100,000)	(0.35)
Replacement Reserves	0	0	0	0	56,892	0.20
TI/LC	0	0	0	0	262,344	0.92
Net Cash Flow	$2,055,686	$2,325,513	$3,118,499	$3,869,968	$3,464,200	$12.18

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	In-Place Base Rent is based on the rent roll with 12 month rent escalations where applicable.

(3)	Reimbursements, Other Income, and Other Operating Expenses are underwritten based on the borrower sponsor’s budget.

(4)	Vacancy is underwritten to 5.0%. The property is 100% leased with a weighted average lease term of approximately 89 months.

(5)	Underwritten Cap Ex represents a 10% Fitch credit for the $1.0 million rollover reserve.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KINGS PLAZA

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	JPMCB
Location (City/State)	Brooklyn, New York	Cut-off Date Balance(4)(5)	$30,000,000
Property Type	Retail	Cut-off Date Balance per SF(3)	$599.90
Size (SF)	811,797	Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 6/2/2020(1)(2)	97.7%	Number of Related Mortgage Loans	None
Owned Occupancy as of 6/2/2020(2)	96.7%	Type of Security	Fee Simple/Leasehold
Year Built / Latest Renovation	1969 / 2018	Mortgage Rate	3.35880%
Appraised Value	$900,000,000	Original Term to Maturity (Months)	120
Original Amortization Term (Months)	NAP
Original Interest Only Period (Months)	120
Borrower Sponsor	The Macerich Partnership, L.P.
Underwritten Revenues	$81,045,187
Underwritten Expenses	$29,004,262	Escrows
Underwritten Net Operating Income (NOI)	$52,040,925	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$50,905,970	Taxes(6)	$0	$0
Cut-off Date LTV Ratio(3)	54.1%	Insurance(7)	$0	$0
Maturity Date LTV Ratio(3)	54.1%	Replacement Reserves(8)	$0	$0
DSCR Based on Underwritten NOI / NCF(3)	3.14x / 3.07x	TI/LC(9)	$0	$0
Debt Yield Based on Underwritten NOI / NCF(3)	10.7% / 10.5%	Other(10)	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$487,000,000	90.2%	Loan Payoff	$428,649,060	79.4%
Mezzanine Loan Amount	53,000,000	9.8	Return of Equity	105,237,541	19.5
Origination Costs	6,113,399	1.1
Total Sources	$540,000,000	100.0%	Total Uses	$540,000,000	100.0%

(1)	Total Occupancy is inclusive of Macy’s, which occupies approximately 339,000 SF at the Kings Plaza property, but is not part of the collateral.

(2)	Total Occupancy and Owned Occupancy is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Most Recent Occupancy is inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. JCPenney closed its store at the Kings Plaza property on October 31, 2020, following its’ initial announcement that it would be ceasing operations at the Kings Plaza property on July 7, 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(3)	Calculated based on the aggregate outstanding principal balance of the Kings Plaza Whole Loan.

(4)	The mortgage loan (the “Kings Plaza Mortgage Loan”) is part of a whole loan, evidenced by 15 pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $487.0 million (collectively, the “Kings Plaza Whole Loan”). The borrower obtained a $53.0 million mezzanine loan from a third party at loan origination (the “Kings Plaza Mezzanine Loan,” together with the Kings Plaza Whole Loan, the “Total Debt”).

(5)	The Cut-off Date Balance of $30,000,000 represents the non-controlling Note A-2-2-A, which is part of the Kings Plaza Whole Loan.

(6)	The borrower’s obligation to make monthly deposits in the Taxes account will be waived if no trigger period is continuing and the borrower continues to deliver evidence reasonably satisfactory to the lender that all taxes have been timely paid in accordance with the requirements of the Kings Plaza Whole Loan documents.

(7)	The borrower’s obligation to make monthly deposits into the Insurance account will be waived if the borrower provides the lender with evidence that the insurance policies required to be maintained by the borrower are maintained pursuant to blanket policies that comply with the requirements of the Kings Plaza Whole Loan documents.

(8)	The borrower’s obligation to make monthly deposits into the Replacement Reserves account will be waived if the amount then on deposit reaches an amount equal to 24 times the required monthly deposit.

(9)	The borrower will not be required to make any portion of the monthly TI/LC reserve deposit if the amount then on deposit in the TI/LC reserve is equal to or exceeds 24 times the required monthly deposit.

(10)	Other Escrows represents a ground rent reserve. The borrower’s obligation to make monthly deposits into the Ground Rent Reserve will be waived as long as no continuance of a trigger period as defined in the Kings Plaza Whole Loan documents has occurred.

■	COVID-19 Update. As of November 10, 2020, the Kings Plaza property is currently open for business with over 90% of stores open for operations. The Kings Plaza property re-opened on September 9, 2020 with COVID-19 safety measures and comprehensive protocols in place as recommended by the CDC. According to the borrower sponsor, foot traffic at the Kings Plaza property has been steady, reaching shopper capacity within one hour of opening on the weekends. In addition, many retailers are exceeding daily sales plans. As of October 20, 2020 the following stores remain closed: Haagen Dazs, Invicta Watches, Kings Embroidery, Master Wok, Megumi of Japan, Metro Plus Health, Nathan’s Famous, Obey Your Body and Subway. Please see below for additional tenant updates:

Tenant Updates (as of 10/20/2020)
Not Reopened	- Haagen Dazs, Invicta Watches, Kings Embroidery, Master Wok, Megumi of Japan, Metro Plus Health, Nathan’s Famous, Obey Your Body and Subway
Tenants who have vacated	- JCPenney, Clique, Fashion to Figure, GNC, Landing Gear, New York & Company, NYX, Parfois and Pounds Lifestyle Boutique
Bankrupt Tenants

-    GNC and JC Penney have vacated the premises

-    Forever 21 – lease assumed with term extended to 1/31/2023

-    Charlotte Russe – lease assumed with term through 7/31/2020

-    ALDO/ALDO Accessories = The Borrower Sponsor anticipates the tenants to assume lease

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KINGS PLAZA

■	Rent collections for May 2020 through October 2020 are detailed in the table below.

Recent Rent Collections
	May	June	July	August	September	October
Rent Billed	$6.6 million	$6.5 million	$6.5 million	$6.1 million	$6.0 million	$6.0 million
Rent Collected ($)	$1.2 million	$1.9 million	$4.0 million	$3.8 million	$4.1 million	$4.8 million
Rent Collected (%)	18.0%	29.1%	62.3%	62.8%	69.6%	80.8%

As of November 1, 2020, no rent relief requests have been granted. The borrower sponsor has placed emphasis on collecting past due rents rather than providing rent relief. Since February 1, 2020, new and renewal leases accounting for 12,899 SF have been executed at the Kings Plaza property. The Kings Plaza Whole Loan is current through the November 1, 2020 payment date. As of November 1, 2020, the Kings Plaza Whole Loan is not subject to any modification or forbearance request.

The table below summarizes the promissory notes that comprise the Kings Plaza Whole Loan. The relationship between the holders of the Kings Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1-A	$32,000,000	$32,000,000	Benchmark 2020-B17	Yes
A-1-1-B-1	20,000,000	20,000,000	DBJPM 2020-C9	No
A-1-1-B-2	14,108,108	14,108,108	Benchmark 2020-B18	No
A-1-2	50,000,000	50,000,000	Benchmark 2020-B16	No
A-1-3, A-1-4	55,000,000	55,000,000	Benchmark 2020-IG1	No
A-2-1	60,000,000	60,000,000	BBCMS 2020-C6	No
A-2-2-A	30,000,000	30,000,000	Benchmark 2020-B21	No
A-2-2-B	20,000,000	20,000,000	SGFC(1)	No
A-2-3	35,000,000	35,000,000	SGFC(1)	No
A-2-4	12,945,946	12,945,946	SGFC(1)	No
A-3-1, A-3-4	75,000,000	75,000,000	BANK 2020-BNK25	No
A-3-2, A-3-3	82,945,946	82,945,946	WFCM 2020-C55	No
Total	$487,000,000	$487,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KINGS PLAZA

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Kings Plaza property:

Largest Owned Tenants Based on Underwritten Base Rent

Tenant Name(1)	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)(4)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration(4)	Renewal / Extension Options
Primark(5)	NR / NR / NR	102,805	12.7%	$3,615,390	9.2%	$35.17	7/31/2038	3, 5-year options
Best Buy(6)	NR / Baa1 / BBB	53,371	6.6%	$2,817,989	7.2%	$52.80	1/31/2032	None
H&M	NR / NR / NR	25,151	3.1%	$2,224,409	5.7%	$88.44	1/31/2024	1, 5-year option
Lowe’s Home Centers	NR / Baa1 / BBB+	114,000	14.0%	$2,200,000	5.6%	$19.30	5/31/2028	(9)
Old Navy	NR / Ba2 / BB-	18,256	2.2%	$1,258,638	3.2%	$68.94	1/31/2025	None
Burlington	B / NR / BB	55,078	6.8%	$1,225,485	3.1%	$22.25	7/31/2028	3, 5-year options
Zara	NR / NR / NR	33,771	4.2%	$1,155,688	2.9%	$34.22	7/31/2028	1, 5-year option
Ulta Beauty	NR / NR / NR	10,924	1.3%	$901,230	2.3%	$82.50	10/31/2027	1, 5-year option
Victoria’s Secret	NR / Ba2 / B+	12,034	1.5%	$837,566	2.1%	$69.60	1/31/2023	None
EXPRESS	NR / NR / NR	8,540	1.1%	$780,521	2.0%	$91.40	MTM	None
Ten Largest Owned Tenants		433,930	53.5%	$17,016,916	43.4%	$39.22
Remaining Tenants		342,121	42.1%	$22,177,198	56.6%	$64.82		3, 5-year options
Vacant(7)(8)		35,746	4.4%
Total / Wtd. Avg. All Office Tenants		811,797	100.0%	$39,194,113	100.0%	$50.50

(1)	One or more tenants at the Kings Plaza property may have filed for bankruptcy recently. For additional information, please see “Description of the Mortgage Pool-COVID-19 Considerations” in the Preliminary Prospectus.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent per $ per SF includes a) in-place leases based on the June 2020 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(4)	Certain tenants reflected in the chart above and other tenants, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date. See “Description of the Mortgage Pool—Tenant Issues—Rights to Cease Operations (Go Dark) at the Leased Property” in the Preliminary Prospectus for more information regarding the foregoing and related tenant issues.

(5)	Primark has the right to terminate its lease on July 7, 2028 with 12 months’ notice provided that, as of the termination date, (i) the tenant is Primark US Corp., or a Primark successor, and (ii) the tenant is not in default of its lease beyond any applicable notice and cure period; however, such termination option will be automatically terminated and of no force or effect if either (a) another Primark store opens for business within a certain radius of the Kings Plaza Property, or (b) the tenant or any of its affiliates own, operate, otherwise become financially interested in any other Primark store or any other store branded under the Primark name within the radius.

(6)	Lease Expiration for the Best Buy tenant is reflective of an amendment from the original expiration date. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $18.0 million through December 31, 2020, on each lease year thereafter through lease expiry, annual gross rent will step down to $14.0 million through December 31, 2021 and $8.0 million through December 31, 2022.

(7)	Vacant Space is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Vacant Space is exclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. JCPenney closed its store at the Kings Plaza property on October 31, 2020, following its’ initial announcement that it would be ceasing operations at the Kings Plaza property on July 7, 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(8)	Includes 9,065 SF. of space that is occupied by temporary or kiosk tenants with no underwritten base rent.

(9)	Lowe’s Home Centers has five automatic five-year renewal options unless Lowe’s Home Centers sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the applicable term or renewal. In addition, Lowe’s Home Centers has one automatic renewal option for three years and 11 months unless the tenant sends the landlord a nullification notice no later than the last day of the year immediately preceding the last year of the fifth renewal term.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KINGS PLAZA

The following table presents certain information relating to the lease rollover schedule at the Kings Plaza Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	32,323	4.0%	4.0%	$3,051,598	7.8%	$94.41	11
2020(4)	10,278	1.3	5.2%	0	0.0	$0.00	1
2021	21,346	2.6	7.9%	1,511,585	3.9	$70.81	8
2022	26,624	3.3	11.2%	2,485,936	6.3	$93.37	15
2023	24,161	3.0	14.1%	2,299,178	5.9	$95.16	9
2024	43,309	5.3	19.5%	3,868,632	9.9	$89.33	10
2025	40,150	4.9	24.4%	3,153,268	8.0	$78.54	9
2026	41,603	5.1	29.5%	3,894,646	9.9	$93.61	13
2027	29,981	3.7	33.2%	2,567,137	6.5	$85.63	8
2028	219,491	27.0	60.3%	6,129,071	15.6	$27.92	10
2029	35,714	4.4	64.7%	3,081,629	7.9	$86.29	13
2030 & Thereafter(5)	251,071	30.9	95.6%	7,151,433	18.2	$28.48	3
Vacant(6)(7)	35,746	4.4	100.0%	$0	0.0	$0.00	NAP
Total / Wtd. Avg.	811,797	100.0%	100.0%	$39,194,113	100.0%	$50.50	110

(1)	Based on the underwritten rent roll dated June 2, 2020.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and are not considered in the lease rollover schedule.

(3)	A UW Base Rent, % of Total UW Base Rent and UW Base Rent per $ per SF Rolling reflect the following: (a) in-place leases based on the October 2019 underwritten rent roll, (b) contractual rent steps of $1,139,421 through February 1, 2021 and (c) straight-lined rental income of $735,253 for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Includes All Seasons Marine Corp. which is the ground lease tenant at the Kings Plaza Property and has an annual ground lease payment of $122,957.

(5)	2030 & Thereafter includes the lease expiration for the Best Buy’s initial lease term of January 31, 2032. However, on January 28, 2020 an amendment was executed to reduce the term of the Best Buy lease which will expire on December 31, 2022. Under the terms of the lease amendment, Best Buy converted to a gross lease structure which will accelerate rental payments in return for a reduced term. The current annual gross rent is $18.0 million through December 31, 2020, on each lease year thereafter through lease expiry, annual gross rent will step down to $14.0 million through December 31, 2021 and $8.0 million through December 31, 2022.

(6)	Vacant Space is inclusive of Forever 21, however the tenant has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010 pursuant to a lease expiring in January 2020. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Vacant Space is also inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. JCPenney closed its store at the Kings Plaza property on October 31, 2020, following its’ initial announcement that it would be ceasing operations at the Kings Plaza property on July 7, 2020. Excluding JCPenney, occupancy is approximately 85.0%.

(7)	Vacant space is inclusive of 9,065 SF associated with temporary tenants currently in occupancy across the King’s Plaza property.

The following table presents certain information relating to historical leasing at the Kings Plaza Property:

Historical Leased %(1)

2017	2018	2019	As of 6/2/2020(2)
96.6%	97.9%	99.4%	96.7%

(1)	As provided by the borrower and represents occupancy as of December 31 unless otherwise indicated.

(2)	Most recent occupancy is inclusive of Forever 21, which has been underwritten as vacant since it filed for bankruptcy in September 2019. Forever 21 has been in occupancy at the Kings Plaza Property since 2010. Following bankruptcy court proceedings, negotiations for a three year lease renewal have been approved and Forever 21 lease is extended through January 31, 2023. As part of the bankruptcy negotiations, Forever 21 will pay 12% of sales. Most Recent Occupancy is inclusive of JCPenney (11.7% of total net rentable area), which on May 15, 2020 filed for Chapter 11 bankruptcy. JCPenney closed its store at the Kings Plaza property on October 31, 2020, following its’ initial announcement that it would be ceasing operations at the Kings Plaza property on July 7, 2020. Excluding JCPenney, occupancy is approximately 85.0%.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

KINGS PLAZA

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Kings Plaza Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 8/31/2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$28,991,086	$33,095,904	$39,279,984	$48,963,307	$38,005,038	$46.82
Straight-Line Rent(3)	0	0	0	0	735,253	$0.91
Vacant Income	0	0	0	0	2,227,628	2.74
Reimbursements(4)	28,145,401	28,424,111	29,231,082	28,641,100	30,961,099	38.14
% in Lieu/Percentage Rent(5)	201,320	735,279	1,887,225	1,472,686	2,195,355	2.70
Vacancy & Credit Loss	(597,346)	(612,614)	(401,183)	(2,929,418)	(3,678,863)	(4.53)
Other Income(6)	8,182,781	8,041,468	9,065,809	6,139,934	10,599,678	13.06
Effective Gross Income	$64,923,243	$69,684,148	$79,062,917	$82,287,609	$81,045,187	$99.83

Real Estate Taxes	$10,772,620	$12,489,143	$15,183,948	$17,022,462	$15,242,004	$18.78
Insurance	266,664	243,524	280,718	310,369	320,964	0.40
Utilities	2,288,493	3,057,756	2,684,613	6,812,705	2,652,272	3.27
Management Fee	1,223,629	1,294,534	1,353,558	1,038,982	1,000,000	1.23
Other Operating Expenses	10,935,089	10,511,004	9,994,939	6,334,386	9,789,022	12.06
Total Operating Expenses	$25,486,495	$27,595,961	$29,497,775	$31,518,903	$29,004,262	$35.73

Net Operating Income(7)	$39,436,748	$42,088,187	$49,565,143	$50,768,706	$52,040,925	64.11
Replacement Reserves	0	0	0	0	139,559	0.17
TI/LC	0	0	0	0	995,395	1.23
Net Cash Flow	$39,436,748	$42,088,187	$49,565,143	$50,768,706	$50,905,970	$62.71

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Underwritten Base Rent is based on (a) in-place leases based on the June 2020 rent roll where Forever 21 is underwritten as vacant and (b) contractual rent steps of $1,139,421 through February 1, 2021. For avoidance of doubt, no COVID-19 specific adjustments have been incorporated in the lender underwriting.

(3)	Straight-Line Rent of $735,253 is for investment grade rated tenants including Best Buy, Old Navy, Michael Kors, Chase, Vans, Verizon Wireless, Haagen-Dazs, Starbucks Coffee and Aeropostale.

(4)	Reimbursements include contractual reimbursements from the Macy’s Parcel which is not part of the collateral.

(5)	Includes percentage rent for JCPenney, Charlotte Russe and Parfois. JCPenney closed its store at the Kings Plaza property on October 31, 2020, following its’ initial announcement that it would be ceasing operations at the Kings Plaza property on July 7, 2020. JCPenney percentage rent of 5.0% is based on T-12 September 2019 sales which is equal to $718,054 and represents approximately 1.8% of total underwritten base rent.

(6)	Other Income includes storage income, business development, parking income and ground rent income associated with All Seasons Marine Corp.

(7)	The increase in Underwritten NOI from Most Recent NOI is primarily attributable to (i) rent steps taken through February 1, 2021 and straight-lined rents for investment grade-rated tenants and (ii) projected increases in power plan revenue as this component of the property stabilizes.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

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The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4 WEST 58th STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	JPMCB
Location (City/State)	New York, New York		Cut-off Date Balance(3)	$30,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(2)	$1,496.34
Size (SF)	83,537		Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 10/1/2020(1)	100.0%		Number of Related Mortgage Loans	None
Owned Occupancy as of 10/1/2020(1)	100.0%		Type of Security(4)	Fee Simple/Leasehold
Year Built / Latest Renovation	1948 / 2016-2019		Mortgage Rate	3.68000%
Appraised Value	$180,000,000		Original Term to Maturity (Months)	120
			Original Amortization Term (Months)	NAP
			Original Interest Only Period (Months)	120
			Borrower Sponsor	Sheldon H. Solow

Underwritten Revenues	$11,943,386
Underwritten Expenses	$2,701,328		Escrows
Underwritten Net Operating Income (NOI)	$9,242,058			Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$9,059,948		Taxes	$91,175	$91,175
Cut-off Date LTV Ratio(2)	69.4%		Insurance	$4,669	$4,669
Maturity Date LTV Ratio(2)	69.4%		Replacement Reserve(5)	$0	$1,392
DSCR Based on Underwritten NOI / NCF(2)	1.98x / 1.94x		TI/LC(6)	$7,811,435	$13,932
Debt Yield Based on Underwritten NOI / NCF(2)	7.4% / 7.2%		Other(7)	$5,799,156	$0
			Excess Cash Flow Reserve	$1,642,317	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount(3)	$125,000,000	100.0%	Principal Equity Distribution	$107,093,482	85.7%
			Upfront Reserves	13,706,435	11.0
			Origination Costs	4,200,083	3.4

Total Sources	$125,000,000	100.0%	Total Uses	$125,000,000	100.0%

(1)	Total Occupancy as of 10/1/2020, Owned Occupancy as of 10/1/2020 and Underwritten Net Cash Flow (NCF) are inclusive of Netflix Inc., J2 Enterprises LTD., Northwell Health, Neistein Plastic Surgery PLLC and PP North America US Inc., all of which have executed their respective leases and/or taken possession of their space but are not yet in occupancy and/or paying rent. Netflix Inc. has taken possession of its space, is in the process of building out its space and is scheduled to commence paying rent in March 2021. J2 Enterprises LTD. is expected to complete its renovation in December 2020. Northwell Health and Neistein Plastic Surgery PLLC have taken possession of their space and are scheduled to begin paying rent in December 2020. We cannot assure you such tenants will take occupancy or begin paying rent, as applicable, as expected or at all.

(2)	Calculated based on the aggregate outstanding balance of the 4 West 58th Street Whole Loan.

(3)	The Cut-off Date Balance of $30,000,000 represents the non-controlling note A-2, which is part of a larger whole loan evidenced by four pari passu notes having an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $125,000,000 (the “4 West 58th Street Whole Loan”). The 4 West 58th Street Whole Loan also consists of controlling Note A-1 with an original principal balance of $62,500,000 which was contributed to the Benchmark 2020-B20 securitization transaction and two additional non-controlling notes (Note A-3 and Note A-4) with an aggregate original principal balance of $32,500,000 which are expected to be securitized in one or more future securitization transactions.

(4)	The 4 West 58th Street Whole Loan (as defined below) is secured by both the fee simple interest and the leasehold interest owned by Ulysses Co. II, L.L.C. and Solow Building Company III, L.L.C., respectively, each a borrower under the 4 West 58th Street Whole Loan.

(5)	Replacement Reserves are capped at $33,408.

(6)	TI/LC Escrows are capped at $835,920

(7)	Other Escrows represent a free rent/gap rent reserve.

■	COVID-19 Update. As of November 1, 2020, the 4 West 58th Street property is open for operations. As of November 1, 2020, the 4 West 58th Street Whole Loan is not subject to any modification or forbearance requests. The table below outlines the current status with respect to all tenants at the 4 West 58th Street property according to the borrower sponsor as of October 6, 2020. The 4 West 58th Street Whole Loan is current as of the November 2020 payment date. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Tenant	Tenant GLA (SF)	% of Owned GLA	% of Total UW Base Rent	Commentary
Neiman Marcus	40,170	48.1%	28.6%	Current.
Netflix	10,651	12.8%	47.3%	New Lease executed; Netflix took possession of the space in September 2020, rather than the anticipated date in July 2020 due to COVID; Rent commencement date delayed from January 2021 to March 2021.
J2 Enterprises	6,121	7.3%	3.3%	Restaurant renovation delayed due to COVID expected to be completed in December 2020; Tenant is not currently paying rent and has requested rent forgiveness.
Northwell Health	5,174	6.2%	4.2%	Tenant is currently in occupancy with an expected rent commencement date in December 2020.
Union Sq. Dermatology	5,174	6.2%	4.1%	Current.
EBS Enterprises	5,174	6.2%	4.0%	Current.
Neistein Plastic Surgery PLLC	3,974	4.8%	3.1%	New lease, Tenant in occupancy; rent commencement date in December 2020.
Navaderm Partners	3,974	4.8%	3.1%	Current.
PP North America US Inc.	3,125	3.7%	2.4%	Tenant in occupancy; Tenant is not currently paying rent and has requested rent forgiveness.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4 WEST 58th STREET

The table below summarizes the promissory notes that comprise the 4 West 58th Street Whole Loan. The relationship between the holders of the 4 West 58th Street Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$62,500,000	$62,500,000	Benchmark 2020-B20	Yes
A-2	30,000,000	30,000,000	Benchmark 2020-B21	No
A-3	20,000,000	20,000,000	JPMCB(1)	No
A-4	12,500,000	12,500,000	JPMCB(1)	No
Total	$125,000,000	$125,000,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The following table presents certain information relating to the tenants at the 4 West 58th Street property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Netflix	Theater	NR / Ba3 / BB	10,651	12.8%	$5,550,023	47.3%	$521.08	12/31/2030	4, 5-year options
Neiman Marcus	Office	NR / NR / NR	40,170	48.1	3,354,195	28.6	$83.50	2/28/2033	3 options(4)
Northwell Health	Office	NR / NR / NR	5,174	6.2	491,530	4.2	$95.00	5/31/2030	1, 5-year option
Union Sq. Dermatology	Office	NR / NR / NR	5,174	6.2	477,302	4.1	$92.25	3/31/2035	1, 5-year option
EBS Enterprises	Office	NR / NR / NR	5,174	6.2	465,660	4.0	$90.00	1/31/2030	1, 5-year option
J2 Enterprises	Retail	NR / NR / NR	6,121	7.3	383,721	3.3	$62.69	7/31/2028	None
Neistein Plastic Surgery PLLC	Office	NR / NR / NR	3,974	4.8	369,582	3.1	$93.00	7/30/2030	1, 5-year option
Navaderm Partners(5)	Office	NR / NR / NR	3,974	4.8	366,602	3.1	$92.25	11/30/2029	1, 5-year option
PP North America US Inc.	Retail(6)	NR / NR / NR	3,125	3.7	276,563	2.4	$88.50	9/30/2023	1, 5-year option
Owned Tenants			83,537	100.0%	$11,735,176	100.0%	$140.48
Vacant Spaces (Owned Space)			0	0.0	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants			83,537	100.0%	$11,735,176	100.0%	$140.48

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, UW Base Rent $ per SF and % of Total UW Base Rent are based on the underwritten rent roll dated October 1, 2020 and are inclusive of contractual rent steps through July 2021.

(4)	Neiman Marcus has two five-year renewal options and one renewal option that would extend the lease to January 31, 2050 following the second five-year renewal option.

(5)	Navaderm Partners has the right to terminate its lease on November 1, 2026, with nine months’ prior written notice and a termination fee equal to the unamortized amounts of brokerage commissions, rent abatements and landlord work costs related to such space.

(6)	PP North America is located on the 14th floor and would typically be utilized as office space but is currently utilized as retail/showroom space.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4 WEST 58th STREET

The following table presents certain information relating to the lease rollover schedule at the 4 West 58th Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0%	0.0%	0	0.0%	$0.00	0
2021	0	0.0%	0.0%	0	0.0%	$0.00	0
2022	0	0.0%	0.0%	0	0.0%	$0.00	0
2023	3,125	3.7%	3.7%	276,563	2.4%	$88.50	1
2024	0	0.0%	3.7%	0	0.0%	$0.00	0
2025	0	0.0%	3.7%	0	0.0%	$0.00	0
2026	0	0.0%	3.7%	0	0.0%	$0.00	0
2027	0	0.0%	3.7%	0	0.0%	$0.00	0
2028	6121	7.3%	11.1%	383,721	3.3%	$62.69	1
2029	3,974	4.8%	15.8%	366,602	3.1%	$92.25	1
2030	24,973	29.9%	45.7%	6,876,795	58.6%	$275.37	4
2031 & Thereafter(4)	45,344	54.3%	100.0%	3,831,497	32.6%	$84.50	2
Vacant	0	0.0%	100.0%	0	0.0%	$0.00	0
Total / Wtd. Avg.	83,537	100.0%		$11,735,176	100.00%	$140.48	9

(1)	Calculated based on the approximate square footage occupied by each owned tenant.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are based on the underwritten rent roll dated October 1, 2020 and are inclusive of contractual rent steps through July 2021.

The following table presents certain information relating to historical occupancy at the 4 West 58th Street Property:

Historical Leased %(1)

2017	2018	2019	As of 10/1/2020(2)
79.6%	73.2%	76.7%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Occupancy As of 10/1/2020 is inclusive of Netflix Inc., J2 Enterprises LTD., Northwell Health, Neistein Plastic Surgery PLLC and PP North America US Inc. all of which have executed their respective leases and/or taken possession of their space but are not yet in occupancy and/or paying rent. Netflix Inc. has taken possession of its space, is in the process of building out its space and is scheduled to commence paying rent in March 2021. J2 Enterprises LTD. is expected to complete renovations in December 2020. Northwell Health and Neistein Plastic Surgery PLLC have taken possession of their space and are scheduled to begin paying rent in December 2020. We cannot assure you such tenants will take ccupancy or being paying rent, as applicable, as expected or at all.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

4 WEST 58th STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the 4 West 58th Street Property:

Cash Flow Analysis(1)

	2017	2018	2019	TTM 6/30/2020	Underwritten	Underwritten $ per SF
Base Rent(2)	$4,427,725	$4,152,921	$5,462,283	$6,926,217	$11,735,176	$140.48
Vacant Income	0	0	0	0	0	0.00
Total Reimbursements	656,091	$702,970	707,741	582,227	769,704	9.21
Vacancy & Credit Loss	0	0	0	0	(625,244)	(7.48)
Other Income	(178,738)	21,606	(541,760)	389,250	63,750	0.76
Effective Gross Income	$4,905,078	$4,877,497	$5,628,265	$7,897,694	$11,943,386	$142.97

Real Estate Taxes	696,567	820,824	976,819	1,064,043	1,094,102	13.10
Insurance	51,105	52,024	52,435	51,085	56,028	0.67
Utilities	443,833	409,016	377,000	367,253	475,529	5.69
Management Fee	147,152	146,325	0	324,117	358,302	4.29
Other Operating Expenses	658,281	475,004	651,034	1,572,058	717,367	8.59
Total Operating Expenses	$1,996,939	$1,903,193	$2,057,287	$3,378,556	$2,701,328	$32.34

Net Operating Income(3)	$2,908,139	$2,974,304	$3,570,977	$4,519,138	$9,242,058	$110.63
Cap Ex	0	0	0	0	15,037	0.18
TI/LC	0	0	0	0	167,074	2.00
Net Cash Flow	$2,908,139	$2,974,304	$3,570,977	$4,519,138	$9,059,948	$108.45

(1)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Base Rent is inclusive of contractual rent steps through July 2021.

(3)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to six of the nine tenants accounting for 40.8% of net rentable area and 65.8% of underwritten base rent executing leases between 2018 and July 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDMOND TOWN CENTER

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	CREFI
Location (City/State)	Redmond, Washington		Cut-off Date Balance(1)	$30,000,000
Property Type	Mixed Use		Cut-off Date Balance per SF(1)	$262.67
Size (SF)	386,415		Percentage of Initial Pool Balance	2.8%
Total Occupancy as of 1/15/2020	92.9%		Number of Related Mortgage Loan	None
Owned Occupancy as of 1/15/2020	92.9%		Type of Security	Fee Simple
Year Built / Latest Renovation	1996, 1999, 2013 / NAP		Mortgage Rate	3.85000%
Appraised Value	$151,000,000		Original Term to Maturity (Months)	60
			Original Amortization Term (Months)	360
			Original Interest Only Period (Months)	24
			Borrower Sponsor	Fairbourne Partners, LLC

Underwritten Revenues	$15,096,303
Underwritten Expenses	$4,207,821	Escrows
Underwritten Net Operating Income (NOI)	$10,888,482		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,193,431	Taxes	$411,531	$68,589
Cut-off Date LTV Ratio	67.2%	Insurance	$130,585	$10,045
Maturity Date LTV Ratio	63.5%	Replacement Reserve	$0	$4,830
DSCR Based on Underwritten NOI / NCF	1.91x / 1.79x	TI/LC(2)	$0	$53,090
Debt Yield Based on Underwritten NOI / NCF	10.7% / 10.0%	Other Reserve(3)	$2,809,532	$0

Sources and Uses
Sources	$	%	Uses	$	%
Whole Loan Amount	$101,500,000	68.1%	Purchase Price	$144,882,040	97.1%
Sponsor Equity	47,641,961	31.9	Upfront Reserves	$3,351,648	2.2
			Origination Costs	$908,273	0.6
Total Sources	$149,141,961	100.0%	Total Uses	$149,141,961	100.0%

(1)	The Redmond Town Center whole loan is evidenced by 8 pari passu notes with an aggregate original principal balance and an outstanding principal balance as of the Cut-Off Date of $101.5 million. The Cut-off Date Balance of $30.0 million represents the non-controlling Notes A-1-2-1, A-1-2-2, and A-3-2.

(2)	The Monthly TI/LC reserve is capped at $2,750,000.

(3)	The Upfront Other reserve consists of a $2,809,532 unfunded obligations reserve.

■	COVID-19 Update. As of November 6, 2020, the Redmond Town Center property is open and operating under phase two of the King County safe start plan. Phase two of the reopening plan allows for the full operation of retail businesses and restaurants to operate at 50% capacity with no tables serving more than five people and indoor dining available only for members of the same household. The September 2020 and October 2020 debt service payments have been made. Approximately 64.4% of the anticipated September 2020 rent was collected, representing approximately 59.5% of the net rentable area. Approximately 68.5% of the anticipated October 2020 rent was collected, representing approximately 72.4% of the net rentable area. As of November 6, 2020, the Redmond Town Center mortgage loan is not subject to any modification or forbearance request.

The table below summarizes the promissory notes that comprise Redmond Town Center Whole Loan. The relationship between the holders of the Redmond Town Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$5,000,000	$5,000,000	Benchmark 2020-B19	No
A-1-2-1	5,000,000	5,000,000	Benchmark 2020-B21	No
A-1-2-2-1	5,000,000	5,000,000	Benchmark 2020-B21	No
A-1-2-2-2	11,500,000	11,500,000	CREFI(1)	No
A-2	25,000,000	25,000,000	Benchmark 2020-B19	Yes
A-3-1	5,000,000	5,000,000	Benchmark 2020-B20	No
A-3-2	20,000,000	20,000,000	Benchmark 2020-B21	No
A-4	25,000,000	25,000,000	Benchmark 2020-B20	No
Total	$101,500,000	$101,500,000

(1)	The related notes are currently held by the Note Holder identified in the table above and are expected to be contributed to one or more future securitization transactions.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDMOND TOWN CENTER

The following table presents certain information relating to the major tenants at the Redmond Town Center property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Sales PSF	Occupancy Cost	Renewal / Extension Options
iPic Theaters(4)	NR / NR / NR	38,858	10.1%	$563,441	5.5%	$14.50	9/30/2025	$160	10.1%	3, 5-year options
Pediatric Associates, Inc. P.S.	NR / NR / NR	10,996	2.8	456,334	4.4	$41.50	9/30/2028	NAV	NAV	2, 5-year options
Gene Juarez Salon & Spa	NR / NR / NR	9,568	2.5	374,491	3.6	$39.14	5/31/2024	$751	7.8%	1, 5-year option
Matt’s Rotisserie & Oyster Lounge	NR / NR / NR	7,731	2.0	285,140	2.8	$36.88	1/31/2023	$610	10.0%	2, 5-year options
Financial Solutions Group	NR / NR / NR	7,374	1.9	272,838	2.6	$37.00	1/31/2025	NAV	NAV	1, 5-year option
Guitar Center	NR / NR / NR	15,393	4.0	267,222	2.6	$17.36	5/31/2025	NAV	NAV	2, 5-year options
Haiku Seafood & Sushi Buffet	NR / NR / NR	11,381	2.9	258,140	2.5	$22.68	9/30/2021	$282	7.9%	None
Apex Learning, Inc(5)	NR / NR / NR	8,174	2.1	250,656	2.4	$30.67	2/28/2025	NAV	NAV	1, 5-year option
CNJSS Inc.	NR / NR / NR	6,800	1.8	231,200	2.2	$34.00	7/31/2033	$141	32.5%	1, 5-year option
JSH Properties	NR / NR / NR	6,992	1.8	209,720	2.0	$29.99	1/31/2024	NAV	NAV	1, 5-year option
Ten Largest Tenants		123,267	31.9%	$3,169,183	30.7%	$25.71
Remaining Tenants		235,594	61.0	7,165,560	69.3	$30.41
Vacant		27,554	7.1	0	0.0	$0.00
Total / Wtd. Avg. All Tenants		386,415	100.0%	$10,334,743	100.0%	$28.80

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	The Sales PSF for iPic Theaters is shown as sales per screen and includes income from food and beverage sales based on seven screens.

(5)	Apex Learning, Inc has one, five-year renewal option for 4,908 SF of its space.

The following table presents certain information relating to the lease rollover schedule at the Redmond Town Center property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	10,207	2.6%	2.6%	$143,500	1.4%	$14.06	4
2020	8,571	2.2	4.9%	323,778	3.1	$37.78	3
2021	48,871	12.6	17.5%	1,334,986	12.9	$27.32	13
2022	25,680	6.6	24.2%	782,632	7.6	$30.48	11
2023	37,244	9.6	33.8%	1,263,917	12.2	$33.94	15
2024	24,289	6.3	40.1%	941,221	9.1	$38.75	5
2025	100,609	26.0	66.1%	2,230,543	21.6	$22.17	17
2026	6,694	1.7	67.8%	73,669	0.7	$11.01	2
2027	19,436	5.0	72.9%	573,398	5.5	$29.50	8
2028	22,928	5.9	78.8%	844,362	8.2	$36.83	7
2029	20,286	5.2	84.1%	612,501	5.9	$30.19	5
2030	18,967	4.9	89.0%	510,772	4.9	$26.93	6
2031 & Thereafter	15,079	3.9	92.9%	699,465	6.8	$46.39	4
Vacant	27,554	7.1	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	386,415	100.0%		$10,334,743	100.0%	$28.80	100

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Includes RTC Storage, which accounts for 1,867 SF.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

REDMOND TOWN CENTER

The following table presents certain information relating to historical leasing at the Redmond Town Center property:

Historical Leased %(1)

2016	2017	2018	2019(2)	As of 1/15/2020(3)
88.2%	88.2%	89.1%	90.0%	92.9%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise specified.

(2)	Based on the TTM November 30, 2019 financials.

(3)	Based on the underwritten rent roll dated January 15, 2020.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Redmond Town Center property:

Cash Flow Analysis(1)(2)

	2016	2017	2018	TTM 11/30/2019	Underwritten	Underwritten $ per SF
Base Rent	$8,149,147	$8,531,553	$8,889,675	$9,229,612	$10,043,287	$25.99
Contractual Rent Steps(3)	0	0	0	0	291,455	$0.75
Vacant Income(4)	0	0	0	0	913,363	$2.36
Reimbursements	3,158,939	3,314,535	3,620,778	3,756,413	3,757,556	$9.72
Other Income(5)	1,031,074	848,845	681,781	1,006,209	1,004,763	$2.60
Vacancy & Credit Loss	(65,626)	(122,637)	(246,425)	(225,456)	(914,121)	($2.37)
Effective Gross Income	$12,273,534	$12,572,296	$12,945,809	$13,766,778	$15,096,303	$39.07

Real Estate Taxes	652,324	687,723	763,440	710,059	755,515	$1.96
Insurance	64,652	60,433	66,878	72,340	114,800	$0.30
Management Fee	317,558	325,941	329,701	349,720	452,889	$1.17
Other Operating Expenses	2,884,518	2,769,609	2,754,818	2,933,251	2,884,617	$7.47
Total Operating Expenses	$3,919,053	$3,843,706	$3,914,837	$4,065,369	$4,207,821	$10.89

Net Operating Income(6)	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,888,482	$28.18
TI/LC	0	0	0	0	637,089	$1.65
Replacement Reserves	0	0	0	0	57,962	$0.15
Net Cash Flow	$8,354,481	$8,728,590	$9,030,971	$9,701,409	$10,193,431	$26.38

(1)	Based on the underwritten rent roll dated January 15, 2020.

(2)	Certain items such as straight line rent, interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(3)	Includes the contractual rent steps through February 1, 2021 ($291,455).

(4)	Vacant Income from vacant space was underwritten based on the appraisal’s concluded market rent assumptions.

(5)	Other Income includes water and sewer reimbursements, marketing income from booth rentals, skating rink income, holiday train and Santa income, license income, special rent income, and storage income.

(6)	The increase from TTM 11/30/2019 Net Operating Income to Underwritten Net Operating Income at the Redmond Town Center property is primarily attributable to the inclusion of contractual rent steps through February 2021.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

(THIS PAGE INTENTIONALLY LEFT BLANK)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Walgreens 9 Portfolio

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	9	Loan Seller		CREFI
Location (City/State)(1)	Various, Various	Cut-off Date Principal Balance		$30,000,000
Property Type(1)	Retail	Cut-off Date Principal Balance per SF		$225.08
Size (SF)(1)	133,283	Percentage of Initial Pool Balance		2.8%
Total Occupancy as of 11/1/2020	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/1/2020	100.0%	Type of Security		Fee Simple
Year Built / Latest Renovation(1)	Various / NAP	Mortgage Rate		3.51000%
Appraised Value	$50,350,000	Original Term to Maturity (Months)		120
		Original Amortization Term (Months)		NAP
		Original Interest Only Period (Months)		120
		Borrower Sponsor	The Richard L. Adams, Jr. Trust
Underwritten Revenues	$3,357,649
Underwritten Expenses	$776,324	Escrows
Underwritten Net Operating Income (NOI)	$2,581,324		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$2,561,332	Taxes	$0	$0
Cut-off Date LTV Ratio	59.6%	Insurance	$0	$0
Maturity Date LTV Ratio	59.6%	Replacement Reserve	$0	$0
DSCR Based on Underwritten NOI / NCF	2.42x / 2.40x	TI/LC	$0	$0
Debt Yield Based on Underwritten NOI / NCF	8.6% / 8.5%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$30,000,000	100.0%	Loan Payoff	$28,811,094	96.0%
			Return of Equity	976,780	3.3
			Origination Costs	212,126	0.7

Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%

(1)	See “—Portfolio Summary” below.

■	COVID-19 Update. As of November 6, 2020, the Walgreens 9 Portfolio properties (the “Walgreens 9 Portfolio Properties”) are open and operational. As of November 6, 2020, the Walgreens 9 Portfolio loan is not subject to any modifications or forbearance requests. Additionally, there have been no rent relief requests or lease modifications by any tenants at the Walgreens 9 Portfolio Properties. All tenants by count, square footage and underwritten base rent have paid rent for October 2020. The Walgreens 9 Portfolio loan is current and the November 2020 debt service payment was received.

Portfolio Summary

Property Name	City, State	Allocated Loan Amount	Total GLA	Year Built	As-Is Appraised Value	UW Base Rent(1)
WAG Buffalo Grove	Buffalo Grove, IL	$4,313,833	15,000	2001	$7,200,000	$378,000
WAG Nashville	Nashville, TN	$3,598,838	15,800	2000	$6,000,000	316,100
WAG Irmo	Irmo, SC	$3,360,506	14,841	2007	$5,600,000	296,400
WAG Sherman	Sherman, IL	$3,241,341	14,739	2011	$5,400,000	296,400
WAG Cleveland	Cleveland, TN	$3,241,341	14,700	2008	$5,400,000	296,400
WAG Saginaw	Saginaw, MI	$3,181,758	13,840	1999	$5,300,000	278,100
WAG Alice	Alice, TX	$3,175,531	14,776	2007	$5,650,000	296,400
WAG Camden	Camden, SC	$3,062,592	14,838	2003	$5,100,000	266,760
WAG Poplar Bluff	Poplar Bluff, MO	$2,824,260	14,749	2006	$4,700,000	258,930
Total		$30,000,000	133,283		$50,350,000	$2,683,490

(1)	Based on the underwritten rent roll dated November 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Walgreens 9 Portfolio

The following table presents certain information relating to the largest tenant based on underwritten base rent of the Walgreens 9 Portfolio Properties:

Largest Tenant Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (MIS/Fitch/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Walgreens	Baa2 / BBB- / BBB	133,283	100.0%	$2,683,490	100.0%	$20.13	2/28/2035	12, 5-year options
Largest Owned Tenant		133,283	100.0%	$2,683,490	100.0%	$20.13
Remaining Tenants		0	0.0	0	0.0	$0.00
Vacant		0	0.0	0	0.0	$0.00
Total / Wtd. Avg.		133,283	100.0%	$2,683,490	100.0%	$20.13

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Walgreens 9 Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2020	0	0.0	0.0%	0	0.0	$0.00	0
2021	0	0.0	0.0%	0	0.0	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031 & Thereafter	133,283	100.0	100.0%	2,683,490	100.0	$20.13	9
Vacant	0	0.0	100.0%	0	0.0	$0.00	0
Total / Wtd. Avg.	133,283	100.0%		$2,683,490	100.0%	$20.13	9

(1)	Based on the underwritten rent roll dated November 1, 2020.

The following table presents certain information relating to historical leasing at the Walgreens 9 Portfolio Properties:

Historical Leased %(1)

As of 11/1/2020(2)
100.0%

(1)	Historical occupancy information for the Walgreens 9 Portfolio Properties is unavailable due to the portfolio being acquired by the borrower sponsor in August 2020.

(2)	Based on the underwritten rent roll dated November 1, 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

Walgreens 9 Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Walgreens 9 Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten $ per SF
Base Rent	$2,683,490	$20.13
Contractual Rent Steps	67,087	0.50
Reimbursements	675,595	5.07
Other Income	0	0.00
Vacancy & Credit Loss	(68,523)	(0.51)
Effective Gross Income	$3,357,649	$25.19

Real Estate Taxes	$582,116	$4.37
Insurance	26,960	0.20
Management Fee	100,729	0.76
Other Operating Expenses	66,519	0.50
Total Operating Expenses	$776,324	$5.82

Net Operating Income	$2,581,324	$19.37
TI/LC	0	0.00
Capital Expenditures	19,992	0.15
Net Cash Flow	$2,561,332	$19.22

(1)	Based on the underwritten rent roll dated November 1, 2020.

(2)	Historical cash flow information for the Walgreens 9 Portfolio Properties is unavailable due to the portfolio being acquired by the borrower sponsor in August 2020.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS

Investors should review the Preliminary Prospectus and the Registration Statement, including the description of risk factors contained in the Preliminary Prospectus and the Registration Statement, prior to making a decision to invest in the certificates offered by this Term Sheet. The Preliminary Prospectus and the Registration Statement will include more complete descriptions of the risks described below as well as additional risks relating to, among other things, risks related to specific mortgage loans and specific property types. Any decision to invest in the offered certificates should be made after reviewing the Preliminary Prospectus and the Registration Statement, conducting such investigations as the investor deems necessary and consulting the investor’s own legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment in the offered certificates. Capitalized terms used but not defined in this Term Sheet have the respective meanings assigned to such terms in the Preliminary Prospectus or, if not defined therein, in the Registration Statement.

■	Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

—

There has been an emergence of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”), which has spread to countries throughout the world, including the United States, and has been declared a global pandemic. The COVID-19 outbreak has led to severe disruptions in the global supply chain, financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and those disruptions will likely continue for some time. With respect to the mortgage pool, it is unclear how many borrowers have been adversely affected by the COVID-19 pandemic. It is expected that many borrowers will be (or continue to be) adversely affected by the cumulative effects of COVID-19 and the measures implemented by governments to combat the pandemic. As a result, borrowers may not and/or may be unable to meet their payment obligations under the mortgage loans, which may result in significant losses, including shortfalls in distributions of interest and/or principal to the holders of the certificates.

—

When evaluating the financial information and mortgaged property valuations presented in this Term Sheet and the Preliminary Prospectus, investors should take into consideration the dates as of which historical financial information is presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope the COVID-19 pandemic has not occurred in recent years, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates.

—

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties, which is described under “COVID-19 Update” above, as of the dates set forth in that section. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

■	The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue to Adversely Affect the Value of CMBS

—

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), as well as global financial markets and the economy generally, have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in the CMBS market will not occur.

■	The Offered Certificates May Not Be A Suitable Investment for You

—

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and give rise to the potential for significant loss over the life of the offered certificates.

—

An investment in the offered certificates should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans and the offered certificates.

■	The Offered Certificates Are Limited Obligations

—

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, the sponsors, the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator, the trustee, the underwriters, or any of their respective affiliates, or any other person.

—

The primary assets of the issuing entity will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in the Preliminary Prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

■	Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

—	The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

—

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property.

■	The Offered Certificates May Have Limited Liquidity and the Market Value of the Offered Certificates May Decline

—

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that one or more of them, or one or more of their affiliates, currently intend to make a market in the offered certificates, none of the underwriters has any obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop.

—

The market value of the offered certificates will also be influenced by the supply of and demand for CMBS generally. The supply of CMBS will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in the portfolios that are available for securitization.

■	Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

—

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market.

—

Investors should be aware and in some cases are required to be aware of the risk retention and due diligence requirements (the “European Due Diligence Requirements”) which under Article 5 of Regulation (EU) 2017/2402 (the “European Securitization Regulation”) apply to certain types of EU-regulated and UK-regulated investors, including institutions for occupational retirement; credit institutions (as defined in Regulation (EU) No 575/2013, as amended, the “CRR”)); alternative investment fund managers who manage or market alternative investment funds in the European Union or the United Kingdom; investment firms (as defined in Regulation CRR); insurance and reinsurance undertakings; and management companies of UCITS funds (or internally managed UCITS) (“Affected Investors”). Among other things, the European Due Diligence Requirements restrict an Affected Investor from investing in securitizations unless such Affected Investor has verified that: (i) the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent in the securitization determined in accordance with Article 6 of the European Securitization Regulation and the risk retention is disclosed to Affected Investors; (ii) the originator, sponsor or securitization special purpose entity (i.e., the issuer special purpose vehicle) has, where applicable, made available the information required by Article 7 of the European Securitization Regulation in accordance with the frequency and modalities provided for in that Article; and (iii) where the originator or original lender is established in a non-European Union country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on thorough assessment of the obligor’s creditworthiness.

—

Pursuant to Article 14 of the CRR, consolidated subsidiaries of credit institutions and investment firms subject to the CRR may be required to satisfy the European Due Diligence Requirements. In order that such credit institutions and investment firms comply with Article 14 of the CRR, their subsidiaries (regardless of where they are established), which are consolidated for regulatory purposes must comply with the European Due Diligence Requirements.

—

Failure on the part of an Affected Investor to comply with the European Due Diligence Requirements may result in various penalties including, in the case of those investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the certificates acquired by the relevant investor. Aspects of the requirements and what is or will be required to demonstrate compliance to European national regulators remain unclear. Prospective investors should make themselves aware of the European Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.

—

Prospective investors should be aware that none of the originators, the sponsors, the depositor or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in accordance with any European Due Diligence Requirements, provide information allowing an Institutional Investor to comply with its due diligence obligations under the European Due Diligence Requirements, or take any other action which may be required by an Institutional Investor for the purposes of their compliance with the European Due Diligence Requirements. Consequently, the certificates are not a suitable investment for Institutional Investors. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.

—

Following the end of the transitional period put in place in connection with the departure of the UK from the EU (currently scheduled to end on December 31, 2020), it is anticipated that UK Affected Investors will be required to be aware of due diligence requirements under the separate UK securitization regulatory regime which will apply from that time. It is expected that, with effect from the end of the transition period, the European Securitization Regulation will form part of UK domestic law as amended by the UK Securitisation (Amendment) (EU Exit) Regulations 2019. The Securitisation (Amendment) (EU Exit) Regulations 2019 (among other things) (i)

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

prescribe the types of “institutional investor” to which the European Securitization Regulation will apply in the UK (“UK Affected Investors”), and (ii) include certain changes to the European Due Diligence Requirements insofar as such requirements apply to UK Affected Investors. References in this section to European Due Diligence Requirements and to Affected Investors also refer, respectively, to the European Due Diligence Requirements in the amended form applicable from the end of the transition period to UK Affected Investors and to UK Affected Investors.

—

Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset -backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the Certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.

—

Section 619 of the Dodd Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.

—

The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

—

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.

—	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities”.

—

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

—

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in the Preliminary Prospectus.

—

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention” in the Preliminary Prospectus. We cannot assure you that the retaining sponsor will at all times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

■	Risks of Commercial and Multifamily Lending Generally

—

The repayment of the mortgage loans in the pool (or related whole loans) will be dependent upon the ability of the related mortgaged properties to produce cash flow through the collection of rents. However, net operating income can be volatile and may be insufficient to cover debt service on a mortgage loan (or related whole loan) at any given time. The performance and/or value of a particular income-producing real property will depend on a number of variables, including but not limited to property type, geographic location, competition and sponsorship.

■	Risks Resulting from Various Concentrations

—

The performance of the pool of mortgage loans may be adversely impacted as a result of (i) mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance, (ii) a concentration of mortgage loans secured by the same mortgaged property types, (iii) a concentration of mortgage loans secured by mortgaged properties located in a particular geographic area, (iv) a concentration of mortgage loans secured by mortgaged properties with the same tenant(s) and (v) a concentration of mortgage loans with the same borrower or related borrowers. The effect of loan pool losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. Likewise, mortgaged properties in which a single tenant makes up a significant portion of the rental income are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

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A concentration of related borrowers, mortgaged property types, tenant occupancy or mortgaged properties in similar geographic regions can pose increased risks because a decline in the financial condition of the corporate family of the related borrowers, in a particular industry or business or in a particular geographic area would have a disproportionately large impact on the pool of mortgage loans.

■	Borrower May Be Unable To Repay Remaining Principal Balance on Maturity or Anticipated Repayment Date

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Mortgage loans (or whole loans) with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the loan at that time. A borrower’s ability to repay a mortgage loan (or whole loan) on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan (or whole loan) or to sell the mortgaged property at a price sufficient to permit repayment.

■	The Timing of Prepayments and Repurchases May Change Your Anticipated Yield

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We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans, including both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, application of reserve funds, defaults and liquidations or repurchases upon breaches of representations and warranties or material document defects or purchases by a mezzanine lender, if any, pursuant to a purchase option or sales of defaulted mortgage loans.

■	Your Yield May Be Affected by Defaults, Prepayments and Other Factors

—	Any changes in the weighted average lives of your certificates may adversely affect your yield.

■	The Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

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Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to the depositor and the sole party with repurchase/substitution obligations in connection with a material breach of representation and warranty of such sponsor or a material document deficiency. We cannot assure you that a sponsor will repurchase or substitute any mortgage loan sold by it in connection with either a material breach of such sponsor’s representations and warranties or any material document defects.

■	Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

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There may be (and there may exist from time to time) pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders and the RR Interest Owner if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation or any settlement of any litigation will not have a material adverse effect on your investment.

■	Appraisals May Not Reflect Current or Future Market Value of Each Property

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Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan by the related originator, or at or around the time of the acquisition of the mortgage loan by the related sponsor. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.

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Prospective investors should consider that the information set forth in this Term Sheet regarding appraised values or loan-to-value ratios may not accurately reflect past, present or future market values of the mortgaged properties. Additionally, with respect to the appraisals setting forth assumptions as to the “as-is,” “as stabilized” or other values prospective investors should consider that those assumptions may not be accurate and that the “as stabilized” or other values may not be the values of the related mortgaged properties prior to or at maturity.

■	Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

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The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

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Although an environmental report was prepared for each mortgaged property securing a mortgage loan in connection with origination, it is possible that the environmental reports and/or supplemental “Phase II” sampling did not reveal all environmental liabilities, or that there are material environmental liabilities of which we are not aware. Also, the environmental condition of the mortgaged properties in the future could be affected by the activities of tenants or by third parties unrelated to the borrowers.

■	Insurance May Not Be Available or Adequate

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Although the mortgaged properties are required to be insured, or permitted to be self-insured by a sole or significant tenant, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

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Even if terrorism insurance is required by the loan documents for a mortgage loan, that requirement may be subject to a cap on the cost of the premium for terrorism insurance that a borrower is required to pay or a commercially reasonable standard on the availability of the insurance.

—	We cannot assure you that all of the mortgaged properties are required to be or will be insured against the risks of terrorism and similar acts.

■	Risks Relating to a Bankruptcy of an Originator, a Sponsor or the Depositor, or a Receivership or Conservatorship of Goldman Sachs Bank USA or JPMCB

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In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA, the parent entity of Goldman Sachs Mortgage Company (“GSMC”), or JPMorgan Bank, National Association (“JPMCB”), it is possible that the issuing entity’s right to payment from or ownership of the mortgage loans could be challenged. If such challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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The Federal Deposit Insurance Corporation (the “FDIC”) has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

(12 C.F.R. § 360.6). The transfers of the applicable mortgage loans by the sponsors to the depositor, will not qualify for the FDIC Safe Harbor. However, the transfers of the applicable mortgage loans by GSMC, Citi Real Estate Funding Inc. and German American Capital Corporation are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to those transfers, the FDIC Safe Harbor is non-exclusive. Additionally, in the case of each sponsor and the depositor, an opinion of counsel will be rendered on the Closing Date to the effect that the transfers of the applicable mortgage loans by each sponsor to the depositor, and by the depositor to the issuing entity, would generally be respected as a sale in the event of a bankruptcy or insolvency of such sponsor. Notwithstanding the foregoing, the FDIC, a creditor, bankruptcy trustee or another interested party, including an entity transferring a mortgage loan, as debtor-in-possession, could still attempt to assert that the transfer of a mortgage loan by any of the sponsors was not a sale. If such party’s challenge is successful, payments on the offered certificates would be reduced or delayed. Even if the challenge is not successful, payments on the offered certificates would be delayed while a court resolves the claim.

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Potential Conflicts of Interest of the Sponsors, Underwriters, the Master Servicer, the Special Servicer, the Operating Advisor, the Asset Representations Reviewer, the Directing Holders, the Non-Serviced Whole Loans Directing Holder, Non-Serviced Whole Loan Controlling Noteholders Serviced Companion Loan Holders and any Mezzanine Lenders

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The sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the sponsors, the underwriters, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the applicable Directing Holder, the directing holder for the non-serviced whole loans under the related Controlling PSA, the holder of a control note with respect to non-serviced whole loan or the holder of a serviced companion loan or a mezzanine loan, if any, or any of their respective affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or an affiliate of the borrower. Each of these relationships may create a conflict of interest and should be considered carefully by you before you invest in any offered certificates.

■	Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

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The anticipated initial investor in the Class F, Class G and Class H certificates (the “B-Piece Buyer”) was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in other features of some or all of the mortgage loans. Actions of the B-Piece Buyer may be adverse to those of purchasers of the offered certificates.

■	Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

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The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering of offered certificates and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as this offering of the offered certificates. The sponsors will sell the applicable mortgage loans to the depositor (an affiliate of GSMC, one of the sponsors, one of the originators, and an initial risk retention consultation party, of Goldman Sachs Bank USA, one of the originators and the initial RR interest owner, and of Goldman Sachs & Co. LLC, one of the underwriters) on the Closing Date in exchange for cash, derived from the sale of certificates to investors, and/or in exchange for certificates. A completed offering would reduce the originators’ exposure to the mortgage loans, except to the extent that any originator (or their “majority-owned affiliate” as defined in the Credit Risk Retention Rules) is expected to hold the VRR interest as described in “Credit Risk Retention” in the Preliminary Prospectus. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of the offered certificates. The offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates and the other certificates of the same series.

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The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

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The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the certificateholders and the RR Interest Owner. The Underwriter Entities are part of global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers.

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The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Underwriter Entities hold or may hold companion loans and/or mezzanine loans related to a mortgage loan in this securitization. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

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If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected VRR Interest Owners and the parties expected

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.

SUMMARY OF CERTAIN RISK FACTORS (continued)

to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are each affiliated with an Underwriter Entity.

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In addition, the Underwriter Entities will have no obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the trustee or the operating advisor or to direct their actions.

—	Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

■	Other Rating Agencies May Assign Different Ratings to the Certificates

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Nationally recognized statistical rating organizations that the depositor did not engage to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by the rating agencies engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

■	Tax Considerations

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The offered certificates represent ownership, directly or through a grantor trust, of one or more regular interests in one or more real estate mortgage investment conduits (each a “REMIC”) for U.S. federal income tax purposes.

—	Special tax considerations may apply to certain types of investors. Prospective investors should consult their own tax advisors regarding tax implications of an investment in offered certificates.

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State, local and other tax laws may differ substantially from the corresponding federal law. Prospective investors should consult with their own tax advisors with respect to the various state, local and other tax consequences of an investment in the offered certificates.

■	Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

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The Internal Revenue Service (“IRS”) has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC, including by permitting forbearances for borrowers experiencing a financial hardship due to the COVID-19 emergency. Accordingly, the master servicer or the special servicer may grant certain forbearances (and engage in related modifications) with respect to a mortgage loan in connection with the COVID-19 emergency, or engage in other modifications permitted by IRS guidance, which may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

The securities offered by these materials are being offered when, as and if issued. In particular, you are advised that the offered securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the offered securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the offered securities and the underlying transaction having the characteristics described in these materials. If we determine that the above conditions are not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-226082) (the “Registration Statement”) for the offering to which this communication relates. Before you invest, you should read the prospectus in the Registration Statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman Sachs & Co. LLC, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., Academy Securities, Inc., Drexel Hamilton, LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526 or if you email a request to prospectus-ny@gs.com.